EXECUTION COPY

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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee

                               SERIES SUPPLEMENT,

                         DATED AS OF SEPTEMBER 1, 2001,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of July 1, 2001

                 Mortgage Asset-Backed Pass-Through Certificates

                                Series 2001-QS12


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Article I    DEFINITIONS....................................................................4


        Section 1.01.  Definitions..........................................................4

        Section 1.02.  Use of Words and Phrases............................................15

        Section 1.03.  Determination of LIBOR..............................................15

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
           ISSUANCE OF CERTIFICATES........................................................17

        Section 2.01.   Conveyance of Mortgage Loans.
                      (See Section 2.01 of the Standard Terms).............................17

        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard
                      Terms)...............................................................17

        Section 2.03.   Representations, Warranties and Covenants of the
                      Master Servicer and the Company......................................17

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................20

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............20

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................20

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............20

        Section 2.08. Purposes and Powers of the Trust (See Section 2.08 of the
                      Standard Terms)......................................................20

Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................21

Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................22

        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......22

        Section 4.02. Distributions. ......................................................22

        Section 4.03. Statements to Certificateholders.  (See Section 4.03 of the
                      Standard Terms and Exhibit Three attached hereto)....................30

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer. (See Section 4.04 of the
                      Standard Terms)......................................................30

        Section 4.05. Allocation of Realized Losses. ......................................30

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................32

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section
                      4.07 of the Standard Terms)..........................................32

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................32

                                        i


Article V  THE CERTIFICATES................................................................33

        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........33

        Section 5.02. Registration of Transfer and Exchange of Certificates................33

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................33

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......33

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................33


Article VI    THE COMPANY AND THE MASTER SERVICER..........................................34

Article VII   DEFAULT......................................................................35

Article VIII  CONCERNING THE TRUSTEE.......................................................36

Article IX    TERMINATION..................................................................37

Article X      REMIC PROVISIONS............................................................38

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....38

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification.  (See Section 10.02 of the Standard Terms)..........38

        Section 10.03.Designation of REMICs................................................38

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................38

        Section 10.05.Compliance with Withholding Requirements.............................40

Article XI   MISCELLANEOUS PROVISIONS......................................................41

        Section 11.01.Amendment.  (See Section 11.01 of the Standard Terms)................41

        Section 11.02.Recordation of Agreement;  Counterparts.  (See Section 11.02 of
                      the Standard Terms)..................................................41

        Section 11.03.Limitation on Rights of Certificateholders.  (See Section 11.03
                      of the Standard Terms)...............................................41

        Section 11.04.Governing Laws.  (See Section 11.04 of the Standard Terms)...........41

        Section 11.05.Notices..............................................................41

                                        ii

        Section 11.06.Required Notices to Rating Agency and Subservicer.  (See
                      Section 11.06 of the Standard Terms).................................42

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................42

        Section 11.08.Supplemental Provisions for Resecuritization.  (See Section
                      11.08 of the Standard Terms).........................................42

        Section 11.09.Allocation of Voting Rights..........................................42

        Section 11.10.No Petition..........................................................42


                                        iii



                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of July 1, 2001


                                        iv



        This is a Series Supplement,  dated as of September 1, 2001 (the "Series
Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING
CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The  Company   intends  to  sell  mortgage   asset-backed   pass-through
certificates  (collectively,  the  "Certificates"),  to be issued  hereunder  in multiple  classes,  which in the aggregate  will evidence the entire  beneficial ownership  interest  in the  Mortgage  Loans.  As  provided  herein,  the  REMIC
Administrator  will make an  election  to treat the  entire  segregated  pool of assets  described in the definition of Trust Fund, and subject to this Agreement
(including the Mortgage Loans but excluding the Initial  Monthly  Payment Fund), as one or more real estate  mortgage  investment  conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series
Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of the Series Supplement.




        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                               AGGREGATE
                                INITIAL
                              CERTIFICATE                                         FITCH/
               PASS-THROUGH    PRINCIPAL                        MATURITY       ------------     MINIMUM
 DESIGNATION      RATE         BALANCE       FEATURES1            DATE           MOODY'S     DENOMINATIONS2
                                      -
                                                              September 25,
Class A-1         5.85%     $39,406,000.00      Senior            2031           AAA/Aaa       $25,000.00
Class A-2         5.81%     $102,583,000.00     Senior        September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-2A        0.04%              $0.003  Senior/Interest  September 25,      AAA/Aaa     $2,000,000.00
                                                 Only             2031
Class A-3      Adjustable   $119,985,358.00  Senior/Floater/  September 25,      AAA/Aaa       $25,000.00
               Rate4                         -------------        2031
                                              Adjustable
                                                 Rate
Class A-3A     Adjustable            $0.005  Senior/Interest  September 25,      AAA/Aaa     $2,000,000.00
                  Rate4                      Only/Adjustable      2031
                                             Rate/Inverse
                                                Floater
Class A-4         5.85%     $14,513,642.00      Senior        September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-5         7.00%     $40,738,000.00      Senior        September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-6         6.75%     $24,443,000.00      Senior        September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-6A        0.25%              $0.006  Senior/Interest  September 25,      AAA/Aaa     $2,000,000.00
                                                 Only             2031
Class A-7         7.00%     $16,000,000.00      Senior        September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-8         7.00%      $6,553,000.00   Senior/Lockout   September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-9         6.75%     $35,957,000.00   Senior/Lockout   September 25,      AAA/Aaa       $25,000.00
                                                                  2031
Class A-9A        0.25%              $0.007  Senior/Interest  September 25,      AAA/Aaa     $2,000,000.00
                                                 Only             2031
                  0.00%        $694,650.77     Principal      September 25,      AAA/Aaa       $25,000.00


1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2    The Certificates,  other than the Class A-V and Class R Certificates, shall be  issuable  in  minimum  dollar  denominations  as  indicated  above  (by
     Certificate  Principal  Balance or  Notional  Amount,  as  applicable)  and integral  multiples  of $1 (or $1,000 in the case of the Class  A-P,  Class
     B-1, Class B-2 and Class B-3  Certificates) in excess thereof,  except that one  Certificate of any of the Class A-P and Class B-1, Class B-2 and Class
     B-3 Certificates  that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum  denomination set forth  above and such  uneven  multiple  for such  Class or the sum of such
     denomination      and     an      integral      multiple     of     $1,000.

3 The notional amount of the Class A-2A Certificates will be equal to the Certificate Principal Balance of the Class A-2 Certificates.

4
-------------------------------------------------------------------------------------
ADJUSTABLE      INITIAL        FORMULA                  MAXIMUM        MINIMUM
RATES:
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  Class A-3:    4.36%          LIBOR + 0.55%            8.50%          0.55%
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  Class A-3A:   4.14%          7.95% -LIBOR             7.95%          0.00%



                                       2

Class A-P                                     Only/Senior         2031
Class A-V       Variable             $0.00     Variable       September 25,      AAA/Aaa     9
               Rate8                         Strip/Interest       2031
                                              Only/Senior
Class R-I         7.00%            $100.00   Residual/Senior  September 25,      AAA/Aaa     10
                                                                  2031
Class R-II        7.00%            $100.00   Residual/Senior  September 25,      AAA/Aaa           10
                                                                  2031
Class M-1         7.00%     $13,816,700.00     Mezzanine      September 25,       AA/NA        $25,000.00
                                                                  2031
Class M-2         7.00%      $3,826,000.00     Mezzanine      September 25,        A/NA       $250,000.00
                                                                  2031
Class M-3         7.00%     $1,700,500.00      Mezzanine      September 25,       BBB/NA      $250,000.00
                                                                  2031
Class B-1         7.00%     $2,125,500.00     Subordinate     September 25,       BB/NA       $250,000.00
                                                                  2031
Class B-2         7.00%     $1,275,300.00     Subordinate     September 25,        B/NA       $250,000.00
                                                                  2031
Class B-3         7.00%     $1,487,939.47     Subordinate     September 25,       NA/NA       $250,000.00
                                                                  2031

________________

5 The notional amount of the Class A-3A Certificates will be equal to the Certificate Principal Balance of the Class A-3 Certificates.

6 The notional amount of the Class A-6A Certificates will be equal to the Certificate Principal Balance of the Class A-6 Certificates.

7 The notional amount of the Class A-9A Certificates will be equal to the Certificate Principal Balance of the Class A-9 Certificates.

8    The initial Pass-Through Rate on the Class A-V Certificates is 0.5109%.

9 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

10 Each class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $425,105,790.24.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Adjustable  Rate  Certificates:   Any  of  the  Class  A-3  or  Class  A-3A
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $150,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                      (A) (i) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, $0.00, or (ii) if the aggregate principal balance of the Non-Primary Residence Loans as of the Relevant Anniversary is equal to or greater than 10% of the Stated Principal Balance of the Mortgage Loans as of the Relevant Anniversary, the sum of (I) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 80.00% but less than or equal to 90.00% (other than Additional Collateral Loans), times 0.25%, (II) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 90.00% but less than or equal to 95.00% (other than Additional Collateral Loans), times 0.50%, and (III) the aggregate principal balance of the Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 95.00% (other than Additional Collateral Loans) times 0.75%, in each case as of the Relevant Anniversary; and

                       (B) the greater of (i) the product of (x) an amount equal
               to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2001-QS12" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-2A, Class A-3, Class A-3A, Class A-4, Class A-5, Class A-6, Class A-6A, Class A-7, Class A-8, Class A-9, Class A-9A, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

     Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  September 27, 2001.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2001-QS12.

        Cut-off Date:  September 1, 2001.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  7.00% per annum.

        Due Period: With respect to each Distribution Date and any Mortgage Loan, the period commencing on the second day of the month prior to the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates:  Any one of the Class A-5 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination, and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $250,417, representing scheduled principal amortization and interest at the Net Mortgage Rate during the Due Period ending on October 1, 2001, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-2A Certificates, $102,583,000. With respect to the Class A-3A Certificates, $119,985,358. With respect to the Class A-6A Certificates, $24,443,000. With respect to the Class A-9A Certificates, $35,957,000. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of the such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  3.25%           Class B-1:  0.50%
        Class M-2:  0.90%           Class B-2:  0.30%
        Class M-3:  0.40%           Class B-3:  0.35%

        Interest Accrual Period: With respect to any Certificates (other than the Floater and Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such
Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     Interest Only Certificates: Any one of the Class A-2A, Class A-3A, Class A-6A, Class A-9A or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-3A Certificates.

     Lockout Certificates: Any one of the Class A-8 Certificates or Class A-9 Certificates.

        Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in October 2006 will be 0%, and for any Distribution Date thereafter will be as follows: 30% for any Distribution Date on or after October 2006 and prior to October 2007; 40% for any Distribution Date on or after October 2007 and prior to October 2008; 60% for any Distribution Date on or after October 2008 and prior to October 2009; 80% for any Distribution Date on or after October 2009 and prior to October 2010; and 100% for any Distribution Date thereafter.

     Maturity Date: September 25, 2031, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)     the Mortgage Loan identifying number ("RFC LOAN #");

(ii)    the maturity of the Mortgage Note ("MATURITY DATE");

(iii)   the Mortgage Rate ("ORIG RATE");

(iv)    the Subservicer pass-through rate ("CURR NET");

(v)     the Net Mortgage Rate ("NET MTG RT");

(vi)    the Pool Strip Rate ("STRIP");

(vii)the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)  the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)    the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii)a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-2A, Class A-3A, Class A-6A and Class A-9A Certificates, an amount equal to the Certificate Principal Balance of the Class A-2, Class A-3, Class A-6 and Class A-9 Certificates, respectively, immediately prior to such date, and (ii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary
Statement hereto. With respect to the Floater Certificates and the initial Interest Accrual Period, 4.36% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 0.55% plus LIBOR, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.55% per annum. With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 4.14% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 7.95% minus LIBOR, subject to a maximum rate of 7.95% per annum and a minimum rate of 0.00% per annum. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.5109% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z
represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in October 2006 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal

               Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

     REMICI: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section
4.02(a)(ii)(X) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,251,058 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greater of (i) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (ii) twice the outstanding principal balance of the Mortgage Loan with the largest outstanding principal balance as of the Distribution Date immediately preceding such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 31.3% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.0% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus
     (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the

     Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such Distribution Date pursuant to the provisions of
     Section 10.04(a).

 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance

          S             Class A-1, Class A-4              5.85%                  $ 53,919,642.00
          T             Class A-2, Class A-2A             5.85%                  $102,583,000.00
          U             Class A-3, Class A-3A             8.50%                  $119,985,358.00
          V             Class A-5, Class A-7, Class       7.00%                  $ 87,523,039.47
                        A-8, Class R-II, Class M-1,
                        Class M-2, Class M-3, Class
                        B-1, Class B-2, Class B-3
          W             Class A-6, Class A-6A             7.00%                  $ 24,443,000.00
          X             Class A-9, Class A-9A             7.00%                  $ 35,957,000.00
          Y             Class A-P                         0.00%                   $   694,650.77

        Uncertificated REMIC I Regular Interests Z: Each of the 2,130 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,130, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,130
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,130 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such
Uncertificated REMIC II Regular Interest's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

Section 1.02...Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Bridge Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Floater Certificates and principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 3.81%; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For  representations,  warranties and covenants of the Master Servicer,  see
Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except in the case of 9 Mortgage Loans representing approximately 0.3% of the Mortgage Loans, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 55.64% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 14.40% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.68% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 14.31% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) One of the Mortgage Loans contains in the related Mortgage File a Destroyed Mortgage Note;

(xviii) No more than 0.2% of the Mortgage  Loans by aggregate  Stated  Principal
        Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence ownership of the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                               OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b), (c) and (e), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a

     Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
     Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

(3)  the  principal  portion of all other  unscheduled  collections  (other than
     Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

(D)     any Excess Subordinate Principal Amount for such Distribution Date; and

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

          (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

     (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

     (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and
          (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

     (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

     (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; and

(ii) second, the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, on a pro rata basis in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(iii)   third, the balance of the Senior Principal Distribution Amount remaining
        after  the  distribution   described  in  clause  (ii)  above  shall  be
        distributed in the following manner and priority:

     (A) first, , to the Class A-8 Certificates and Class A-9 Certificates, on a pro rata basis, an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balances thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Principal Only Certificates)) of the aggregate of the collections described in clauses (A), (B), (C) and (E) of Section 4.02(a)(ii)(Y) without any application of the Senior Percentage or Senior Accelerated Distribution Percentage;

               provided that, if the aggregate of the amounts set forth in clauses (A), (B), (C) and (E) of Section 4.02(a)(ii)(Y) is more than the balance of the Available Distribution Amount remaining after the amount described in Section 4.02(a)(i) and the Class A-P Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates (other than the Principal Only Certificates)) of such difference;

(B) second, concurrently, as follows, after the payments of principal made in accordance with clause (iii)(A) above, until the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero:

                      (1) 56.60377376233% of the remaining Senior Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-4 Certificates, in that order, in each case until the Certificate Principal Balance of that Class of Certificates has been reduced to zero; and

                         (2) 43.39622623767% of the remaining Senior Principal Distribution Amount to the Class A-3 Certificates;

(C) third, after the payments of principal made in accordance with clauses (iii)(A) and (B) above, to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis, in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balance of that Class of Certificates has been reduced to zero;

(D) fourth, after the payments of principal made in accordance with clauses (iii)(A) through (C) above, to the Class A-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(E) fifth, after the payments of principal made in accordance with clauses (iii)(A) through (D) above, to the Class A-8 Certificates and Class A-9 Certificates, on a pro rata basis, in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balance of that Class of Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal

Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution
(i) with respect to the Certificates of any Class (other than the Class A-V Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-V Certificates, to the Class A-V Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03. Statements to Certificateholders. (See Section 4.03 of the Standard Terms and Exhibit Three attached hereto)

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

Section 4.05.  Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage
Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

    (a) - (e)(iii)(A). (See Section 5.02(a) - (e)(iii)(A) of the Standard Terms)

               (B) Any purported Certificate Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriter and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               (f) - (h). (See Section 5.02(f) - (h) of the Standard Terms)

Section 5.03. Mutilated,  Destroyed,  Lost or Stolen Certificates.  (See Section
     5.03 of the Standard Terms)

Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)

Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                   ARTICLE VII

                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII


                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01..REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund) as a REMIC ("REMIC I") and will make and election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-2A, Class A-3, Class A-3A, Class A-4, Class A-5, Class A-6, Class A-6A, Class A-7, Class A-8, Class A-9, Class A-9A, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest S, (ii) Uncertificated REMIC I Regular Interest T, (iii) Uncertificated REMIC I Regular Interest U, (iv) Uncertificated REMIC I Regular Interest V, (v) Uncertificated REMIC I Regular Interest W, (vi) Uncertificated REMIC I Regular Interest X and
(vii) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC Regular II Interests for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates and Class A-4 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest S;

               (iii) Realized Losses allocated to the Class A-2 Certificates and Class A-2A Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iv) Realized Losses allocated to the Class A-3 Certificates and Class A-3A Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (v) Realized Losses allocated to the Class A-5, Class A-7, Class A-8, Class R-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (vi) Realized Losses allocated to the Class A-6 Certificates and Class A-6A Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vii) Realized Losses allocated to the Class A-9 Certificates and Class A-9A Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (viii) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (ix) Realized Losses allocated to the Uncertificated REMIC II Regular Interests under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:


            RECIPIENT                                         ADDRESS

Company                            8400 Normandale Lake Boulevard
                                   Suite 250, Minneapolis, Minnesota  55437,
                                   Attention: President

Master Servicer                    2255 N. Ontario Street, Suite 400
                                   Burbank, California 91504-2130,
                                   Attention: Managing Director/Master Servicing

Trustee                            Corporate Trust Office
                                   1761 East St. Andrew Place
                                   Santa Ana, California 92705-4934,
                                   Attention:  Residential Accredit Loans, Inc.
                                        Series 2001-QS12

                                   The Trustee designates its offices located at
                                   Four Albany Street, New York, New York 10006,
                                   for  the  purposes  of  Section  8.12  of the
                                   Standard Terms
Moody's Investors Service, Inc.    99 Church Street, 4th Floor
                                   New York, New York 10007

Fitch, Inc.                        One State Street Plaza
                                   New York, New York 10004

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               94% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-2A Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-3A Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-6A Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-9A Certificates, in accordance with their respective Percentage Interests; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                            RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]



                                            By: /s/ Randy Van Zee
                                                 Name:   Randy Van Zee
                                                 Title:  Vice President


Attest: /s/ Julie Steinhagen
      Name:   Julie Steinhagen
      Title: Vice President


                                            RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By: /s/ Julie Steinhagen
                                                  Name:  Julie Steinhagen
                                                 Title: Director


Attest: /s/ Randy Van Zee
      Name: Randy Van Zee
      Title: Director


                                            BANKERS TRUST COMPANY,
                                                 as Trustee
[Seal]



                                            By: /s/ Stephen T. Hessler
                                                 Name: Stephen T. Hessler
                                                 Title:   Vice President


Attest: /s/ Jennifer Bohannon
      Name:  Jennifer Bohannon
      Title  Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of September, 2001 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                   /s/ Brian S. Bangerter


                                                   Notary Public

[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of September, 2001 before me, a notary public in and for said State, personally appeared Julie Steinhagen, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   //s// Brian S. Bangerter

                                                   Notary Public

[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 27th day of September, 2001 before me, a notary public in and for said State, personally appeared Stephen Hessler, known to me to be a Vice President of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/ Thomas J. Baldwin

                                                   Notary Public



[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 09/24/01           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 10.34.35           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2001-QS12                                 CUTOFF : 09/01/01
  POOL       : 0004542
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  --------------------------------------------------------------------------
      4127491                              .2500
       89,673.87                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4239311                              .2500
      183,095.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4346442                              .2500
       69,251.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4364586                              .2500
      274,033.19                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4419929                              .2500
      279,418.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4491755                              .2500
      185,367.58                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      4535142                              .2500
       87,215.76                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4569198                              .2500
      398,497.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4581768                              .2500
      367,195.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4597860                              .2500
      106,194.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4600849                              .2500
      139,888.94                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4609503                              .2500
      246,700.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4610905                              .2500
      166,102.53                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4622718                              .2500
      433,630.27                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      4628587                              .2500
      237,363.73                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      4656554                              .2500
       70,553.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4661450                              .2500
      207,612.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4679689                              .2500
      139,121.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4682123                              .2500
      215,407.31                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4683934                              .2500
      318,003.59                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4684003                              .2500
      183,178.31                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4684628                              .2500
      274,590.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      4685067                              .2500
      134,595.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4690762                              .2500
      251,299.46                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4695926                              .2500
       84,852.21                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4696992                              .2500
      143,112.03                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4700085                              .2500
      266,478.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4712348                              .2500
      106,221.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4717126                              .2500
       39,751.61                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4717320                              .2500
      119,917.42                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      4735491                              .2500
      381,216.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4737255                              .2500
      479,075.44                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4740047                              .2500
      449,064.81                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4742217                              .2500
      147,200.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4745676                              .2500
      193,942.26                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      4746867                              .2500
      351,751.55                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4748733                              .2500
       90,052.80                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4748814                              .2500
      214,352.80                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      4751590                              .2500
      154,958.48                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4759907                              .2500
      143,677.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4761554                              .2500
      199,594.72                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4762547                              .2500
       32,142.55                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4762917                              .2500
      338,776.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4772585                              .2500
      341,213.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4778411                              .2500
      182,177.94                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4778603                              .2500
       83,438.96                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      4779001                              .2500
      327,601.18                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4784890                              .2500
       98,704.61                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      4785178                              .2500
      111,681.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4788186                              .2500
      198,576.76                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4796749                              .2500
       50,409.89                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4796776                              .2500
      439,038.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4797244                              .2500
       39,928.63                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4798661                              .2500
      100,474.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      4799868                              .2500
      409,210.27                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4801939                              .2500
      247,175.08                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      4802215                              .2500
      176,413.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4809727                              .2500
      108,739.25                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4810653                              .2500
      274,428.49                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4810765                              .2500
      379,572.34                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4813002                              .2500
      114,735.85                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4817117                              .2500
      234,324.20                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      4820219                              .2500
      318,768.94                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      4822514                              .2500
      386,254.55                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4823251                              .2500
       80,683.04                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4823489                              .2500
       50,270.11                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4825383                              .2500
      414,115.61                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4828249                              .2500
       81,105.06                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4829887                              .2500
       96,562.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4832121                              .2500
       83,694.51                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      4832445                              .2500
      241,923.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4837045                              .2500
      123,921.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4838714                              .2500
      557,609.22                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4841855                              .2500
       86,329.06                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      4842090                              .2500
       56,443.26                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4843439                              .2500
      132,217.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4844192                              .2500
      128,325.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4844242                              .2500
      207,579.04                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      4845874                              .2500
      156,402.73                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4850458                              .2500
      154,507.03                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4850615                              .2500
      283,794.45                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4854274                              .2500
      274,674.10                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4856930                              .2500
      135,834.64                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4860045                              .2500
      363,470.76                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4862281                              .2500
      127,823.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4862684                              .2500
      347,440.19                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      4866729                              .2500
      159,749.62                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      4868607                              .2500
      141,594.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4868884                              .2500
      144,789.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4869287                              .2500
      206,041.84                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      4874096                              .2500
      233,369.04                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4879838                              .2500
      174,758.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4879934                              .2500
      199,858.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4881463                              .2500
      223,147.18                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      4881484                              .2500
      224,325.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4884419                              .2500
      500,290.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4885944                              .2500
      319,457.83                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4886383                              .2500
      113,919.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4887756                              .2500
      215,129.84                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4887764                              .2500
      202,446.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4889179                              .2500
      207,666.35                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      4890414                              .2500
      191,867.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      4892365                              .2500
      111,061.28                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4897903                              .2500
      199,644.16                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4899490                              .2500
       97,381.45                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4902098                              .2500
      179,731.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4906112                              .2500
       75,777.51                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      4906225                              .2500
      207,567.76                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4906520                              .2500
      103,852.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4909774                              .2500
      199,678.25                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      4910207                              .2500
      190,476.73                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4910740                              .2500
      379,933.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4911770                              .2500
      246,849.93                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4912541                              .2500
       92,681.23                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      4912690                              .2500
      147,396.17                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4913633                              .2500
      199,055.09                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4914204                              .2500
       79,889.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4914586                              .2500
      248,973.09                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      4914836                              .2500
       99,875.24                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      4915611                              .2500
      209,844.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4917378                              .2500
      294,287.25                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      4917653                              .2500
       85,798.21                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4921843                              .2500
      115,133.72                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4922561                              .2500
      179,745.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4922626                              .2500
      159,641.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4925058                              .2500
      101,459.68                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      4925188                              .2500
      346,520.81                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4925868                              .2500
      137,794.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4928169                              .2500
      103,273.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4930976                              .2500
       86,438.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4933260                              .2500
      322,645.82                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      4934794                              .2500
       85,343.48                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4934838                              .2500
       54,848.62                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4934860                              .2500
      199,195.31                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      4934866                              .2500
       36,717.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4934886                              .2500
      176,991.74                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4934892                              .2500
      237,286.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4935675                              .2500
      101,133.06                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4936604                              .2500
      101,133.06                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4937198                              .2500
      101,133.06                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4937576                              .2500
      194,117.69                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4937858                              .2500
       98,037.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      4938404                              .2500
       67,382.65                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4938501                              .2500
       88,691.19                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4942211                              .2500
       40,654.42                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4947566                              .2500
      123,819.95                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4948222                              .2500
       74,831.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4948224                              .2500
      105,756.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4948237                              .2500
      179,543.73                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      4948238                              .2500
      178,598.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      4948240                              .2500
      146,070.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4948249                              .2500
      135,654.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4948250                              .2500
      222,164.88                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4948251                              .2500
       89,812.98                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4948252                              .2500
      114,534.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4948254                              .2500
      107,751.94                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4948260                              .2500
      175,624.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4950499                              .2500
       85,401.26                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      4950513                              .2500
      154,879.09                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      4952337                              .2500
      141,814.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4952931                              .2500
      144,290.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4954959                              .2500
      114,687.33                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      4956175                              .2500
       27,868.61                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      4956299                              .2500
      110,325.92                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4958091                              .2500
      115,827.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4958092                              .2500
      122,317.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      4958102                              .2500
      191,728.10                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4958950                              .2500
      374,468.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4959001                              .2500
      109,840.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4959164                              .2500
      247,497.44                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4960964                              .2500
      120,918.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4962009                              .2500
      236,406.69                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4963515                              .2500
      179,565.62                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      4964310                              .2500
      383,748.81                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      4966065                              .2500
      119,913.15                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4966751                              .2500
      224,867.16                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      4968673                              .2500
      126,511.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4972442                              .2500
      120,414.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4975635                              .2500
      228,675.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4976182                              .2500
      476,725.84                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4981250                              .2500
       90,144.53                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      4982393                              .2500
       75,354.32                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      4982746                              .2500
       73,387.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      4983243                              .2500
       69,825.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4983291                              .2500
      145,273.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      4983746                              .2500
      374,566.92                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      4988877                              .2500
       88,594.35                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4990026                              .2500
      126,446.08                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      4993401                              .2500
       99,929.42                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      4994872                              .2500
      207,933.56                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      4994909                              .2500
      299,671.03                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      4996543                              .2500
       88,071.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      4996712                              .2500
       89,160.24                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      4996945                              .2500
      293,797.68                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      4997164                              .2500
      102,561.72                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      4998414                              .2500
       39,943.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5001350                              .2500
      207,293.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5003393                              .2500
       39,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5003968                              .2500
      399,724.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5005987                              .2500
      165,876.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5007645                              .2500
       76,386.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5007689                              .2500
      383,469.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5008115                              .2500
      118,822.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5008788                              .2500
       34,612.97                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      5008950                              .2500
      351,725.40                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5008997                              .2500
      126,403.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5009124                              .2500
      274,800.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5009560                              .2500
      417,312.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5009574                              .2500
      257,831.23                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5010768                              .2500
      351,732.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5010789                              .2500
       51,567.10                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5010856                              .2500
      436,780.67                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5011324                              .2500
      159,659.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5012597                              .2500
      326,175.37                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5013638                              .2500
      166,281.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5013639                              .2500
      149,564.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5013650                              .2500
      137,799.60                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5013651                              .2500
      118,931.84                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5013654                              .2500
      151,762.13                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5013667                              .2500
      208,921.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5014393                              .2500
      136,793.89                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5015452                              .2500
      219,519.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5015459                              .2500
      191,864.48                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5016272                              .2500
      126,112.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5017193                              .2500
      499,343.64                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5017795                              .2500
      137,918.53                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5019210                              .2500
      341,752.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5019611                              .2500
      464,488.13                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5019910                              .2500
      145,092.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5021112                              .2500
       91,137.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5021441                              .2500
       56,898.31                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5021472                              .2500
      118,223.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5022083                              .2500
      363,451.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5024528                              .2500
      225,091.02                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5024777                              .2500
      524,610.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5025691                              .2500
      247,811.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5026011                              .2500
      181,767.08                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5026359                              .2500
      115,024.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5026983                              .2500
      172,567.33                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5027400                              .2500
      104,878.73                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5027783                              .2500
      190,568.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5027888                              .2500
       52,966.21                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5028281                              .2500
      150,896.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5029828                              .2500
      156,788.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5030427                              .2500
       88,940.28                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5030880                              .2500
      439,697.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5031230                              .2500
      179,731.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5031742                              .2500
      111,684.01                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5032759                              .2500
      136,393.52                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5033987                              .2500
       79,751.65                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5035167                              .2500
       71,448.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5036389                              .2500
      224,849.02                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5038078                              .2500
      109,118.96                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5041661                              .2500
      162,276.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5043445                              .2500
      131,922.06                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5043500                              .2500
       83,150.87                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5043738                              .2500
       94,929.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5048173                              .2500
      193,356.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5049190                              .2500
      383,748.81                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5049286                              .2500
       75,549.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5049489                              .2500
      191,131.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5051196                              .2500
      130,723.75                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5051866                              .2500
      390,902.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5051894                              .2500
      193,725.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5053790                              .2500
      191,760.49                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5053791                              .2500
       74,893.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5053925                              .2500
      139,780.90                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5054677                              .2500
      141,336.57                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5054982                              .2500
      107,927.53                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5055135                              .2500
      119,915.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5055354                              .2500
      436,864.69                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5056831                              .2500
      237,836.21                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5056836                              .2500
      126,403.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5058424                              .2500
      162,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5058426                              .2500
       68,359.62                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5058640                              .2500
       95,838.85                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5060116                              .2500
       34,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5061064                              .2500
      338,776.85                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5061886                              .2500
      187,720.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5062116                              .2500
       99,861.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5062151                              .2500
      141,913.97                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5062613                              .2500
      605,561.40                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5062952                              .2500
       95,131.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5066558                              .2500
      475,646.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5066845                              .2500
      147,887.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5066939                              .2500
      258,802.92                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5068814                              .2500
      135,770.84                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5069061                              .2500
      239,462.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5069723                              .2500
       83,554.34                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5070925                              .2500
      107,518.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5071110                              .2500
      127,823.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5071461                              .2500
      296,833.49                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5071518                              .2500
      119,423.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5071697                              .2500
       82,269.82                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5072835                              .2500
      157,488.76                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5073797                              .2500
      375,720.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5073897                              .2500
      379,731.80                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5074120                              .2500
      161,891.30                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5074556                              .2500
      306,638.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5074658                              .2500
      142,302.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5076157                              .2500
      114,908.03                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5076387                              .2500
       93,948.14                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700
1



      5076599                              .2500
      221,693.45                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5076830                              .2500
      463,905.18                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5077422                              .2500
      190,767.78                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5077543                              .2500
      219,664.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5078103                              .2500
       86,877.52                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5079334                              .2500
      199,851.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5080022                              .2500
      187,867.35                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5080353                              .2500
      311,790.65                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5080447                              .2500
      327,974.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5080613                              .2500
      104,925.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5085296                              .2500
       89,073.68                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5085306                              .2500
       77,027.05                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5085326                              .2500
      200,495.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5085328                              .2500
      128,062.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5085345                              .2500
      118,252.29                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5085365                              .2500
       46,530.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5085377                              .2500
       61,916.51                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5085382                              .2500
       64,681.10                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5085395                              .2500
      124,813.88                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5085400                              .2500
       62,406.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5085406                              .2500
      174,745.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5085415                              .2500
      234,511.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5085430                              .2500
      139,796.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5085437                              .2500
       98,256.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5085442                              .2500
       73,450.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5085465                              .2500
       95,749.92                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5085469                              .2500
       55,345.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5086348                              .2500
       90,486.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5087456                              .2500
      146,212.66                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5087480                              .2500
      211,733.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5087698                              .2500
      118,916.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5087741                              .2500
      174,888.41                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5088386                              .2500
       79,551.77                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5088484                              .2500
       49,964.71                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5089467                              .2500
      267,066.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5090668                              .2500
      183,064.70                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5092230                              .2500
      387,726.15                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5092272                              .2500
      360,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5093097                              .2500
       74,893.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5094537                              .2500
       67,946.95                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5094551                              .2500
      307,753.70                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5094840                              .2500
      439,681.54                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5095709                              .2500
      399,710.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5096631                              .2500
      391,730.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5096774                              .2500
      318,257.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5097217                              .2500
      234,842.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5097246                              .2500
      209,855.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5097266                              .2500
      175,638.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5097861                              .2500
      303,257.29                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5098324                              .2500
       83,945.05                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5100530                              .2500
      449,666.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5100686                              .2500
      138,649.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5101395                              .2500
      391,730.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5101622                              .2500
      118,922.16                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5103331                              .2500
      190,255.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5103452                              .2500
      109,514.50                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5103914                              .2500
      351,763.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5104853                              .2500
      492,960.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5105129                              .2500
       99,932.91                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5105159                              .2500
      138,509.34                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5105161                              .2500
      191,867.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5105186                              .2500
      104,329.95                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5105281                              .2500
       63,955.96                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5105289                              .2500
      129,905.91                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5107073                              .2500
      341,792.82                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5107591                              .2500
      138,066.31                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5108602                              .2500
      132,477.46                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5108634                              .2500
      150,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5109460                              .2500
      264,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5109556                              .2500
       88,741.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5109697                              .2500
       88,741.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5110241                              .2500
      359,752.25                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5111427                              .2500
      161,788.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5111781                              .2500
      271,803.13                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5111809                              .2500
      134,902.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5111993                              .2500
      181,868.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5112107                              .2500
      202,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5113358                              .2500
      105,943.59                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950

      5113365                              .2500
       64,887.92                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5113378                              .2500
       89,939.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5113423                              .2500
      184,373.03                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5114157                              .2500
      116,919.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5115219                              .2500
      130,709.99                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5116278                              .2500
      338,748.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5116493                              .2500
       99,931.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5116659                              .2500
      107,871.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5117862                              .2500
       58,758.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5118078                              .2500
       80,942.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5119925                              .2500
      241,824.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5120375                              .2500
       84,843.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5122651                              .2500
      353,107.68                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5122704                              .2500
       85,814.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5122851                              .2500
       92,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5123043                              .2500
      323,454.04                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5124182                              .2500
       41,348.36                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5126140                              .2500
       80,693.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5126307                              .2500
      559,226.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5126589                              .2500
      118,671.24                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5126593                              .2500
       74,888.33                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5126594                              .2500
      174,549.01                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5126599                              .2500
      134,711.40                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5126603                              .2500
       43,917.38                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5126606                              .2500
       95,127.41                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5126613                              .2500
       99,865.35                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5126614                              .2500
      103,119.20                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5126619                              .2500
      203,696.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5126620                              .2500
      149,765.25                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5126624                              .2500
      134,803.94                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5126625                              .2500
      179,721.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5126629                              .2500
      148,278.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5126631                              .2500
       99,861.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5126646                              .2500
       96,855.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5126648                              .2500
       74,769.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5126651                              .2500
      117,547.88                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5126655                              .2500
       75,284.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5126658                              .2500
      101,523.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5126659                              .2500
       59,915.03                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5126663                              .2500
      166,145.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5126664                              .2500
      128,758.26                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5126669                              .2500
      154,763.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5126675                              .2500
      148,799.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5126831                              .2500
      287,391.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5127263                              .2500
       97,830.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5127272                              .2500
      264,553.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5127290                              .2500
      274,690.52                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5127410                              .2500
      411,076.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5128360                              .2500
      113,417.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5129835                              .2500
      143,096.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5130044                              .2500
      108,304.11                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5130439                              .2500
      172,880.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5130507                              .2500
       45,570.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5130589                              .2500
      314,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5130804                              .2500
      119,919.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5130890                              .2500
      420,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5131419                              .2500
      177,474.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5132573                              .2500
       72,347.60                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5132768                              .2500
      149,894.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5132788                              .2500
      107,927.53                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5132820                              .2500
      104,925.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5132823                              .2500
      123,907.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5133777                              .2500
      175,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5133835                              .2500
       99,927.63                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5134357                              .2500
      209,844.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5134790                              .2500
      359,726.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5135428                              .2500
      144,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5136626                              .2500
       77,346.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5136811                              .2500
      239,834.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5137141                              .2500
      144,900.21                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5137349                              .2500
      121,913.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5137814                              .2500
      465,679.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5138079                              .2500
       86,938.59                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5138147                              .2500
      206,864.59                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5138603                              .2500
      149,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5140596                              .2500
      179,863.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5140773                              .2500
      173,494.83                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5141077                              .2500
      151,108.40                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5141524                              .2500
      199,855.24                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5141538                              .2500
       53,208.46                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5141582                              .2500
      161,444.33                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5141612                              .2500
       83,443.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5141673                              .2500
       55,166.56                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5142243                              .2500
       63,707.22                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5142552                              .2500
       72,205.09                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5142787                              .2500
      500,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5143179                              .2500
      160,677.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5143407                              .2500
      305,778.53                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5144265                              .2500
      239,834.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5144492                              .2500
      237,818.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5144580                              .2500
      197,883.11                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5145071                              .2500
      331,782.83                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5145284                              .2500
      214,836.40                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5145374                              .2500
      339,741.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5145466                              .2500
      203,711.11                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5146353                              .2500
      199,851.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5147395                              .2500
      100,129.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5147488                              .2500
       59,965.47                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5147777                              .2500
      208,856.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5148689                              .2500
       64,949.30                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5149590                              .2500
      195,172.24                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5149952                              .2500
      119,913.15                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5149958                              .2500
      102,523.86                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5149970                              .2500
      171,881.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5149972                              .2500
      239,817.38                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5149973                              .2500
      114,323.24                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5149980                              .2500
      231,823.46                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5149982                              .2500
       91,952.31                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      5150009                              .2500
      124,911.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5150020                              .2500
       77,942.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5150029                              .2500
      121,320.59                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5150145                              .2500
       83,144.18                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5150682                              .2500
      151,202.42                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5151013                              .2500
       87,929.62                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5151827                              .2500
       68,950.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5152004                              .2500
      102,425.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5152084                              .2500
       85,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5152917                              .2500
      140,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5153007                              .2500
      122,904.05                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5153288                              .2500
      104,934.73                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5153387                              .2500
      395,627.54                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5153445                              .2500
      232,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5153727                              .2500
       44,973.43                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5153958                              .2500
      109,518.46                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5154841                              .2500
      139,786.28                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5154851                              .2500
       76,800.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5155145                              .2500
      398,096.85                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5155760                              .2500
      298,809.34                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5155960                              .2500
      199,878.84                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5156096                              .2500
      423,700.74                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5156342                              .2500
      207,841.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5156382                              .2500
       71,946.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5157057                              .2500
       85,542.57                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5157815                              .2500
       65,410.35                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5157886                              .2500
       59,958.71                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5157997                              .2500
      329,496.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5158412                              .2500
       49,170.19                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5158778                              .2500
      231,840.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5158857                              .2500
      354,755.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5159211                              .2500
      180,675.57                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5160137                              .2500
      399,695.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5160204                              .2500
      164,350.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5161536                              .2500
      398,711.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5162870                              .2500
      219,024.71                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5163700                              .2500
      116,400.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5163885                              .2500
      219,852.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5164246                              .2500
      291,575.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5164266                              .2500
      202,367.53                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5165199                              .2500
      292,793.20                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5165551                              .2500
       47,167.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5165560                              .2500
       98,935.24                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5165570                              .2500
       47,857.04                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5165734                              .2500
       95,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5165999                              .2500
      347,741.73                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5166266                              .2500
      151,390.35                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5166291                              .2500
       49,930.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5166309                              .2500
      259,816.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5166319                              .2500
       44,976.67                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      5166495                              .2500
      132,408.81                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5166509                              .2500
      123,430.77                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5166521                              .2500
      130,110.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5166539                              .2500
      136,541.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5166609                              .2500
      172,268.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5166708                              .2500
      157,391.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5166991                              .2500
       49,564.99                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5167053                              .2500
      371,716.93                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5168074                              .2500
      259,792.08                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5168725                              .2500
      158,879.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5168753                              .2500
      321,697.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5170296                              .2500
       77,951.52                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5170478                              .2500
      413,700.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5170971                              .2500
       84,948.50                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5171192                              .2500
       89,150.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5171459                              .2500
      499,704.80                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5171579                              .2500
      439,665.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5172374                              .2500
      251,747.39                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5172665                              .2500
      135,812.21                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5174479                              .2500
      205,839.30                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5174729                              .2500
       96,104.85                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5174854                              .2500
      112,335.33                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5175032                              .2500
      231,840.34                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5175174                              .2500
      322,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5176055                              .2500
      185,587.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5176192                              .2500
       71,143.06                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5176205                              .2500
      105,129.41                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5176236                              .2500
      132,908.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5176242                              .2500
      169,706.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5176254                              .2500
       80,035.48                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5176264                              .2500
       61,159.96                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5176308                              .2500
      257,040.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5176309                              .2500
      181,375.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5176311                              .2500
      112,720.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5176409                              .2500
      185,462.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5177149                              .2500
      623,570.57                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5177536                              .2500
       95,443.62                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5178861                              .2500
      143,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5178930                              .2500
       91,121.48                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5179134                              .2500
      172,368.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5179208                              .2500
      115,811.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5179234                              .2500
      143,898.37                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5179341                              .2500
       59,507.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5179347                              .2500
      275,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5179798                              .2500
       73,314.91                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      5179800                              .2500
      175,184.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5179814                              .2500
      183,489.78                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5179822                              .2500
      164,639.46                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5179826                              .2500
      101,869.47                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5179833                              .2500
      108,595.99                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5179835                              .2500
      195,472.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5179837                              .2500
      135,802.51                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5179838                              .2500
       58,315.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5180144                              .2500
      224,845.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5180448                              .2500
      194,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5181007                              .2500
       98,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5181287                              .2500
      325,797.37                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5182083                              .2500
      108,350.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5183934                              .2500
      200,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5184111                              .2500
      169,477.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5184516                              .2500
      336,749.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5184862                              .2500
      285,787.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5184986                              .2500
       97,925.43                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5185004                              .2500
       77,942.11                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5185006                              .2500
      247,820.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5185047                              .2500
      207,841.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5185060                              .2500
       52,661.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5185062                              .2500
      215,831.50                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5185065                              .2500
      199,858.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5185091                              .2500
      110,631.19                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5185125                              .2500
      165,477.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5185126                              .2500
      112,318.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5185129                              .2500
       95,932.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5185130                              .2500
      134,797.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5185143                              .2500
       79,245.43                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5186010                              .2500
      549,201.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5188275                              .2500
      362,743.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5188657                              .2500
      109,924.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5188687                              .2500
      312,761.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5189264                              .2500
      182,277.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5189893                              .2500
      401,737.03                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5190971                              .2500
       70,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5193217                              .2500
       63,401.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5193438                              .2500
      107,921.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5193702                              .2500
      150,890.71                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5194271                              .2500
       84,940.01                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5194313                              .2500
      106,182.25                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5194320                              .2500
       79,846.39                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5194328                              .2500
      151,287.64                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5194340                              .2500
       40,476.70                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5194351                              .2500
      100,365.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5194950                              .2500
      114,260.89                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      5195011                              .2500
       79,940.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5196124                              .2500
      179,896.44                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5196812                              .2500
      270,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5197704                              .2500
      400,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5197895                              .2500
      267,824.68                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5198739                              .2500
      148,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5199198                              .2500
       72,853.52                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5199560                              .2500
      359,776.24                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5199602                              .2500
      369,751.74                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5200265                              .2500
      149,803.08                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5200298                              .2500
      160,677.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5200730                              .2500
      113,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5200965                              .2500
      399,900.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5201075                              .2500
      241,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5201196                              .2500
      112,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5201385                              .2500
      384,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5201906                              .2500
      388,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5201962                              .2500
      120,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5201965                              .2500
      112,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5202440                              .2500
      216,356.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5202442                              .2500
      137,846.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5202462                              .2500
      194,865.80                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5202495                              .2500
      239,830.61                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5202497                              .2500
       84,944.40                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5202518                              .2500
       80,941.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5202530                              .2500
      203,009.23                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5202583                              .2500
      146,888.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5202596                              .2500
      100,434.26                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5202693                              .2500
      450,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5203690                              .2500
      399,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5203871                              .2500
      122,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5204651                              .2500
      256,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5205194                              .2500
      234,816.68                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5205254                              .2500
      415,683.46                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5205652                              .2500
      312,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5206074                              .2500
      399,081.27                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5206197                              .2500
      126,629.28                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5206214                              .2500
      179,228.86                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5206929                              .2500
      147,895.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5207331                              .2500
      199,362.71                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5207837                              .2500
      115,519.84                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5207838                              .2500
      243,453.62                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207839                              .2500
      206,636.50                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207840                              .2500
      129,374.69                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207841                              .2500
      135,663.71                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207842                              .2500
      978,897.11                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5207843                              .2500
       99,828.42                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5207891                              .2500
      291,505.23                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5207892                              .2500
       29,963.51                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207894                              .2500
      299,635.21                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207895                              .2500
      174,550.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5207898                              .2500
       61,164.51                          .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.0000                        2.2950

      5207899                              .2500
      106,223.60                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5207906                              .2500
      179,763.70                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5207913                              .2500
       47,945.98                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5207914                              .2500
       48,745.07                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5207915                              .2500
       84,885.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5207921                              .2500
      113,680.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5207922                              .2500
      229,122.53                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5207924                              .2500
       62,423.79                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207925                              .2500
       76,394.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207926                              .2500
       52,134.88                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5207928                              .2500
      205,709.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207929                              .2500
      272,334.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5207930                              .2500
       92,581.36                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5207931                              .2500
       56,601.42                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207933                              .2500
      229,158.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5207936                              .2500
      237,521.55                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207937                              .2500
      135,599.66                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5207939                              .2500
      204,687.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5207940                              .2500
      215,451.11                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207941                              .2500
       80,908.83                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5207943                              .2500
      149,782.17                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5207944                              .2500
       61,211.79                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5207945                              .2500
      165,210.47                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5207947                              .2500
      246,159.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207949                              .2500
       91,848.08                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5207951                              .2500
       94,791.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5207952                              .2500
      462,574.46                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5207954                              .2500
      106,976.31                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5207955                              .2500
      121,436.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5207956                              .2500
      112,321.19                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5207957                              .2500
      170,071.77                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5207959                              .2500
      174,159.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207961                              .2500
      153,408.37                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5207962                              .2500
       36,856.26                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5207963                              .2500
       55,153.91                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207965                              .2500
       77,892.28                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5207967                              .2500
       22,459.84                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5207968                              .2500
       33,688.22                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207969                              .2500
       76,816.20                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207970                              .2500
      106,654.58                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207971                              .2500
      127,818.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5207972                              .2500
       49,439.79                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207973                              .2500
      104,839.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5207974                              .2500
      220,878.28                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5207975                              .2500
       66,419.14                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207976                              .2500
      102,275.48                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5207977                              .2500
       90,720.41                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5207981                              .2500
      126,229.81                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5207982                              .2500
       46,728.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5207984                              .2500
       82,352.82                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5207985                              .2500
      198,148.19                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5207989                              .2500
      106,037.84                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5207991                              .2500
      149,798.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5207992                              .2500
      202,272.10                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5207994                              .2500
      174,277.30                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5207995                              .2500
       58,430.67                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5207997                              .2500
      149,338.82                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5207999                              .2500
      124,882.47                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5208000                              .2500
      262,397.52                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5208001                              .2500
       41,252.30                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5208002                              .2500
       79,983.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5208003                              .2500
       95,054.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5208005                              .2500
      628,904.67                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5208006                              .2500
      251,677.52                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5208007                              .2500
      161,027.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5208009                              .2500
      161,304.23                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5208010                              .2500
       53,937.63                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5208012                              .2500
      188,596.13                          .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.0000                        1.7950
1



      5208013                              .2500
       79,390.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5208015                              .2500
      636,397.56                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5208019                              .2500
      299,585.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5208020                              .2500
       87,784.50                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5208021                              .2500
      299,422.14                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5208022                              .2500
      132,580.11                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5208023                              .2500
      141,344.84                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5208024                              .2500
      224,712.07                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5208027                              .2500
      447,482.62                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5208029                              .2500
      131,651.67                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5208030                              .2500
       77,093.41                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5208031                              .2500
      187,733.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5208032                              .2500
      158,297.16                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5208033                              .2500
       71,916.86                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5208034                              .2500
       95,274.40                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5208035                              .2500
      364,015.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5208036                              .2500
      114,870.58                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5208548                              .2500
      247,837.78                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5208947                              .2500
      251,615.32                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5208948                              .2500
      149,619.79                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5209199                              .2500
       68,800.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5209988                              .2500
      208,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5210133                              .2500
      383,200.83                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5210826                              .2500
       61,450.82                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5211090                              .2500
      155,390.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5211129                              .2500
      399,950.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5211272                              .2500
      118,666.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5211286                              .2500
      142,896.50                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5211718                              .2500
       71,200.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5211833                              .2500
       89,900.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5212861                              .2500
       95,339.17                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5212906                              .2500
       60,765.02                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5213079                              .2500
      215,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5213368                              .2500
      384,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5213883                              .2500
      123,810.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5214582                              .2500
      112,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5215554                              .2500
      209,840.20                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5215641                              .2500
       93,100.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5215918                              .2500
      517,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5217334                              .2500
       71,958.58                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5219493                              .2500
      136,350.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5219860                              .2500
       67,960.87                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5219875                              .2500
      149,882.99                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5219886                              .2500
       79,942.10                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5219900                              .2500
       94,534.89                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5219901                              .2500
       91,933.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5219921                              .2500
       89,933.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5219932                              .2500
       99,937.85                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5219934                              .2500
      171,785.88                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5219938                              .2500
      121,418.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5219941                              .2500
      109,083.81                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5219943                              .2500
      188,869.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5219954                              .2500
       86,342.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5219958                              .2500
       99,932.91                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5219959                              .2500
       99,932.91                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5219968                              .2500
       60,354.04                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5220658                              .2500
       96,308.44                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5221028                              .2500
      155,984.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5222382                              .2500
      121,224.67                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5222502                              .2500
      292,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5222613                              .2500
       75,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5223278                              .2500
      452,672.13                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5223326                              .2500
      391,723.33                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5223906                              .2500
      541,597.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5224075                              .2500
      159,950.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5224322                              .2500
       67,500.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5224596                              .2500
      120,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5225435                              .2500
      400,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5225465                              .2500
      568,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5225714                              .2500
      105,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5225952                              .2500
      104,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5227259                              .2500
      340,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5228763                              .2500
      199,887.88                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5228773                              .2500
       91,931.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5228784                              .2500
       69,954.21                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5228789                              .2500
      174,758.35                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228790                              .2500
      154,306.47                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5228794                              .2500
      174,879.57                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228799                              .2500
       47,966.97                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228808                              .2500
       87,939.44                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5228822                              .2500
      199,366.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5228832                              .2500
       83,553.13                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5228844                              .2500
      155,889.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5228857                              .2500
      174,879.57                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228858                              .2500
      171,869.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5228879                              .2500
      199,862.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228881                              .2500
       87,931.35                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5228882                              .2500
       55,956.31                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5228893                              .2500
      129,912.78                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5228894                              .2500
       69,548.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5228897                              .2500
       76,797.11                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5228901                              .2500
       89,533.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5229296                              .2500
      233,600.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5229460                              .2500
      299,777.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5230238                              .2500
      109,492.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5230469                              .2500
      160,650.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5231186                              .2500
      188,400.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5231478                              .2500
      405,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5232022                              .2500
      376,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5232586                              .2500
      140,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5232733                              .2500
       55,930.14                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5232736                              .2500
      235,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5232849                              .2500
       60,550.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5233175                              .2500
       50,100.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5233447                              .2500
      380,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5235451                              .2500
      440,795.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5235452                              .2500
      473,687.82                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5235453                              .2500
      648,505.46                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5235902                              .2500
       98,350.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5235976                              .2500
      109,200.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5236024                              .2500
      236,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5237060                              .2500
       68,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5237120                              .2500
       76,400.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5237135                              .2500
      143,550.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5237838                              .2500
       74,949.68                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5237866                              .2500
       67,948.25                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5237873                              .2500
      139,896.10                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5237875                              .2500
      153,885.71                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5237908                              .2500
       75,953.96                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5237926                              .2500
      128,068.18                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5237933                              .2500
      319,801.10                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5237980                              .2500
       29,979.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5237985                              .2500
      118,666.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5237999                              .2500
      187,860.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5238016                              .2500
      186,158.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5238040                              .2500
      215,512.48                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5238045                              .2500
      118,924.12                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5238160                              .2500
      214,403.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5238189                              .2500
       99,014.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5238278                              .2500
       39,948.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5238320                              .2500
       87,881.50                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5238403                              .2500
       85,262.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5238946                              .2500
      201,096.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5238955                              .2500
      169,783.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5238961                              .2500
      171,975.44                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5238962                              .2500
      139,496.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5238963                              .2500
      141,897.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5238969                              .2500
      341,776.28                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5238971                              .2500
      247,116.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5239486                              .2500
      170,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5242065                              .2500
      133,121.36                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5242472                              .2500
      307,771.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5243332                              .2500
      169,867.38                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5243383                              .2500
      390,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5243862                              .2500
      390,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5244553                              .2500
      413,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246376                              .2500
      223,841.91                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246381                              .2500
      327,768.50                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246426                              .2500
      274,795.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5246438                              .2500
      205,858.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5246444                              .2500
       63,455.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246447                              .2500
      161,882.75                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5246448                              .2500
       72,748.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246449                              .2500
      184,534.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5246460                              .2500
      127,914.11                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5246461                              .2500
       69,557.84                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5246464                              .2500
      342,951.60                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5246467                              .2500
      172,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5246469                              .2500
      178,274.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5246516                              .2500
      122,076.88                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5246575                              .2500
       48,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5246928                              .2500
       80,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5247032                              .2500
      699,530.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5247708                              .2500
      163,090.50                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5247758                              .2500
      228,584.44                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5248381                              .2500
      164,783.62                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5248388                              .2500
       43,968.15                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5248727                              .2500
      267,400.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5248745                              .2500
       46,350.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5248754                              .2500
      189,359.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5248758                              .2500
      157,896.64                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5248761                              .2500
       48,805.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5248774                              .2500
      100,100.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5248779                              .2500
      158,376.35                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5248784                              .2500
      412,815.71                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5249249                              .2500
      166,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5249502                              .2500
      400,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5249513                              .2500
      332,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5249517                              .2500
      132,908.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5249744                              .2500
       99,932.91                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5249984                              .2500
      373,686.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5250497                              .2500
      291,777.81                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5250791                              .2500
      173,354.17                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5250793                              .2500
      120,748.53                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5250794                              .2500
      190,236.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5250796                              .2500
      285,793.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5250797                              .2500
       69,890.45                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5250798                              .2500
      129,903.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5250799                              .2500
      259,543.20                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5250800                              .2500
      274,590.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5250801                              .2500
      144,900.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5250803                              .2500
      154,282.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5250804                              .2500
      449,657.58                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5250805                              .2500
      115,916.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5250806                              .2500
      307,798.53                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5250807                              .2500
      143,110.99                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5250808                              .2500
      399,763.84                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5250809                              .2500
       94,148.55                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5250810                              .2500
      147,760.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5250812                              .2500
      120,668.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5250814                              .2500
      462,881.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5250817                              .2500
      151,779.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5250818                              .2500
       94,881.49                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5250820                              .2500
      136,421.46                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5250821                              .2500
       83,249.54                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5251105                              .2500
      347,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5251307                              .2500
      203,311.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5251311                              .2500
       84,576.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5251313                              .2500
       48,926.42                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5251321                              .2500
      184,872.68                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5251329                              .2500
      120,754.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5251331                              .2500
       61,948.13                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5251340                              .2500
      218,681.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5251341                              .2500
      126,591.89                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5251342                              .2500
      119,908.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5251346                              .2500
      239,700.62                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5251349                              .2500
      150,991.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5251580                              .2500
      341,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5252633                              .2500
      169,480.29                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5252684                              .2500
      118,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5253676                              .2500
      290,978.42                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5253689                              .2500
      387,712.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5253693                              .2500
      535,602.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5253836                              .2500
      192,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5254443                              .2500
       48,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5255455                              .2500
      341,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5255860                              .2500
       47,600.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5256068                              .2500
      144,573.40                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5256454                              .2500
      360,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5256486                              .2500
      175,388.09                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5257014                              .2500
      175,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5257020                              .2500
       91,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5257249                              .2500
      204,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5257333                              .2500
       77,950.26                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5257683                              .2500
      365,750.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5258208                              .2500
      120,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5258243                              .2500
      195,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5259691                              .2500
      267,815.56                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5260599                              .2500
      400,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5261045                              .2500
      356,748.03                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5262877                              .2500
       76,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5264416                              .2500
      274,790.74                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5265491                              .2500
       75,953.96                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5265492                              .2500
       27,481.08                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5265501                              .2500
      101,600.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5265506                              .2500
      199,858.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5265526                              .2500
       99,931.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5265530                              .2500
       74,944.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5265547                              .2500
      109,914.19                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5265549                              .2500
      155,892.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5265572                              .2500
      107,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5265573                              .2500
      130,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5265576                              .2500
      160,867.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5265577                              .2500
      136,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5265587                              .2500
      432,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5265590                              .2500
      111,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5265595                              .2500
      318,750.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5265608                              .2500
      143,543.39                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5265611                              .2500
       87,152.95                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5265623                              .2500
      339,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5265679                              .2500
       67,150.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5265680                              .2500
      172,065.67                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5265687                              .2500
      110,917.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5265690                              .2500
      298,988.82                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5266557                              .2500
       70,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5267360                              .2500
      196,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5267459                              .2500
      154,696.13                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5267468                              .2500
      165,443.15                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5267479                              .2500
      187,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5267484                              .2500
       84,945.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5267489                              .2500
      119,200.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5267552                              .2500
      218,353.39                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5267688                              .2500
       57,600.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5268309                              .2500
       63,802.61                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5269219                              .2500
       76,400.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5269442                              .2500
       63,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5270997                              .2500
      128,711.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5273026                              .2500
      251,822.14                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5273732                              .2500
      122,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5273789                              .2500
       40,800.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      5274098                              .2500
      274,800.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5274307                              .2500
      275,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5274552                              .2500
      440,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5275725                              .2500
       70,125.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5275735                              .2500
      156,630.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5275740                              .2500
      157,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5275745                              .2500
      171,881.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5275747                              .2500
      251,072.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5275749                              .2500
       72,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5275752                              .2500
      446,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5275757                              .2500
       89,625.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5275763                              .2500
      449,674.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5275765                              .2500
       83,945.05                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5275770                              .2500
      220,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5275773                              .2500
       82,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5275774                              .2500
      114,000.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5275785                              .2500
      479,643.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5275786                              .2500
      136,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5275791                              .2500
       78,243.33                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5275802                              .2500
      104,924.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5275812                              .2500
       80,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5275822                              .2500
      176,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5275881                              .2500
      260,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5276812                              .2500
      371,756.66                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5277757                              .2500
      244,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5277853                              .2500
       72,446.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5278198                              .2500
      247,396.13                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5278374                              .2500
      159,878.25                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5278597                              .2500
      111,966.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5278862                              .2500
      274,810.75                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5279103                              .2500
      130,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5279152                              .2500
      114,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5281335                              .2500
      325,600.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5281454                              .2500
      228,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5281753                              .2500
      630,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5281970                              .2500
      112,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5282637                              .2500
      113,317.92                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5283721                              .2500
      293,550.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5283867                              .2500
       93,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5284258                              .2500
      260,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5284320                              .2500
      394,250.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5285463                              .2500
      188,869.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5285487                              .2500
      103,933.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5285771                              .2500
      279,830.37                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5287809                              .2500
       52,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5287810                              .2500
      112,700.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5287812                              .2500
      150,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5287817                              .2500
      206,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5287819                              .2500
      280,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5287835                              .2500
      161,300.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5287838                              .2500
      138,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5287840                              .2500
       59,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5287847                              .2500
      243,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5287850                              .2500
      188,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5287851                              .2500
      264,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5287855                              .2500
       75,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5287859                              .2500
      138,750.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5287860                              .2500
       30,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5287862                              .2500
      348,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5287874                              .2500
      346,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5287878                              .2500
       96,500.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5288129                              .2500
      339,328.22                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5288249                              .2500
      100,779.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5288276                              .2500
      121,514.17                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5288411                              .2500
      184,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5288418                              .2500
      180,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5288439                              .2500
      348,260.16                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5288778                              .2500
      650,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5289700                              .2500
      134,228.01                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5289756                              .2500
      367,207.57                          .0300
            7.1500                         .0000
            6.9000                         .0000
            6.8700                         .0000
            6.8700                         .0000

      5290710                              .2500
      334,169.86                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5290711                              .2500
       83,889.73                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5290712                              .2500
      175,798.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5292716                              .2500
      146,202.89                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5292782                              .2500
      299,788.26                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5292986                              .2500
      138,750.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5293127                              .2500
      322,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5294771                              .2500
      122,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5294796                              .2500
      335,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5295006                              .2500
       63,492.22                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5295659                              .2500
      143,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5298327                              .2500
      232,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5298339                              .2500
       93,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5298344                              .2500
      399,999.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5298349                              .2500
      229,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5298354                              .2500
      440,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5298362                              .2500
      265,050.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5298366                              .2500
      107,350.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5298378                              .2500
      117,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5298379                              .2500
      371,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5298509                              .2500
      124,844.05                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5298573                              .2500
      135,781.83                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5299325                              .2500
      163,059.51                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5300597                              .2500
      203,848.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5300824                              .2500
      114,778.48                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5300896                              .2500
      103,434.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5302223                              .2500
      263,750.74                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5302663                              .2500
      174,876.48                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5302719                              .2500
      217,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5303620                              .2500
      220,352.04                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5304147                              .2500
      311,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5304235                              .2500
      346,755.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5304280                              .2500
       82,300.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5304389                              .2500
      300,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5304962                              .2500
      450,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5305567                              .2500
      109,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5305570                              .2500
      102,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5305571                              .2500
      254,300.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5305572                              .2500
       95,429.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5305576                              .2500
      194,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5305689                              .2500
      347,748.13                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5305696                              .2500
       77,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5305891                              .2500
      473,345.45                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5306039                              .2500
      129,901.08                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5306964                              .2500
       95,850.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5308816                              .2500
      118,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5308818                              .2500
      139,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5308829                              .2500
       79,200.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5308845                              .2500
      207,900.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5308852                              .2500
      220,800.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5308855                              .2500
       68,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5308864                              .2500
      116,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5308869                              .2500
      148,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5308871                              .2500
      118,030.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5308872                              .2500
       72,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5308873                              .2500
      208,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5308876                              .2500
      136,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5308884                              .2500
       53,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5308894                              .2500
       67,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5308898                              .2500
       62,900.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5308899                              .2500
      144,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5308900                              .2500
       87,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5308906                              .2500
       86,300.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5308911                              .2500
      199,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5308916                              .2500
      101,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5309022                              .2500
      555,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5309023                              .2500
      399,950.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5309028                              .2500
       47,250.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5309032                              .2500
      160,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5309035                              .2500
      140,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5309044                              .2500
      234,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5309099                              .2500
       49,472.96                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5309129                              .2500
      227,762.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5310557                              .2500
      335,762.85                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5310570                              .2500
      348,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5311189                              .2500
      314,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5311491                              .2500
      108,712.99                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5311560                              .2500
      286,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5311574                              .2500
       72,300.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5311973                              .2500
      217,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5315397                              .2500
      262,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5317570                              .2500
      303,200.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5317675                              .2500
      344,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5319186                              .2500
      275,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5319187                              .2500
      208,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5319188                              .2500
      166,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5319204                              .2500
      129,600.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5319217                              .2500
      135,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5319224                              .2500
      177,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5319225                              .2500
      220,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5319227                              .2500
      126,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5319229                              .2500
      106,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5319235                              .2500
       71,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5319240                              .2500
      450,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5319254                              .2500
       44,900.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5319257                              .2500
      520,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5319261                              .2500
      205,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5319270                              .2500
      202,400.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5319278                              .2500
      199,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5319283                              .2500
      122,800.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5319285                              .2500
      140,250.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5319356                              .2500
      200,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5319358                              .2500
       80,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5334105                              .2500
      330,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5336112                              .2500
      189,462.77                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5338477                              .2500
      170,986.42                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5338478                              .2500
       20,688.39                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5338479                              .2500
      309,538.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5338480                              .2500
      154,285.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5338481                              .2500
      119,816.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5338484                              .2500
       54,838.21                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5338486                              .2500
       56,665.64                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5338487                              .2500
      170,785.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5338488                              .2500
      160,991.90                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5338489                              .2500
       73,299.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5339017                              .2500
      129,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5339906                              .2500
      230,819.80                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5339982                              .2500
      414,684.22                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5341667                              .2500
      372,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5341670                              .2500
      147,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5341674                              .2500
      279,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5341676                              .2500
      191,700.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5341685                              .2500
       57,250.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5341686                              .2500
      108,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5341687                              .2500
      138,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5341695                              .2500
      143,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5341706                              .2500
       86,850.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5341711                              .2500
       96,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5341713                              .2500
      134,425.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5341718                              .2500
      265,600.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5341719                              .2500
      142,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5341722                              .2500
      375,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5341724                              .2500
       52,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5341738                              .2500
      141,100.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5341753                              .2500
      144,767.40                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5341859                              .2500
      234,613.61                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5342278                              .2500
      254,805.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343487                              .2500
      284,554.01                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5343488                              .2500
      349,516.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5343489                              .2500
      394,397.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343490                              .2500
      108,937.57                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343492                              .2500
      649,032.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343497                              .2500
      147,700.10                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5343505                              .2500
      431,372.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5343511                              .2500
      103,198.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343513                              .2500
      283,275.91                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5343517                              .2500
      142,072.94                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343521                              .2500
      416,966.10                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5343526                              .2500
      266,251.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5343527                              .2500
       82,383.17                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343535                              .2500
       68,638.01                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5343546                              .2500
      559,206.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343554                              .2500
      498,464.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343585                              .2500
      215,013.34                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5343588                              .2500
      399,101.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343591                              .2500
      335,366.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343597                              .2500
      311,386.04                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343599                              .2500
      399,034.68                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5343611                              .2500
      494,888.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343613                              .2500
      189,319.66                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5343614                              .2500
      359,232.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343625                              .2500
      340,501.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5343628                              .2500
       76,405.40                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5343633                              .2500
       99,714.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343634                              .2500
      114,139.47                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5343638                              .2500
      136,005.74                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343640                              .2500
      139,499.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343641                              .2500
      144,271.21                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5343642                              .2500
      144,554.59                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343648                              .2500
      179,473.89                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5343650                              .2500
      185,158.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343652                              .2500
      188,433.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343653                              .2500
      189,032.19                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5343655                              .2500
      199,429.90                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343659                              .2500
      269,058.66                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5343666                              .2500
      296,354.13                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343668                              .2500
      299,310.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343676                              .2500
      316,524.70                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5343681                              .2500
      323,951.09                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5343706                              .2500
      371,805.97                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343717                              .2500
      398,801.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343728                              .2500
      418,244.92                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343730                              .2500
      423,757.83                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5343732                              .2500
      438,681.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343733                              .2500
      441,982.51                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343737                              .2500
      450,611.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5343739                              .2500
      454,952.71                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5343742                              .2500
      463,606.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5343747                              .2500
      339,251.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5343754                              .2500
      507,805.14                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5343758                              .2500
      516,453.03                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5343776                              .2500
      648,003.29                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5344459                              .2500
      152,894.70                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5344542                              .2500
       72,949.76                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5344664                              .2500
       87,837.96                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5344926                              .2500
      374,250.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5346038                              .2500
       40,477.88                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5346823                              .2500
      112,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5347618                              .2500
      329,508.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5348347                              .2500
      153,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5349470                              .2500
       61,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5353406                              .2500
       66,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5353407                              .2500
      253,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5353408                              .2500
       75,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5353409                              .2500
      109,710.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5353411                              .2500
       42,250.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5353433                              .2500
      206,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5353438                              .2500
      188,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5353440                              .2500
       36,800.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5353447                              .2500
      263,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5353450                              .2500
       66,300.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5353454                              .2500
      256,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5353458                              .2500
      420,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5353460                              .2500
       99,990.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5353465                              .2500
      333,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5353471                              .2500
      375,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5353484                              .2500
      183,600.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5353485                              .2500
      192,600.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5353490                              .2500
      361,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5353492                              .2500
      237,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5353495                              .2500
      225,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5353504                              .2500
      247,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5353507                              .2500
      200,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5353513                              .2500
      349,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5353514                              .2500
      252,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5353516                              .2500
       64,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5353518                              .2500
      100,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5354321                              .2500
      289,546.17                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5354742                              .2500
      434,700.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5355704                              .2500
      374,707.46                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5361839                              .2500
      136,271.55                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5363187                              .2500
       78,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5363189                              .2500
      112,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5363198                              .2500
       58,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5363202                              .2500
      225,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5363216                              .2500
       58,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5363220                              .2500
      256,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5363227                              .2500
      329,375.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5363231                              .2500
       53,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5363233                              .2500
      209,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5363234                              .2500
       99,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5363239                              .2500
      131,400.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5367985                              .2500
      247,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5369239                              .2500
      170,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5369240                              .2500
      104,850.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5369242                              .2500
       95,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5369256                              .2500
      160,700.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5370434                              .2500
      375,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5371269                              .2500
      147,778.23                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5371460                              .2500
       42,743.72                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5371692                              .2500
       96,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5371926                              .2500
      165,387.49                          .0300
            6.5900                         .0000
            6.3400                         .0000
            6.3100                         .0000
            6.3100                         .0000

      5372441                              .2500
      180,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5372579                              .2500
       99,931.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5373792                              .2500
       95,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5373806                              .2500
      123,350.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5373807                              .2500
      275,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5373814                              .2500
      197,450.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5373818                              .2500
      138,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5373823                              .2500
       84,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5373824                              .2500
      115,500.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5373826                              .2500
      400,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5373833                              .2500
      187,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5373838                              .2500
      265,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5373850                              .2500
      122,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5373851                              .2500
      440,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5373857                              .2500
      589,429.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5373860                              .2500
      103,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5373865                              .2500
      480,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5373888                              .2500
      199,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5373892                              .2500
       69,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5373896                              .2500
      222,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5373972                              .2500
      284,813.57                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5373989                              .2500
      499,343.64                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5374254                              .2500
      429,332.98                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5374255                              .2500
      419,148.92                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5374256                              .2500
      349,746.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5374257                              .2500
      461,387.49                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5374260                              .2500
      224,849.03                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5374264                              .2500
       41,574.80                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5374266                              .2500
      219,844.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5374267                              .2500
      135,901.57                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5374269                              .2500
      131,120.51                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5374270                              .2500
      469,631.27                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5374271                              .2500
      184,882.03                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5374272                              .2500
      106,426.71                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5374273                              .2500
      319,811.07                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5374274                              .2500
      451,895.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5374275                              .2500
      239,676.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5374276                              .2500
      217,238.47                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5374277                              .2500
      454,717.19                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5374278                              .2500
      141,871.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5374279                              .2500
       81,699.19                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5374280                              .2500
      344,156.93                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5374281                              .2500
      114,916.77                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5374282                              .2500
      382,162.31                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5374283                              .2500
      263,799.12                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5374285                              .2500
      267,106.54                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5374286                              .2500
      159,887.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5374287                              .2500
      277,383.45                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5374288                              .2500
      142,804.12                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5374524                              .2500
      567,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5374527                              .2500
       79,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5374529                              .2500
      201,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5374530                              .2500
      240,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5375984                              .2500
       80,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5377641                              .2500
      214,969.68                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377642                              .2500
      151,928.83                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377643                              .2500
      107,875.27                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377644                              .2500
       95,182.82                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377647                              .2500
      148,294.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377648                              .2500
      800,550.94                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377649                              .2500
      179,072.94                          .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.0000                        2.1700

      5377650                              .2500
       75,886.83                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5377651                              .2500
      157,243.30                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377652                              .2500
      149,787.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377653                              .2500
       55,725.39                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377654                              .2500
      649,124.82                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377655                              .2500
      197,367.48                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377656                              .2500
       71,019.97                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377657                              .2500
      399,245.24                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377658                              .2500
       85,403.77                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377660                              .2500
      103,815.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377661                              .2500
      177,061.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377662                              .2500
      107,875.27                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377663                              .2500
      125,422.12                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377664                              .2500
       74,057.36                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377666                              .2500
      108,849.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377667                              .2500
      120,832.90                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377668                              .2500
      121,631.79                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5377669                              .2500
      121,631.79                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377670                              .2500
      189,730.92                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377672                              .2500
      130,310.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377673                              .2500
      185,130.77                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377674                              .2500
      175,157.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377675                              .2500
       98,882.66                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377677                              .2500
      102,184.02                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377678                              .2500
      165,743.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5377679                              .2500
      423,487.29                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377680                              .2500
      272,626.04                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377681                              .2500
      304,046.62                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377682                              .2500
       95,283.99                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377683                              .2500
      140,056.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377684                              .2500
      267,811.59                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377686                              .2500
      228,336.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377687                              .2500
      588,374.57                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5377688                              .2500
       60,900.85                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377689                              .2500
       85,256.20                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377691                              .2500
      124,052.81                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377692                              .2500
       44,749.58                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377693                              .2500
      625,738.23                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377694                              .2500
      216,604.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377695                              .2500
      216,604.56                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377696                              .2500
      222,735.72                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5377697                              .2500
      120,645.39                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377698                              .2500
      329,780.36                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377699                              .2500
      303,170.06                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377700                              .2500
      347,968.81                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377701                              .2500
      122,222.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377702                              .2500
      199,593.78                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377703                              .2500
      147,892.88                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377704                              .2500
      208,518.85                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5377705                              .2500
       33,552.41                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377706                              .2500
      131,831.06                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377707                              .2500
      359,261.82                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377708                              .2500
      139,915.19                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377709                              .2500
      247,674.44                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377710                              .2500
      299,616.06                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377711                              .2500
      165,623.87                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5377712                              .2500
      259,445.91                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5377713                              .2500
       49,533.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377714                              .2500
       81,553.05                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377715                              .2500
       53,728.43                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377716                              .2500
       51,939.94                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377718                              .2500
       50,398.32                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377719                              .2500
      229,841.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377720                              .2500
      299,184.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377723                              .2500
       96,869.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5377724                              .2500
      141,808.80                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377725                              .2500
      134,844.09                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377726                              .2500
      128,551.36                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377727                              .2500
      132,846.38                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377728                              .2500
      294,559.01                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5377729                              .2500
      302,234.82                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5377730                              .2500
      294,559.01                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5377731                              .2500
      147,314.47                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5377733                              .2500
       92,598.34                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5377735                              .2500
      413,288.47                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377736                              .2500
      188,718.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377737                              .2500
       83,942.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377740                              .2500
      127,823.24                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377741                              .2500
       83,886.88                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377742                              .2500
       79,889.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377743                              .2500
      103,383.51                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377744                              .2500
      219,836.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377746                              .2500
      179,297.92                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377747                              .2500
      159,698.10                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377748                              .2500
      315,818.19                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377749                              .2500
       71,912.45                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377750                              .2500
       39,946.14                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377752                              .2500
      138,372.67                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377753                              .2500
      185,296.06                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377754                              .2500
       74,941.71                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377755                              .2500
       59,325.88                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377756                              .2500
      231,232.35                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377757                              .2500
       62,921.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377758                              .2500
      112,766.73                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377759                              .2500
      112,352.32                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377763                              .2500
      219,688.44                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377764                              .2500
       97,465.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5377765                              .2500
      107,447.63                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377767                              .2500
      307,574.67                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377768                              .2500
       46,335.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377769                              .2500
      137,083.11                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377770                              .2500
      131,831.06                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377771                              .2500
       84,443.29                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377772                              .2500
      174,758.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377773                              .2500
      130,353.14                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377774                              .2500
       59,224.10                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377775                              .2500
      108,301.42                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377776                              .2500
      129,801.55                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5377778                              .2500
       79,969.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377781                              .2500
      171,890.32                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377782                              .2500
      259,834.20                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377785                              .2500
      129,837.82                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377786                              .2500
      161,770.58                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5377787                              .2500
       81,805.19                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377788                              .2500
       81,805.19                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377789                              .2500
      103,756.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377790                              .2500
      343,751.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377791                              .2500
      113,468.15                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377793                              .2500
      219,696.19                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377794                              .2500
      164,907.49                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377795                              .2500
      114,574.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5377796                              .2500
      314,818.77                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377797                              .2500
       72,671.56                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377798                              .2500
       43,151.38                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377799                              .2500
      418,673.14                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5377801                              .2500
       62,016.38                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377802                              .2500
       78,941.37                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377803                              .2500
       71,895.43                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377804                              .2500
      105,780.82                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377805                              .2500
       43,487.19                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377806                              .2500
      274,629.71                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377807                              .2500
       47,971.66                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377808                              .2500
      126,307.68                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377809                              .2500
      103,933.68                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377810                              .2500
      131,835.33                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377811                              .2500
       81,897.71                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377813                              .2500
      199,865.80                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5377814                              .2500
       84,391.85                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377815                              .2500
      125,247.52                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377817                              .2500
      206,656.80                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377818                              .2500
       97,381.43                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377819                              .2500
       42,726.03                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377820                              .2500
       41,203.57                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377821                              .2500
      112,387.32                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377822                              .2500
      227,834.98                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5377825                              .2500
      191,754.28                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377826                              .2500
      102,086.50                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377827                              .2500
       62,174.31                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377828                              .2500
      307,813.41                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377829                              .2500
      649,249.32                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377830                              .2500
      216,747.53                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377831                              .2500
       68,761.88                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377835                              .2500
      207,783.44                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377836                              .2500
       47,908.61                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377838                              .2500
       32,508.34                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377839                              .2500
      116,864.88                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377840                              .2500
       39,973.83                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377841                              .2500
      103,823.80                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377843                              .2500
      194,525.09                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5377844                              .2500
      224,712.07                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377845                              .2500
      174,093.44                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5377846                              .2500
       58,412.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377847                              .2500
      199,730.71                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377848                              .2500
      308,911.93                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377849                              .2500
      314,575.87                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377850                              .2500
      142,829.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377851                              .2500
      125,808.27                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377852                              .2500
      194,131.56                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377853                              .2500
       54,935.70                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450
1



      5377854                              .2500
       81,807.84                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377856                              .2500
      204,737.66                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377858                              .2500
      137,986.28                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377859                              .2500
      194,737.45                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377860                              .2500
      166,399.13                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377861                              .2500
      239,668.58                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377862                              .2500
      203,725.33                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377863                              .2500
       58,428.87                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      5377864                              .2500
      274,600.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377865                              .2500
      130,333.01                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377866                              .2500
      291,453.64                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5377867                              .2500
      224,689.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377868                              .2500
      168,794.52                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377870                              .2500
      265,632.69                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377871                              .2500
       69,261.26                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377872                              .2500
      138,959.04                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950
1



      5377873                              .2500
      339,506.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377874                              .2500
      399,419.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377875                              .2500
      242,904.29                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377876                              .2500
      112,060.04                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377877                              .2500
      131,915.83                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377878                              .2500
      139,004.59                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377879                              .2500
      238,716.77                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5377881                              .2500
      106,834.03                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200
1



      5377882                              .2500
      459,440.69                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377884                              .2500
       95,277.92                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377885                              .2500
      181,049.64                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377886                              .2500
       99,835.05                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377887                              .2500
      167,779.46                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5377888                              .2500
      143,824.90                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5377891                              .2500
      294,622.48                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5377892                              .2500
      274,656.95                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5377894                              .2500
      311,569.15                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377895                              .2500
      159,761.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377896                              .2500
      157,027.31                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5377897                              .2500
       86,664.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5377898                              .2500
      240,912.20                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5377899                              .2500
      157,315.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5377900                              .2500
      267,501.55                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377901                              .2500
       90,886.47                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5377902                              .2500
      134,848.08                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5377903                              .2500
      238,339.97                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5377905                              .2500
       65,769.47                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5377907                              .2500
      293,614.06                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5378312                              .2500
      139,912.98                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5378517                              .2500
      578,231.05                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5378693                              .2500
      227,549.54                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5378694                              .2500
       67,373.25                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5378695                              .2500
       99,858.37                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5378696                              .2500
       87,801.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5378697                              .2500
      147,654.40                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5378699                              .2500
      135,717.39                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5378700                              .2500
      121,818.21                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5378701                              .2500
       95,051.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5378703                              .2500
      208,870.10                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5378714                              .2500
      302,833.48                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5378715                              .2500
      499,061.14                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5378716                              .2500
      534,397.92                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5378719                              .2500
      284,441.27                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5378720                              .2500
      279,659.54                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5378721                              .2500
      463,202.64                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5378722                              .2500
      332,615.44                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5378724                              .2500
      370,710.90                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5378725                              .2500
      361,927.33                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5378726                              .2500
      351,751.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5378970                              .2500
      302,402.52                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5379124                              .2500
       47,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5379251                              .2500
      479,248.84                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5379605                              .2500
      579,630.15                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5380236                              .2500
      394,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5380703                              .2500
      298,636.45                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5381185                              .2500
      206,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5384914                              .2500
      140,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5384928                              .2500
       63,200.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5384929                              .2500
       73,700.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5384936                              .2500
       85,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5384940                              .2500
      186,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5384944                              .2500
      112,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5384956                              .2500
      247,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5384958                              .2500
      195,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5384980                              .2500
      105,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5384984                              .2500
      143,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5384989                              .2500
      720,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5384993                              .2500
      280,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5385010                              .2500
      121,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5385017                              .2500
      184,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5385022                              .2500
      250,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5385026                              .2500
      129,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      5385027                              .2500
      130,500.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5385030                              .2500
       62,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5385039                              .2500
      148,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5385041                              .2500
      137,275.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5385043                              .2500
      120,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5385049                              .2500
      217,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5385050                              .2500
      260,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5385055                              .2500
      284,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5385056                              .2500
      175,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5385059                              .2500
      145,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5385077                              .2500
      120,800.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5385084                              .2500
      316,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5385308                              .2500
      178,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5385618                              .2500
      220,722.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5392536                              .2500
      169,873.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5392848                              .2500
      251,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5393198                              .2500
      119,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5395577                              .2500
      319,550.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5395582                              .2500
      304,700.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5395585                              .2500
      109,250.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5395598                              .2500
       98,940.03                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5395612                              .2500
      205,200.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5395625                              .2500
       62,200.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5395632                              .2500
      200,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5395639                              .2500
      261,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5395647                              .2500
       73,900.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5395650                              .2500
      109,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5395659                              .2500
      240,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5395665                              .2500
      118,400.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5396228                              .2500
      139,730.35                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5396596                              .2500
      518,405.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5397100                              .2500
       68,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5397110                              .2500
      303,224.79                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5398757                              .2500
      110,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5398768                              .2500
      185,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5398769                              .2500
      111,150.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5400113                              .2500
      165,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5400851                              .2500
      468,469.13                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5401928                              .2500
      569,576.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5402173                              .2500
      387,704.76                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5403759                              .2500
      472,640.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5405300                              .2500
      539,589.10                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5405303                              .2500
      200,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5405321                              .2500
      562,071.98                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5405334                              .2500
      426,870.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5405345                              .2500
      438,865.80                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5405443                              .2500
      379,738.49                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5407440                              .2500
      638,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5407599                              .2500
      232,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5408306                              .2500
       85,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5411203                              .2500
      117,600.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5411764                              .2500
      420,206.91                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5412322                              .2500
      201,442.73                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5412323                              .2500
      303,774.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412324                              .2500
      332,259.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412325                              .2500
      237,328.09                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5412505                              .2500
      235,695.97                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5412506                              .2500
      167,372.54                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5412507                              .2500
      599,543.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5412508                              .2500
      329,508.65                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412509                              .2500
      129,903.52                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412510                              .2500
      423,585.40                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412512                              .2500
      213,156.88                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5412513                              .2500
      175,557.28                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700
1



      5412514                              .2500
       61,953.98                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412515                              .2500
      220,662.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5412516                              .2500
      229,829.30                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412517                              .2500
      575,632.70                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5412518                              .2500
      395,713.38                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412520                              .2500
      120,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412521                              .2500
      370,231.84                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412522                              .2500
      127,420.74                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5412526                              .2500
       87,695.45                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5412528                              .2500
      142,694.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412529                              .2500
      475,655.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412531                              .2500
      399,703.14                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412532                              .2500
      186,075.06                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5412533                              .2500
      141,803.91                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5412534                              .2500
      141,897.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412535                              .2500
      128,404.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5412536                              .2500
      194,869.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5412538                              .2500
      180,272.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5412542                              .2500
      299,782.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412543                              .2500
      118,226.47                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5412544                              .2500
      249,809.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5412546                              .2500
      337,349.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412547                              .2500
      126,406.12                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5412551                              .2500
       95,335.98                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5412553                              .2500
      259,811.81                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412554                              .2500
      217,842.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5412555                              .2500
      232,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5412556                              .2500
      217,550.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5412557                              .2500
      231,814.47                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5412559                              .2500
      533,603.69                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5415413                              .2500
       56,250.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5415423                              .2500
      164,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5415424                              .2500
      123,000.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5415428                              .2500
      412,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5415440                              .2500
      262,500.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5415445                              .2500
      150,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5415446                              .2500
       69,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5415454                              .2500
      388,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5417956                              .2500
      397,657.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5417957                              .2500
      382,735.73                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5421106                              .5000
      524,620.02                          .0800
            7.6250                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5421111                              .5000
      479,643.77                          .0300
            7.5000                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5421119                              .5000
      415,698.90                          .0800
            7.6250                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5421120                              .5000
      305,772.90                          .0300
            7.5000                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5421126                              .5000
      502,401.86                          .0300
            7.5000                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5421129                              .5000
      359,726.07                          .0300
            7.3750                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5421148                              .5000
      435,692.27                          .0800
            7.7500                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5421163                              .5000
      475,379.04                          .0800
            7.7500                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5421164                              .5000
      424,676.61                          .0300
            7.3750                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5423891                              .2500
      270,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5423900                              .2500
      156,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5427983                              .2500
      216,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5427986                              .2500
      345,600.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5427993                              .2500
       67,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5427999                              .2500
      164,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5428000                              .2500
      200,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5428003                              .2500
      431,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5428009                              .2500
       72,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5428011                              .2500
      193,800.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5428013                              .2500
       90,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5428015                              .2500
      104,800.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5428016                              .2500
       98,250.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5428017                              .2500
      118,400.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5428021                              .2500
      130,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5428024                              .2500
      338,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5428033                              .2500
      265,200.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5428034                              .2500
      139,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5428037                              .2500
       50,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5428045                              .2500
      208,050.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5428046                              .2500
      200,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5428051                              .2500
      116,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5428053                              .2500
       75,150.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950
1



      5428060                              .2500
      104,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5428063                              .2500
      303,850.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5428064                              .2500
      157,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5428071                              .2500
       80,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5428076                              .2500
      111,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5428091                              .2500
      341,250.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5428204                              .2500
       56,800.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5428213                              .2500
      170,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5428215                              .2500
      130,700.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5428221                              .2500
      251,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5428227                              .2500
       92,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5428228                              .2500
      354,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5428397                              .2500
      190,800.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5428436                              .2500
      126,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5432327                              .2500
      283,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5434677                              .2500
      209,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5436425                              .2500
      209,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5439042                              .2500
      123,050.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5439045                              .2500
      187,150.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5439055                              .2500
       78,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5439067                              .2500
       69,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5439089                              .2500
      138,880.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5439106                              .2500
      456,800.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5439107                              .2500
       85,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5439109                              .2500
      128,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5439113                              .2500
       96,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5439116                              .2500
       66,500.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5439127                              .2500
      637,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5439134                              .2500
      157,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5439141                              .2500
      360,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5439171                              .2500
      112,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5439176                              .2500
       73,100.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5439180                              .2500
       90,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5439181                              .2500
      129,600.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5439262                              .2500
      118,550.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5444112                              .2500
      342,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5450514                              .2500
      104,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5450522                              .2500
      127,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5450526                              .2500
      139,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5450531                              .2500
      461,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5450532                              .2500
      180,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5450536                              .2500
      130,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5450538                              .2500
      368,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5450543                              .2500
       80,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5450547                              .2500
       90,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5450548                              .2500
      212,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5450550                              .2500
      197,600.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5450555                              .2500
      150,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5450556                              .2500
      225,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5450558                              .2500
      120,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5450563                              .2500
       76,500.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5450579                              .2500
       93,100.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5450580                              .2500
      142,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5450583                              .2500
       92,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5450584                              .2500
       49,650.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5450587                              .2500
      220,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5450607                              .2500
      120,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5450610                              .2500
      209,950.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5450616                              .2500
      120,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5458702                              .2500
      150,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5459380                              .2500
       59,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5459392                              .2500
      364,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5459403                              .2500
      246,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5459406                              .2500
      390,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5459409                              .2500
      268,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5459411                              .2500
      140,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5459412                              .2500
      456,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5459417                              .2500
      450,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5459420                              .2500
      244,100.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5459421                              .2500
      340,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5459430                              .2500
       90,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5459433                              .2500
      162,400.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5459436                              .2500
       42,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5459438                              .2500
      169,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5459440                              .2500
      607,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5459444                              .2500
      577,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5459448                              .2500
      273,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5459457                              .2500
      325,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5459473                              .2500
      206,860.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5459488                              .2500
      138,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5459493                              .2500
      140,505.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5459513                              .2500
       60,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5459517                              .2500
      245,700.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461157                              .2500
      100,650.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461161                              .2500
      278,300.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461726                              .2500
      315,172.50                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461874                              .2500
      108,937.29                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5461876                              .2500
      219,820.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5461878                              .2500
      228,150.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5461880                              .2500
      153,803.15                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461886                              .2500
      269,039.72                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461890                              .2500
      261,378.41                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461893                              .2500
      400,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5461901                              .2500
      208,083.36                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461904                              .2500
      303,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5461905                              .2500
      266,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5461906                              .2500
      307,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5461911                              .2500
      525,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461913                              .2500
      229,833.53                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5461914                              .2500
      239,854.60                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5461916                              .2500
       80,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5461917                              .2500
      243,623.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5461921                              .2500
      160,000.00                          .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.0000                        1.6700

      5461924                              .2500
      165,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5461928                              .2500
      308,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461933                              .2500
       75,746.35                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5461937                              .2500
      150,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5461939                              .2500
      207,337.74                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5461946                              .2500
       94,932.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5461948                              .2500
      157,788.49                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5461949                              .2500
      209,859.09                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5461954                              .2500
      269,827.83                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5461959                              .2500
      300,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461963                              .2500
      348,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5461964                              .2500
      376,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5461973                              .2500
      441,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5461974                              .2500
      130,971.77                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5461976                              .2500
      109,827.61                          .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.0000                        1.9200

      5461978                              .2500
      101,190.22                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5461983                              .2500
      582,109.15                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5461984                              .2500
      446,215.28                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461988                              .2500
      284,818.27                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5461992                              .2500
      224,833.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5461995                              .2500
       98,326.47                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5462003                              .2500
      288,320.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5462006                              .2500
       98,728.49                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5462007                              .2500
      359,477.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5462008                              .2500
      191,734.87                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5462011                              .2500
       96,629.30                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5462014                              .2500
      217,682.84                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5462029                              .2500
      319,650.64                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5462033                              .2500
      567,882.28                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5462034                              .2500
      115,916.04                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5462049                              .2500
      149,885.86                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5462057                              .2500
      103,632.79                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5462058                              .2500
      107,909.27                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000
1



      5462060                              .2500
      102,086.51                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5462062                              .2500
      457,168.87                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5462064                              .2500
      177,864.56                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5462072                              .2500
      412,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5462080                              .2500
       74,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5462092                              .2500
       54,000.00                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.0000                        1.5450

      5462097                              .2500
      262,823.53                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5462292                              .2500
      123,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5462352                              .2500
      379,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5462551                              .2500
      200,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5471284                              .2500
      444,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5471285                              .2500
      435,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5471288                              .2500
      151,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5471309                              .2500
      380,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5471310                              .2500
      212,800.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5471312                              .2500
      153,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000
1



      5471313                              .2500
      214,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5471324                              .2500
       95,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5471327                              .2500
       85,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5471337                              .2500
      102,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5471343                              .2500
      242,550.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5471349                              .2500
      275,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5471357                              .2500
      164,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5471367                              .2500
      147,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700
1



      5471368                              .2500
       79,200.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5471372                              .2500
      225,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5471382                              .2500
      300,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5471401                              .2500
       91,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5471403                              .2500
      442,400.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5471441                              .2500
       90,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5473136                              .2500
      116,090.92                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5473137                              .2500
      108,663.03                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5473138                              .2500
      236,310.87                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5473139                              .2500
      304,185.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5473142                              .2500
      574,604.29                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5473144                              .2500
       79,889.52                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5473145                              .2500
      350,146.39                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5473147                              .2500
      185,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5473148                              .2500
      347,394.78                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5473150                              .2500
       91,933.41                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950
1



      5473151                              .2500
      385,772.11                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5473152                              .2500
       89,941.12                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5473153                              .2500
      139,796.70                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5473154                              .2500
       91,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5473156                              .2500
      320,179.51                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5473160                              .2500
      150,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5473161                              .2500
      104,228.22                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5473162                              .2500
      303,815.83                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700
1



      5473164                              .2500
       96,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5473167                              .2500
      138,569.48                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5473168                              .2500
      247,350.06                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5473169                              .2500
      236,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5473170                              .2500
      298,894.09                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5477030                              .2500
      167,381.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5477031                              .2500
      403,700.17                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477032                              .2500
      149,738.12                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5477034                              .2500
      334,251.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477035                              .2500
      194,858.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5477036                              .2500
      108,419.48                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477037                              .2500
      407,657.23                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5477039                              .2500
      455,321.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477042                              .2500
      166,745.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5477045                              .2500
      142,787.08                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477048                              .2500
      390,909.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5477049                              .2500
      419,688.30                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477051                              .2500
      399,447.63                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5477052                              .2500
      405,410.43                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5477053                              .2500
      206,111.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5477054                              .2500
      272,572.79                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5477055                              .2500
      435,699.95                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5477056                              .2500
      142,283.92                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5477057                              .2500
      407,392.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5477058                              .2500
      244,813.58                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5477060                              .2500
      467,320.37                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5477061                              .2500
      249,598.97                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5477063                              .2500
      383,722.07                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5477064                              .2500
      201,850.09                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477066                              .2500
      366,713.70                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5477067                              .2500
       89,933.21                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5477068                              .2500
      199,847.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450
1



      5483338                              .2500
      155,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5483348                              .2500
      110,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5483368                              .2500
      122,400.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5483381                              .2500
      118,350.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5483387                              .2500
      118,500.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5483390                              .2500
       79,750.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5483394                              .2500
      217,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5483399                              .2500
      161,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5483405                              .2500
       63,450.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5483412                              .2500
      128,250.00                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.0000                        1.4200

      5483415                              .2500
      506,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5483422                              .2500
      506,250.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5483424                              .2500
      100,800.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5483429                              .2500
      120,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5483430                              .2500
      139,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5483434                              .2500
      410,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5483448                              .2500
      382,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5483462                              .2500
      314,500.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5483467                              .2500
      196,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5483480                              .2500
      360,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5483485                              .2500
      148,950.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5483523                              .2500
      207,700.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5483531                              .2500
      265,650.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5483554                              .2500
      320,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5483560                              .2500
      116,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5483572                              .2500
      130,500.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5483573                              .2500
      164,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5483582                              .2500
      170,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5494353                              .2500
       92,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5494355                              .2500
      209,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5494358                              .2500
       68,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5494362                              .2500
      120,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5494378                              .2500
      615,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5494382                              .2500
      184,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5494383                              .2500
      325,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5494384                              .2500
       90,000.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5494389                              .2500
      120,000.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5494394                              .2500
      186,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5494398                              .2500
      280,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5494403                              .2500
      300,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000
1



      5494405                              .2500
       45,900.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5494408                              .2500
      100,800.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5494420                              .2500
      484,000.00                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5494421                              .2500
      115,600.00                          .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      5494428                              .2500
      105,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5494440                              .2500
      161,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5494655                              .2500
      225,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5506458                              .2500
      217,980.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5506461                              .2500
      153,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5506464                              .2500
       48,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5506476                              .2500
      281,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5506477                              .2500
      208,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5506487                              .2500
      192,000.00                          .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000

      5506507                              .2500
      208,000.00                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5506512                              .2500
       96,000.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      5506517                              .2500
      275,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700
1



      5506524                              .2500
      103,500.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5506534                              .2500
      475,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5506542                              .2500
       80,910.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5506556                              .2500
      562,500.00                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.0000                         .7950

      5511545                              .2500
      449,362.73                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5511915                              .2500
      157,196.61                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5511973                              .2500
      329,761.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5512337                              .2500
       51,500.04                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450
1



      5512708                              .2500
      363,121.53                          .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      5513096                              .2500
      325,021.07                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5513516                              .2500
      449,424.13                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5516941                              .2500
      121,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5516951                              .2500
      422,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5516958                              .2500
      374,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5516963                              .2500
      195,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5516979                              .2500
       78,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450
1



      5516980                              .2500
      504,000.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5516984                              .2500
      285,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0000                         .0450

      5517034                              .2500
      144,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5517041                              .2500
      349,250.00                          .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      5517044                              .2500
       68,000.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5517052                              .2500
      135,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5517072                              .2500
      121,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5517118                              .2500
      449,713.05                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200
1



      5517132                              .2500
      107,843.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5517153                              .2500
      313,954.75                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5517219                              .2500
      283,108.49                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.0000                         .5450

      5518067                              .2500
      406,687.35                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5518252                              .2500
      489,695.44                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5518403                              .2500
      109,018.88                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5518431                              .2500
      649,585.52                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5519309                              .2500
      111,318.27                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5519473                              .2500
      164,900.04                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5523856                              .2500
      201,200.00                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5523861                              .2500
      162,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5523880                              .2500
      195,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200

      5523896                              .2500
       53,800.00                          .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.0000                        1.2950

      5523911                              .2500
      114,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5524227                              .2500
      409,404.61                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5524444                              .2500
      119,612.19                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      5524568                              .2500
       66,519.01                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5524871                              .2500
      346,000.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5524960                              .2500
      491,386.25                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.0000                        1.0450

      5525288                              .2500
      356,519.32                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.0000                         .6700

      5528481                              .2500
       54,866.73                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5528846                              .2500
      359,739.44                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.0000                         .2950

      5534173                              .2500
      158,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5534227                              .2500
       65,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            7.0000                         .4200
1



      5534259                              .2500
       96,000.00                          .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.0000                        1.1700

      5535062                              .2500
      622,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.0000                         .1700

      5543964                              .2500
      199,500.00                          .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.0000                         .9200

      5548199                              .2500
      229,500.00                          .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

  TOTAL NUMBER OF LOANS:     2130
  TOTAL BALANCE........:        425,105,790.24


  RUN ON     : 09/24/01            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 10.34.35            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2001-QS12       FIXED SUMMARY REPORT      CUTOFF : 09/01/01
  POOL       : 0004542
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        7.8273            6.5900      9.6250
  RFC NET RATE                          7.5750            6.3400      9.3750
  NET MTG RATE(INVSTR RATE)             7.4995            6.3100      9.2950
  POST STRIP RATE                       6.9886            6.3100      7.0000
  SUB SERV FEE                           .2523             .2500       .5000
  MSTR SERV FEE                          .0755             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5109             .0000      2.2950







  TOTAL NUMBER OF LOANS:  2130
  TOTAL BALANCE........:     425,105,790.24


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 09/24/01           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 10.34.35          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2001-QS12                                 CUTOFF : 09/01/01
  POOL       : 0004542
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4127491          742/G02             F           90,000.00         ZZ
                                         360         89,673.87          1
                                       8.375            684.07         68
                                       8.125            684.07
    CANASTOTA        NY   13032          1            04/27/01         00
    0433125986                           05           06/01/01          0
    6203178                              O            05/01/31
    0


    4239311          B60/G02             F          184,000.00         ZZ
                                         360        183,095.94          1
                                       7.875          1,334.13         80
                                       7.625          1,334.13
    LEBANON          TN   37087          2            01/26/01         00
    0433040284                           05           03/01/01          0
    305837                               O            02/01/31
    0


    4346442          E22/G02             F           70,400.00         ZZ
                                         360         69,251.21          1
                                       8.000            516.57         80
                                       7.750            516.57
    HOUSTON          TX   77070          5            02/12/01         00
    0412356206                           03           04/01/01          0
    0412356206                           O            03/01/31
    0


    4364586          601/G02             F          275,000.00         ZZ
                                         360        274,033.19          1
                                       8.750          2,163.43         78
                                       8.500          2,163.43
    SANTA FE         NM   87505          1            02/28/01         00
    0433113875                           05           04/01/01          0
1


    60413846                             N            03/01/31
    0


    4419929          601/G02             F          280,000.00         ZZ
                                         360        279,418.13          1
                                       7.875          2,030.19         80
                                       7.625          2,030.19
    VALLEY           NE   68064          5            05/23/01         00
    0433045713                           05           07/01/01          0
    60402278                             O            06/01/31
    0


    4491755          664/G02             F          186,000.00         ZZ
                                         360        185,367.58          3
                                       8.000          1,364.81         93
                                       7.750          1,364.81
    CICERO           IL   60804          2            03/24/01         01
    0433113339                           05           05/01/01         30
    0003831633                           O            04/01/31
    0


    4535142          994/G02             F           87,500.00         T
                                         360         87,215.76          1
                                       8.875            696.19         67
                                       8.625            696.19
    SCARBOROUGH      ME   04074          5            03/30/01         00
    0433041076                           05           05/01/01          0
    32180475401                          O            04/01/31
    0


    4569198          A06/G02             F          400,000.00         ZZ
                                         360        398,497.03          1
                                       7.500          2,796.86         40
                                       7.250          2,796.86
    WEST BLOOMFIELD  MI   48328          5            03/20/01         00
    0433055266                           05           05/01/01          0
    1                                    O            04/01/31
    0


    4581768          994/G02             F          368,000.00         ZZ
                                         360        367,195.84          1
                                       7.625          2,604.69         80
                                       7.375          2,604.69
    POINT PLEASANT   NJ   08742          1            05/23/01         00
    0433123213                           05           07/01/01          0
    1000297756                           N            06/01/31
    0


1


    4597860          964/G02             F          112,100.00         ZZ
                                         360        106,194.70          1
                                       7.875            812.80         62
                                       7.625            812.80
    ARVADA           CO   80004          2            03/06/01         00
    0432934453                           05           05/01/01          0
    106047                               O            04/01/31
    0


    4600849          J40/G02             F          140,320.00         ZZ
                                         360        139,888.94          1
                                       7.375            969.16         80
                                       7.125            969.16
    HIAWASSEE        GA   30546          2            04/13/01         00
    0432910123                           05           06/01/01          0
    7702504                              O            05/01/31
    0


    4609503          168/168             F          247,500.00         T
                                         360        246,700.00          1
                                       8.250          1,859.38         75
                                       8.000          1,859.38
    RICHMOND         CA   94804          2            03/08/01         00
    0439601363                           01           05/01/01          0
    0439601363                           O            04/01/31
    0


    4610905          601/G02             F          166,500.00         ZZ
                                         360        166,102.53          2
                                       8.625          1,295.02         90
                                       8.375          1,295.02
    MT LEBANON       PA   15228          1            04/16/01         12
    0433044435                           05           06/01/01         25
    60489093                             N            05/01/31
    0


    4622718          994/G02             F          435,000.00         ZZ
                                         360        433,630.27          1
                                       7.250          2,967.47         44
                                       7.000          2,967.47
    CHEVY CHASE      MD   20815          5            04/25/01         00
    0433040821                           05           06/01/01          0
    918219503                            O            05/01/31
    0


    4628587          E86/G02             F          238,000.00         ZZ
                                         360        237,363.73          1
                                       8.125          1,767.14         90
                                       7.875          1,767.14
1


    BRADFORD         MA   01835          5            04/23/01         04
    0432914018                           05           06/01/01         25
    316691                               O            05/01/31
    0


    4656554          926/926             F           70,750.00         ZZ
                                         360         70,553.31          1
                                       7.875            512.99         69
                                       7.625            512.99
    HILTON HEAD ISL  SC   29928          2            04/24/01         00
    01048134                             01           06/01/01          0
    01048134                             N            05/01/31
    0


    4661450          742/G02             F          207,900.00         ZZ
                                         360        207,612.90          3
                                       7.875          1,507.42         90
                                       7.625          1,507.42
    BROOKLYN         NY   11207          1            06/26/01         14
    0433039864                           05           08/01/01         25
    6208730                              O            07/01/31
    0


    4679689          601/G02             F          139,500.00         ZZ
                                         360        139,121.81          1
                                       8.000          1,023.61         90
                                       7.750          1,023.61
    DENVER           CO   80219          2            04/30/01         11
    0433050036                           05           06/01/01         25
    60506995                             O            05/01/31
    0


    4682123          U05/G02             F          215,650.00         ZZ
                                         360        215,407.31          4
                                       8.875          1,715.81         95
                                       8.625          1,715.81
    POMONA           CA   91766          1            06/27/01         11
    0433040904                           05           08/01/01         30
    3129043                              O            07/01/31
    0


    4683934          994/G02             F          318,700.00         ZZ
                                         360        318,003.59          1
                                       7.625          2,255.74         72
                                       7.375          2,255.74
    WARWICK          NY   10990          2            05/17/01         00
    0433106960                           05           07/01/01          0
    001999991810                         O            06/01/31
    0
1




    4684003          601/G02             F          183,600.00         T
                                         360        183,178.31          1
                                       7.375          1,268.08         80
                                       7.125          1,268.08
    ARNOLD           CA   95223          1            05/04/01         00
    0433022803                           03           07/01/01          0
    60550944                             O            06/01/31
    0


    4684628          601/G02             F          275,000.00         ZZ
                                         360        274,590.54          1
                                       7.500          1,922.84         80
                                       7.250          1,922.84
    CENTER VALLEY    PA   18034          1            06/08/01         00
    0433047891                           03           08/01/01          0
    60538063                             O            07/01/31
    0


    4685067          601/G02             F          135,000.00         ZZ
                                         360        134,595.46          1
                                       7.500            943.94         90
                                       7.250            943.94
    EATONTON         GA   31024          1            04/30/01         14
    0433039294                           05           06/01/01         25
    60538949                             O            05/01/31
    0


    4690762          E82/G02             F          252,000.00         ZZ
                                         360        251,299.46          1
                                       7.875          1,827.17         56
                                       7.625          1,827.17
    LOUISVILLE       KY   40245          5            04/19/01         00
    0400408779                           05           06/01/01          0
    0400408779                           O            05/01/31
    0


    4695926          601/G02             F           85,000.00         ZZ
                                         360         84,852.21          1
                                       8.750            668.70         63
                                       8.500            668.70
    TAMPA            FL   33616          5            05/08/01         00
    0433042041                           05           07/01/01          0
    60567062                             O            06/01/31
    0


    4696992          601/G02             F          143,900.00         ZZ
                                         360        143,112.03          1
1


                                       7.750          1,030.92         80
                                       7.500          1,030.92
    DECATUR          GA   30033          1            05/02/01         00
    0433113859                           05           06/01/01          0
    60555695                             O            05/01/31
    0


    4700085          B28/G02             F          267,300.00         ZZ
                                         360        266,478.90          3
                                       7.375          1,846.17         90
                                       7.125          1,846.17
    FEDERAL HEIGHTS  CO   80260          1            04/30/01         11
    0432827657                           05           06/01/01         25
    0104200003                           N            05/01/31
    0


    4712348          601/G02             F          106,670.00         ZZ
                                         360        106,221.85          1
                                       7.625            755.00         95
                                       7.375            755.00
    LAWRENCE         KS   66046          5            05/03/01         11
    0433021623                           05           07/01/01         30
    60505807                             O            06/01/31
    0


    4717126          994/G02             F           39,800.00         ZZ
                                         360         39,751.61          1
                                       8.500            306.03         70
                                       8.250            306.03
    GRESHAM          OR   97030          2            06/13/01         00
    0433061272                           01           08/01/01          0
    0218469876                           N            07/01/31
    0


    4717320          B57/G02             F          120,000.00         ZZ
                                         360        119,917.42          1
                                       7.875            870.08         60
                                       7.625            870.08
    VALENCIA AREA S  CA   91354          5            07/10/01         00
    0433052578                           05           09/01/01          0
    2113706                              N            08/01/31
    0


    4735491          944/G02             F          382,000.00         ZZ
                                         360        381,216.87          1
                                       7.375          2,638.38         75
                                       7.125          2,638.38
    DALY CITY        CA   94015          5            06/13/01         00
    0433149515                           05           08/01/01          0
1


    W01021608                            O            07/01/31
    0


    4737255          601/G02             F          480,000.00         ZZ
                                         360        479,075.44          1
                                       8.250          3,606.08         80
                                       8.000          3,606.08
    AUSTIN           TX   78731          1            05/11/01         00
    0433113867                           05           07/01/01          0
    6057982                              O            06/01/31
    0


    4740047          601/G02             F          450,000.00         ZZ
                                         360        449,064.81          1
                                       7.875          3,262.82         75
                                       7.625          3,262.82
    MARBLE FALLS     TX   78654          1            05/22/01         00
    0433114162                           05           07/01/01          0
    60581378                             O            06/01/31
    0


    4742217          687/G02             F          147,200.00         ZZ
                                         360        147,200.00          1
                                       8.000          1,080.10         80
                                       7.750          1,080.10
    ALIQUIPPA        PA   15001          1            08/17/01         00
    0433129558                           05           10/01/01          0
    0103291501                           O            09/01/31
    0


    4745676          601/G02             F          194,400.00         T
                                         360        193,942.26          1
                                       7.250          1,326.16         80
                                       7.000          1,326.16
    HIAWASSEE        GA   30546          1            05/25/01         00
    0433052537                           05           07/01/01          0
    60561198                             O            06/01/31
    0


    4746867          P01/G02             F          352,000.00         ZZ
                                         360        351,751.55          1
                                       7.750          2,521.78         79
                                       7.500          2,521.78
    NORTH PALM BEAC  FL   33410          5            07/13/01         00
    0433099256                           03           09/01/01          0
    01003404                             O            08/01/31
    0


1


    4748733          U62/G02             F           90,250.00         ZZ
                                         360         90,052.80          1
                                       7.625            638.78         95
                                       7.375            638.78
    EAST WENATCHEE   WA   98802          5            05/11/01         04
    0432898864                           05           07/01/01         30
    2001245513                           O            06/01/31
    0


    4748814          601/G02             F          215,000.00         ZZ
                                         360        214,352.80          1
                                       8.125          1,596.37         70
                                       7.875          1,596.37
    ALLENDALE        NJ   07401          2            05/31/01         00
    0433043320                           05           07/01/01          0
    60587821                             O            06/01/31
    0


    4751590          T68/G02             F          155,250.00         ZZ
                                         360        154,958.48          1
                                       8.375          1,180.01         90
                                       8.125          1,180.01
    SAN ANTONIO      TX   78249          1            05/15/01         04
    0432991842                           03           07/01/01         25
    62565934S                            O            06/01/31
    0


    4759907          T90/G02             F          144,000.00         ZZ
                                         360        143,677.38          2
                                       7.500          1,006.87         90
                                       7.250          1,006.87
    NEW ORLEANS      LA   70118          5            05/22/01         12
    0432926566                           05           07/01/01         25
    48313                                O            06/01/31
    0


    4761554          601/G02             F          200,000.00         ZZ
                                         360        199,594.72          1
                                       8.000          1,467.53         57
                                       7.750          1,467.53
    FORT MYERS BEAC  FL   33931          5            05/15/01         00
    0433041316                           05           07/01/01          0
    60593621                             O            06/01/31
    0


    4762547          A33/G02             F           32,200.00         ZZ
                                         360         32,142.55          2
                                       8.625            250.45         70
                                       8.375            250.45
1


    GRAND RAPIDS     MI   49504          1            05/16/01         00
    0433051067                           05           07/01/01          0
    0769104533                           N            06/01/31
    0


    4762917          994/G02             F          339,500.00         ZZ
                                         360        338,776.50          1
                                       7.750          2,432.22         80
                                       7.500          2,432.22
    DANA POINT       CA   92629          5            05/10/01         00
    0433041670                           09           07/01/01          0
    1417968241                           O            06/01/31
    0


    4772585          U62/G02             F          342,000.00         ZZ
                                         360        341,213.59          1
                                       7.375          2,362.11         60
                                       7.125          2,362.11
    SUNNYVALE        CA   94086          5            05/22/01         00
    0433071271                           05           07/01/01          0
    2001245579                           O            06/01/31
    0


    4778411          601/G02             F          182,512.00         ZZ
                                         360        182,177.94          1
                                       8.500          1,403.36         72
                                       8.250          1,403.36
    EXCELSIOR SPRIN  MO   64024          5            05/21/01         00
    0433114212                           05           07/01/01          0
    60583606                             O            06/01/31
    0


    4778603          601/G02             F           83,600.00         ZZ
                                         360         83,438.96          1
                                       8.250            628.06         80
                                       8.000            628.06
    ST PAUL          MN   55104          5            05/25/01         00
    0433042405                           05           07/01/01          0
    60587565                             O            06/01/31
    0


    4779001          R49/G02             F          328,000.00         ZZ
                                         360        327,601.18          1
                                       8.500          2,522.04         90
                                       8.250          2,522.04
    ALTADENA         CA   91001          5            06/15/01         01
    0433023009                           05           08/01/01         25
    9709214                              O            07/01/31
    0
1




    4784890          601/G02             F           98,900.00         ZZ
                                         360         98,704.61          1
                                       8.125            734.33         90
                                       7.875            734.33
    MARIETTA         GA   30066          1            05/21/01         10
    0433113594                           05           07/01/01         17
    60554995                             O            06/01/31
    0


    4785178          A46/G02             F          111,920.00         ZZ
                                         360        111,681.49          1
                                       7.750            801.81         80
                                       7.500            801.81
    RIO RANCHO       NM   87124          1            05/30/01         00
    0433052024                           05           07/01/01          0
    0993134                              O            06/01/31
    0


    4788186          601/G02             F          199,000.00         ZZ
                                         360        198,576.76          1
                                       8.000          1,460.20         90
                                       7.750          1,460.20
    AUDOBON          PA   19403          1            05/22/01         11
    0433114170                           05           07/01/01         25
    60579166                             O            06/01/31
    0


    4796749          601/G02             F           50,500.00         ZZ
                                         360         50,409.89          1
                                       8.625            392.79         60
                                       8.375            392.79
    RIO RANCHO       NM   87124          1            05/23/01         00
    0433114188                           05           07/01/01          0
    60596947                             N            06/01/31
    0


    4796776          601/G02             F          440,000.00         ZZ
                                         360        439,038.51          1
                                       7.625          3,114.30         80
                                       7.375          3,114.30
    SALINAS          CA   93907          5            05/30/01         00
    0433113446                           05           07/01/01          0
    60592235                             O            06/01/31
    0


    4797244          601/G02             F           40,000.00         ZZ
                                         360         39,928.63          1
1


                                       8.625            311.12         59
                                       8.375            311.12
    RIO RANCHO       NM   87124          1            05/23/01         00
    0433048733                           05           07/01/01          0
    60597028                             N            06/01/31
    0


    4798661          T27/G02             F          100,700.00         ZZ
                                         360        100,474.40          1
                                       7.500            704.11         95
                                       7.250            704.11
    SAVANNAH         GA   31419          2            05/25/01         10
    0433055514                           05           07/01/01         30
    9215010004598                        O            06/01/31
    0


    4799868          994/G02             F          410,000.00         ZZ
                                         360        409,210.27          1
                                       8.250          3,080.19         74
                                       8.000          3,080.19
    YORBA LINDA      CA   92886          5            05/17/01         00
    0433131554                           05           07/01/01          0
    1418290454                           O            06/01/31
    0


    4801939          601/G02             F          247,500.00         ZZ
                                         360        247,175.08          1
                                       8.125          1,837.69         90
                                       7.875          1,837.69
    KNOXVILLE        TN   37932          1            06/29/01         14
    0433050234                           05           08/01/01         25
    6060091-3                            O            07/01/31
    0


    4802215          601/G02             F          176,800.00         ZZ
                                         360        176,413.67          1
                                       7.625          1,251.38         80
                                       7.375          1,251.38
    GONZALEZ         LA   70737          5            05/29/01         00
    0433113479                           05           07/01/01          0
    60609872                             O            06/01/31
    0


    4809727          601/G02             F          109,000.00         ZZ
                                         360        108,739.25          4
                                       8.250            818.88         80
                                       8.000            818.88
    BATON ROUGE      LA   70819          2            05/22/01         00
    0433030814                           05           07/01/01          0
1


    60481645                             N            06/01/31
    0


    4810653          601/G02             F          275,000.00         ZZ
                                         360        274,428.49          1
                                       7.875          1,993.95         75
                                       7.625          1,993.95
    COLORADO SPRING  CO   80908          5            05/23/01         00
    0433113933                           05           07/01/01          0
    60582541                             O            06/01/31
    0


    4810765          601/G02             F          380,000.00         ZZ
                                         360        379,572.34          1
                                       8.875          3,023.46         80
                                       8.625          3,023.46
    SHAWNEE          KS   66216          5            06/06/01         00
    0433113669                           03           08/01/01          0
    60596855                             O            07/01/31
    0


    4813002          E60/G02             F          115,000.00         ZZ
                                         360        114,735.85          1
                                       7.375            794.28         23
                                       7.125            794.28
    CAMBRIA          CA   93428          5            05/01/01         00
    0432992493                           05           07/01/01          0
    513250                               O            06/01/31
    0


    4817117          N60/N60             F          234,800.00         ZZ
                                         360        234,324.20          1
                                       8.000          1,722.88         80
                                       7.750          1,722.88
    SARASOTA         FL   34238          5            05/25/01         00
    523033648                            05           07/01/01          0
    523033648                            O            06/01/31
    0


    4820219          601/G02             F          319,400.00         ZZ
                                         360        318,768.94          1
                                       8.125          2,371.54         90
                                       7.875          2,371.54
    BIRMINGHAM       AL   35242          1            05/29/01         10
    0433114204                           05           07/01/01         25
    60594090                             O            06/01/31
    0


1


    4822514          601/G02             F          387,000.00         ZZ
                                         360        386,254.55          1
                                       8.250          2,907.41         80
                                       8.000          2,907.41
    BELLAIR BEACH    FL   33786          1            05/25/01         00
    0433046844                           05           07/01/01          0
    60616802                             O            06/01/31
    0


    4823251          H19/G02             F           80,820.00         ZZ
                                         360         80,683.04          3
                                       8.875            643.05         90
                                       8.625            643.05
    NEWARK           OH   43055          1            05/23/01         10
    0432900280                           29           07/01/01         25
    0002246635                           N            06/01/31
    0


    4823489          N47/G02             F           50,400.00         ZZ
                                         360         50,270.11          1
                                       8.250            378.64         80
                                       8.000            378.64
    FORT WAYNE       IN   46807          1            06/07/01         00
    0433014503                           05           07/01/01          0
    40111036                             O            06/01/31
    0


    4825383          994/G02             F          415,000.00         ZZ
                                         360        414,115.61          1
                                       7.750          2,973.11         70
                                       7.500          2,973.11
    SAN JOSE         CA   95126          5            05/23/01         00
    0433131430                           05           07/01/01          0
    0218279358                           O            06/01/31
    0


    4828249          601/G02             F           81,250.00         ZZ
                                         360         81,105.06          4
                                       8.625            631.95         65
                                       8.375            631.95
    ALBUQUERQUE      NM   87108          5            06/01/01         00
    0433047669                           05           07/01/01          0
    60607850                             N            06/01/31
    0


    4829887          575/G02             F           96,800.00         ZZ
                                         360         96,562.27          1
                                       7.750            693.49         80
                                       7.500            693.49
1


    BRUNSWICK        OH   44212          5            06/04/01         00
    0432996858                           05           08/01/01          0
    11957685                             O            07/01/31
    0


    4832121          E84/G02             F           83,900.00         ZZ
                                         360         83,694.51          1
                                       8.500            645.12         60
                                       8.250            645.12
    GAITHERSBURG     MD   20878          1            04/30/01         00
    0432812824                           01           06/01/01          0
    70307010                             O            05/01/31
    0


    4832445          822/G02             F          242,250.00         ZZ
                                         360        241,923.82          1
                                       8.000          1,777.55         85
                                       7.750          1,777.55
    WILDWOOD CREST   NJ   08260          1            06/30/01         12
    0433050820                           01           08/01/01         20
    3636044435                           N            07/01/31
    0


    4837045          N74/G02             F          124,200.00         ZZ
                                         360        123,921.75          1
                                       7.500            868.42         90
                                       7.250            868.42
    GREER            SC   29650          2            05/24/01         10
    0432914075                           05           07/01/01         25
    0028855010                           O            06/01/31
    0


    4838714          994/G02             F          558,400.00         ZZ
                                         360        557,609.22          1
                                       7.750          4,000.45         80
                                       7.500          4,000.45
    POWAY            CA   92064          5            07/21/01         00
    0433055084                           05           08/01/01          0
    0218366973                           O            07/01/31
    0


    4841855          601/G02             F           86,500.00         ZZ
                                         360         86,329.06          1
                                       8.125            642.27         74
                                       7.875            642.27
    VENICE           FL   34293          5            06/01/01         00
    0433050531                           05           07/01/01          0
    6060306-5                            N            06/01/31
    0
1




    4842090          601/G02             F           57,150.00         ZZ
                                         360         56,443.26          1
                                       8.625            444.51         90
                                       8.375            444.51
    JACKSONVILLE     FL   32277          1            06/01/01         14
    0433109550                           05           07/01/01         25
    60620838                             O            06/01/31
    0


    4843439          601/G02             F          132,500.00         ZZ
                                         360        132,217.63          1
                                       7.750            949.25         77
                                       7.500            949.25
    EL PRADO         NM   87529          1            06/04/01         00
    0433037900                           05           07/01/01          0
    60619392                             O            06/01/31
    0


    4844192          601/G02             F          128,600.00         ZZ
                                         360        128,325.94          1
                                       7.750            921.31         90
                                       7.500            921.31
    CONYERS          GA   30013          1            05/31/01         14
    0433053758                           05           07/01/01         25
    60277555                             O            06/01/31
    0


    4844242          E45/G02             F          207,950.00         ZZ
                                         360        207,579.04          3
                                       8.625          1,617.41         90
                                       8.375          1,617.41
    ATHENS           GA   30603          1            06/01/01         11
    0432952513                           23           07/01/01         25
    136051                               N            06/01/31
    0


    4845874          964/G02             F          156,500.00         ZZ
                                         360        156,402.73          1
                                       8.375          1,189.51         56
                                       8.125          1,189.51
    PHOENIX          AZ   85041          5            07/11/01         00
    0433007978                           05           09/01/01          0
    123584                               O            08/01/31
    0


    4850458          E23/G02             F          154,700.00         ZZ
                                         360        154,507.03          1
1


                                       8.375          1,175.83         85
                                       8.125          1,175.83
    MISSION VIEJO    CA   92691          5            06/19/01         04
    0433058088                           01           08/01/01         12
    51004666                             O            07/01/31
    0


    4850615          994/G02             F          284,000.00         ZZ
                                         360        283,794.45          1
                                       7.625          2,010.13         80
                                       7.375          2,010.13
    GLENDORA         CA   91740          5            06/27/01         00
    0433074648                           05           09/01/01          0
    618413833                            O            08/01/31
    0


    4854274          601/G02             F          275,000.00         ZZ
                                         360        274,674.10          1
                                       8.625          2,138.93         65
                                       8.375          2,138.93
    EL DORADO HILLS  CA   95762          2            06/05/01         00
    0433113958                           05           08/01/01          0
    60628476                             O            07/01/31
    0


    4856930          N47/G02             F          136,000.00         ZZ
                                         360        135,834.64          1
                                       8.500          1,045.72         80
                                       8.250          1,045.72
    CULVER CITY      CA   90230          1            06/25/01         00
    0432992519                           01           08/01/01          0
    30210322                             O            07/01/31
    0


    4860045          H58/G02             F          364,000.00         ZZ
                                         360        363,470.76          1
                                       7.625          2,576.70         80
                                       7.375          2,576.70
    BEND             OR   97701          5            06/18/01         00
    0432960979                           05           08/01/01          0
    0000066497                           O            07/01/31
    0


    4862281          601/G02             F          128,000.00         ZZ
                                         360        127,823.24          1
                                       7.875            928.09         80
                                       7.625            928.09
    GATLINBURG       TN   37738          5            06/14/01         00
    0433114055                           05           08/01/01          0
1


    60628351                             O            07/01/31
    0


    4862684          E45/G02             F          348,000.00         ZZ
                                         360        347,440.19          2
                                       9.125          2,831.44         80
                                       8.875          2,831.44
    NILES            IL   60714          1            06/04/01         00
    0433076205                           05           07/01/01          0
    140870                               O            06/01/31
    0


    4866729          A50/G02             F          160,000.00         ZZ
                                         360        159,749.62          1
                                       7.250          1,091.48         80
                                       7.000          1,091.48
    CALHOUN          GA   30701          5            06/20/01         00
    0433107547                           05           08/01/01          0
    305770                               O            07/01/31
    0


    4868607          964/G02             F          141,800.00         ZZ
                                         360        141,594.09          1
                                       7.625          1,003.65         90
                                       7.375          1,003.65
    AVONDALE         AZ   85323          1            06/25/01         01
    0432990224                           05           08/01/01         25
    127905                               N            07/01/31
    0


    4868884          601/G02             F          145,000.00         ZZ
                                         360        144,789.42          1
                                       7.625          1,026.31         85
                                       7.375          1,026.31
    VILLA RICA       GA   30180          5            06/07/01         10
    0433041399                           05           08/01/01         12
    60624608                             O            07/01/31
    0


    4869287          286/286             F          206,500.00         ZZ
                                         360        206,041.84          3
                                       9.000          1,661.55         78
                                       8.750          1,661.55
    CHICAGO          IL   60637          2            04/20/01         00
    9837723                              05           06/01/01          0
    9837723                              N            05/01/31
    0


1


    4874096          477/G02             F          233,700.00         ZZ
                                         360        233,369.04          1
                                       7.750          1,674.26         95
                                       7.500          1,674.26
    ANAHEIM          CA   92804          5            06/11/01         10
    0433003209                           05           08/01/01         30
    109788                               O            07/01/31
    0


    4879838          H37/G02             F          175,000.00         ZZ
                                         360        174,758.09          1
                                       7.875          1,269.00         55
                                       7.625          1,269.00
    BRICK            NJ   08723          5            06/18/01         00
    0432997005                           05           08/01/01          0
    00267074                             O            07/01/31
    0


    4879934          H22/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
                                       7.750          1,432.82         80
                                       7.500          1,432.82
    PLAINVIEW        NY   11803          1            07/12/01         00
    0432981546                           05           09/01/01          0
    0105051                              O            08/01/31
    0


    4881463          U05/G02             F          224,000.00         ZZ
                                         360        223,147.18          1
                                       7.625          1,585.46         76
                                       7.375          1,585.46
    SUNOL            CA   94586          2            04/26/01         00
    0432877157                           03           06/01/01          0
    3123855                              O            05/01/31
    0


    4881484          U05/G02             F          225,000.00         ZZ
                                         360        224,325.80          1
                                       7.500          1,573.23         75
                                       7.250          1,573.23
    PORTLAND         OR   97215          1            04/27/01         00
    0432877181                           05           06/01/01          0
    3116232                              O            05/01/31
    0


    4884419          601/G02             F          501,000.00         ZZ
                                         360        500,290.51          1
                                       7.750          3,589.23         62
                                       7.500          3,589.23
1


    FORT COLLINS     CO   80528          5            06/06/01         00
    0433114014                           05           08/01/01          0
    60578382                             O            07/01/31
    0


    4885944          E22/G02             F          320,000.00         ZZ
                                         360        319,457.83          1
                                       8.875          2,546.06         80
                                       8.625          2,546.06
    SAN MATEO        CA   94401          1            05/25/01         00
    0412627291                           05           07/01/01          0
    0412627291                           N            06/01/31
    0


    4886383          624/G02             F          114,000.00         ZZ
                                         360        113,919.54          1
                                       7.750            816.71         75
                                       7.500            816.71
    SCOTTSDALE       AZ   85254          5            07/16/01         00
    0433118841                           05           09/01/01          0
    35500610223F                         N            08/01/31
    0


    4887756          623/985             F          215,900.00         ZZ
                                         360        215,129.84          1
                                       7.750          1,546.73         80
                                       7.500          1,546.73
    STANWOOD         MI   49346          2            04/18/01         00
    5329560                              05           06/01/01          0
    5329560                              O            05/01/31
    0


    4887764          623/985             F          204,000.00         ZZ
                                         360        202,446.19          1
                                       7.500          1,426.40         80
                                       7.250          1,426.40
    CLIO             MI   48420          2            04/02/01         00
    5331841                              05           05/01/01          0
    5331841                              O            04/01/31
    0


    4889179          L81/G02             F          208,000.00         ZZ
                                         360        207,666.35          1
                                       7.125          1,401.33         80
                                       6.875          1,401.33
    SALIDA           CA   95368          5            06/01/01         00
    0432873396                           05           08/01/01          0
    10000901                             O            07/01/31
    0
1




    4890414          A22/G02             F          192,000.00         ZZ
                                         360        191,867.86          2
                                       7.875          1,392.14         80
                                       7.625          1,392.14
    RICHMOND HILL    NY   11418          1            07/20/01         00
    0433016557                           05           09/01/01          0
    2149                                 O            08/01/31
    0


    4892365          588/G02             F          111,200.00         ZZ
                                         360        111,061.28          1
                                       8.375            845.20         80
                                       8.125            845.20
    HANOVER TOWNSHI  PA   18017          1            06/29/01         00
    0433035987                           05           08/01/01          0
    1042997                              O            07/01/31
    0


    4897903          601/G02             F          199,875.00         ZZ
                                         360        199,644.16          4
                                       8.750          1,572.42         65
                                       8.500          1,572.42
    NEW BRIGHTON     MN   55112          5            06/11/01         00
    0433113388                           05           08/01/01          0
    60588415                             O            07/01/31
    0


    4899490          601/G02             F           97,500.00         ZZ
                                         360         97,381.45          1
                                       8.500            749.69         75
                                       8.250            749.69
    DECATUR          GA   30035          5            06/28/01         00
    0433048428                           05           08/01/01          0
    60633658                             N            07/01/31
    0


    4902098          Q73/G02             F          180,000.00         ZZ
                                         360        179,731.99          1
                                       7.500          1,258.59         75
                                       7.250          1,258.59
    SENATOBIA        MS   38668          5            06/18/01         00
    0433009776                           05           08/01/01          0
    2818928                              O            07/01/31
    0


    4906112          U62/G02             F           76,000.00         ZZ
                                         360         75,777.51          1
1


                                       7.125            512.02         66
                                       6.875            512.02
    SMALLWOOD        NY   12778          5            07/14/01         00
    0432999829                           05           08/01/01          0
    2001257449                           O            07/01/31
    0


    4906225          168/168             F          208,000.00         ZZ
                                         360        207,567.76          1
                                       7.875          1,508.14         72
                                       7.625          1,508.14
    WEST HEMPSTEAD   NY   11552          2            05/14/01         00
    0249761297                           05           07/01/01          0
    0249761297                           O            06/01/31
    0


    4906520          A46/G02             F          104,000.00         ZZ
                                         360        103,852.72          1
                                       7.750            745.07         80
                                       7.500            745.07
    PUEBLO WEST      CO   81007          1            06/12/01         00
    0433038049                           05           08/01/01          0
    0993138                              O            07/01/31
    0


    4909774          E22/G02             F          200,000.00         ZZ
                                         360        199,678.25          4
                                       9.125          1,627.27         79
                                       8.875          1,627.27
    SAVANNAH         GA   31404          5            05/31/01         00
    0412666182                           05           07/01/01          0
    0412666182                           O            06/01/31
    0


    4910207          G52/G02             F          190,800.00         ZZ
                                         360        190,476.73          1
                                       8.875          1,518.09         90
                                       8.625          1,518.09
    LAS VEGAS        NV   89108          1            05/17/01         10
    0433060399                           05           07/01/01         25
    6100000054                           N            06/01/31
    0


    4910740          588/G02             F          380,500.00         ZZ
                                         360        379,933.47          1
                                       7.500          2,660.51         72
                                       7.250          2,660.51
    BERNARDS TOWNSH  NJ   07920          1            06/18/01         00
    0432966596                           03           08/01/01          0
1


    1033034                              O            07/01/31
    0


    4911770          624/G02             F          247,200.00         ZZ
                                         360        246,849.93          1
                                       7.750          1,770.97         80
                                       7.500          1,770.97
    SANTA BARBARA    CA   93105          1            06/18/01         00
    0432993137                           01           08/01/01          0
    72017510013F                         O            07/01/31
    0


    4912541          U05/G02             F           92,800.00         ZZ
                                         360         92,681.23          1
                                       8.250            697.18         80
                                       8.000            697.18
    DALLAS           TX   75218          5            06/26/01         00
    0433059839                           05           08/01/01          0
    3141096                              O            07/01/31
    0


    4912690          601/G02             F          147,600.00         ZZ
                                         360        147,396.17          1
                                       7.875          1,070.20         90
                                       7.625          1,070.20
    VALRICO          FL   33594          1            06/11/01         11
    0433041167                           03           08/01/01         25
    60626694                             O            07/01/31
    0


    4913633          168/168             F          200,000.00         ZZ
                                         360        199,055.09          1
                                       8.000          1,467.53         80
                                       7.750          1,467.53
    OSWEGO           NY   13126          2            04/18/01         00
    0189780169                           05           06/01/01          0
    0189780169                           O            05/01/31
    0


    4914204          601/G02             F           80,000.00         ZZ
                                         360         79,889.52          1
                                       7.875            580.06         32
                                       7.625            580.06
    DENVER           CO   80121          5            06/15/01         00
    0433114154                           05           08/01/01          0
    60613049                             O            07/01/31
    0


1


    4914586          B28/G02             F          250,400.00         ZZ
                                         360        248,973.09          4
                                       7.125          1,687.00         80
                                       6.875          1,687.00
    DENVER           CO   80219          1            01/31/01         00
    0432845790                           05           03/01/01          0
    0011280017                           O            02/01/31
    0


    4914836          601/G02             F          100,000.00         ZZ
                                         360         99,875.24          1
                                       8.375            760.08         80
                                       8.125            760.08
    JACKSONVILLE     FL   32218          1            06/20/01         00
    0433113644                           03           08/01/01          0
    60647179                             O            07/01/31
    0


    4915611          E47/G02             F          210,000.00         ZZ
                                         360        209,844.15          2
                                       7.500          1,468.35         75
                                       7.250          1,468.35
    CHICAGO          IL   60647          2            07/12/01         00
    0433035128                           05           09/01/01          0
    7360512045                           O            08/01/31
    0


    4917378          E84/G02             F          295,000.00         ZZ
                                         360        294,287.25          1
                                       7.125          1,987.74         54
                                       6.875          1,987.74
    HILLSBORO        OR   97124          5            05/09/01         00
    0432839819                           05           07/01/01          0
    60106834                             O            06/01/31
    0


    4917653          883/G02             F           85,900.00         ZZ
                                         360         85,798.21          1
                                       8.625            668.13         72
                                       8.375            668.13
    PORT ST LUCIE    FL   34983          4            07/05/01         00
    0433104312                           05           08/01/01          0
    05007365                             O            07/01/31
    0


    4921843          T90/G02             F          115,200.00         ZZ
                                         360        115,133.72          2
                                       8.750            906.28         90
                                       8.500            906.28
1


    METAIRIE         LA   70003          1            07/25/01         12
    0433081221                           05           09/01/01         25
    51305                                N            08/01/31
    0


    4922561          A50/G02             F          180,000.00         ZZ
                                         360        179,745.10          1
                                       7.750          1,289.54         68
                                       7.500          1,289.54
    PINE MOUNTAIN    GA   31822          2            06/25/01         00
    0433003647                           05           08/01/01          0
    463322                               O            07/01/31
    0


    4922626          E22/G02             F          160,000.00         ZZ
                                         360        159,641.55          1
                                       7.500          1,118.74         80
                                       7.250          1,118.74
    SHIRLEY          NY   11967          5            06/01/01         00
    0412580102                           05           07/01/01          0
    0412580102                           O            06/01/31
    0


    4925058          601/G02             F          101,600.00         ZZ
                                         360        101,459.68          3
                                       7.875            736.68         80
                                       7.625            736.68
    GULF BREEZE      FL   32561          1            06/14/01         00
    0433048097                           05           08/01/01          0
    60626009                             N            07/01/31
    0


    4925188          P59/G02             F          347,000.00         ZZ
                                         360        346,520.81          1
                                       7.875          2,516.00         77
                                       7.625          2,516.00
    ARROYO GRANDE    CA   93420          5            06/29/01         00
    0433102795                           05           08/01/01          0
    AT002064                             O            07/01/31
    0


    4925868          U62/G02             F          138,000.00         ZZ
                                         360        137,794.52          3
                                       7.500            964.92         69
                                       7.250            964.92
    UNION CITY       NJ   07087          2            06/18/01         00
    0432999837                           05           08/01/01          0
    20011252517                          N            07/01/31
    0
1




    4928169          J95/G02             F          103,500.00         ZZ
                                         360        103,273.83          1
                                       7.625            732.57         90
                                       7.375            732.57
    SCOTTSDALE       AZ   85250          1            05/03/01         01
    0432870251                           01           07/01/01         25
    0023417942                           O            06/01/31
    0


    4930976          U05/G02             F           86,500.00         ZZ
                                         360         86,438.95          1
                                       7.750            619.70         59
                                       7.500            619.70
    AUSTIN           TX   78745          5            07/05/01         00
    0433061025                           05           09/01/01          0
    3142319                              O            08/01/31
    0


    4933260          E76/G02             F          323,000.00         ZZ
                                         360        322,645.82          1
                                       9.000          2,598.93         93
                                       8.750          2,598.93
    ATLANTA          GA   30310          1            06/14/01         12
    0432922276                           05           08/01/01         30
    10006222                             O            07/01/31
    0


    4934794          286/286             F           85,500.00         ZZ
                                         360         85,343.48          2
                                       8.500            657.43         95
                                       8.250            657.43
    DETROIT          MI   48238          5            05/14/01         12
    321804                               05           07/01/01         30
    321804                               O            06/01/31
    0


    4934838          286/286             F           54,960.00         ZZ
                                         360         54,848.62          1
                                       8.000            403.28         80
                                       7.750            403.28
    PINEVILLE        LA   71360          2            05/08/01         00
    388823                               05           07/01/01          0
    388823                               N            06/01/31
    0


    4934860          286/286             F          200,000.00         ZZ
                                         360        199,195.31          1
1


                                       7.500          1,398.43         79
                                       7.250          1,398.43
    CASSOPOLIS       MI   49031          5            05/04/01         00
    360424                               05           07/01/01          0
    360424                               O            06/01/31
    0


    4934866          286/286             F           36,800.00         ZZ
                                         360         36,717.53          1
                                       7.500            257.32         80
                                       7.250            257.32
    DES MOINES       IA   50317          5            05/15/01         00
    390059                               05           07/01/01          0
    390059                               O            06/01/31
    0


    4934886          286/286             F          177,300.00         ZZ
                                         360        176,991.74          1
                                       8.750          1,394.82         90
                                       8.500          1,394.82
    RIO RANCHO       NM   87124          2            03/08/01         12
    9820111                              05           05/01/01         25
    9820111                              O            04/01/31
    0


    4934892          286/286             F          238,000.00         ZZ
                                         360        237,286.84          3
                                       7.500          1,664.13         90
                                       7.250          1,664.13
    LOS ANGELES      CA   90019          2            04/27/01         11
    9833990                              05           06/01/01         25
    9833990                              O            05/01/31
    0


    4935675          601/G02             F          101,250.00         ZZ
                                         360        101,133.06          4
                                       8.750            796.54         90
                                       8.500            796.54
    TAMPA            FL   33610          1            06/14/01         11
    0433043833                           05           08/01/01         25
    6062879-9                            N            07/01/31
    0


    4936604          601/G02             F          101,250.00         ZZ
                                         360        101,133.06          4
                                       8.750            796.54         90
                                       8.500            796.54
    TAMPA            FL   33610          1            06/14/01         11
    0433039716                           05           08/01/01         25
1


    60628823                             N            07/01/31
    0


    4937198          601/G02             F          101,250.00         ZZ
                                         360        101,133.06          4
                                       8.750            796.54         90
                                       8.500            796.54
    TAMPA            FL   33610          1            06/14/01         11
    0433026531                           05           08/01/01         25
    60628815                             N            07/01/31
    0


    4937576          253/253             F          194,400.00         ZZ
                                         360        194,117.69          1
                                       7.625          1,375.96         80
                                       7.375          1,375.96
    TEMECULA         CA   92592          1            06/27/01         00
    969987                               05           08/01/01          0
    969987                               O            07/01/31
    0


    4937858          T29/G02             F           98,400.00         ZZ
                                         360         98,037.41          1
                                       7.750            704.95         80
                                       7.500            704.95
    PHOENIX          AZ   85014          1            06/14/01         00
    0432993475                           05           08/01/01          0
    1200300                              O            07/01/31
    0


    4938404          168/168             F           67,500.00         ZZ
                                         360         67,382.65          3
                                       8.750            531.02         90
                                       8.500            531.02
    STITTVILLE       NY   13469          1            05/24/01         10
    0189794232                           05           07/01/01         25
    0189794232                           N            06/01/31
    0


    4938501          601/G02             F           88,900.00         ZZ
                                         360         88,691.19          1
                                       8.500            683.57         70
                                       8.250            683.57
    DENVER           CO   80223          1            06/14/01         00
    0433054368                           05           08/01/01          0
    60660792                             N            07/01/31
    0


1


    4942211          601/G02             F           40,800.00         ZZ
                                         240         40,654.42          1
                                       7.625            331.81         85
                                       7.375            331.81
    JENNINGS         LA   70546          5            06/18/01         14
    0433049012                           05           08/01/01          6
    60662566                             O            07/01/21
    0


    4947566          F89/G02             F          124,000.00         ZZ
                                         360        123,819.95          1
                                       7.625            877.66         80
                                       7.375            877.66
    MADERA           CA   93638          1            06/25/01         00
    0432985059                           05           08/01/01          0
    40010954                             O            07/01/31
    0


    4948222          286/286             F           75,000.00         ZZ
                                         360         74,831.94          1
                                       7.500            524.42         39
                                       7.250            524.42
    BEACHWOOD        NJ   08722          1            05/22/01         00
    326641                               05           07/01/01          0
    326641                               O            06/01/31
    0


    4948224          286/286             F          106,000.00         ZZ
                                         360        105,756.22          1
                                       7.375            732.12         72
                                       7.125            732.12
    SANTA FE         NM   87505          2            05/21/01         00
    389428                               01           07/01/01          0
    389428                               O            06/01/31
    0


    4948237          286/286             F          180,000.00         ZZ
                                         360        179,543.73          1
                                       6.875          1,182.47         43
                                       6.625          1,182.47
    WINDSOR          CA   95492          1            05/10/01         00
    9845179                              05           07/01/01          0
    9845179                              O            06/01/31
    0


    4948238          286/286             F          179,000.00         ZZ
                                         360        178,598.98          1
                                       7.500          1,251.59         68
                                       7.250          1,251.59
1


    VALLEY CENTER    CA   92082          5            05/16/01         00
    9841142                              05           07/01/01          0
    9841142                              O            06/01/31
    0


    4948240          286/286             F          146,500.00         ZZ
                                         360        146,070.84          1
                                       7.500          1,024.35         70
                                       7.250          1,024.35
    SANTA ROSA       CA   95407          5            05/11/01         00
    9846669                              05           07/01/01          0
    9846669                              O            06/01/31
    0


    4948249          286/286             F          136,500.00         ZZ
                                         240        135,654.63          1
                                       7.500          1,099.63         69
                                       7.250          1,099.63
    SANTA ANA        CA   92707          2            05/11/01         00
    9825223                              05           07/01/01          0
    9825223                              O            06/01/21
    0


    4948250          286/286             F          222,750.00         ZZ
                                         360        222,164.88          1
                                       7.750          1,595.81         75
                                       7.500          1,595.81
    POWAY            CA   92064          5            05/16/01         00
    9844785                              05           07/01/01          0
    9844785                              O            06/01/31
    0


    4948251          286/286             F           90,000.00         ZZ
                                         360         89,812.98          1
                                       7.875            652.56         57
                                       7.625            652.56
    PALATINE         IL   60067          5            05/23/01         00
    9843763                              03           07/01/01          0
    9843763                              O            06/01/31
    0


    4948252          286/286             F          115,000.00         ZZ
                                         360        114,534.01          2
                                       7.375            794.28         70
                                       7.125            794.28
    LOS ANGELES      CA   90011          5            05/16/01         00
    9842404                              05           07/01/01          0
    9842404                              O            06/01/31
    0
1




    4948254          286/286             F          108,000.00         ZZ
                                         360        107,751.94          1
                                       7.375            745.93         64
                                       7.125            745.93
    PERRIS AREA      CA   92501          2            05/11/01         00
    9837119                              05           07/01/01          0
    9837119                              O            06/01/31
    0


    4948260          286/286             F          176,000.00         ZZ
                                         360        175,624.92          1
                                       7.750          1,260.89         71
                                       7.500          1,260.89
    MANTECA          CA   95336          5            05/10/01         00
    9833074                              03           07/01/01          0
    9833074                              O            06/01/31
    0


    4950499          601/G02             F           85,500.00         ZZ
                                         360         85,401.26          1
                                       8.750            672.63         90
                                       8.500            672.63
    ATLANTA          GA   30015          1            06/19/01         10
    0433045085                           05           08/01/01         25
    60581121                             N            07/01/31
    0


    4950513          W83/G02             F          155,000.00         ZZ
                                         360        154,879.09          1
                                       7.250          1,057.37         60
                                       7.000          1,057.37
    TAYLORSVILLE     NC   28681          5            07/02/01         00
    0433132396                           05           09/01/01          0
    92115010004009                       O            08/01/31
    0


    4952337          253/253             F          141,920.00         ZZ
                                         360        141,814.67          1
                                       7.500            992.33         80
                                       7.250            992.33
    LAKE HAVASU CIT  AZ   86406          1            07/10/01         00
    970801                               05           09/01/01          0
    970801                               O            08/01/31
    0


    4952931          F26/G02             F          144,500.00         ZZ
                                         360        144,290.17          1
1


                                       7.625          1,022.76         85
                                       7.375          1,022.76
    FEDERAL WAY      WA   98023          2            06/22/01         12
    0433039526                           05           08/01/01         25
    W017334                              N            07/01/31
    0


    4954959          E47/G02             F          114,750.00         T
                                         360        114,687.33          1
                                       9.000            923.30         90
                                       8.750            923.30
    BOYNTON BEACH    FL   33435          1            07/11/01         10
    0433036399                           05           09/01/01         25
    7361011100                           O            08/01/31
    0


    4956175          A33/G02             F           27,900.00         ZZ
                                         360         27,868.61          1
                                       8.875            221.98         90
                                       8.625            221.98
    MUNCIE           IN   47304          1            06/27/01         10
    0433013281                           05           08/01/01         25
    035105770                            N            07/01/31
    0


    4956299          253/253             F          110,400.00         T
                                         360        110,325.92          1
                                       8.000            810.08         80
                                       7.750            810.08
    GUNNISON         CO   81230          1            07/16/01         00
    972139                               05           09/01/01          0
    972139                               O            08/01/31
    0


    4958091          E82/G02             F          116,000.00         ZZ
                                         360        115,827.28          1
                                       7.500            811.09         63
                                       7.250            811.09
    LUDLOW           MA   01056          2            06/06/01         00
    0400432084                           05           08/01/01          0
    0400432084                           O            07/01/31
    0


    4958092          E82/G02             F          122,500.00         ZZ
                                         360        122,317.61          1
                                       7.500            856.54         57
                                       7.250            856.54
    CASPER           WY   82601          2            06/06/01         00
    0400431532                           05           08/01/01          0
1


    0400431532                           O            07/01/31
    0


    4958102          783/G02             F          192,000.00         ZZ
                                         360        191,728.10          1
                                       7.750          1,375.51         47
                                       7.500          1,375.51
    EAST WENATCHEE   WA   98802          5            06/06/01         00
    0432895225                           05           08/01/01          0
    9420000866                           N            07/01/31
    0


    4958950          601/G02             F          375,000.00         ZZ
                                         360        374,468.95          1
                                       7.750          2,686.55         70
                                       7.500          2,686.55
    GRAYSON          GA   30017          2            06/26/01         00
    0433054020                           03           08/01/01          0
    60598471                             O            07/01/31
    0


    4959001          601/G02             F          110,000.00         ZZ
                                         360        109,840.25          1
                                       7.625            778.58         69
                                       7.375            778.58
    CLEARWATER       FL   33739          5            06/21/01         00
    0433114238                           05           08/01/01          0
    60621950                             O            07/01/31
    0


    4959164          G52/G02             F          248,000.00         ZZ
                                         360        247,497.44          1
                                       8.000          1,819.74         80
                                       7.750          1,819.74
    TUCSON           AZ   85737          5            05/23/01         00
    0433051331                           03           07/01/01          0
    9900000612                           O            06/01/31
    0


    4960964          E86/G02             F          121,000.00         ZZ
                                         360        120,918.81          1
                                       8.000            887.86         79
                                       7.750            887.86
    NORTH MYRTLE BE  SC   29582          1            07/05/01         00
    0433007176                           05           09/01/01          0
    0000115241                           O            08/01/31
    0


1


    4962009          U05/G02             F          236,550.00         ZZ
                                         360        236,406.69          2
                                       8.500          1,818.87         95
                                       8.250          1,818.87
    VAN NUYS AREA    CA   91411          1            07/06/01         11
    0433067485                           05           09/01/01         30
    3144076                              O            08/01/31
    0


    4963515          U62/G02             F          180,000.00         ZZ
                                         360        179,565.62          1
                                       7.125          1,212.69         79
                                       6.875          1,212.69
    PAPILLION        NE   68133          5            05/25/01         00
    0433014156                           05           07/01/01          0
    2001255417                           O            06/01/31
    0


    4964310          U05/G02             F          384,000.00         ZZ
                                         360        383,748.81          1
                                       8.125          2,851.19         80
                                       7.875          2,851.19
    SAN JOSE         CA   95123          5            07/02/01         00
    0433041597                           05           09/01/01          0
    3124051                              O            08/01/31
    0


    4966065          T44/G02             F          120,000.00         ZZ
                                         360        119,913.15          1
                                       7.625            849.35         47
                                       7.375            849.35
    SACRAMENTO       CA   95819          5            07/10/01         00
    0433013745                           05           09/01/01          0
    1003741                              O            08/01/31
    0


    4966751          964/G02             F          225,000.00         ZZ
                                         360        224,867.16          1
                                       8.625          1,750.03        100
                                       8.375          1,750.03
    GLENDALE         AZ   85308          1            07/01/01         01
    0432992543                           05           09/01/01         35
    130025                               O            08/01/31
    0


    4968673          575/G02             F          126,700.00         ZZ
                                         360        126,511.35          1
                                       7.500            885.91         70
                                       7.250            885.91
1


    ROCKVILLE        MD   20852          1            06/19/01         00
    0432993681                           01           08/01/01          0
    0011078680                           N            07/01/31
    0


    4972442          601/G02             F          120,500.00         ZZ
                                         360        120,414.95          1
                                       7.750            863.28         66
                                       7.500            863.28
    ST CHARLES       MO   63301          2            07/10/01         00
    0433054590                           09           09/01/01          0
    60660750                             O            08/01/31
    0


    4975635          E82/G02             F          229,000.00         ZZ
                                         360        228,675.71          1
                                       7.750          1,640.58         70
                                       7.500          1,640.58
    SCITUATE         MA   02066          1            06/15/01         00
    0400436671                           05           08/01/01          0
    0400436671                           O            07/01/31
    0


    4976182          883/G02             F          477,600.00         ZZ
                                         360        476,725.84          1
                                       8.500          3,672.34         70
                                       8.250          3,672.34
    DAVIE            FL   33330          4            06/04/01         00
    0433079704                           03           07/01/01          0
    05007417                             O            06/01/31
    0


    4981250          A33/G02             F           90,250.00         ZZ
                                         360         90,144.53          1
                                       9.000            726.17         74
                                       8.750            726.17
    WHITELAND        IN   46184          2            06/28/01         00
    0433002862                           05           08/01/01          0
    026099361                            N            07/01/31
    0


    4982393          U05/G02             F           75,400.00         ZZ
                                         360         75,354.32          1
                                       8.500            579.76         80
                                       8.250            579.76
    ARLINGTON        TX   76015          5            07/09/01         00
    0433066537                           05           09/01/01          0
    070901                               O            08/01/31
    0
1




    4982746          U62/G02             F           73,500.00         ZZ
                                         360         73,387.80          1
                                       7.375            507.65         76
                                       7.125            507.65
    CHARLOTTE        NC   28212          2            06/21/01         00
    0432991388                           05           08/01/01          0
    2001258140                           N            07/01/31
    0


    4983243          623/G02             F           70,000.00         ZZ
                                         360         69,825.58          1
                                       7.750            501.49         31
                                       7.500            501.49
    DENVER           CO   80210          2            05/07/01         00
    0432904308                           05           07/01/01          0
    1971440                              O            06/01/31
    0


    4983291          623/G02             F          145,600.00         ZZ
                                         360        145,273.79          1
                                       7.500          1,018.06         80
                                       7.250          1,018.06
    BROOKLYN CENTER  MN   55429          5            05/17/01         00
    0432904647                           05           07/01/01          0
    5352658                              O            06/01/31
    0


    4983746          601/G02             F          375,000.00         ZZ
                                         360        374,566.92          1
                                       8.750          2,950.13         75
                                       8.500          2,950.13
    COLORADO SPRING  CO   80920          5            06/27/01         00
    0433045754                           05           08/01/01          0
    60638897                             N            07/01/31
    0


    4988877          601/G02             F           88,720.00         ZZ
                                         360         88,594.35          1
                                       7.750            635.60         80
                                       7.500            635.60
    MURFREESBORO     TN   37129          1            06/29/01         00
    0433048147                           05           08/01/01          0
    60678836                             O            07/01/31
    0


    4990026          U05/G02             F          126,600.00         ZZ
                                         360        126,446.08          1
1


                                       8.500            973.44         65
                                       8.250            973.44
    CONROE           TX   77302          5            06/27/01         00
    0433058187                           05           08/01/01          0
    3140898                              O            07/01/31
    0


    4993401          H22/G02             F          100,000.00         ZZ
                                         360         99,929.42          1
                                       7.750            716.41         31
                                       7.500            716.41
    GOSHEN           CT   06756          5            06/28/01         00
    0432996940                           05           09/01/01          0
    0106005                              O            08/01/31
    0


    4994872          K15/G02             F          208,200.00         ZZ
                                         360        207,933.56          3
                                       8.250          1,564.14         85
                                       8.000          1,564.14
    ELMA             NY   14059          5            06/26/01         11
    0432948248                           05           08/01/01         12
    002360005303501                      O            07/01/31
    0


    4994909          601/G02             F          300,000.00         ZZ
                                         360        299,671.03          1
                                       9.000          2,413.87         75
                                       8.750          2,413.87
    DESTIN           FL   32541          1            06/22/01         00
    0433029816                           05           08/01/01          0
    60654910                             N            07/01/31
    0


    4996543          E76/G02             F           88,200.00         ZZ
                                         360         88,071.93          1
                                       7.625            624.27         90
                                       7.375            624.27
    OKLAHOMA CITY    OK   73120          5            06/26/01         12
    0432986206                           05           08/01/01         25
    10006944                             O            07/01/31
    0


    4996712          601/G02             F           89,300.00         ZZ
                                         360         89,160.24          1
                                       7.250            609.19         95
                                       7.000            609.19
    LEES SUMMIT      MO   64063          5            06/26/01         11
    0433113891                           05           08/01/01         30
1


    60610979                             O            07/01/31
    0


    4996945          A48/G02             F          294,000.00         ZZ
                                         360        293,797.68          1
                                       7.875          2,131.70         70
                                       7.625          2,131.70
    SAN JOSE         CA   95122          5            07/23/01         00
    0433099306                           05           09/01/01          0
    8511015198                           O            08/01/31
    0


    4997164          601/G02             F          102,700.00         ZZ
                                         360        102,561.72          1
                                       8.000            753.58         80
                                       7.750            753.58
    WESTMINSTER      CO   80030          1            06/29/01         00
    0433049400                           05           08/01/01          0
    60675303                             N            07/01/31
    0


    4998414          U62/G02             F           40,000.00         ZZ
                                         360         39,943.36          1
                                       7.750            286.56         32
                                       7.500            286.56
    WHEELING         IL   60090          5            06/23/01         00
    0432991818                           01           08/01/01          0
    2001259554                           O            07/01/31
    0


    5001350          E22/G02             F          207,900.00         ZZ
                                         360        207,293.00          1
                                       7.750          1,489.42         80
                                       7.500          1,489.42
    ELK GROVE        CA   95758          1            06/14/01         00
    0412723926                           03           08/01/01          0
    0412723926                           O            07/01/31
    0


    5003393          742/G02             F           39,500.00         ZZ
                                         360         39,500.00          1
                                       8.125            293.29         37
                                       7.875            293.29
    SOUTH GLENS FAL  NY   12803          1            08/06/01         00
    0433088895                           05           10/01/01          0
    1LOPEZ                               O            09/01/31
    0


1


    5003968          U05/G02             F          400,000.00         ZZ
                                         360        399,724.72          1
                                       7.875          2,900.28         67
                                       7.625          2,900.28
    HOUSTON          TX   77098          5            07/03/01         00
    0433060043                           05           09/01/01          0
    3143138                              O            08/01/31
    0


    5005987          K31/G02             F          166,000.00         ZZ
                                         360        165,876.80          1
                                       7.500          1,160.70         80
                                       7.250          1,160.70
    ALPHARETTA       GA   30022          1            07/31/01         00
    0433044625                           03           09/01/01          0
    682892                               O            08/01/31
    0


    5007645          E22/G02             F           76,500.00         ZZ
                                         360         76,386.10          1
                                       7.500            534.90         90
                                       7.250            534.90
    NORMAN           OK   73071          5            06/20/01         04
    0412647919                           05           08/01/01         25
    0412647919                           O            07/01/31
    0


    5007689          E22/G02             F          384,000.00         ZZ
                                         360        383,469.73          1
                                       7.875          2,784.27         80
                                       7.625          2,784.27
    HAYWARD          CA   94544          5            06/14/01         00
    0412713133                           05           08/01/01          0
    0412713133                           O            07/01/31
    0


    5008115          601/G02             F          119,000.00         ZZ
                                         360        118,822.81          1
                                       7.500            832.07         85
                                       7.250            832.07
    DAPHNE           AL   36526          5            06/28/01         10
    0433033180                           05           08/01/01         17
    60634953                             O            07/01/31
    0


    5008788          W39/G02             F           34,650.00         ZZ
                                         360         34,612.97          1
                                       9.125            281.93         95
                                       8.875            281.93
1


    DALLAS           TX   75219          1            06/06/01         04
    0433086253                           01           08/01/01         30
    0466237                              O            07/01/31
    0


    5008950          944/G02             F          352,000.00         ZZ
                                         360        351,725.40          1
                                       7.250          2,401.27         80
                                       7.000          2,401.27
    SALINAS          CA   93901          5            07/06/01         00
    0433049608                           05           09/01/01          0
    W01053681                            O            08/01/31
    0


    5008997          N74/G02             F          126,500.00         ZZ
                                         360        126,403.75          1
                                       7.375            873.70         75
                                       7.125            873.70
    LYNCHBURG        VA   24502          5            07/27/01         00
    0433078177                           05           09/01/01          0
    0029179010                           O            08/01/31
    0


    5009124          601/G02             F          275,000.00         T
                                         360        274,800.97          1
                                       7.625          1,946.43         79
                                       7.375          1,946.43
    DESTIN           FL   32550          1            07/06/01         00
    0433052602                           01           09/01/01          0
    60680238                             O            08/01/31
    0


    5009560          U05/G02             F          417,600.00         ZZ
                                         360        417,312.61          1
                                       7.875          3,027.89         80
                                       7.625          3,027.89
    SHERMON OAKS     CA   91423          1            07/02/01         00
    0433055456                           05           09/01/01          0
    3145550                              O            08/01/31
    0


    5009574          A48/G02             F          258,000.00         ZZ
                                         360        257,831.23          3
                                       8.125          1,915.64         80
                                       7.875          1,915.64
    BROOKLYN         NY   11236          2            07/27/01         00
    0433035888                           05           09/01/01          0
    2170702840                           N            08/01/31
    0
1




    5010768          Q59/G02             F          352,000.00         ZZ
                                         360        351,732.15          1
                                       7.375          2,431.18         80
                                       7.125          2,431.18
    DUARTE           CA   91010          5            07/25/01         00
    0433098878                           05           09/01/01          0
    303710                               O            08/01/31
    0


    5010789          964/G02             F           51,600.00         ZZ
                                         360         51,567.10          1
                                       8.250            387.65         64
                                       8.000            387.65
    PHOENIX          AZ   85033          5            07/25/01         00
    0433038221                           05           09/01/01          0
    132477                               O            08/01/31
    0


    5010856          B60/G02             F          437,500.00         ZZ
                                         360        436,780.67          1
                                       7.000          2,910.70         50
                                       6.750          2,910.70
    ENCINO AREA      CA   91316          1            06/21/01         00
    0433119336                           05           08/01/01          0
    335116                               O            07/01/31
    0


    5011324          G52/G02             F          160,000.00         ZZ
                                         360        159,659.02          1
                                       7.750          1,146.26         80
                                       7.500          1,146.26
    RIO RANCHO       NM   87124          5            05/10/01         00
    0433039211                           05           07/01/01          0
    5605000155                           O            06/01/31
    0


    5012597          A35/A35             F          326,400.00         ZZ
                                         360        326,175.37          1
                                       7.875          2,366.63         80
                                       7.625          2,366.63
    BROOKLYN         NY   11234          1            07/18/01         00
    1                                    05           09/01/01          0
    1                                    O            08/01/31
    0


    5013638          286/286             F          167,000.00         ZZ
                                         360        166,281.27          1
1


                                       7.750          1,196.41         80
                                       7.500          1,196.41
    ROSEVILLE        CA   95747          1            02/09/01         00
    248033                               05           04/01/01          0
    248033                               O            03/01/31
    0


    5013639          286/286             F          149,900.00         ZZ
                                         360        149,564.15          1
                                       7.500          1,048.13         47
                                       7.250          1,048.13
    ASHLAND          OR   97520          5            05/31/01         00
    267665                               05           07/01/01          0
    267665                               O            06/01/31
    0


    5013650          286/286             F          138,000.00         ZZ
                                         360        137,799.60          1
                                       7.625            976.76         70
                                       7.375            976.76
    ROYAL OAK        MI   48073          1            06/04/01         00
    417308                               05           08/01/01          0
    417308                               O            07/01/31
    0


    5013651          286/286             F          119,200.00         ZZ
                                         360        118,931.84          1
                                       7.375            823.29         80
                                       7.125            823.29
    JACKSONVILLE     OR   97530          1            06/05/01         00
    267904                               05           08/01/01          0
    267904                               O            07/01/31
    0


    5013654          286/286             F          152,000.00         ZZ
                                         360        151,762.13          1
                                       7.250          1,036.91         80
                                       7.000          1,036.91
    MESA             AZ   85208          1            06/07/01         00
    313447                               03           08/01/01          0
    313447                               O            07/01/31
    0


    5013667          286/286             F          210,000.00         ZZ
                                         360        208,921.07          1
                                       7.500          1,468.35         33
                                       7.250          1,468.35
    FORESTVILLE      CA   95436          2            05/29/01         00
    9826369                              05           07/01/01          0
1


    9826369                              O            06/01/31
    0


    5014393          601/G02             F          158,750.00         ZZ
                                         360        136,793.89          1
                                       8.250          1,192.64         70
                                       8.000          1,192.64
    ALPHARETTA       GA   30005          1            07/03/01         00
    0433049541                           03           08/01/01          0
    60688793                             O            07/01/31
    0


    5015452          E23/G02             F          220,000.00         ZZ
                                         360        219,519.26          3
                                       7.625          1,557.15         80
                                       7.375          1,557.15
    SAN DIEGO        CA   92104          1            05/10/01         00
    0432993202                           05           07/01/01          0
    11003976                             N            06/01/31
    0


    5015459          601/G02             F          192,000.00         ZZ
                                         360        191,864.48          1
                                       7.750          1,375.52         80
                                       7.500          1,375.52
    PAGOSA SPRINGS   CO   81147          2            07/06/01         00
    0433032588                           05           09/01/01          0
    60676848                             O            08/01/31
    0


    5016272          883/G02             F          126,800.00         ZZ
                                         360        126,112.00          1
                                       7.375            875.78         71
                                       7.125            875.78
    LOXAHATCHEE      FL   33470          1            03/02/01         00
    0433078086                           05           04/01/01          0
    236921650                            O            03/01/31
    0


    5017193          G52/G02             F          500,000.00         ZZ
                                         360        499,343.64          1
                                       8.125          3,712.49         71
                                       7.875          3,712.49
    MESA             AZ   85213          1            06/29/01         00
    0433060233                           03           08/01/01          0
    6400000253                           O            07/01/31
    0


1


    5017795          E46/G02             F          138,000.00         ZZ
                                         360        137,918.53          1
                                       8.625          1,073.35         79
                                       8.375          1,073.35
    WEST PITTSON     PA   18643          5            07/23/01         00
    0433045291                           05           09/01/01          0
    00503580                             O            08/01/31
    0


    5019210          E47/G02             F          342,000.00         ZZ
                                         360        341,752.48          1
                                       7.625          2,420.65         95
                                       7.375          2,420.65
    SAN JOSE         CA   95111          1            07/12/01         11
    0433092293                           05           09/01/01         30
    7333011492                           O            08/01/31
    0


    5019611          601/G02             F          464,800.00         ZZ
                                         360        464,488.13          1
                                       8.000          3,410.54         80
                                       7.750          3,410.54
    ATLANTA          GA   30307          1            07/16/01         00
    0433113941                           05           09/01/01          0
    60676103                             O            08/01/31
    0


    5019910          964/G02             F          145,200.00         ZZ
                                         360        145,092.24          1
                                       7.500          1,015.26         61
                                       7.250          1,015.26
    PALM SPRINGS     CA   92264          5            07/18/01         00
    0433011962                           05           09/01/01          0
    132703                               O            08/01/31
    0


    5021112          H58/G02             F           91,200.00         ZZ
                                         360         91,137.24          1
                                       7.875            661.26         95
                                       7.625            661.26
    SACRAMENTO       CA   95825          1            07/17/01         01
    0433076379                           01           09/01/01         30
    0000068657                           O            08/01/31
    0


    5021441          601/G02             F           57,000.00         ZZ
                                         360         56,898.31          4
                                       8.625            443.34         95
                                       8.375            443.34
1


    SAINT LOUIS      MO   63116          1            07/02/01         12
    0433052800                           05           08/01/01         30
    60656790                             O            07/01/31
    0


    5021472          964/G02             F          118,400.00         ZZ
                                         360        118,223.71          1
                                       7.500            827.87         80
                                       7.250            827.87
    MILWAUKIE        OR   97267          5            06/27/01         00
    0432991511                           05           08/01/01          0
    128838                               O            07/01/31
    0


    5022083          994/G02             F          364,000.00         ZZ
                                         360        363,451.79          1
                                       7.750          2,607.74         80
                                       7.500          2,607.74
    CASTRO VALLEY    CA   94546          5            07/12/01         00
    0433132610                           05           09/01/01          0
    818441867                            O            08/01/31
    0


    5024528          E46/G02             F          225,250.00         ZZ
                                         360        225,091.02          3
                                       7.750          1,613.72         84
                                       7.500          1,613.72
    LANGHORNE        PA   19047          5            07/02/01         04
    0432981165                           05           09/01/01         12
    00503459                             O            08/01/31
    0


    5024777          144/144             F          525,000.00         ZZ
                                         360        524,610.37          1
                                       7.500          3,670.88         78
                                       7.250          3,670.88
    NEW PALTZ        NY   12561          5            07/06/01         00
    160669382                            05           09/01/01          0
    160669382                            O            08/01/31
    0


    5025691          601/G02             F          248,000.00         ZZ
                                         360        247,811.30          1
                                       7.375          1,712.87         80
                                       7.125          1,712.87
    OMAHA            NE   68136          1            07/02/01         00
    0433035201                           05           09/01/01          0
    60658879                             O            08/01/31
    0
1




    5026011          T44/G02             F          182,000.00         ZZ
                                         360        181,767.08          1
                                       8.250          1,367.31         70
                                       8.000          1,367.31
    PORTLAND         OR   97215          1            06/28/01         00
    0433012150                           05           08/01/01          0
    1015114                              O            07/01/31
    0


    5026359          253/253             F          115,200.00         ZZ
                                         360        115,024.14          1
                                       7.375            795.66         80
                                       7.125            795.66
    ARLINGTON        TX   76013          1            07/03/01         00
    972521                               05           08/01/01          0
    972521                               O            07/01/31
    0


    5026983          W30/G02             F          172,800.00         ZZ
                                         360        172,567.33          3
                                       8.000          1,267.95         90
                                       7.750          1,267.95
    LOWELL           MA   01851          1            07/02/01         14
    0433112513                           05           08/01/01         30
    0474177                              O            07/01/31
    0


    5027400          G52/G02             F          105,000.00         ZZ
                                         360        104,878.73          1
                                       8.750            826.04         75
                                       8.500            826.04
    SAN DIEGO        CA   92113          5            06/12/01         00
    0433051422                           05           08/01/01          0
    8005000357                           N            07/01/31
    0


    5027783          601/G02             F          190,800.00         ZZ
                                         360        190,568.00          4
                                       8.500          1,467.09         90
                                       8.250          1,467.09
    HOUSTON          TX   77023          1            07/03/01         14
    0433049830                           05           08/01/01         25
    60637477                             N            07/01/31
    0


    5027888          601/G02             F           53,000.00         ZZ
                                         360         52,966.21          1
1


                                       8.250            398.17         72
                                       8.000            398.17
    SENECA           MO   64865          2            07/24/01         00
    0433049962                           05           09/01/01          0
    60642634                             O            08/01/31
    0


    5028281          601/G02             F          151,000.00         ZZ
                                         360        150,896.08          1
                                       7.875          1,094.86         64
                                       7.625          1,094.86
    LONGMONT         CO   80501          5            07/03/01         00
    0433047651                           03           09/01/01          0
    60683885                             O            08/01/31
    0


    5029828          950/G02             F          157,000.00         ZZ
                                         360        156,788.61          4
                                       8.000          1,152.01         90
                                       7.750          1,152.01
    SUMNER           WA   98390          1            07/02/01         04
    0433126208                           05           08/01/01         25
    E2105489                             N            07/01/31
    0


    5030427          737/G02             F           89,000.00         ZZ
                                         360         88,940.28          1
                                       8.000            653.05         62
                                       7.750            653.05
    SCOTTSDALE       AZ   85251          1            07/06/01         00
    0433016342                           05           09/01/01          0
    2029621                              N            08/01/31
    0


    5030880          E85/G02             F          440,000.00         ZZ
                                         360        439,697.19          1
                                       7.875          3,190.31         57
                                       7.625          3,190.31
    SAN RAFAEL       CA   94901          5            07/03/01         00
    0433085172                           05           09/01/01          0
    9610200                              O            08/01/31
    0


    5031230          B60/G02             F          180,000.00         ZZ
                                         360        179,731.99          1
                                       7.500          1,258.59         38
                                       7.250          1,258.59
    SAN FRANCISCO    CA   94110          5            06/21/01         00
    0432993442                           05           08/01/01          0
1


    336777                               O            07/01/31
    0


    5031742          M05/G02             F          111,750.00         ZZ
                                         360        111,684.01          1
                                       8.625            869.19         75
                                       8.375            869.19
    RONKONKOMA       NY   11779          1            07/17/01         00
    0433025400                           01           09/01/01          0
    1                                    O            08/01/31
    0


    5032759          144/144             F          136,500.00         ZZ
                                         360        136,393.52          1
                                       7.250            931.17         42
                                       7.000            931.17
    HURLEY           NY   12443          5            07/03/01         00
    160669051                            05           09/01/01          0
    160669051                            O            08/01/31
    0


    5033987          773/G02             F           79,800.00         ZZ
                                         360         79,751.65          3
                                       8.500            613.60         95
                                       8.250            613.60
    SANFORD          ME   04073          1            07/31/01         04
    0433091188                           05           09/01/01         30
    7153                                 O            08/01/31
    0


    5035167          B57/G02             F           71,500.00         ZZ
                                         360         71,448.25          1
                                       7.625            506.07         32
                                       7.375            506.07
    VICTORVILLE      CA   92392          5            07/01/01         00
    0433080090                           03           09/01/01          0
    2114185                              O            08/01/31
    0


    5036389          H76/G02             F          225,000.00         ZZ
                                         360        224,849.02          1
                                       8.000          1,650.98         73
                                       7.750          1,650.98
    YONKERS          NY   10703          5            07/02/01         00
    0433004421                           05           09/01/01          0
    2001390998                           O            08/01/31
    0


1


    5038078          964/G02             F          109,200.00         T
                                         360        109,118.96          1
                                       7.500            763.54         80
                                       7.250            763.54
    LAS VEGAS        NV   89102          1            07/07/01         00
    0432999209                           05           09/01/01          0
    132959                               O            08/01/31
    0


    5041661          N74/G02             F          162,400.00         ZZ
                                         360        162,276.42          1
                                       7.375          1,121.66         80
                                       7.125          1,121.66
    THOMASVILLE      NC   27360          5            06/28/01         00
    0432993103                           05           09/01/01          0
    0029066010                           O            08/01/31
    0


    5043445          601/G02             F          132,000.00         ZZ
                                         360        131,922.06          1
                                       8.625          1,026.69         80
                                       8.375          1,026.69
    EAST POINT       GA   30344          1            07/06/01         00
    0433024122                           05           09/01/01          0
    60666203                             N            08/01/31
    0


    5043500          601/G02             F           83,200.00         ZZ
                                         360         83,150.87          1
                                       8.625            647.13         80
                                       8.375            647.13
    ATLANTA          GA   30310          1            07/06/01         00
    0433047875                           05           09/01/01          0
    60666245                             N            08/01/31
    0


    5043738          U62/G02             F           95,000.00         ZZ
                                         360         94,929.50          1
                                       7.500            664.25         44
                                       7.250            664.25
    MANCHESTER       MO   63011          5            07/03/01         00
    0433052503                           05           09/01/01          0
    2001252603                           O            08/01/31
    0


    5048173          A48/G02             F          193,500.00         ZZ
                                         360        193,356.40          2
                                       7.500          1,352.98         90
                                       7.250          1,352.98
1


    BROOKLYN         NY   11221          1            07/26/01         11
    0433086345                           05           09/01/01         25
    2502101977                           O            08/01/31
    0


    5049190          L94/G02             F          384,000.00         ZZ
                                         360        383,748.81          1
                                       8.125          2,851.19         80
                                       7.875          2,851.19
    MIDWAY           UT   84049          2            07/17/01         00
    0433039880                           03           09/01/01          0
    100004511                            N            08/01/31
    0


    5049286          U28/G02             F           75,600.00         ZZ
                                         360         75,549.27          1
                                       8.000            554.73         90
                                       7.750            554.73
    CAMILA           GA   31730          1            07/17/01         10
    0433036100                           05           09/01/01         25
    HAYESRA                              O            08/01/31
    0


    5049489          G34/G02             F          191,250.00         ZZ
                                         360        191,131.13          3
                                       8.375          1,453.64         90
                                       8.125          1,453.64
    CARSON           CA   90810          1            07/17/01         01
    0433099132                           05           09/01/01         25
    77118903                             N            08/01/31
    0


    5051196          N47/G02             F          130,900.00         ZZ
                                         360        130,723.75          1
                                       8.000            960.50         85
                                       7.750            960.50
    KENNESAW         GA   30144          1            06/18/01         12
    0433012176                           05           08/01/01         12
    40110894                             O            07/01/31
    0


    5051866          G18/G02             F          391,200.00         ZZ
                                         360        390,902.33          1
                                       7.375          2,701.92         80
                                       7.125          2,701.92
    STILLWATER       MN   55082          1            07/10/01         00
    0433040417                           05           09/01/01          0
    01DH00018900                         O            08/01/31
    0
1




    5051894          A06/G02             F          194,000.00         ZZ
                                         360        193,725.27          1
                                       7.750          1,389.84         80
                                       7.500          1,389.84
    MARSHALL TOWNSH  MI   49068          1            07/06/01         00
    0432991396                           05           08/01/01          0
    4982188                              O            07/01/31
    0


    5053790          E22/G02             F          192,000.00         ZZ
                                         360        191,760.49          4
                                       8.375          1,459.34         80
                                       8.125          1,459.34
    HOLLYWOOD        FL   33020          2            06/25/01         00
    0412675076                           05           08/01/01          0
    0412675076                           O            07/01/31
    0


    5053791          E22/G02             F           75,000.00         ZZ
                                         360         74,893.79          1
                                       7.750            537.31         62
                                       7.500            537.31
    BROKEN ARROW     OK   74014          2            06/22/01         00
    0412675142                           05           08/01/01          0
    0412675142                           O            07/01/31
    0


    5053925          E22/G02             F          140,000.00         ZZ
                                         360        139,780.90          1
                                       7.250            955.05         80
                                       7.000            955.05
    DALLAS           TX   75219          2            06/25/01         00
    0412758674                           06           08/01/01          0
    0412758674                           O            07/01/31
    0


    5054677          P34/G02             F          141,500.00         ZZ
                                         360        141,336.57          2
                                       8.750          1,113.19         55
                                       8.500          1,113.19
    REHOBOTH         MA   02769          5            06/27/01         00
    0433011954                           05           08/01/01          0
    61672                                N            07/01/31
    0


    5054982          U05/G02             F          108,000.00         ZZ
                                         360        107,927.53          1
1


                                       8.000            792.47         80
                                       7.750            792.47
    PLANO            TX   75075          5            07/05/01         00
    0433055449                           05           09/01/01          0
    3148600                              O            08/01/31
    0


    5055135          601/G02             F          120,000.00         ZZ
                                         360        119,915.30          1
                                       7.750            859.70         45
                                       7.500            859.70
    SANTA FE         NM   87562          5            07/09/01         00
    0433035540                           05           09/01/01          0
    60663291                             O            08/01/31
    0


    5055354          N47/G02             F          437,500.00         ZZ
                                         360        436,864.69          1
                                       7.625          3,096.60         70
                                       7.375          3,096.60
    SAN RAMON        CA   94583          5            06/12/01         00
    0433097177                           03           08/01/01          0
    20210414                             O            07/01/31
    0


    5056831          F96/G02             F          238,000.00         ZZ
                                         360        237,836.21          1
                                       7.875          1,725.67         70
                                       7.625          1,725.67
    FORT LAUDERDALE  FL   33332          1            07/10/01         00
    0433058468                           03           09/01/01          0
    0105115                              O            08/01/31
    0


    5056836          N74/G02             F          126,500.00         ZZ
                                         360        126,403.75          1
                                       7.375            873.70         73
                                       7.125            873.70
    NORTH OGDEN      UT   84414          1            07/09/01         00
    0433002938                           05           09/01/01          0
    0029076010                           O            08/01/31
    0


    5058424          K89/G02             F          162,000.00         ZZ
                                         360        162,000.00          4
                                       8.500          1,245.64         90
                                       8.250          1,245.64
    NORTH MIAMI      FL   33161          1            08/15/01         10
    0433116696                           05           10/01/01         25
1


    200107011                            N            09/01/31
    0


    5058426          L99/G02             F           68,400.00         ZZ
                                         360         68,359.62          2
                                       8.625            532.01         90
                                       8.375            532.01
    SAINT LOUIS      MO   63116          1            07/30/01         01
    0433085818                           05           09/01/01         25
    5058426                              N            08/01/31
    0


    5058640          G34/G02             F           95,900.00         ZZ
                                         360         95,838.85          1
                                       8.250            720.46         70
                                       8.000            720.46
    SANTA ANA        CA   92703          1            07/25/01         00
    0433136207                           09           09/01/01          0
    19106905                             N            08/01/31
    0


    5060116          N74/G02             F           34,000.00         ZZ
                                         360         34,000.00          1
                                       7.625            240.65         68
                                       7.375            240.65
    MESQUITE         TX   75149          5            07/30/01         00
    0433101698                           05           10/01/01          0
    0029184010                           O            09/01/31
    0


    5061064          U05/G02             F          339,200.00         ZZ
                                         360        338,776.85          1
                                       8.375          2,578.17         80
                                       8.125          2,578.17
    ANAHEIM          CA   92808          1            06/26/01         00
    0433041332                           03           08/01/01          0
    3138420                              O            07/01/31
    0


    5061886          E22/G02             F          188,000.00         ZZ
                                         360        187,720.09          1
                                       7.500          1,314.52         80
                                       7.250          1,314.52
    KIRKLAND         WA   98034          5            06/25/01         00
    0412748162                           09           08/01/01          0
    0412748162                           O            07/01/31
    0


1


    5062116          G52/G02             F          100,000.00         ZZ
                                         360         99,861.91          1
                                       7.875            725.07         80
                                       7.625            725.07
    POMONA           CA   91766          2            06/15/01         00
    0433007788                           05           08/01/01          0
    8905000711                           O            07/01/31
    0


    5062151          U73/G02             F          142,000.00         ZZ
                                         360        141,913.97          1
                                       8.500          1,091.86         95
                                       8.250          1,091.86
    BOWLING GREEN    KY   42101          5            07/20/01         10
    0433146636                           05           09/01/01         30
    9215010006130                        O            08/01/31
    0


    5062613          U05/G02             F          606,000.00         ZZ
                                         360        605,561.40          1
                                       7.625          4,289.23         74
                                       7.375          4,289.23
    CROWNSVILLE      MD   21032          5            07/17/01         00
    0433041944                           03           09/01/01          0
    3140476                              O            08/01/31
    0


    5062952          E23/G02             F           95,200.00         ZZ
                                         360         95,131.10          1
                                       7.625            673.82         80
                                       7.375            673.82
    PRESCOTT         AZ   86303          5            07/12/01         00
    0433018710                           05           09/01/01          0
    41001923                             O            08/01/31
    0


    5066558          A46/G02             F          476,000.00         ZZ
                                         360        475,646.73          1
                                       7.500          3,328.27         80
                                       7.250          3,328.27
    FRIENDSWOOD      TX   77546          2            07/09/01         00
    0433015930                           03           09/01/01          0
    0296710                              O            08/01/31
    0


    5066845          601/G02             F          148,000.00         ZZ
                                         360        147,887.38          1
                                       7.375          1,022.20         80
                                       7.125          1,022.20
1


    SPRING           TX   77388          1            07/26/01         00
    0433047685                           03           09/01/01          0
    60701794                             O            08/01/31
    0


    5066939          964/G02             F          259,000.00         ZZ
                                         360        258,802.92          1
                                       7.375          1,788.85         73
                                       7.125          1,788.85
    GOLDEN           CO   80401          5            07/10/01         00
    0433104007                           03           09/01/01          0
    129945                               O            08/01/31
    0


    5068814          E22/G02             F          136,000.00         ZZ
                                         360        135,770.84          1
                                       6.875            893.42         76
                                       6.625            893.42
    AMITYVILLE       NY   11701          2            06/27/01         00
    0412596231                           05           08/01/01          0
    0412596231                           O            07/01/31
    0


    5069061          950/G02             F          240,000.00         ZZ
                                         360        239,462.33          1
                                       7.500          1,678.11         80
                                       7.250          1,678.11
    REDDING          CA   96002          5            05/21/01         00
    0433038999                           05           07/01/01          0
    A5105009                             O            06/01/31
    0


    5069723          L99/G02             F           83,600.00         ZZ
                                         360         83,554.34          4
                                       9.000            672.66         95
                                       8.750            672.66
    DAYTON           OH   45429          1            07/10/01         10
    0433085974                           05           09/01/01         30
    211114                               O            08/01/31
    0


    5070925          601/G02             F          107,600.00         ZZ
                                         360        107,518.12          1
                                       7.375            743.17         90
                                       7.125            743.17
    BLOOMING PRAIRI  MN   55917          1            07/13/01         11
    0433048717                           05           09/01/01         25
    60674967                             O            08/01/31
    0
1




    5071110          168/168             F          128,000.00         ZZ
                                         360        127,823.24          1
                                       7.875            928.09         78
                                       7.625            928.09
    CLIFTON PARK     NY   12065          1            06/22/01         00
    0189779977                           03           08/01/01          0
    0189779977                           O            07/01/31
    0


    5071461          601/G02             F          297,000.00         ZZ
                                         360        296,833.49          1
                                       8.875          2,363.07         90
                                       8.625          2,363.07
    POWDER SPRINGS   GA   30127          1            07/10/01         10
    0433113917                           05           09/01/01         25
    60623378                             O            08/01/31
    0


    5071518          B57/G02             F          119,500.00         ZZ
                                         360        119,423.80          2
                                       8.250            897.76         57
                                       8.000            897.76
    LOS ANGELES      CA   90023          5            07/19/01         00
    0433046174                           05           09/01/01          0
    2114998                              N            08/01/31
    0


    5071697          076/076             F           82,450.00         ZZ
                                         360         82,269.82          1
                                       7.625            583.58         85
                                       7.375            583.58
    BENTON HARBOR    MI   49022          2            04/30/01         12
    4520365                              05           07/01/01         12
    4520365                              O            06/01/31
    0


    5072835          964/G02             F          157,600.00         ZZ
                                         360        157,488.76          2
                                       7.750          1,129.07         80
                                       7.500          1,129.07
    SACRAMENTO       CA   95815          1            07/19/01         00
    0433044658                           05           09/01/01          0
    127337                               N            08/01/31
    0


    5073797          E23/G02             F          376,000.00         ZZ
                                         360        375,720.95          1
1


                                       7.500          2,629.05         80
                                       7.250          2,629.05
    SAN DIEGO        CA   92115          5            07/17/01         00
    0433039815                           05           09/01/01          0
    51004729                             O            08/01/31
    0


    5073897          964/G02             F          380,000.00         ZZ
                                         360        379,731.80          1
                                       7.750          2,722.37         80
                                       7.500          2,722.37
    WEST HILLS       CA   91307          2            07/11/01         00
    0433013273                           05           09/01/01          0
    130760                               O            08/01/31
    0


    5074120          E11/G02             F          162,000.00         ZZ
                                         360        161,891.30          1
                                       8.000          1,188.70         90
                                       7.750          1,188.70
    WEST LAKELAND    MN   55082          1            08/03/01         04
    0433098522                           05           09/01/01         25
    0002001032261                        O            08/01/31
    0


    5074556          A52/G02             F          306,850.00         ZZ
                                         360        306,638.82          1
                                       7.875          2,224.88         85
                                       7.625          2,224.88
    LITHONIA         GA   30058          5            07/12/01         11
    0433069317                           03           09/01/01         12
    15622                                O            08/01/31
    0


    5074658          742/G02             F          142,400.00         ZZ
                                         360        142,302.00          1
                                       7.875          1,032.50         80
                                       7.625          1,032.50
    HOLLAND          NY   14080          1            07/16/01         00
    0433051265                           05           09/01/01          0
    6386577                              O            08/01/31
    0


    5076157          964/G02             F          115,000.00         ZZ
                                         360        114,908.03          1
                                       7.125            774.78         77
                                       6.875            774.78
    HENDERSON        NV   89015          2            07/30/01         00
    0433047420                           03           09/01/01          0
1


    134349                               O            08/01/31
    0


    5076387          K15/G02             F           94,000.00         ZZ
                                         360         93,948.14          1
                                       9.000            756.86         90
                                       8.750            756.86
    PHOENIX          AZ   85017          5            07/09/01         26
    0433013554                           05           09/01/01         25
    021705303675                         O            08/01/31
    0


    5076599          Q99/G02             F          222,000.00         ZZ
                                         360        221,693.45          1
                                       7.875          1,609.65         74
                                       7.625          1,609.65
    WEBSTER          MA   01570          5            07/16/01         00
    0433006848                           05           08/20/01          0
    1                                    O            07/20/31
    0


    5076830          356/G02             F          465,000.00         ZZ
                                         360        463,905.18          1
                                       7.250          3,172.12         75
                                       7.000          3,172.12
    SAN RAMON        CA   94583          5            05/15/01         00
    0433085586                           05           07/01/01          0
    2772                                 O            06/01/31
    0


    5077422          E22/G02             F          191,000.00         ZZ
                                         360        190,767.78          1
                                       8.500          1,468.62         77
                                       8.250          1,468.62
    BURLESON         TX   76028          5            06/28/01         00
    0412770737                           05           08/01/01          0
    0412770737                           O            07/01/31
    0


    5077543          E82/G02             F          220,000.00         ZZ
                                         360        219,664.15          1
                                       7.375          1,519.49         80
                                       7.125          1,519.49
    WOODLAND PARK    CO   80863          5            06/26/01         00
    0400417028                           05           08/01/01          0
    0400417028                           O            07/01/31
    0


1


    5078103          T90/G02             F           86,925.00         ZZ
                                         360         86,877.52          2
                                       9.000            699.42         95
                                       8.750            699.42
    BATON ROUGE      LA   70806          1            07/11/01         12
    0433052594                           05           09/01/01         30
    52842                                O            08/01/31
    0


    5079334          975/G02             F          200,000.00         ZZ
                                         360        199,851.57          1
                                       7.500          1,398.43         80
                                       7.250          1,398.43
    SAN DIEGO        CA   92126          5            07/02/01         00
    0433012200                           05           09/01/01          0
    2012818                              O            08/01/31
    0


    5080022          883/G02             F          188,100.00         ZZ
                                         360        187,867.35          1
                                       8.375          1,429.70         69
                                       8.125          1,429.70
    UMATILLA         FL   32784          1            06/29/01         00
    0433104064                           05           08/01/01          0
    05010690                             O            07/01/31
    0


    5080353          964/G02             F          312,000.00         ZZ
                                         360        311,790.65          1
                                       8.000          2,289.35         80
                                       7.750          2,289.35
    GOLD RIVER       CA   95670          5            07/18/01         00
    0433047511                           03           09/01/01          0
    130384                               O            08/01/31
    0


    5080447          W08/G02             F          328,200.00         ZZ
                                         360        327,974.13          1
                                       7.875          2,379.68         84
                                       7.625          2,379.68
    CORAL GABLES     FL   33134          5            08/01/01         10
    0433078326                           05           09/01/01         12
    010169M                              O            08/01/31
    0


    5080613          700/G02             F          105,000.00         ZZ
                                         360        104,925.89          1
                                       7.750            752.23         57
                                       7.500            752.23
1


    GRAND TERRACE    CA   92313          1            07/16/01         00
    0433055712                           05           09/01/01          0
    00260292                             O            08/01/31
    0


    5085296          074/G02             F           89,200.00         ZZ
                                         360         89,073.68          1
                                       7.750            639.04         56
                                       7.500            639.04
    HOOKSETT         NH   03106          2            06/12/01         00
    0432928257                           01           08/01/01          0
    1815127079                           O            07/01/31
    0


    5085306          074/G02             F           77,200.00         ZZ
                                         360         77,027.05          1
                                       7.500            539.79         90
                                       7.250            539.79
    HAMPTON          VA   23666          1            05/30/01         04
    0432933687                           05           07/01/01         25
    1782078402                           N            06/01/31
    0


    5085326          074/G02             F          200,780.00         ZZ
                                         360        200,495.67          1
                                       7.750          1,438.41         78
                                       7.500          1,438.41
    INGLESIDE        IL   60041          2            06/11/01         00
    0432947158                           05           08/01/01          0
    1606125432                           O            07/01/31
    0


    5085328          074/G02             F          128,350.00         ZZ
                                         360        128,062.45          1
                                       7.500            897.44         63
                                       7.250            897.44
    ROSELLE          IL   60172          2            05/24/01         00
    0432934636                           05           07/01/01          0
    1600070746                           O            06/01/31
    0


    5085345          074/G02             F          118,400.00         T
                                         360        118,252.29          1
                                       8.375            899.93         80
                                       8.125            899.93
    MIAMI            FL   33178          1            06/15/01         00
    0432948735                           01           08/01/01          0
    1589617206                           O            07/01/31
    0
1




    5085365          074/G02             F           46,600.00         ZZ
                                         360         46,530.60          2
                                       7.500            325.84         88
                                       7.250            325.84
    PITTSBURGH       PA   15214          1            06/25/01         01
    0432960292                           03           08/01/01         25
    1581571236                           N            07/01/31
    0


    5085377          074/G02             F           62,000.00         ZZ
                                         360         61,916.51          1
                                       8.000            454.94         47
                                       7.750            454.94
    BRUNSWICK        GA   31523          2            06/15/01         00
    0432926541                           27           08/01/01          0
    1577507867                           O            07/01/31
    0


    5085382          074/G02             F           64,850.00         ZZ
                                         360         64,681.10          1
                                       7.125            436.91         42
                                       6.875            436.91
    ROWLETT          TX   75089          2            05/25/01         00
    0432960805                           05           07/01/01          0
    1563454693                           O            06/01/31
    0


    5085395          074/G02             F          125,000.00         ZZ
                                         360        124,813.88          1
                                       7.500            874.02         12
                                       7.250            874.02
    LOS GATOS        CA   95032          2            06/11/01         00
    0432948875                           05           08/01/01          0
    1561537224                           O            07/01/31
    0


    5085400          074/G02             F           62,500.00         ZZ
                                         360         62,406.95          1
                                       7.500            437.01         79
                                       7.250            437.01
    OCALA            FL   34480          2            06/20/01         00
    0432948230                           05           08/01/01          0
    1533165212                           O            07/01/31
    0


    5085406          074/G02             F          175,000.00         T
                                         360        174,745.87          1
1


                                       7.625          1,238.64         70
                                       7.375          1,238.64
    HARLINGEN        TX   78550          1            06/22/01         00
    0432944049                           05           08/01/01          0
    1530002415                           O            07/01/31
    0


    5085415          074/G02             F          235,000.00         ZZ
                                         360        234,511.65          1
                                       7.875          1,703.91         32
                                       7.625          1,703.91
    SEMINOLE         FL   33772          5            05/25/01         00
    0432946481                           05           07/01/01          0
    1516067501                           O            06/01/31
    0


    5085430          074/G02             F          140,000.00         T
                                         360        139,796.70          1
                                       7.625            990.91         56
                                       7.375            990.91
    DAVENPORT        FL   33837          1            06/25/01         00
    0432956290                           03           08/01/01          0
    1331218041                           O            07/01/31
    0


    5085437          074/G02             F           98,392.00         ZZ
                                         360         98,256.13          1
                                       7.875            713.41         80
                                       7.625            713.41
    MIAMI            FL   33178          1            06/25/01         00
    0432933125                           01           08/01/01          0
    1311386666                           O            07/01/31
    0


    5085442          074/G02             F           73,600.00         T
                                         360         73,450.87          1
                                       8.000            540.05         80
                                       7.750            540.05
    WEST PALM BEACH  FL   33415          1            05/25/01         00
    0432928455                           09           07/01/01          0
    1303052439                           O            06/01/31
    0


    5085465          074/G02             F           95,900.00         ZZ
                                         360         95,749.92          1
                                       7.250            654.21         59
                                       7.000            654.21
    MONTROSE         CO   81401          2            06/22/01         00
    0432952992                           05           08/01/01          0
1


    1274008843                           O            07/01/31
    0


    5085469          074/G02             F           55,500.00         ZZ
                                         360         55,345.73          1
                                       7.875            402.41         79
                                       7.625            402.41
    SACRAMENTO       CA   95821          2            04/06/01         00
    0432932226                           01           06/01/01          0
    1262012413                           O            05/01/31
    0


    5086348          964/G02             F           90,550.00         ZZ
                                         360         90,486.09          1
                                       7.750            648.71         80
                                       7.500            648.71
    PHOENIX          AZ   85032          1            07/24/01         00
    0433040607                           05           09/01/01          0
    134359                               O            08/01/31
    0


    5087456          E22/G02             F          146,400.00         E
                                         360        146,212.66          1
                                       8.250          1,099.85         46
                                       8.000          1,099.85
    KIHEI            HI   96753          1            06/28/01         00
    0412773996                           21           08/01/01          0
    0412773996                           N            07/01/31
    0


    5087480          E22/G02             F          211,883.00         ZZ
                                         360        211,733.45          1
                                       7.750          1,517.96         85
                                       7.500          1,517.96
    FOLSOM           CA   95630          1            07/03/01         01
    0412807802                           03           09/01/01         25
    0412807802                           O            08/01/31
    0


    5087698          486/G02             F          119,000.00         ZZ
                                         360        118,916.01          1
                                       7.750            852.53         73
                                       7.500            852.53
    RENO             NV   89502          5            07/13/01         00
    0433035581                           05           09/01/01          0
    CRN0838                              O            08/01/31
    0


1


    5087741          B28/G02             F          175,000.00         ZZ
                                         360        174,888.41          2
                                       8.250          1,314.72         45
                                       8.000          1,314.72
    HAYWARD          CA   94541          5            07/23/01         00
    0433042900                           05           09/01/01          0
    0106130005                           O            08/01/31
    0


    5088386          U05/G02             F           79,600.00         ZZ
                                         360         79,551.77          1
                                       8.500            612.06         80
                                       8.250            612.06
    ALLEN            TX   75002          5            07/13/01         00
    0433055548                           05           09/01/01          0
    3141640                              O            08/01/31
    0


    5088484          758/G02             F           50,000.00         ZZ
                                         360         49,964.71          1
                                       7.750            358.21         53
                                       7.500            358.21
    TEMPLE           TX   76502          5            07/16/01         00
    0433101821                           05           09/01/01          0
    580102                               O            08/01/31
    0


    5089467          E11/G02             F          267,250.00         ZZ
                                         360        267,066.08          1
                                       7.875          1,937.75         90
                                       7.625          1,937.75
    ORONO            MN   55359          1            07/19/01         04
    0433067956                           05           09/01/01         25
    1                                    O            08/01/31
    0


    5090668          253/253             F          183,194.00         ZZ
                                         360        183,064.70          1
                                       7.750          1,312.43         80
                                       7.500          1,312.43
    GOODYEAR         AZ   85338          1            07/13/01         00
    971112                               03           09/01/01          0
    971112                               O            08/01/31
    0


    5092230          B98/G02             F          388,000.00         ZZ
                                         360        387,726.15          1
                                       7.750          2,779.68         80
                                       7.500          2,779.68
1


    HAYWARD          CA   94545          5            07/26/01         00
    0433052628                           05           09/01/01          0
    1                                    O            08/01/31
    0


    5092272          U05/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.500          2,517.17         90
                                       7.250          2,517.17
    CERRITOS         CA   90703          2            08/01/01         11
    0433099504                           05           10/01/01         25
    3140536                              O            09/01/31
    0


    5093097          U59/G02             F           75,000.00         ZZ
                                         360         74,893.79          1
                                       7.750            537.31         66
                                       7.500            537.31
    RICHTON PARK     IL   60471          5            06/26/01         00
    0432995058                           05           08/01/01          0
    800847947                            O            07/01/31
    0


    5094537          U62/G02             F           68,000.00         ZZ
                                         360         67,946.95          1
                                       7.250            463.88         80
                                       7.000            463.88
    SUGAR LAND       TX   77479          5            07/13/01         00
    0433034345                           09           09/01/01          0
    2001261993                           O            08/01/31
    0


    5094551          N47/G02             F          308,000.00         ZZ
                                         360        307,753.70          1
                                       7.125          2,075.05         80
                                       6.875          2,075.05
    JAMUL            CA   91935          5            07/26/01         00
    0433057791                           03           09/01/01          0
    30111210                             O            08/01/31
    0


    5094840          U05/G02             F          440,000.00         ZZ
                                         360        439,681.54          1
                                       7.625          3,114.29         80
                                       7.375          3,114.29
    THOUSAND OAKS    CA   91360          1            07/25/01         00
    0433102126                           03           09/01/01          0
    3150031                              O            08/01/31
    0
1




    5095709          624/G02             F          400,000.00         ZZ
                                         360        399,710.50          1
                                       7.625          2,831.17         80
                                       7.375          2,831.17
    PISMO BEACH      CA   93449          5            07/20/01         00
    0433041936                           05           09/01/01          0
    72005510176F                         O            08/01/31
    0


    5096631          253/253             F          392,000.00         ZZ
                                         360        391,730.22          1
                                       7.875          2,842.28         80
                                       7.625          2,842.28
    MEAD             CO   80542          5            07/25/01         00
    972068                               05           09/01/01          0
    972068                               O            08/01/31
    0


    5096774          601/G02             F          318,500.00         ZZ
                                         360        318,257.64          1
                                       7.375          2,199.81         65
                                       7.125          2,199.81
    LOVELADIES       NJ   08008          5            07/25/01         00
    0433034881                           05           09/01/01          0
    60735313                             O            08/01/31
    0


    5097217          E22/G02             F          235,000.00         ZZ
                                         360        234,842.32          2
                                       8.000          1,724.35         68
                                       7.750          1,724.35
    MORRIS TOWNSHIP  NJ   07960          5            07/03/01         00
    0412612608                           05           09/01/01          0
    0412612608                           O            08/01/31
    0


    5097246          E22/G02             F          210,000.00         ZZ
                                         360        209,855.48          2
                                       7.875          1,522.65         68
                                       7.625          1,522.65
    WINTHROP         MA   02152          5            07/03/01         00
    0412741969                           05           09/01/01          0
    0412741969                           O            08/01/31
    0


    5097266          E22/G02             F          175,900.00         ZZ
                                         360        175,638.10          1
1


                                       7.500          1,229.92         85
                                       7.250          1,229.92
    COLUMBIA         SC   29212          5            07/03/01         01
    0412756553                           05           08/01/01         12
    0412756553                           O            07/01/31
    0


    5097861          601/G02             F          303,500.00         ZZ
                                         360        303,257.29          1
                                       7.125          2,044.74         79
                                       6.875          2,044.74
    COLORADO SPRING  CO   80921          5            07/12/01         00
    0433040938                           05           09/01/01          0
    60681731                             O            08/01/31
    0


    5098324          601/G02             F           84,000.00         ZZ
                                         360         83,945.05          1
                                       8.125            623.70         80
                                       7.875            623.70
    SEMINOLE         FL   33772          5            07/12/01         00
    0433033552                           05           09/01/01          0
    60695295                             O            08/01/31
    0


    5100530          144/144             F          450,000.00         ZZ
                                         360        449,666.03          1
                                       7.500          3,146.47         76
                                       7.250          3,146.47
    NEW ROCHELLE     NY   10804          1            07/25/01         00
    160670224                            05           09/01/01          0
    01ROYCED                             O            08/01/31
    0


    5100686          601/G02             F          138,750.00         ZZ
                                         360        138,649.57          1
                                       7.625            982.07         75
                                       7.375            982.07
    SEVIERVILLE      TN   37862          5            07/19/01         00
    0433113982                           05           09/01/01          0
    60711009                             N            08/01/31
    0


    5101395          U05/G02             F          392,000.00         ZZ
                                         360        391,730.23          1
                                       7.875          2,842.27         80
                                       7.625          2,842.27
    SAN JOSE         CA   95148          1            07/25/01         00
    0433099199                           05           09/01/01          0
1


    3153175                              O            08/01/31
    0


    5101622          N74/G02             F          119,000.00         ZZ
                                         360        118,922.16          1
                                       8.125            883.57         67
                                       7.875            883.57
    SUNNYVALE        TX   75182          5            07/13/01         00
    0433042611                           05           09/01/01          0
    0029115010                           O            08/01/31
    0


    5103331          601/G02             F          190,400.00         ZZ
                                         360        190,255.12          1
                                       7.375          1,315.05         80
                                       7.125          1,315.05
    PAGOSA SPRINGS   CO   81147          2            07/13/01         00
    0433032307                           05           09/01/01          0
    60641206                             O            08/01/31
    0


    5103452          U62/G02             F          109,600.00         ZZ
                                         360        109,514.50          1
                                       7.250            747.67         80
                                       7.000            747.67
    THE WOODLANDS    TX   77381          5            07/30/01         00
    0433071321                           03           09/01/01          0
    2001263808                           O            08/01/31
    0


    5103914          N47/G02             F          352,000.00         ZZ
                                         360        351,763.82          1
                                       8.000          2,582.85         80
                                       7.750          2,582.85
    SAN JOSE         CA   95127          1            07/24/01         00
    0433042520                           05           09/01/01          0
    20310964                             N            08/01/31
    0


    5104853          950/G02             F          493,300.00         ZZ
                                         360        492,960.51          1
                                       7.875          3,576.77         90
                                       7.625          3,576.77
    SNOHOMISH        WA   98296          1            07/17/01         14
    0433090768                           03           09/01/01         25
    E1102162                             O            08/01/31
    0


1


    5105129          E22/G02             F          100,000.00         ZZ
                                         360         99,932.91          1
                                       8.000            733.76         80
                                       7.750            733.76
    BLOOMINGTON      IN   47401          1            07/10/01         00
    0412718090                           05           09/01/01          0
    0412718090                           O            08/01/31
    0


    5105159          E22/G02             F          138,600.00         ZZ
                                         360        138,509.34          1
                                       8.125          1,029.10         90
                                       7.875          1,029.10
    MAGNOLIA         TX   77354          1            07/10/01         04
    0412772584                           03           09/01/01         25
    0412772584                           O            08/01/31
    0


    5105161          E22/G02             F          192,000.00         ZZ
                                         360        191,867.87          1
                                       7.875          1,392.13         80
                                       7.625          1,392.13
    DALLAS           TX   75229          5            07/03/01         00
    0412774010                           05           09/01/01          0
    0412774010                           O            08/01/31
    0


    5105186          E22/G02             F          104,400.00         ZZ
                                         360        104,329.95          1
                                       8.000            766.05         95
                                       7.750            766.05
    BAY CITY         MI   48706          1            07/10/01         11
    0412800179                           05           09/01/01         30
    0412800179                           O            08/01/31
    0


    5105281          964/G02             F           64,000.00         ZZ
                                         360         63,955.96          2
                                       7.875            464.04         54
                                       7.625            464.04
    MESA             AZ   85203          5            07/27/01         00
    0433049863                           05           09/01/01          0
    125349                               O            08/01/31
    0


    5105289          E82/G02             F          130,000.00         ZZ
                                         360        129,905.91          1
                                       7.625            920.13         51
                                       7.375            920.13
1


    ROCKWALL         TX   75087          2            07/06/01         00
    0400441473                           05           09/01/01          0
    3749031                              O            08/01/31
    0


    5107073          E47/G02             F          342,000.00         ZZ
                                         360        341,792.82          1
                                       8.500          2,629.68         95
                                       8.250          2,629.68
    SAN JOSE         CA   95122          1            07/18/01         11
    0433118981                           05           09/01/01         30
    7333011468                           O            08/01/31
    0


    5107591          U05/G02             F          138,150.00         ZZ
                                         360        138,066.31          4
                                       8.500          1,062.25         90
                                       8.250          1,062.25
    LAUDERHILL       FL   33313          1            07/25/01         11
    0433060381                           05           09/01/01         25
    3148723                              N            08/01/31
    0


    5108602          K39/G02             F          132,562.00         ZZ
                                         360        132,477.46          1
                                       8.250            995.90         62
                                       8.000            995.90
    EPPING           NH   03042          2            07/25/01         00
    0433101029                           05           09/01/01          0
    022686261                            O            08/01/31
    0


    5108634          E86/G02             F          150,500.00         ZZ
                                         360        150,500.00          1
                                       7.875          1,091.23         61
                                       7.625          1,091.23
    GRESHAM          OR   97080          5            08/22/01         00
    0433136819                           05           10/01/01          0
    0000130087                           O            09/01/31
    0


    5109460          H81/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       7.625          1,868.58         73
                                       7.375          1,868.58
    WEST BEND        WI   53090          5            08/08/01         00
    0433116639                           05           10/01/01          0
    WH13311                              O            09/01/31
    0
1




    5109556          601/G02             F           88,800.00         ZZ
                                         360         88,741.91          1
                                       8.125            659.34         80
                                       7.875            659.34
    ATLANTA          GA   30310          1            07/23/01         00
    0433048972                           05           09/01/01          0
    60716206                             N            08/01/31
    0


    5109697          601/G02             F           88,800.00         ZZ
                                         360         88,741.91          1
                                       8.125            659.34         80
                                       7.875            659.34
    ATLANTA          GA   30310          1            07/23/01         00
    0433039260                           05           09/01/01          0
    60716180                             N            08/01/31
    0


    5110241          601/G02             F          360,000.00         ZZ
                                         360        359,752.25          1
                                       7.875          2,610.25         80
                                       7.625          2,610.25
    FLAGLER BEACH    FL   32136          1            07/20/01         00
    0433037454                           05           09/01/01          0
    60718251                             O            08/01/31
    0


    5111427          W39/G02             F          161,900.00         ZZ
                                         360        161,788.58          1
                                       7.875          1,173.89         79
                                       7.625          1,173.89
    DENHAM SPRINGS   LA   70726          5            07/24/01         00
    0433043007                           05           09/01/01          0
    971154                               O            08/01/31
    0


    5111781          624/G02             F          272,000.00         ZZ
                                         360        271,803.13          1
                                       7.625          1,925.20         80
                                       7.375          1,925.20
    PLEASANTON       CA   94566          5            07/13/01         00
    0433040789                           09           09/01/01          0
    8800810293F                          O            08/01/31
    0


    5111809          B60/G02             F          135,000.00         ZZ
                                         360        134,902.29          1
1


                                       7.625            955.52         90
                                       7.375            955.52
    PHOENIX          AZ   85032          2            06/26/01         01
    0433119708                           05           09/01/01         25
    337759                               O            08/01/31
    0


    5111993          N47/G02             F          182,000.00         ZZ
                                         360        181,868.28          1
                                       7.625          1,288.18         80
                                       7.375          1,288.18
    CASTLE ROCK      CO   80104          5            07/31/01         00
    0433017837                           03           09/01/01          0
    30310681                             O            08/01/31
    0


    5112107          Q59/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
                                       7.375          1,398.62         75
                                       7.125          1,398.62
    LOS ANGELES      CA   90026          5            08/02/01         00
    0433101664                           05           10/01/01          0
    303803                               O            09/01/31
    0


    5113358          E22/G02             F          106,000.00         ZZ
                                         360        105,943.59          1
                                       9.125            862.45         93
                                       8.875            862.45
    IMPERIAL         MO   63052          1            07/11/01         01
    0412711822                           03           09/01/01         30
    0412711822                           O            08/01/31
    0


    5113365          E22/G02             F           65,000.00         ZZ
                                         240         64,887.92          1
                                       7.875            538.64         77
                                       7.625            538.64
    ARLINGTON        TX   76001          5            07/06/01         00
    0412727554                           05           09/01/01          0
    0412727554                           O            08/01/21
    0


    5113378          E22/G02             F           90,000.00         ZZ
                                         360         89,939.61          1
                                       8.000            660.39         67
                                       7.750            660.39
    HUNTSVILLE       TX   77340          5            07/06/01         00
    0412756090                           05           09/01/01          0
1


    0412756090                           O            08/01/31
    0


    5113423          E22/G02             F          184,500.00         ZZ
                                         360        184,373.03          1
                                       7.875          1,337.75         90
                                       7.625          1,337.75
    BOCA RATON       FL   33428          5            07/06/01         01
    0412800427                           03           09/01/01         25
    0412800427                           O            08/01/31
    0


    5114157          P01/G02             F          117,000.00         ZZ
                                         360        116,919.47          3
                                       7.875            848.33         90
                                       7.625            848.33
    ALBANY           NY   12210          1            07/30/01         14
    0433149929                           05           09/01/01         25
    01004506                             N            08/01/31
    0


    5115219          U59/G02             F          130,800.00         ZZ
                                         360        130,709.99          1
                                       7.875            948.39         80
                                       7.625            948.39
    OLATHE           KS   66061          1            07/19/01         00
    0433016508                           05           09/01/01          0
    800862595                            O            08/01/31
    0


    5116278          975/G02             F          339,000.00         ZZ
                                         360        338,748.41          1
                                       7.500          2,370.34         80
                                       7.250          2,370.34
    FULLERTON        CA   92833          2            07/19/01         00
    0433066891                           05           09/01/01          0
    2013386                              O            08/01/31
    0


    5116493          U59/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
                                       7.875            725.07         54
                                       7.625            725.07
    PEEKSKILL        NY   10566          5            07/25/01         00
    0433055670                           05           09/01/01          0
    800868707                            O            08/01/31
    0


1


    5116659          964/G02             F          107,950.00         ZZ
                                         360        107,871.87          1
                                       7.625            764.06         80
                                       7.375            764.06
    FRESNO           CA   93704          1            07/18/01         00
    0433040797                           05           09/01/01          0
    127830                               O            08/01/31
    0


    5117862          K89/G02             F           58,800.00         ZZ
                                         360         58,758.49          1
                                       7.750            421.26         80
                                       7.500            421.26
    MIAMI            FL   33176          1            07/30/01         00
    0433075082                           01           09/01/01          0
    200105120                            N            08/01/31
    0


    5118078          U28/G02             F           81,000.00         ZZ
                                         360         80,942.83          1
                                       7.750            580.29         90
                                       7.500            580.29
    RALEIGH          NC   27610          5            07/30/01         04
    0433048550                           05           09/01/01         25
    HENRY                                O            08/01/31
    0


    5119925          N47/G02             F          242,000.00         ZZ
                                         360        241,824.85          1
                                       7.625          1,712.86         74
                                       7.375          1,712.86
    VALLEY CENTER    CA   92082          5            07/15/01         00
    0433060373                           05           09/01/01          0
    30111138                             O            08/01/31
    0


    5120375          601/G02             F           84,900.00         ZZ
                                         360         84,843.03          1
                                       8.000            622.97         44
                                       7.750            622.97
    PASADENA         TX   77504          1            07/19/01         00
    0433047966                           05           09/01/01          0
    60695657                             O            08/01/31
    0


    5122651          J95/J95             F          353,700.00         ZZ
                                         360        353,107.68          1
                                       8.000          2,595.33         79
                                       7.750          2,595.33
1


    KITTY HAWK       NC   27949          5            07/23/01         00
    18362764                             05           09/01/01          0
    18362764                             N            08/01/31
    0


    5122704          742/G02             F           86,000.00         ZZ
                                         360         85,814.78          1
                                       8.000            631.04         80
                                       7.750            631.04
    MANLIUS          NY   13104          1            06/28/01         00
    0432993483                           05           08/01/01          0
    6355325                              O            07/01/31
    0


    5122851          N74/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       7.250            627.60         82
                                       7.000            627.60
    SANDSTON         VA   23150          5            07/30/01         10
    0433074887                           05           10/01/01         30
    0029162010                           O            09/01/31
    0


    5123043          664/G02             F          324,000.00         ZZ
                                         360        323,454.04          1
                                       6.875          2,128.45         80
                                       6.625          2,128.45
    OAKTON           VA   22124          5            06/05/01         00
    0432961449                           05           08/01/01          0
    0008098410                           O            07/01/31
    0


    5124182          168/168             F           41,400.00         ZZ
                                         360         41,348.36          1
                                       8.375            314.67         90
                                       8.125            314.67
    TONAWANDA        NY   14223          1            06/29/01         14
    0059458372                           05           08/01/01         25
    0059458372                           O            07/01/31
    0


    5126140          642/G02             F           80,750.00         ZZ
                                         360         80,693.01          1
                                       7.750            578.50         95
                                       7.500            578.50
    LINCOLN          NE   68522          5            07/06/01         11
    0432997575                           05           09/01/01         30
    06177201                             O            08/01/31
    0
1




    5126307          168/168             F          560,000.00         ZZ
                                         360        559,226.69          1
                                       7.875          4,060.39         80
                                       7.625          4,060.39
    DIX HILLS        NY   11746          5            06/15/01         00
    0059471344                           05           08/01/01          0
    0059471344                           O            07/01/31
    0


    5126589          623/985             F          120,000.00         ZZ
                                         360        118,671.24          1
                                       8.250            901.52         64
                                       8.000            901.52
    HICKORY CORNERS  MI   49060          5            05/25/01         00
    5339335                              05           07/01/01          0
    5339335                              O            06/01/31
    0


    5126593          623/985             F           75,000.00         ZZ
                                         360         74,888.33          1
                                       7.500            524.41         73
                                       7.250            524.41
    TRAVERSE CITY    MI   49684          1            06/12/01         00
    5344175                              05           08/01/01          0
    5344175                              O            07/01/31
    0


    5126594          623/985             F          175,000.00         ZZ
                                         360        174,549.01          1
                                       8.250          1,314.72         58
                                       8.000          1,314.72
    BRIGHTON         MI   48116          5            04/25/01         00
    5344317                              05           06/01/01          0
    5344317                              O            05/01/31
    0


    5126599          623/985             F          135,000.00         ZZ
                                         360        134,711.40          1
                                       7.750            967.16         58
                                       7.500            967.16
    TINLEY PARK      IL   60477          5            05/03/01         00
    5346352                              05           07/01/01          0
    5346352                              O            06/01/31
    0


    5126603          623/985             F           44,000.00         ZZ
                                         360         43,917.38          1
1


                                       8.375            334.43         36
                                       8.125            334.43
    EDWARDSBURG      MI   49112          5            05/15/01         00
    5354525                              05           07/01/01          0
    5354525                              O            06/01/31
    0


    5126606          623/G02             F           95,250.00         ZZ
                                         360         95,127.41          1
                                       8.375            723.97         75
                                       8.125            723.97
    LA GRANDE        OR   97850          5            06/15/01         00
    0432981595                           05           08/01/01          0
    1548224                              O            07/01/31
    0


    5126613          623/G02             F          100,000.00         ZZ
                                         360         99,865.35          4
                                       8.000            733.77         63
                                       7.750            733.77
    EL CENTRO        CA   92243          5            06/13/01         00
    0432977965                           05           08/01/01          0
    1973565                              O            07/01/31
    0


    5126614          623/G02             F          103,500.00         ZZ
                                         360        103,119.20          1
                                       8.500            795.83         74
                                       8.250            795.83
    CHINO VALLEY     AZ   86323          1            06/07/01         00
    0432981777                           05           08/01/01          0
    1973865                              O            07/01/31
    0


    5126619          623/G02             F          204,000.00         ZZ
                                         360        203,696.25          1
                                       7.500          1,426.40         80
                                       7.250          1,426.40
    CHULA VISTA      CA   91913          5            06/12/01         00
    0432980365                           03           08/01/01          0
    1976160                              O            07/01/31
    0


    5126620          623/G02             F          150,000.00         ZZ
                                         360        149,765.25          1
                                       7.250          1,023.27         36
                                       7.000          1,023.27
    SOUTH PASADENA   CA   91030          2            06/14/01         00
    0432976306                           05           08/01/01          0
1


    1976883                              O            07/01/31
    0


    5126624          623/G02             F          135,000.00         ZZ
                                         360        134,803.94          1
                                       7.625            955.53         73
                                       7.375            955.53
    CORVALLIS        OR   97333          5            06/08/01         00
    0432977676                           05           08/01/01          0
    1979732                              O            07/01/31
    0


    5126625          623/G02             F          180,000.00         ZZ
                                         360        179,721.51          1
                                       7.375          1,243.22         66
                                       7.125          1,243.22
    FALLBROOK        CA   92028          1            06/21/01         00
    0432981785                           05           08/01/01          0
    1979855                              O            07/01/31
    0


    5126629          623/G02             F          148,500.00         ZZ
                                         360        148,278.89          1
                                       7.500          1,038.34         80
                                       7.250          1,038.34
    RIVERBANK        CA   95367          1            06/12/01         00
    0432980407                           05           08/01/01          0
    1980392                              O            07/01/31
    0


    5126631          623/G02             F          100,000.00         ZZ
                                         360         99,861.91          1
                                       7.875            725.07         34
                                       7.625            725.07
    ARROYO GRANDE    CA   93420          1            06/11/01         00
    0432977874                           05           08/01/01          0
    1980734                              N            07/01/31
    0


    5126646          623/G02             F           97,000.00         ZZ
                                         360         96,855.57          1
                                       7.500            678.24         76
                                       7.250            678.24
    MIDDLE TOWNSHIP  NJ   08210          1            06/14/01         00
    0432976736                           01           08/01/01          0
    5334509                              O            07/01/31
    0


1


    5126648          623/G02             F           75,000.00         ZZ
                                         360         74,769.38          1
                                       8.000            550.32         75
                                       7.750            550.32
    CONYERS          GA   30094          1            04/27/01         00
    0432977106                           05           06/01/01          0
    5344485                              O            05/01/31
    0


    5126651          623/G02             F          118,000.00         ZZ
                                         360        117,547.88          1
                                       7.750            845.37         72
                                       7.500            845.37
    NEW LENOX        IL   60451          1            06/04/01         00
    0432976272                           05           07/01/01          0
    5351039                              O            06/01/31
    0


    5126655          623/G02             F           75,510.00         ZZ
                                         360         75,284.21          1
                                       7.625            534.46         90
                                       7.375            534.46
    TALLAHASSEE      FL   32304          1            05/31/01         10
    0432981884                           03           07/01/01         25
    5354566                              N            06/01/31
    0


    5126658          623/G02             F          101,900.00         ZZ
                                         360        101,523.98          1
                                       7.500            712.50         80
                                       7.250            712.50
    SAVANAH          GA   31406          1            05/29/01         00
    0432977668                           05           07/01/01          0
    5356061                              O            06/01/31
    0


    5126659          623/G02             F           60,000.00         ZZ
                                         360         59,915.03          3
                                       7.750            429.85         86
                                       7.500            429.85
    WILDWOOD         NJ   08260          1            06/18/01         01
    0432978500                           05           08/01/01         25
    5357187                              N            07/01/31
    0


    5126663          623/G02             F          166,500.00         ZZ
                                         360        166,145.16          1
                                       7.750          1,192.83         68
                                       7.500          1,192.83
1


    AUSTINBURG TOWN  OH   44047          5            05/30/01         00
    0432976553                           05           07/01/01          0
    5357669                              O            06/01/31
    0


    5126664          623/G02             F          129,000.00         ZZ
                                         360        128,758.26          1
                                       7.375            890.97         79
                                       7.125            890.97
    LAWRENCEVILLE    GA   30043          2            06/15/01         00
    0432981694                           05           08/01/01          0
    5357839                              O            07/01/31
    0


    5126669          623/G02             F          155,000.00         ZZ
                                         360        154,763.38          1
                                       7.375          1,070.55         74
                                       7.125          1,070.55
    WASHINGTON       DC   20037          5            06/20/01         00
    0432977718                           01           08/01/01          0
    5360012                              O            07/01/31
    0


    5126675          623/G02             F          149,000.00         ZZ
                                         360        148,799.38          1
                                       8.000          1,093.31         75
                                       7.750          1,093.31
    GLEN ELLYN       IL   60137          1            06/18/01         00
    0432980696                           05           08/01/01          0
    5363305                              O            07/01/31
    0


    5126831          700/G02             F          287,600.00         ZZ
                                         360        287,391.85          1
                                       7.625          2,035.61         60
                                       7.375          2,035.61
    LIVERMORE        CA   94550          5            07/10/01         00
    0433127826                           05           09/01/01          0
    70260245                             O            08/01/31
    0


    5127263          K15/G02             F           97,900.00         ZZ
                                         360         97,830.90          1
                                       7.750            701.37         79
                                       7.500            701.37
    NEW IPSWICH      NH   03071          5            07/18/01         00
    0433041977                           05           09/01/01          0
    003330005305363                      O            08/01/31
    0
1




    5127272          Q59/G02             F          264,750.00         ZZ
                                         360        264,553.52          1
                                       7.500          1,851.17         75
                                       7.250          1,851.17
    SAN DIMAS        CA   91773          1            07/23/01         00
    0433056546                           05           09/01/01          0
    303799                               O            08/01/31
    0


    5127290          G18/G02             F          275,000.00         ZZ
                                         360        274,690.52          3
                                       8.875          2,188.02         89
                                       8.625          2,188.02
    MINNEAPOLIS      MN   55405          1            06/29/01         04
    0433047289                           05           08/01/01         25
    09DM10104000                         N            07/01/31
    0


    5127410          738/G02             F          412,000.00         ZZ
                                         360        411,076.95          1
                                       7.500          2,880.77         80
                                       7.250          2,880.77
    CHARLOTTE        NC   28226          1            05/30/01         00
    0433102894                           03           07/01/01          0
    5801826                              O            06/01/31
    0


    5128360          A50/G02             F          113,500.00         ZZ
                                         360        113,417.85          1
                                       7.625            803.35         75
                                       7.375            803.35
    TUSCALOOSA       AL   35405          5            07/20/01         00
    0433108263                           05           09/01/01          0
    447500                               O            08/01/31
    0


    5129835          624/G02             F          143,200.00         ZZ
                                         360        143,096.36          1
                                       7.625          1,013.56         80
                                       7.375          1,013.56
    SPRING VALLEY    CA   91977          1            07/17/01         00
    0433068723                           05           09/01/01          0
    39016110013F                         N            08/01/31
    0


    5130044          E44/G02             F          108,375.00         ZZ
                                         360        108,304.11          1
1


                                       8.125            804.68         85
                                       7.875            804.68
    SALT LAKE CITY   UT   84116          2            07/20/01         12
    0433101755                           05           09/01/01         12
    53010019                             O            08/01/31
    0


    5130439          624/G02             F          173,000.00         ZZ
                                         360        172,880.94          2
                                       7.875          1,254.37         83
                                       7.625          1,254.37
    APPLE VALLEY     CA   92307          5            07/20/01         01
    0433047412                           05           09/01/01         12
    34083410273F                         O            08/01/31
    0


    5130507          U66/G02             F           45,600.00         ZZ
                                         360         45,570.92          1
                                       8.250            342.58         95
                                       8.000            342.58
    HOUSTON          TX   77054          1            07/23/01         11
    0433042595                           01           09/01/01         30
    240                                  O            08/01/31
    0


    5130589          B57/G02             F          314,800.00         ZZ
                                         360        314,800.00          1
                                       7.875          2,282.52         80
                                       7.625          2,282.52
    ALTADENA         CA   91001          1            08/10/01         00
    0433128287                           05           10/01/01          0
    2115734                              O            09/01/31
    0


    5130804          967/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
                                       8.000            880.52         80
                                       7.750            880.52
    PAYSON           AZ   85541          1            07/20/01         00
    0433043080                           05           09/01/01          0
    6424493                              O            08/01/31
    0


    5130890          U05/G02             F          420,000.00         ZZ
                                         360        420,000.00          2
                                       7.875          3,045.29         80
                                       7.625          3,045.29
    MORGAN HILL      CA   95037          5            08/06/01         00
    0433122561                           05           10/01/01          0
1


    3106477                              O            09/01/31
    0


    5131419          B60/G02             F          177,600.00         ZZ
                                         360        177,474.65          1
                                       7.750          1,272.35         80
                                       7.500          1,272.35
    SAN JUAN CAPIST  CA   92675          5            06/28/01         00
    0433113271                           09           09/01/01          0
    333371                               O            08/01/31
    0


    5132573          E82/G02             F           72,400.00         ZZ
                                         360         72,347.60          1
                                       7.625            512.44         67
                                       7.375            512.44
    ARLINGTON HEIGH  IL   60004          2            07/11/01         00
    0400425195                           01           09/01/01          0
    0400425195                           O            08/01/31
    0


    5132768          E22/G02             F          150,000.00         ZZ
                                         360        149,894.13          1
                                       7.750          1,074.62         95
                                       7.500          1,074.62
    LEES SUMMIT      MO   64082          2            07/06/01         04
    0412756181                           03           09/01/01         30
    0412756181                           O            08/01/31
    0


    5132788          E22/G02             F          108,000.00         ZZ
                                         360        107,927.53          2
                                       8.000            792.47         80
                                       7.750            792.47
    UNIVERSITY PLAC  WA   98466          1            07/02/01         00
    0412777039                           05           09/01/01          0
    0412777039                           N            08/01/31
    0


    5132820          E22/G02             F          105,000.00         ZZ
                                         360        104,925.90          1
                                       7.750            752.23         65
                                       7.500            752.23
    MOBILE           AL   36607          2            07/09/01         00
    0412795700                           05           09/01/01          0
    0412795700                           O            08/01/31
    0


1


    5132823          E22/G02             F          124,000.00         ZZ
                                         360        123,907.97          1
                                       7.500            867.03         80
                                       7.250            867.03
    RICHLAND         WA   99352          1            07/08/01         00
    0412801326                           05           09/01/01          0
    0412801326                           O            08/01/31
    0


    5133777          964/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       7.875          1,272.50         90
                                       7.625          1,272.50
    MESA             AZ   85203          1            08/02/01         01
    0433054335                           05           10/01/01         25
    130401                               O            09/01/31
    0


    5133835          964/G02             F          100,000.00         ZZ
                                         360         99,927.63          1
                                       7.625            707.79         40
                                       7.375            707.79
    RANCHOS DE TAOS  NM   87557          5            07/18/01         00
    0433016912                           05           09/01/01          0
    100147                               O            08/01/31
    0


    5134357          U05/G02             F          210,000.00         ZZ
                                         360        209,844.15          1
                                       7.500          1,468.35         76
                                       7.250          1,468.35
    AVENTURA         FL   33180          1            07/19/01         00
    0433006004                           06           09/01/01          0
    3148933                              O            08/01/31
    0


    5134790          N47/G02             F          360,000.00         ZZ
                                         360        359,726.07          1
                                       7.375          2,486.43         65
                                       7.125          2,486.43
    SAN JOSE         CA   95131          5            07/25/01         00
    0433068921                           05           09/01/01          0
    20111342                             O            08/01/31
    0


    5135428          T90/G02             F          144,000.00         ZZ
                                         360        144,000.00          4
                                       8.625          1,120.02         78
                                       8.375          1,120.02
1


    NEW ORLEANS      LA   70116          5            08/17/01         00
    0433140209                           05           10/01/01          0
    53526                                O            09/01/31
    0


    5136626          601/G02             F           77,400.00         ZZ
                                         360         77,346.73          3
                                       7.875            561.21         90
                                       7.625            561.21
    FRANKLINVILLE    NJ   08322          1            07/23/01         11
    0433043387                           05           09/01/01         30
    60720570                             O            08/01/31
    0


    5136811          975/G02             F          240,000.00         ZZ
                                         360        239,834.83          2
                                       7.875          1,740.17         78
                                       7.625          1,740.17
    TORRANCE         CA   90501          5            07/02/01         00
    0433048675                           05           09/01/01          0
    2012013                              O            08/01/31
    0


    5137141          964/G02             F          145,000.00         ZZ
                                         360        144,900.21          1
                                       7.875          1,051.35         72
                                       7.625          1,051.35
    DENVER           CO   80233          1            07/23/01         00
    0433038643                           05           09/01/01          0
    133049                               O            08/01/31
    0


    5137349          Q99/G02             F          122,000.00         ZZ
                                         360        121,913.90          1
                                       7.750            874.02         94
                                       7.500            874.02
    WINSTON SALEM    NC   27106          2            07/24/01         14
    0433041720                           05           09/01/01         30
    BOS                                  O            08/01/31
    0


    5137814          E23/G02             F          466,000.00         ZZ
                                         360        465,679.31          1
                                       7.875          3,378.82         74
                                       7.625          3,378.82
    FREMONT          CA   94536          2            07/19/01         00
    0433067808                           05           09/01/01          0
    11005159                             O            08/01/31
    0
1




    5138079          964/G02             F           87,000.00         ZZ
                                         360         86,938.59          1
                                       7.750            623.28         46
                                       7.500            623.28
    HENDERSON        NV   89014          5            07/24/01         00
    0433040094                           09           09/01/01          0
    134397                               N            08/01/31
    0


    5138147          962/G02             F          207,000.00         ZZ
                                         360        206,864.59          1
                                       8.125          1,536.97         90
                                       7.875          1,536.97
    KINDRED          ND   58051          2            07/20/01         14
    0433070489                           05           09/01/01         25
    2001484                              O            08/01/31
    0


    5138603          K89/G02             F          149,400.00         ZZ
                                         360        149,400.00          1
                                       7.500          1,044.63         90
                                       7.250          1,044.63
    PEMBROKE PINES   FL   33025          2            08/01/01         10
    0433069341                           05           10/01/01         25
    200107077                            O            09/01/31
    0


    5140596          B23/G02             F          180,000.00         ZZ
                                         360        179,863.03          1
                                       7.375          1,243.22         75
                                       7.125          1,243.22
    ANAHEIM          CA   92804          5            07/23/01         00
    0433035722                           05           09/01/01          0
    88004672                             O            08/01/31
    0


    5140773          M66/G02             F          173,600.00         ZZ
                                         360        173,494.83          2
                                       8.500          1,334.84         70
                                       8.250          1,334.84
    FURLONG          PA   18925          1            07/26/01         00
    0433051356                           05           09/01/01          0
    215210                               N            08/01/31
    0


    5141077          950/G02             F          151,200.00         ZZ
                                         360        151,108.40          1
1


                                       8.500          1,162.60         76
                                       8.250          1,162.60
    LINCOLN CITY     OR   97367          1            07/20/01         00
    0433098415                           05           09/01/01          0
    YC107041                             N            08/01/31
    0


    5141524          E22/G02             F          200,000.00         ZZ
                                         360        199,855.24          1
                                       7.625          1,415.59         65
                                       7.375          1,415.59
    NEVADA CITY      CA   95959          5            07/08/01         00
    0412750960                           05           09/01/01          0
    0412750960                           O            08/01/31
    0


    5141538          E22/G02             F           53,250.00         ZZ
                                         360         53,208.46          1
                                       7.250            363.26         75
                                       7.000            363.26
    EL PASO          TX   79936          5            07/12/01         00
    0412762700                           05           09/01/01          0
    0412762700                           N            08/01/31
    0


    5141582          E22/G02             F          161,550.00         ZZ
                                         360        161,444.33          1
                                       8.125          1,199.50         90
                                       7.875          1,199.50
    DURANGO          CO   81301          1            07/16/01         04
    0412798597                           05           09/01/01         25
    0412798597                           O            08/01/31
    0


    5141612          E22/G02             F           83,500.00         ZZ
                                         360         83,443.98          1
                                       8.000            612.69         94
                                       7.750            612.69
    CONNEAUT         OH   44030          2            07/11/01         04
    0412823080                           05           09/01/01         30
    0412823080                           O            08/01/31
    0


    5141673          E82/G02             F           55,200.00         ZZ
                                         360         55,166.56          3
                                       8.500            424.44         80
                                       8.250            424.44
    SYRACUSE         NY   13208          1            07/13/01         00
    0400448817                           05           09/01/01          0
1


    0400448817                           N            08/01/31
    0


    5142243          601/G02             F           63,750.00         ZZ
                                         360         63,707.22          1
                                       8.000            467.78         85
                                       7.750            467.78
    TAMPA            FL   33610          5            07/24/01         11
    0433048683                           05           09/01/01         12
    60685997                             O            08/01/31
    0


    5142552          601/G02             F           72,250.00         ZZ
                                         360         72,205.09          1
                                       8.375            549.15         85
                                       8.125            549.15
    WINSTON SALEM    NC   27104          5            07/23/01         11
    0433049889                           09           09/01/01         12
    60722105                             O            08/01/31
    0


    5142787          A06/G02             F          500,000.00         T
                                         360        500,000.00          1
                                       7.500          3,496.08         65
                                       7.250          3,496.08
    MIAMI BEACH      FL   33139          1            08/08/01         00
    0433103215                           06           10/01/01          0
    021000020130852                      O            09/01/31
    0


    5143179          E11/G02             F          160,800.00         ZZ
                                         360        160,677.64          1
                                       7.375          1,110.61         80
                                       7.125          1,110.61
    ST LOUIS PARK    MN   55426          1            07/31/01         00
    0433102522                           05           09/01/01          0
    0003001033544                        O            08/01/31
    0


    5143407          994/G02             F          306,000.00         ZZ
                                         360        305,778.53          1
                                       7.625          2,165.85         75
                                       7.375          2,165.85
    RANCHO SANTA MA  CA   92688          5            07/19/01         00
    0433153517                           05           09/01/01          0
    2218622607                           O            08/01/31
    0


1


    5144265          964/G02             F          240,000.00         ZZ
                                         360        239,834.83          1
                                       7.875          1,740.17         69
                                       7.625          1,740.17
    FULLERTON        CA   92832          5            07/24/01         00
    0433057858                           05           09/01/01          0
    133312                               O            08/01/31
    0


    5144492          E46/G02             F          238,000.00         ZZ
                                         360        237,818.90          1
                                       7.375          1,643.81         60
                                       7.125          1,643.81
    WARWICK TOWNSHI  PA   18974          5            07/27/01         00
    0433044922                           05           09/01/01          0
    00503873                             O            08/01/31
    0


    5144580          T90/G02             F          198,000.00         ZZ
                                         360        197,883.11          1
                                       8.625          1,540.02         90
                                       8.375          1,540.02
    BRANDON          MS   39047          1            07/26/01         12
    0433104304                           05           09/01/01         25
    53177                                O            08/01/31
    0


    5145071          N47/G02             F          332,000.00         ZZ
                                         360        331,782.83          1
                                       8.125          2,465.09         67
                                       7.875          2,465.09
    SAN DIEGO        CA   92117          5            07/24/01         00
    0433041217                           05           09/01/01          0
    30111284                             O            08/01/31
    0


    5145284          K99/G02             F          215,000.00         ZZ
                                         360        214,836.40          2
                                       7.375          1,484.95         80
                                       7.125          1,484.95
    DOWNEY           CA   90242          5            07/11/01         00
    0433036415                           05           09/01/01          0
    010624                               O            08/01/31
    0


    5145374          H58/G02             F          340,000.00         ZZ
                                         360        339,741.28          1
                                       7.375          2,348.30         80
                                       7.125          2,348.30
1


    ANTIOCH          CA   94509          5            07/25/01         00
    0433099090                           03           09/01/01          0
    0000072289                           O            08/01/31
    0


    5145466          A50/G02             F          204,000.00         ZZ
                                         360        203,711.11          1
                                       7.750          1,461.48         80
                                       7.500          1,461.48
    DALLAS           GA   30157          5            06/15/01         00
    0433003803                           05           08/01/01          0
    449009                               O            07/01/31
    0


    5146353          H22/G02             F          200,000.00         ZZ
                                         360        199,851.57          1
                                       7.500          1,398.43         80
                                       7.250          1,398.43
    JACKSON HEIGTHS  NY   11370          2            07/26/01         00
    0433122496                           07           09/01/01          0
    0100951102                           O            08/01/31
    0


    5147395          742/G02             F          100,200.00         ZZ
                                         360        100,129.27          2
                                       7.750            717.85         36
                                       7.500            717.85
    WOODSIDE         NY   11377          2            07/19/01         00
    0433119427                           07           09/01/01          0
    01C2639                              O            08/01/31
    0


    5147488          601/G02             F           60,000.00         ZZ
                                         360         59,965.47          1
                                       8.750            472.03         75
                                       8.500            472.03
    DENTON           TX   76205          5            07/27/01         00
    0433048303                           05           09/01/01          0
    60665940                             N            08/01/31
    0


    5147777          696/G02             F          209,000.00         ZZ
                                         360        208,856.16          1
                                       7.875          1,515.40         78
                                       7.625          1,515.40
    SILVER SPRING    MD   20906          1            07/11/01         00
    0432958551                           03           09/01/01          0
    31901087                             N            08/01/31
    0
1




    5148689          U62/G02             F           65,000.00         ZZ
                                         360         64,949.30          1
                                       7.250            443.41         51
                                       7.000            443.41
    PAWTUCKET        RI   02860          5            07/24/01         00
    0433048394                           05           09/01/01          0
    2001269492                           O            08/01/31
    0


    5149590          M82/G02             F          195,300.00         ZZ
                                         360        195,172.24          1
                                       8.125          1,450.10         90
                                       7.875          1,450.10
    BUCKHEAD         GA   30625          1            07/30/01         12
    0433087566                           05           09/01/01         25
    10035                                O            08/01/31
    0


    5149952          E22/G02             F          120,000.00         ZZ
                                         360        119,913.15          1
                                       7.625            849.35         43
                                       7.375            849.35
    EDISON           NJ   08820          5            07/12/01         00
    0412752230                           05           09/01/01          0
    0412752230                           O            08/01/31
    0


    5149958          E22/G02             F          102,600.00         ZZ
                                         360        102,523.86          1
                                       7.500            717.39         90
                                       7.250            717.39
    PEMBROKE PINES   FL   33026          2            07/12/01         04
    0412759995                           09           09/01/01         25
    0412759995                           O            08/01/31
    0


    5149970          E22/G02             F          172,000.00         ZZ
                                         360        171,881.63          1
                                       7.875          1,247.12         80
                                       7.625          1,247.12
    GRANBURY         TX   76049          5            07/12/01         00
    0412774705                           05           09/01/01          0
    0412774705                           O            08/01/31
    0


    5149972          E22/G02             F          240,000.00         ZZ
                                         360        239,817.38          1
1


                                       7.375          1,657.62         80
                                       7.125          1,657.62
    SANTA CLARITA    CA   91350          2            07/10/01         00
    0412775959                           05           09/01/01          0
    0412775959                           O            08/01/31
    0


    5149973          E22/G02             F          114,400.00         ZZ
                                         360        114,323.24          1
                                       8.000            839.43         80
                                       7.750            839.43
    HUMBLE           TX   77396          5            07/02/01         00
    0412779241                           05           09/01/01          0
    0412779241                           O            08/01/31
    0


    5149980          E22/G02             F          232,000.00         ZZ
                                         360        231,823.46          1
                                       7.375          1,602.37         80
                                       7.125          1,602.37
    SOUTH LAKE TAHO  CA   96150          5            07/09/01         00
    0412784324                           05           09/01/01          0
    0412784324                           O            08/01/31
    0


    5149982          E22/G02             F           92,000.00         ZZ
                                         360         91,952.31          2
                                       9.250            756.86         72
                                       9.000            756.86
    NEW ORLEANS      LA   70119          5            07/10/01         00
    0412785024                           05           09/01/01          0
    0412785024                           O            08/01/31
    0


    5150009          E22/G02             F          125,000.00         ZZ
                                         360        124,911.77          1
                                       7.750            895.52         36
                                       7.500            895.52
    AUSTIN           TX   78759          5            07/12/01         00
    0412807059                           05           09/01/01          0
    0412807059                           O            08/01/31
    0


    5150020          E22/G02             F           78,000.00         ZZ
                                         360         77,942.11          1
                                       7.500            545.39         65
                                       7.250            545.39
    RIVERVIEW        FL   33569          2            07/12/01         00
    0412811440                           05           09/01/01          0
1


    0412811440                           O            08/01/31
    0


    5150029          E22/G02             F          121,400.00         ZZ
                                         360        121,320.59          1
                                       8.125            901.39         90
                                       7.875            901.39
    SAGINAW          MI   48603          1            07/17/01         04
    0412823775                           05           09/01/01         25
    0412823775                           O            08/01/31
    0


    5150145          E82/G02             F           83,200.00         ZZ
                                         360         83,144.18          1
                                       8.000            610.49         80
                                       7.750            610.49
    SOMONAUK         IL   60552          2            07/17/01         00
    0400451324                           05           09/01/01          0
    400451324                            N            08/01/31
    0


    5150682          076/076             F          151,680.00         ZZ
                                         360        151,202.42          1
                                       7.250          1,034.72         55
                                       7.000          1,034.72
    GRAND BLANC      MI   48439          5            04/24/01         00
    4858054                              05           06/01/01          0
    4858054                              O            05/01/31
    0


    5151013          601/G02             F           88,000.00         ZZ
                                         360         87,929.62          1
                                       7.125            592.88         80
                                       6.875            592.88
    CUMMING          GA   30041          1            07/24/01         00
    0433046042                           05           09/01/01          0
    60729928                             O            08/01/31
    0


    5151827          A50/G02             F           69,000.00         ZZ
                                         360         68,950.06          1
                                       7.625            488.38         46
                                       7.375            488.38
    LEESBURG         GA   31763          2            06/28/01         00
    0433001922                           05           09/01/01          0
    322813                               O            08/01/31
    0


1


    5152004          N74/G02             F          102,500.00         ZZ
                                         360        102,425.81          1
                                       7.625            725.49         93
                                       7.375            725.49
    WINCHESTER       VA   22602          2            07/20/01         10
    0433081387                           03           09/01/01         30
    1                                    O            08/01/31
    0


    5152084          N74/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       7.500            594.33         53
                                       7.250            594.33
    WINSTON SALEM    NC   27107          5            07/30/01         00
    0433055480                           05           10/01/01          0
    0029190010                           O            09/01/31
    0


    5152917          U05/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       7.500            978.90         70
                                       7.250            978.90
    GRANTS PASS      OR   97526          1            09/09/01         00
    0433147485                           05           10/01/01          0
    3114264                              O            09/01/31
    0


    5153007          D03/D03             F          123,000.00         ZZ
                                         360        122,904.05          1
                                       7.250            839.08        100
                                       7.000            839.08
    RENO             NV   89509          1            07/23/01         11
    1102937                              01           09/01/01         35
    1102937                              O            08/01/31
    0


    5153288          601/G02             F          105,000.00         ZZ
                                         360        104,934.73          1
                                       8.375            798.08         75
                                       8.125            798.08
    COLONIAL HEIGHT  VA   23834          5            07/26/01         00
    0433043551                           05           09/01/01          0
    60729480                             N            08/01/31
    0


    5153387          738/G02             F          395,900.00         ZZ
                                         360        395,627.54          1
                                       7.875          2,870.55         80
                                       7.625          2,870.55
1


    WINTER SPRINGS   FL   32708          1            07/24/01         00
    0433127966                           03           09/01/01          0
    5861992                              O            08/01/31
    0


    5153445          N47/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       7.250          1,582.65         80
                                       7.000          1,582.65
    SAN DIEGO        CA   92111          5            08/06/01         00
    0433110954                           05           10/01/01          0
    30111275                             O            09/01/31
    0


    5153727          K15/G02             F           45,000.00         ZZ
                                         360         44,973.43          1
                                       8.625            350.01         90
                                       8.375            350.01
    CORRY            PA   16407          5            07/26/01         26
    0433055290                           05           09/01/01         25
    027105303247                         O            08/01/31
    0


    5153958          E76/G02             F          109,592.00         ZZ
                                         360        109,518.46          1
                                       8.000            804.15         80
                                       7.750            804.15
    WAXAHACHIE       TX   75165          1            07/27/01         00
    0433071941                           05           09/01/01          0
    10007369                             O            08/01/31
    0


    5154841          U62/G02             F          140,000.00         ZZ
                                         360        139,786.28          1
                                       7.375            966.95         45
                                       7.125            966.95
    WANTAGH          NY   11793          5            06/23/01         00
    0433005261                           05           08/01/01          0
    2001263757                           O            07/01/31
    0


    5154851          562/G02             F           76,800.00         ZZ
                                         360         76,800.00          2
                                       8.625            597.35         80
                                       8.375            597.35
    POUGHKEEPSIE     NY   12601          1            08/03/01         00
    0433116522                           05           10/01/01          0
    297015431                            N            09/01/31
    0
1




    5155145          A21/G02             F          398,400.00         ZZ
                                         360        398,096.85          1
                                       7.375          2,751.65         80
                                       7.125          2,751.65
    CHATSWORTH       CA   91311          1            07/31/01         00
    0433053998                           05           09/01/01          0
    010020021                            O            08/01/31
    0


    5155760          962/G02             F          299,000.00         ZZ
                                         360        298,809.34          1
                                       8.250          2,246.29         95
                                       8.000          2,246.29
    PELICAN RAPIDS   MN   56572          5            07/25/01         14
    0433057221                           05           09/01/01         30
    1                                    O            08/01/31
    0


    5155960          M18/G02             F          200,000.00         ZZ
                                         360        199,878.84          3
                                       8.500          1,537.83         80
                                       8.250          1,537.83
    LONG BEACH       CA   90813          5            06/29/01         00
    0433043106                           05           09/01/01          0
    980101229                            O            08/01/31
    0


    5156096          964/G02             F          424,000.00         ZZ
                                         360        423,700.74          1
                                       7.750          3,037.59         80
                                       7.500          3,037.59
    NIPOMO           CA   93444          5            07/24/01         00
    0433040458                           05           09/01/01          0
    134964                               O            08/01/31
    0


    5156342          N47/G02             F          208,000.00         ZZ
                                         360        207,841.73          1
                                       7.375          1,436.60         41
                                       7.125          1,436.60
    NAPA             CA   94558          2            07/20/01         00
    0433085800                           03           09/01/01          0
    20111358                             O            08/01/31
    0


    5156382          940/G02             F           72,000.00         ZZ
                                         360         71,946.57          1
1


                                       7.500            503.43         33
                                       7.250            503.43
    UPLAND           CA   91784          5            07/25/01         00
    0433088119                           05           09/01/01          0
    40010740                             O            08/01/31
    0


    5157057          T44/G02             F           85,600.00         ZZ
                                         360         85,542.57          1
                                       8.000            628.10         80
                                       7.750            628.10
    CARMICHAEL       CA   95608          1            07/24/01         00
    0433042959                           09           09/01/01          0
    1016401                              N            08/01/31
    0


    5157815          883/G02             F           65,450.00         ZZ
                                         360         65,410.35          1
                                       8.500            503.25         85
                                       8.250            503.25
    KISSIMMEE        FL   34759          1            07/26/01         14
    0433085065                           03           09/01/01         12
    39000116                             O            08/01/31
    0


    5157886          E77/G02             F           60,000.00         ZZ
                                         360         59,958.71          1
                                       7.875            435.04         51
                                       7.625            435.04
    ARNOLD           MD   21012          2            07/13/01         00
    0433096658                           05           09/01/01          0
    1080001065                           O            08/01/31
    0


    5157997          U62/G02             F          330,000.00         ZZ
                                         360        329,496.24          1
                                       7.375          2,279.23         42
                                       7.125          2,279.23
    FORT WORTH       TX   76107          5            06/12/01         00
    0433074291                           05           08/01/01          0
    2001252342                           O            07/01/31
    0


    5158412          601/G02             F           49,200.00         T
                                         360         49,170.19          1
                                       8.500            378.31         80
                                       8.250            378.31
    NEW PORT RICHEY  FL   34653          1            07/25/01         00
    0433043650                           05           09/01/01          0
1


    60711561                             O            08/01/31
    0


    5158778          F96/G02             F          232,000.00         ZZ
                                         360        231,840.34          1
                                       7.875          1,682.16         80
                                       7.625          1,682.16
    READINGTON TOWN  NJ   08889          1            07/31/01         00
    0433081742                           05           09/01/01          0
    0103106                              O            08/01/31
    0


    5158857          E82/G02             F          355,000.00         ZZ
                                         360        354,755.69          1
                                       7.875          2,574.00         71
                                       7.625          2,574.00
    ALISO VIEJO      CA   92656          5            07/16/01         00
    0400454047                           03           09/01/01          0
    400454047                            O            08/01/31
    0


    5159211          964/G02             F          180,800.00         ZZ
                                         360        180,675.57          1
                                       7.875          1,310.93         80
                                       7.625          1,310.93
    FORT COLLINS     CO   80526          5            07/26/01         00
    0433040987                           05           09/01/01          0
    134773                               O            08/01/31
    0


    5160137          E47/G02             F          400,000.00         ZZ
                                         360        399,695.63          1
                                       7.375          2,762.70         79
                                       7.125          2,762.70
    CHARLOTTE        NC   28270          2            07/30/01         00
    0433116571                           05           09/01/01          0
    7339010312                           O            08/01/31
    0


    5160204          A48/G02             F          164,350.00         ZZ
                                         360        164,350.00          2
                                       8.000          1,205.94         95
                                       7.750          1,205.94
    STATEN ISLAND    NY   10304          1            08/16/01         04
    0433107687                           05           10/01/01         35
    2302101898                           O            09/01/31
    0


1


    5161536          700/G02             F          399,000.00         ZZ
                                         360        398,711.21          1
                                       7.625          2,824.10         87
                                       7.375          2,824.10
    MISSION VIEJO    CA   92691          5            07/23/01         01
    0433096393                           03           09/01/01         12
    00260380                             O            08/01/31
    0


    5162870          624/G02             F          219,200.00         ZZ
                                         360        219,024.71          1
                                       7.125          1,476.79         80
                                       6.875          1,476.79
    TRUCKEE          CA   96161          1            07/25/01         00
    0433077542                           03           09/01/01          0
    36800511283F                         O            08/01/31
    0


    5163700          624/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       7.125            784.21         80
                                       6.875            784.21
    SAN DIEGO        CA   92126          1            08/08/01         00
    0433119377                           01           10/01/01          0
    39000410483F                         N            09/01/31
    0


    5163885          562/G02             F          220,000.00         ZZ
                                         360        219,852.38          1
                                       8.000          1,614.29         74
                                       7.750          1,614.29
    WEST ISLIP       NY   11795          5            08/01/01         00
    0433080140                           05           09/01/01          0
    297013980                            O            08/01/31
    0


    5164246          L49/G02             F          292,000.00         ZZ
                                         360        291,575.97          1
                                       7.625          2,066.76         80
                                       7.375          2,066.76
    CAMARILLO        CA   93010          1            06/22/01         00
    0433058617                           05           08/01/01          0
    10006522                             O            07/01/31
    0


    5164266          G52/G02             F          202,500.00         ZZ
                                         360        202,367.53          4
                                       8.125          1,503.56         90
                                       7.875          1,503.56
1


    TUCSON           AZ   85712          1            07/25/01         10
    0433060878                           05           09/01/01         25
    9700000302                           N            08/01/31
    0


    5165199          E23/G02             F          293,000.00         ZZ
                                         360        292,793.20          1
                                       7.750          2,099.09         85
                                       7.500          2,099.09
    CERRITOS         CA   90703          5            07/24/01         04
    0433059052                           05           09/01/01         25
    51006178                             O            08/01/31
    0


    5165551          964/G02             F           47,200.00         ZZ
                                         360         47,167.52          1
                                       7.875            342.23         54
                                       7.625            342.23
    LAS VEGAS        NV   89144          1            07/20/01         00
    0433037561                           01           09/01/01          0
    134164                               N            08/01/31
    0


    5165560          940/G02             F           99,000.00         ZZ
                                         360         98,935.24          4
                                       8.125            735.07         90
                                       7.875            735.07
    APPLE VALLEY     CA   92307          1            07/24/01         10
    0433047172                           05           09/01/01         25
    65010234                             O            08/01/31
    0


    5165570          964/G02             F           47,890.00         ZZ
                                         360         47,857.04          1
                                       7.875            347.24         54
                                       7.625            347.24
    LAS VEGAS        NV   89144          1            07/20/01         00
    0433047263                           01           09/01/01          0
    134154                               N            08/01/31
    0


    5165734          E76/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       8.000            697.08         60
                                       7.750            697.08
    CHINO VALLEY     AZ   86232          1            08/06/01         00
    0433108552                           03           10/01/01          0
    10007572                             O            09/01/31
    0
1




    5165999          830/G02             F          348,000.00         ZZ
                                         360        347,741.73          1
                                       7.500          2,433.27         80
                                       7.250          2,433.27
    SALT LAKE CITY   UT   84101          1            07/25/01         00
    0433039583                           05           09/01/01          0
    POULTON545606                        O            08/01/31
    0


    5166266          E22/G02             F          151,500.00         ZZ
                                         360        151,390.35          1
                                       7.625          1,072.31         61
                                       7.375          1,072.31
    VENTURA          CA   93001          2            07/09/01         00
    0412685588                           05           09/01/01          0
    0412685588                           O            08/01/31
    0


    5166291          E22/G02             F           50,000.00         ZZ
                                         360         49,930.97          1
                                       7.875            362.53         41
                                       7.625            362.53
    LAKELAND         FL   33813          1            07/02/01         00
    0412758716                           03           08/01/01          0
    0412758716                           O            07/01/31
    0


    5166309          E22/G02             F          260,000.00         ZZ
                                         360        259,816.50          1
                                       7.750          1,862.67         80
                                       7.500          1,862.67
    THOUSAND OAKS    CA   91362          1            07/16/01         00
    0412780280                           05           09/01/01          0
    0412780280                           O            08/01/31
    0


    5166319          E22/G02             F           45,000.00         ZZ
                                         360         44,976.67          1
                                       9.250            370.20         65
                                       9.000            370.20
    SAN ANTONIO      TX   78220          5            07/09/01         00
    0412786279                           05           09/01/01          0
    0412786279                           O            08/01/31
    0


    5166495          E22/G02             F          132,500.00         ZZ
                                         360        132,408.81          1
1


                                       7.875            960.72         95
                                       7.625            960.72
    WEST PALM BEACH  FL   33412          1            07/19/01         04
    0412770919                           05           09/01/01         30
    0412770919                           O            08/01/31
    0


    5166509          E22/G02             F          123,500.00         ZZ
                                         360        123,430.77          2
                                       8.875            982.62         95
                                       8.625            982.62
    JEFFERSONVILLE   VT   05464          1            07/19/01         04
    0412795478                           05           09/01/01         30
    0412795478                           O            08/01/31
    0


    5166521          E22/G02             F          130,200.00         ZZ
                                         360        130,110.40          1
                                       7.875            944.04         70
                                       7.625            944.04
    MI WUK VILLAGE   CA   95346          1            07/12/01         00
    0412819385                           05           09/01/01          0
    0412819385                           O            08/01/31
    0


    5166539          E22/G02             F          136,640.00         ZZ
                                         360        136,541.10          1
                                       7.625            967.13         80
                                       7.375            967.13
    MCKINNEY         TX   75070          1            07/19/01         00
    0412842668                           03           09/01/01          0
    0412842668                           O            08/01/31
    0


    5166609          E82/G02             F          172,400.00         ZZ
                                         360        172,268.82          1
                                       7.375          1,190.72         57
                                       7.125          1,190.72
    BREA             CA   92821          2            07/16/01         00
    0400458386                           03           09/01/01          0
    1983011                              O            08/01/31
    0


    5166708          822/G02             F          157,500.00         ZZ
                                         360        157,391.60          3
                                       7.875          1,141.99         90
                                       7.625          1,141.99
    PHILADELPHIA     PA   19148          1            07/31/01         11
    0433151610                           05           09/01/01         25
1


    3636055275                           N            08/01/31
    0


    5166991          E47/G02             F           49,600.00         ZZ
                                         360         49,564.99          1
                                       7.750            355.34         80
                                       7.500            355.34
    SPRING HILL      FL   34608          1            07/24/01         00
    0433067741                           05           09/01/01          0
    7361011179                           O            08/01/31
    0


    5167053          A06/G02             F          372,000.00         ZZ
                                         360        371,716.93          1
                                       7.375          2,569.32         80
                                       7.125          2,569.32
    BLOOMFIELD TWP   MI   48301          2            07/11/01         00
    0433079118                           05           09/01/01          0
    1000010012759                        O            08/01/31
    0


    5168074          E40/G02             F          260,000.00         ZZ
                                         360        259,792.08          1
                                       7.125          1,751.67         80
                                       6.875          1,751.67
    READING          MA   01867          1            07/30/01         00
    0433049921                           05           09/01/01          0
    200101137                            O            08/01/31
    0


    5168725          N74/G02             F          159,000.00         ZZ
                                         360        158,879.02          1
                                       7.375          1,098.17         65
                                       7.125          1,098.17
    BASTROP          TX   78602          5            07/26/01         00
    0433052297                           05           09/01/01          0
    1                                    O            08/01/31
    0


    5168753          B60/G02             F          321,930.00         ZZ
                                         360        321,697.00          1
                                       7.625          2,278.60         70
                                       7.375          2,278.60
    FOUNTAIN VALLEY  CA   92708          1            07/24/01         00
    0433102076                           05           09/01/01          0
    338554                               O            08/01/31
    0


1


    5170296          964/G02             F           78,000.00         ZZ
                                         360         77,951.52          1
                                       8.375            592.86         75
                                       8.125            592.86
    MONTROSE         CO   81401          5            08/03/01         00
    0433084928                           03           09/01/01          0
    135458                               N            08/01/31
    0


    5170478          964/G02             F          414,000.00         ZZ
                                         360        413,700.36          1
                                       7.625          2,930.27         61
                                       7.375          2,930.27
    NOVATO           CA   94945          2            07/27/01         00
    0433049376                           05           09/01/01          0
    133676                               N            08/01/31
    0


    5170971          L48/G02             F           85,000.00         ZZ
                                         360         84,948.50          3
                                       8.500            653.58         90
                                       8.250            653.58
    GRAND RAPIDS     MI   49504          2            07/30/01         10
    0433056090                           05           09/01/01         25
    120074                               N            08/01/31
    0


    5171192          883/G02             F           89,150.00         ZZ
                                         360         89,150.00          1
                                       7.750            638.68         75
                                       7.500            638.68
    WINTER HAVEN     FL   33880          1            08/06/01         00
    0433117892                           05           10/01/01          0
    05013133                             O            09/01/31
    0


    5171459          U42/G02             F          500,000.00         ZZ
                                         360        499,704.80          1
                                       8.625          3,888.95         76
                                       8.375          3,888.95
    AUSTIN           TX   78746          5            07/27/01         00
    0433097045                           05           09/01/01          0
    10100843                             O            08/01/31
    0


    5171579          E23/G02             F          440,000.00         ZZ
                                         360        439,665.20          1
                                       7.375          3,038.97         80
                                       7.125          3,038.97
1


    LOS ANGELES      CA   91607          5            07/27/01         00
    0433061116                           05           09/01/01          0
    51006469                             O            08/01/31
    0


    5172374          P34/G02             F          251,900.00         ZZ
                                         360        251,747.39          1
                                       8.500          1,936.90         90
                                       8.250          1,936.90
    NARRAGANSETT     RI   02882          1            07/27/01         04
    0433102944                           05           09/01/01         25
    61683                                O            08/01/31
    0


    5172665          N47/G02             F          136,000.00         ZZ
                                         360        135,812.21          1
                                       7.875            986.09         80
                                       7.625            986.09
    CITRUS HEIGHTS   CA   95621          1            06/04/01         00
    0433016862                           05           08/01/01          0
    20310556                             O            07/01/31
    0


    5174479          K15/G02             F          206,000.00         ZZ
                                         360        205,839.30          1
                                       7.250          1,405.28         72
                                       7.000          1,405.28
    RIVERHEAD        NY   11901          5            07/26/01         00
    0433055332                           05           09/01/01          0
    020805302641                         O            08/01/31
    0


    5174729          758/G02             F           96,300.00         ZZ
                                         360         96,104.85          1
                                       8.000            706.62         80
                                       7.750            706.62
    SPRING           TX   77373          2            05/23/01         00
    0433053394                           05           07/01/01          0
    160155                               N            06/01/31
    0


    5174854          K15/G02             F          112,400.00         ZZ
                                         360        112,335.33          1
                                       8.750            884.25         90
                                       8.500            884.25
    GRETNA           LA   70054          5            07/26/01         26
    0433055415                           05           09/01/01         25
    000040005302664                      O            08/01/31
    0
1




    5175032          E23/G02             F          232,000.00         ZZ
                                         360        231,840.34          1
                                       7.875          1,682.16         80
                                       7.625          1,682.16
    EL CERRITO       CA   94530          1            07/25/01         00
    0433061504                           05           09/01/01          0
    61001828                             O            08/01/31
    0


    5175174          U05/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       7.375          2,223.97         85
                                       7.125          2,223.97
    PEMBROKE PINES   FL   33029          1            08/17/01         11
    0433101854                           05           10/01/01         12
    3154178                              O            09/01/31
    0


    5176055          B60/G02             F          185,725.00         ZZ
                                         360        185,587.16          3
                                       7.500          1,298.62         95
                                       7.250          1,298.62
    CRANSTON         RI   02910          1            07/26/01         01
    0433100302                           05           09/01/01         30
    329906                               O            08/01/31
    0


    5176192          E22/G02             F           71,200.00         ZZ
                                         360         71,143.06          1
                                       7.125            479.69         51
                                       6.875            479.69
    LARGO            FL   33778          2            07/16/01         00
    0412763088                           05           09/01/01          0
    0412763088                           O            08/01/31
    0


    5176205          E22/G02             F          105,200.00         ZZ
                                         360        105,129.41          1
                                       8.000            771.92         80
                                       7.750            771.92
    RAHWAY           NJ   07065          1            07/20/01         00
    0412778078                           05           09/01/01          0
    0412778078                           O            08/01/31
    0


    5176236          E22/G02             F          133,000.00         ZZ
                                         360        132,908.47          1
1


                                       7.875            964.34         95
                                       7.625            964.34
    OAKLAND          CA   94621          1            07/12/01         01
    0412810244                           05           09/01/01         30
    0412810244                           O            08/01/31
    0


    5176242          E22/G02             F          170,000.00         ZZ
                                         240        169,706.88          1
                                       7.875          1,408.75         78
                                       7.625          1,408.75
    LEVITTOWN        NY   11756          5            07/16/01         00
    0412813305                           05           09/01/01          0
    0412813305                           O            08/01/21
    0


    5176254          E22/G02             F           80,100.00         ZZ
                                         360         80,035.48          1
                                       8.875            637.31         90
                                       8.625            637.31
    FARMERS BRANCH   TX   75234          1            07/19/01         04
    0412820904                           01           09/01/01         25
    0412820904                           O            08/01/31
    0


    5176264          E22/G02             F           61,200.00         ZZ
                                         360         61,159.96          1
                                       8.125            454.41         80
                                       7.875            454.41
    DEERFIELD BEACH  FL   33442          1            07/20/01         00
    0412829731                           03           09/01/01          0
    0412829731                           O            08/01/31
    0


    5176308          E82/G02             F          257,200.00         ZZ
                                         360        257,040.13          4
                                       8.375          1,954.91         80
                                       8.125          1,954.91
    NORTH HOLLYWOOD  CA   91606          2            07/13/01         00
    0400449047                           05           09/01/01          0
    5176308                              N            08/01/31
    0


    5176309          E82/G02             F          181,500.00         ZZ
                                         360        181,375.09          2
                                       7.875          1,316.00         38
                                       7.625          1,316.00
    ARLINGTON        MA   02474          5            07/19/01         00
    0400441069                           05           09/01/01          0
1


    0400441069                           O            08/01/31
    0


    5176311          E82/G02             F          112,800.00         ZZ
                                         360        112,720.39          1
                                       7.750            808.11         75
                                       7.500            808.11
    RIO LINDA        CA   95673          2            07/19/01         00
    0400450235                           05           09/01/01          0
    0400450235                           N            08/01/31
    0


    5176409          926/926             F          185,600.00         ZZ
                                         360        185,462.25          1
                                       7.500          1,297.75         87
                                       7.250          1,297.75
    BLUFFTON         SC   29910          1            07/31/01         10
    163024205                            03           09/01/01         17
    163024205                            O            08/01/31
    0


    5177149          144/144             F          624,000.00         ZZ
                                         360        623,570.57          1
                                       7.875          4,524.43         65
                                       7.625          4,524.43
    BEDFORD          NY   10506          2            07/27/01         00
    160670455                            05           09/01/01          0
    99ENAVEG1                            O            08/01/31
    0


    5177536          737/G02             F           95,500.00         ZZ
                                         360         95,443.62          4
                                       8.625            742.79         84
                                       8.375            742.79
    NEW ORLEANS      LA   70126          2            07/26/01         12
    0433052222                           05           09/01/01         20
    1                                    N            08/01/31
    0


    5178861          964/G02             F          143,900.00         ZZ
                                         360        143,900.00          1
                                       7.750          1,030.92         80
                                       7.500          1,030.92
    LAKE ELSINORE    CA   92530          1            08/06/01         00
    0433056033                           05           10/01/01          0
    136192                               O            09/01/31
    0


1


    5178930          U62/G02             F           91,200.00         ZZ
                                         360         91,121.48          1
                                       6.750            591.52         66
                                       6.500            591.52
    BOISE            ID   83702          5            07/26/01         00
    0433071354                           05           09/01/01          0
    2001264423                           O            08/01/31
    0


    5179134          964/G02             F          172,500.00         ZZ
                                         360        172,368.75          1
                                       7.375          1,191.41         79
                                       7.125          1,191.41
    CHATSWORTH       CA   91311          5            07/26/01         00
    0433040466                           05           09/01/01          0
    128225                               O            08/01/31
    0


    5179208          964/G02             F          115,900.00         ZZ
                                         360        115,811.81          1
                                       7.375            800.49         80
                                       7.125            800.49
    EAGLE            ID   83616          1            07/25/01         00
    0433018967                           05           09/01/01          0
    135371                               O            08/01/31
    0


    5179234          R68/G02             F          144,000.00         ZZ
                                         360        143,898.37          1
                                       7.750          1,031.63         80
                                       7.500          1,031.63
    DAVIE            FL   33331          1            07/26/01         00
    0433033917                           03           09/01/01          0
    20010489                             O            08/01/31
    0


    5179341          U28/G02             F           59,550.00         ZZ
                                         360         59,507.97          1
                                       7.750            426.62         90
                                       7.500            426.62
    BIRMINGHAM       AL   35235          1            07/02/01         10
    0433023256                           05           09/01/01         25
    HOLME                                N            08/01/31
    0


    5179347          U05/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.625          1,946.43         71
                                       7.375          1,946.43
1


    AUSTIN           TX   78759          5            08/08/01         00
    0433149796                           05           10/01/01          0
    3154051                              O            09/01/31
    0


    5179798          623/G02             F           73,430.00         ZZ
                                         360         73,314.91          1
                                       9.250            604.09         70
                                       9.000            604.09
    WEST VALLEY CIT  UT   84120          1            05/08/01         00
    0433004801                           05           07/01/01          0
    1913918                              N            06/01/31
    0


    5179800          623/G02             F          176,000.00         ZZ
                                         360        175,184.01          1
                                       7.375          1,215.59         80
                                       7.125          1,215.59
    EAGLE            ID   83616          1            02/26/01         00
    0433004744                           03           04/01/01          0
    1949181                              O            03/01/31
    0


    5179814          623/G02             F          183,750.00         ZZ
                                         360        183,489.78          1
                                       7.750          1,316.41         75
                                       7.500          1,316.41
    WEST COVINA      CA   91790          5            06/18/01         00
    0433005428                           05           08/01/01          0
    1981430                              O            07/01/31
    0


    5179822          623/G02             F          165,000.00         ZZ
                                         360        164,639.46          1
                                       7.625          1,167.86         62
                                       7.375          1,167.86
    DUNSTABLE        MA   01827          2            05/25/01         00
    0433003357                           05           07/01/01          0
    5348033                              O            06/01/31
    0


    5179826          623/G02             F          102,000.00         ZZ
                                         360        101,869.47          1
                                       8.250            766.29         51
                                       8.000            766.29
    HULL             MA   02045          5            06/21/01         00
    0433005188                           05           08/01/01          0
    5357732                              O            07/01/31
    0
1




    5179833          623/G02             F          108,750.00         ZZ
                                         360        108,595.99          1
                                       7.750            779.10         75
                                       7.500            779.10
    CUMMING          GA   30040          5            06/21/01         00
    0433003373                           05           08/01/01          0
    5360725                              O            07/01/31
    0


    5179835          623/G02             F          195,750.00         ZZ
                                         360        195,472.79          1
                                       7.750          1,402.38         90
                                       7.500          1,402.38
    GROVE CITY       OH   43123          1            06/26/01         10
    0433005832                           05           08/01/01         25
    5361841                              O            07/01/31
    0


    5179837          623/G02             F          136,000.00         ZZ
                                         360        135,802.51          1
                                       7.625            962.60         80
                                       7.375            962.60
    NAPERVILLE       IL   60563          1            06/20/01         00
    0433005030                           01           08/01/01          0
    5363046                              O            07/01/31
    0


    5179838          623/G02             F           58,400.00         ZZ
                                         360         58,315.19          1
                                       7.625            413.35         80
                                       7.375            413.35
    SWAINSBORO       GA   30401          2            06/22/01         00
    0433005360                           05           08/01/01          0
    5364296                              O            07/01/31
    0


    5180144          E66/G02             F          225,000.00         ZZ
                                         360        224,845.15          1
                                       7.875          1,631.41         75
                                       7.625          1,631.41
    CONCORD          NC   28025          5            07/09/01         00
    0433080389                           05           09/01/01          0
    600660163                            O            08/01/31
    0


    5180448          964/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
1


                                       7.625          1,373.12         95
                                       7.375          1,373.12
    LAS VEGAS        NV   89102          1            08/07/01         27
    0433075108                           05           10/01/01         30
    137118                               O            09/01/31
    0


    5181007          A21/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
                                       8.125            727.65         70
                                       7.875            727.65
    TEANECK          NJ   07666          5            08/02/01         00
    0433103660                           05           10/01/01          0
    0100118176                           O            09/01/31
    0


    5181287          369/G02             F          326,000.00         ZZ
                                         360        325,797.37          1
                                       8.375          2,477.84         77
                                       8.125          2,477.84
    KALAMAZOO        MI   49009          4            07/26/01         00
    0433135001                           05           09/01/01          0
    KASMI32542                           O            08/01/31
    0


    5182083          E47/G02             F          108,350.00         ZZ
                                         360        108,350.00          1
                                       8.500            833.12         95
                                       8.250            833.12
    MISSOULA         MT   59801          2            08/03/01         11
    0433129731                           05           10/01/01         30
    7332018822                           O            09/01/31
    0


    5183934          U62/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.500          1,398.43         80
                                       7.250          1,398.43
    SAN DIEGO        CA   92123          5            08/07/01         00
    0433106036                           05           10/01/01          0
    2001275992                           O            09/01/31
    0


    5184111          964/G02             F          169,600.00         ZZ
                                         360        169,477.25          1
                                       7.625          1,200.42         80
                                       7.375          1,200.42
    ELK GROVE        CA   95758          1            07/27/01         00
    0433087897                           05           09/01/01          0
1


    136160                               O            08/01/31
    0


    5184516          B60/G02             F          337,000.00         ZZ
                                         360        336,749.90          3
                                       7.500          2,356.35         90
                                       7.250          2,356.35
    GLENDALE         CA   91205          2            07/12/01         01
    0433113289                           05           09/01/01         25
    339817                               O            08/01/31
    0


    5184862          B60/G02             F          286,000.00         ZZ
                                         360        285,787.75          1
                                       7.500          1,999.75         72
                                       7.250          1,999.75
    CAMBRIDGE        MA   02138          5            06/14/01         00
    0433119781                           08           09/01/01          0
    334356                               O            08/01/31
    0


    5184986          E22/G02             F           98,000.00         ZZ
                                         360         97,925.43          1
                                       7.375            676.86         59
                                       7.125            676.86
    CITRUS HEIGHTS   CA   95610          1            07/03/01         00
    0412741142                           05           09/01/01          0
    0412741142                           O            08/01/31
    0


    5185004          E22/G02             F           78,000.00         ZZ
                                         360         77,942.11          1
                                       7.500            545.39         94
                                       7.250            545.39
    MIAMI            FL   33183          2            07/17/01         04
    0412783599                           01           09/01/01         30
    0412783599                           O            08/01/31
    0


    5185006          E22/G02             F          248,000.00         ZZ
                                         360        247,820.50          1
                                       7.625          1,755.33         71
                                       7.375          1,755.33
    COLLEYVILLE      TX   76034          5            07/17/01         00
    0412784373                           03           09/01/01          0
    0412784373                           O            08/01/31
    0


1


    5185047          E22/G02             F          208,000.00         ZZ
                                         360        207,841.73          1
                                       7.375          1,436.60         80
                                       7.125          1,436.60
    CHICO            TX   76431          5            07/18/01         00
    0412811481                           05           09/01/01          0
    0412811481                           O            08/01/31
    0


    5185060          E22/G02             F           52,700.00         ZZ
                                         360         52,661.85          1
                                       7.625            373.01         85
                                       7.375            373.01
    CAMDEN           SC   29020          5            07/17/01         04
    0412818437                           05           09/01/01         12
    0412818437                           O            08/01/31
    0


    5185062          E22/G02             F          216,000.00         ZZ
                                         360        215,831.50          1
                                       7.250          1,473.50         80
                                       7.000          1,473.50
    CORINTH          TX   76210          5            07/13/01         00
    0412819054                           05           09/01/01          0
    0412819054                           O            08/01/31
    0


    5185065          E22/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
                                       7.750          1,432.82         67
                                       7.500          1,432.82
    BOCA RATON       FL   33496          1            07/23/01         00
    0412820177                           03           09/01/01          0
    0412820177                           O            08/01/31
    0


    5185091          E22/G02             F          110,700.00         ZZ
                                         360        110,631.19          1
                                       8.375            841.40         90
                                       8.125            841.40
    BOYNTON BEACH    FL   33426          1            07/23/01         04
    0412850273                           03           09/01/01         25
    0412850273                           O            08/01/31
    0


    5185125          E82/G02             F          165,600.00         ZZ
                                         360        165,477.10          1
                                       7.500          1,157.90         90
                                       7.250          1,157.90
1


    MENDOTA HEIGHTS  MN   55118          1            07/24/01         04
    0400450656                           05           09/01/01         25
    0400450656                           O            08/01/31
    0


    5185126          E82/G02             F          112,400.00         ZZ
                                         360        112,318.65          1
                                       7.625            795.56         63
                                       7.375            795.56
    JUPITER          FL   33458          2            07/20/01         00
    0400448973                           05           09/01/01          0
    0400448973                           O            08/01/31
    0


    5185129          E82/G02             F           96,000.00         ZZ
                                         360         95,932.24          1
                                       7.750            687.76         24
                                       7.500            687.76
    ALPINE           WY   83128          5            07/18/01         00
    0400446043                           05           09/01/01          0
    0400446043                           O            08/01/31
    0


    5185130          E82/G02             F          134,900.00         ZZ
                                         360        134,797.35          1
                                       7.375            931.72         56
                                       7.125            931.72
    PITTSBURG        CA   94565          5            07/17/01         00
    0400453957                           05           09/01/01          0
    0400453957                           O            08/01/31
    0


    5185143          E82/G02             F           79,300.00         ZZ
                                         360         79,245.43          1
                                       7.875            574.98         82
                                       7.625            574.98
    MT VERNON        IN   47620          2            07/19/01         04
    0400451332                           05           09/01/01         12
    0400451332                           O            08/01/31
    0


    5186010          994/G02             F          550,000.00         ZZ
                                         360        549,201.31          1
                                       7.625          3,892.87         79
                                       7.375          3,892.87
    NORTON           MA   02766          5            06/01/01         00
    0433118635                           05           08/01/01          0
    1000245578                           O            07/01/31
    0
1




    5188275          E76/G02             F          363,000.00         ZZ
                                         360        362,743.79          1
                                       7.750          2,600.58         70
                                       7.500          2,600.58
    SAINT FRANCISVI  LA   70775          2            07/27/01         00
    0433057759                           05           09/01/01          0
    10007398                             O            08/01/31
    0


    5188657          253/253             F          110,000.00         ZZ
                                         360        109,924.30          1
                                       7.875            797.58         42
                                       7.625            797.58
    BOULDER          CO   80303          1            07/27/01         00
    973113                               05           09/01/01          0
    973113                               N            08/01/31
    0


    5188687          A06/G02             F          313,000.00         ZZ
                                         360        312,761.83          1
                                       7.375          2,161.82         79
                                       7.125          2,161.82
    COMMERCE         MI   48382          2            08/01/01         00
    0433071875                           05           09/01/01          0
    0020133311                           O            08/01/31
    0


    5189264          F36/G02             F          182,400.00         ZZ
                                         360        182,277.61          1
                                       8.000          1,338.39         95
                                       7.750          1,338.39
    GIG HARBOR       WA   98329          2            07/27/01         14
    0433122371                           03           09/01/01         30
    06402576                             O            08/01/31
    0


    5189893          U59/G02             F          402,000.00         ZZ
                                         360        401,737.03          2
                                       8.125          2,984.84         67
                                       7.875          2,984.84
    STATEN ISLAND    NY   10312          1            08/06/01         00
    0433131455                           05           09/06/01          0
    800867797                            O            08/06/31
    0


    5190971          964/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
1


                                       7.750            501.49         34
                                       7.500            501.49
    LYNNWOOD         WA   98036          5            07/30/01         00
    0433081593                           05           10/01/01          0
    136811                               O            09/01/31
    0


    5193217          U62/G02             F           63,450.00         ZZ
                                         360         63,401.72          2
                                       7.375            438.23         90
                                       7.125            438.23
    EASTON           PA   18042          1            07/31/01         04
    0433052685                           05           09/01/01         25
    2001261000                           N            08/01/31
    0


    5193438          940/G02             F          108,000.00         ZZ
                                         360        107,921.83          1
                                       7.625            764.42         80
                                       7.375            764.42
    RIVERSIDE        CA   92509          5            07/20/01         00
    0433039104                           05           09/01/01          0
    40010576                             O            08/01/31
    0


    5193702          K15/G02             F          151,000.00         ZZ
                                         360        150,890.71          1
                                       7.625          1,068.77         69
                                       7.375          1,068.77
    RIVERHEAD        NY   11901          5            07/26/01         00
    0433067576                           05           09/01/01          0
    020805302734                         O            08/01/31
    0


    5194271          E22/G02             F           85,000.00         ZZ
                                         360         84,940.01          1
                                       7.750            608.95         59
                                       7.500            608.95
    MALAKOFF         TX   75148          5            07/16/01         00
    0412757114                           05           09/01/01          0
    0412757114                           O            08/01/31
    0


    5194313          E22/G02             F          106,250.00         ZZ
                                         360        106,182.25          1
                                       8.250            798.22         85
                                       8.000            798.22
    OMAHA            NE   68157          1            07/24/01         04
    0412806499                           05           09/01/01         12
1


    0412806499                           O            08/01/31
    0


    5194320          E22/G02             F           79,900.00         ZZ
                                         360         79,846.39          1
                                       8.000            586.28         85
                                       7.750            586.28
    CHARLOTTE        NC   28215          2            07/24/01         01
    0412813909                           03           09/01/01         25
    0412813909                           N            08/01/31
    0


    5194328          E22/G02             F          151,400.00         ZZ
                                         360        151,287.64          1
                                       7.500          1,058.61         95
                                       7.250          1,058.61
    SWANNANOA        NC   28778          1            07/24/01         01
    0412824237                           05           09/01/01         30
    0412824237                           O            08/01/31
    0


    5194340          E22/G02             F           40,500.00         ZZ
                                         360         40,476.70          3
                                       8.750            318.61         90
                                       8.500            318.61
    BATTLE CREEK     MI   49017          1            07/24/01         01
    0412833477                           05           09/01/01         25
    0412833477                           N            08/01/31
    0


    5194351          E22/G02             F          100,440.00         ZZ
                                         360        100,365.46          1
                                       7.500            702.29         90
                                       7.250            702.29
    FRESNO           CA   93720          1            07/19/01         01
    0412852592                           05           09/01/01         25
    0412852592                           O            08/01/31
    0


    5194950          952/G02             F          114,400.00         ZZ
                                         360        114,260.89          1
                                       8.500            879.64         80
                                       8.250            879.64
    RAMSEY           NJ   07466          1            06/22/01         00
    0433040714                           01           08/01/01          0
    100108253                            O            07/01/31
    0


1


    5195011          A06/G02             F           80,000.00         ZZ
                                         360         79,940.62          1
                                       7.500            559.38         64
                                       7.250            559.38
    DETROIT          MI   48235          2            07/30/01         00
    0433032257                           05           09/01/01          0
    021000020136162                      N            08/01/31
    0


    5196124          P44/G02             F          180,000.00         ZZ
                                         360        179,896.44          2
                                       8.750          1,416.06         90
                                       8.500          1,416.06
    WORCESTER        MA   01602          1            07/27/01         10
    0433051158                           05           09/01/01         30
    001460                               N            08/01/31
    0


    5196812          N47/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       7.625          1,911.04         58
                                       7.375          1,911.04
    GOLETA           CA   93117          5            08/13/01         00
    0433123577                           05           10/01/01          0
    30310884                             N            09/01/31
    0


    5197704          624/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.750          2,865.65         80
                                       7.500          2,865.65
    ALAMEDA          CA   94501          5            07/27/01         00
    0433089893                           05           10/01/01          0
    36800410226F                         O            09/01/31
    0


    5197895          U59/G02             F          268,000.00         ZZ
                                         360        267,824.68          4
                                       8.125          1,989.90         80
                                       7.875          1,989.90
    RICHMOND HILL    NY   11418          1            08/13/01         00
    0433104189                           05           09/13/01          0
    800870416                            O            08/13/31
    0


    5198739          U28/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       8.250          1,111.87         80
                                       8.000          1,111.87
1


    DECATUR          GA   30030          1            08/08/01         00
    0433080108                           05           10/01/01          0
    HOLLANDWEJR                          N            09/01/31
    0


    5199198          168/168             F           72,900.00         ZZ
                                         360         72,853.52          1
                                       8.250            547.67         49
                                       8.000            547.67
    IRONDEQUOIT      NY   14617          1            07/12/01         00
    005927714                            05           09/01/01          0
    005927714                            O            08/01/31
    0


    5199560          W39/G02             F          360,000.00         ZZ
                                         360        359,776.24          1
                                       8.375          2,736.26         90
                                       8.125          2,736.26
    RIVER RIDGE      LA   70123          5            07/09/01         01
    0433039336                           05           09/01/01         25
    991207                               O            08/01/31
    0


    5199602          737/G02             F          370,000.00         ZZ
                                         360        369,751.74          1
                                       8.000          2,714.93         79
                                       7.750          2,714.93
    SCOTTSDALE       AZ   85260          1            07/27/01         00
    0433118387                           03           09/01/01          0
    2031699                              O            08/01/31
    0


    5200265          E86/G02             F          150,000.00         ZZ
                                         360        149,803.08          1
                                       8.125          1,113.75         47
                                       7.875          1,113.75
    DANA POINT       GA   92629          1            06/26/01         00
    0433142676                           09           08/01/01          0
    0000123458                           O            07/01/31
    0


    5200298          B60/G02             F          160,800.00         ZZ
                                         360        160,677.64          1
                                       7.375          1,110.61         80
                                       7.125          1,110.61
    SYLMAR (AREA)    CA   91342          1            07/20/01         00
    0433103801                           01           09/01/01          0
    339586                               O            08/01/31
    0
1




    5200730          S43/G02             F          113,600.00         ZZ
                                         360        113,600.00          1
                                       8.000            833.56         80
                                       7.750            833.56
    ALBUQUERQUE      NM   87102          2            08/01/01         00
    0433081767                           07           10/01/01          0
    011154                               N            09/01/31
    0


    5200965          369/G02             F          399,900.00         ZZ
                                         360        399,900.00          1
                                       7.875          2,899.56         80
                                       7.625          2,899.56
    SCOTTSDALE       AZ   85262          1            08/01/01         00
    0433128535                           01           10/01/01          0
    0073138216                           O            09/01/31
    0


    5201075          964/G02             F          241,600.00         ZZ
                                         360        241,600.00          1
                                       7.875          1,751.77         80
                                       7.625          1,751.77
    RANCHO MURIETA   CA   95683          5            07/31/01         00
    0433050473                           05           10/01/01          0
    135210                               O            09/01/31
    0


    5201196          S43/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       8.000            821.82         80
                                       7.750            821.82
    ALBUQUERQUE      NM   87102          2            08/01/01         00
    0433102480                           05           10/01/01          0
    011155                               N            09/01/31
    0


    5201385          E87/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       7.500          2,684.98         80
                                       7.250          2,684.98
    SANTA BARBARA    CA   93105          1            08/01/01         00
    0433074846                           05           10/01/01          0
    70003646                             O            09/01/31
    0


    5201906          M18/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
1


                                       7.875          2,813.27         80
                                       7.625          2,813.27
    MISSION VIEJO    CA   92691          5            07/27/01         00
    0433135035                           05           10/01/01          0
    980101330                            O            09/01/31
    0


    5201962          S43/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       8.000            880.52         80
                                       7.750            880.52
    ALBUQUERQUE      NM   87102          2            08/01/01         00
    0433119526                           05           10/01/01          0
    011156                               N            09/01/31
    0


    5201965          S43/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       8.000            821.82         80
                                       7.750            821.82
    ALBUQUERQUE      NM   87102          2            08/01/01         00
    0433119542                           07           10/01/01          0
    011151                               N            09/01/31
    0


    5202440          E22/G02             F          216,505.00         ZZ
                                         360        216,356.00          1
                                       7.875          1,569.81         95
                                       7.625          1,569.81
    MIAMI            FL   33131          1            07/25/01         04
    0412634610                           06           09/01/01         30
    0412634610                           O            08/01/31
    0


    5202442          E22/G02             F          138,100.00         ZZ
                                         240        137,846.75          1
                                       7.375          1,101.99         78
                                       7.125          1,101.99
    WOODLAND         CA   95776          2            07/15/01         00
    0412674053                           05           09/01/01          0
    0412674053                           O            08/01/21
    0


    5202462          E22/G02             F          195,000.00         ZZ
                                         360        194,865.80          1
                                       7.875          1,413.89         64
                                       7.625          1,413.89
    CHARLESTON       SC   29407          5            07/20/01         00
    0412785776                           05           09/01/01          0
1


    0412785776                           O            08/01/31
    0


    5202495          E22/G02             F          240,000.00         ZZ
                                         360        239,830.61          1
                                       7.750          1,719.39         80
                                       7.500          1,719.39
    AUSTIN           TX   78731          5            07/19/01         00
    0412818809                           05           09/01/01          0
    0412818809                           O            08/01/31
    0


    5202497          E22/G02             F           85,000.00         ZZ
                                         360         84,944.40          1
                                       8.125            631.12         74
                                       7.875            631.12
    GARLAND          TX   75042          5            07/19/01         00
    0412819260                           05           09/01/01          0
    0412819260                           O            08/01/31
    0


    5202518          E22/G02             F           81,000.00         ZZ
                                         360         80,941.38          1
                                       7.625            573.31         63
                                       7.375            573.31
    BOISE            ID   83704          5            07/19/01         00
    0412840860                           03           09/01/01          0
    0412840860                           O            08/01/31
    0


    5202530          E22/G02             F          203,160.00         ZZ
                                         360        203,009.23          1
                                       7.500          1,420.52         80
                                       7.250          1,420.52
    BOULDER CITY     NV   89005          1            07/20/01         00
    0412854028                           03           09/01/01          0
    0412854028                           O            08/01/31
    0


    5202583          E82/G02             F          147,000.00         ZZ
                                         360        146,888.15          1
                                       7.375          1,015.29         78
                                       7.125          1,015.29
    MIAMI SPRINGS    FL   33166          2            07/23/01         00
    0400452595                           05           09/01/01          0
    0400452595                           O            08/01/31
    0


1


    5202596          E82/G02             F          100,500.00         ZZ
                                         360        100,434.26          1
                                       8.125            746.21         88
                                       7.875            746.21
    PLAQUEMINE       LA   70764          5            07/23/01         04
    0400455275                           05           09/01/01         30
    0400455275                           O            08/01/31
    0


    5202693          H93/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       7.500          3,146.47         68
                                       7.250          3,146.47
    KANSAS CITY      MO   64113          5            08/03/01         00
    0433098902                           05           10/01/01          0
    2001001295                           O            09/01/31
    0


    5203690          N47/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
                                       7.125          2,688.14         55
                                       6.875          2,688.14
    SANTA CRUZ       CA   95060          5            08/06/01         00
    0433102803                           05           10/01/01          0
    20111398                             O            09/01/31
    0


    5203871          A50/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
                                       7.750            874.02         85
                                       7.500            874.02
    NORTHPORT        AL   35473          5            07/31/01         11
    0433146321                           05           10/01/01         12
    353218                               O            09/01/31
    0


    5204651          N47/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       7.375          1,768.13         80
                                       7.125          1,768.13
    SALINAS          CA   93906          5            08/01/01         00
    0433085214                           05           10/01/01          0
    20111417                             O            09/01/31
    0


    5205194          964/G02             F          235,000.00         ZZ
                                         360        234,816.68          1
                                       7.250          1,603.11         79
                                       7.000          1,603.11
1


    ARROYO GRANDE    CA   93420          5            07/30/01         00
    0433050051                           05           09/01/01          0
    132675                               O            08/01/31
    0


    5205254          964/G02             F          416,000.00         ZZ
                                         360        415,683.46          1
                                       7.375          2,873.21         80
                                       7.125          2,873.21
    GIG HARBOR       WA   98335          2            08/01/01         00
    0433050325                           05           09/01/01          0
    135631                               O            08/01/31
    0


    5205652          U05/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       8.000          2,289.35         80
                                       7.750          2,289.35
    HOLLISTER        CA   95023          1            08/01/01         00
    0433101318                           05           10/01/01          0
    3157228                              O            09/01/31
    0


    5206074          U43/G02             F          400,000.00         ZZ
                                         360        399,081.27          1
                                       7.375          2,762.70         77
                                       7.125          2,762.70
    MUKILTEO         WA   98275          2            05/15/01         00
    0433102498                           05           07/01/01          0
    20078339754                          O            06/01/31
    0


    5206197          286/286             F          126,800.00         ZZ
                                         360        126,629.28          1
                                       8.000            930.41         80
                                       7.750            930.41
    TUCSON           AZ   85701          1            06/07/01         00
    438772                               05           08/01/01          0
    438772                               O            07/01/31
    0


    5206214          286/286             F          180,000.00         ZZ
                                         360        179,228.86          1
                                       7.500          1,258.59         80
                                       7.250          1,258.59
    LIVERMORE        CA   94550          1            06/05/01         00
    9854111                              01           08/01/01          0
    9854111                              O            07/01/31
    0
1




    5206929          964/G02             F          148,000.00         ZZ
                                         360        147,895.54          1
                                       7.750          1,060.29         80
                                       7.500          1,060.29
    ANAHEIM          CA   92807          1            07/18/01         00
    0433045044                           01           09/01/01          0
    134245                               O            08/01/31
    0


    5207331          F25/G02             F          199,500.00         ZZ
                                         360        199,362.71          3
                                       7.875          1,446.51         95
                                       7.625          1,446.51
    STRATFORD        CT   06615          1            07/31/01         04
    0433061041                           05           09/01/01         30
    R0106022                             O            08/01/31
    0


    5207837          286/286             F          115,650.00         ZZ
                                         360        115,519.84          1
                                       8.875            920.17         90
                                       8.625            920.17
    LAS VEGAS        NV   89149          1            06/07/01         11
    77168                                01           08/01/01         25
    77168                                O            07/01/31
    0


    5207838          286/286             F          243,750.00         ZZ
                                         360        243,453.62          1
                                       8.500          1,874.23         75
                                       8.250          1,874.23
    OAKHILL          VA   20171          5            06/11/01         00
    319630                               05           08/01/01          0
    319630                               O            07/01/31
    0


    5207839          286/286             F          207,000.00         ZZ
                                         360        206,636.50          1
                                       8.750          1,628.48         90
                                       8.500          1,628.48
    MONTROSS         VA   22520          1            06/01/01         11
    300620                               05           07/01/01         30
    300620                               O            06/01/31
    0


    5207840          286/286             F          129,600.00         ZZ
                                         360        129,374.69          1
1


                                       8.750          1,019.56         80
                                       8.500          1,019.56
    HOLLYWOOD        FL   33021          1            05/30/01         00
    315490                               05           07/01/01          0
    315490                               O            06/01/31
    0


    5207841          286/286             F          135,900.00         ZZ
                                         360        135,663.71          1
                                       8.750          1,069.13         80
                                       8.500          1,069.13
    BOWIE            MD   20715          1            05/16/01         00
    235482                               05           07/01/01          0
    235482                               O            06/01/31
    0


    5207842          286/286             F          980,000.00         ZZ
                                         360        978,897.11          1
                                       8.875          7,797.33         70
                                       8.625          7,797.33
    ATLANTA          GA   30328          1            06/14/01         00
    345371                               05           08/01/01          0
    345371                               O            07/01/31
    0


    5207843          286/286             F          100,000.00         ZZ
                                         360         99,828.42          1
                                       8.000            733.77         68
                                       7.750            733.77
    PRESCOTT         AZ   86301          5            06/07/01         00
    313318                               05           08/01/01          0
    313318                               O            07/01/31
    0


    5207891          286/286             F          292,000.00         ZZ
                                         360        291,505.23          1
                                       8.875          2,323.29         80
                                       8.625          2,323.29
    BETHESDA         MD   20817          1            06/04/01         00
    418948                               05           07/01/01          0
    418948                               O            06/01/31
    0


    5207892          286/286             F           30,000.00         ZZ
                                         360         29,963.51          1
                                       8.500            230.68         53
                                       8.250            230.68
    OCEAN CITY       MD   21842          1            06/08/01         00
    417511                               01           08/01/01          0
1


    417511                               N            07/01/31
    0


    5207894          286/286             F          300,000.00         ZZ
                                         360        299,635.21          1
                                       8.500          2,306.75         89
                                       8.250          2,306.75
    HOLLY TWP        MI   48442          1            06/01/01         10
    291602                               05           08/01/01         25
    291602                               O            07/01/31
    0


    5207895          286/286             F          175,000.00         ZZ
                                         360        174,550.87          1
                                       7.750          1,253.73         67
                                       7.500          1,253.73
    CHICAGO          IL   60645          5            06/08/01         00
    363074                               05           08/01/01          0
    363074                               O            07/01/31
    0


    5207898          286/286             F           61,600.00         ZZ
                                         360         61,164.51          1
                                       9.625            523.60         80
                                       9.375            523.60
    SOUTH RIVER      NJ   08882          1            06/06/00         00
    9980335                              05           08/01/00          0
    9980335                              N            07/01/30
    0


    5207899          286/286             F          106,400.00         ZZ
                                         360        106,223.60          1
                                       8.250            799.35         90
                                       8.000            799.35
    PHOENIX          AZ   85037          1            06/14/01         12
    313283                               05           08/01/01         25
    313283                               N            07/01/31
    0


    5207906          286/286             F          180,000.00         ZZ
                                         360        179,763.70          2
                                       8.125          1,336.50         90
                                       7.875          1,336.50
    EAGLE            ID   83616          1            06/12/01         12
    268065                               05           08/01/01         30
    268065                               N            07/01/31
    0


1


    5207913          286/286             F           48,000.00         ZZ
                                         360         47,945.98          1
                                       8.875            381.91         80
                                       8.625            381.91
    INDIANAPOLIS     IN   46201          2            06/06/01         00
    421965                               05           08/01/01          0
    421965                               N            07/01/31
    0


    5207914          286/286             F           48,800.00         ZZ
                                         360         48,745.07          1
                                       8.875            388.28         80
                                       8.625            388.28
    INDIANAPOLIS     IN   46218          2            06/06/01         00
    421997                               05           08/01/01          0
    421997                               N            07/01/31
    0


    5207915          286/286             F           85,000.00         ZZ
                                         360         84,885.56          1
                                       8.000            623.70         85
                                       7.750            623.70
    MINDEN           LA   71055          2            06/06/01         11
    270868                               05           08/01/01         12
    270868                               O            07/01/31
    0


    5207921          286/286             F          113,850.00         ZZ
                                         360        113,680.47          4
                                       7.500            796.06         90
                                       7.250            796.06
    KENOSHA          WI   53144          1            06/11/01         12
    408063                               05           08/01/01         25
    408063                               O            07/01/31
    0


    5207922          286/286             F          229,650.00         ZZ
                                         360        229,122.53          1
                                       7.375          1,586.14         80
                                       7.125          1,586.14
    CHESAPEAKE       VA   23322          1            06/05/01         00
    306002                               05           07/01/01          0
    306002                               O            06/01/31
    0


    5207924          286/286             F           62,500.00         ZZ
                                         360         62,423.79          1
                                       8.500            480.58         90
                                       8.250            480.58
1


    LAKEWOOD         OH   44107          1            06/04/01         12
    421499                               05           08/01/01         25
    421499                               N            07/01/31
    0


    5207925          286/286             F           76,500.00         ZZ
                                         360         76,394.36          1
                                       7.875            554.68         90
                                       7.625            554.68
    WICKLIFFE        OH   44092          1            06/07/01         10
    384026                               05           08/01/01         25
    384026                               N            07/01/31
    0


    5207926          286/286             F           52,200.00         ZZ
                                         360         52,134.88          1
                                       8.375            396.76         90
                                       8.125            396.76
    AKRON            OH   44301          2            06/06/01         11
    421920                               05           08/01/01         25
    421920                               N            07/01/31
    0


    5207928          286/286             F          206,000.00         ZZ
                                         360        205,709.13          1
                                       7.875          1,493.65         80
                                       7.625          1,493.65
    VERNONIA         OR   97064          1            06/14/01         00
    267576                               05           08/01/01          0
    267576                               O            07/01/31
    0


    5207929          286/286             F          273,150.00         ZZ
                                         360        272,334.04          3
                                       7.500          1,909.91         90
                                       7.250          1,909.91
    LAMBERTVILLE     NJ   08530          1            06/14/01         11
    399637                               05           08/01/01         25
    399637                               O            07/01/31
    0


    5207930          286/286             F           92,700.00         ZZ
                                         360         92,581.36          2
                                       8.250            696.43         90
                                       8.000            696.43
    FT. LAUDERDALE   FL   33304          1            06/13/01         21
    315851                               05           08/01/01         25
    315851                               N            07/01/31
    0
1




    5207931          286/286             F           56,700.00         ZZ
                                         360         56,601.42          1
                                       8.750            446.06         90
                                       8.500            446.06
    TULSA            OK   74127          1            06/01/01         11
    389521                               05           07/01/01         25
    389521                               N            06/01/31
    0


    5207933          286/286             F          229,500.00         ZZ
                                         360        229,158.29          4
                                       7.500          1,604.70         90
                                       7.250          1,604.70
    BROOKLYN         NY   11212          5            06/01/01         12
    406013                               05           08/01/01         25
    406013                               O            07/01/31
    0


    5207936          286/286             F          237,850.00         ZZ
                                         360        237,521.55          1
                                       7.875          1,724.58         80
                                       7.625          1,724.58
    HIGLEY           AZ   85236          1            06/04/01         00
    312366                               03           08/01/01          0
    312366                               N            07/01/31
    0


    5207937          286/286             F          135,900.00         ZZ
                                         360        135,599.66          1
                                       9.000          1,093.49         80
                                       8.750          1,093.49
    RALEIGH          NC   27603          1            04/30/01         00
    9650856                              05           06/01/01          0
    9650856                              O            05/01/31
    0


    5207939          286/286             F          205,000.00         ZZ
                                         360        204,687.06          2
                                       7.375          1,415.89         79
                                       7.125          1,415.89
    DORCHESTER       MA   02122          2            06/11/01         00
    319695                               05           08/01/01          0
    319695                               O            07/01/31
    0


    5207940          286/286             F          216,000.00         ZZ
                                         360        215,451.11          1
1


                                       7.875          1,566.15         80
                                       7.625          1,566.15
    HARWICH          MA   02645          1            06/01/01         00
    319578                               05           07/01/01          0
    319578                               O            06/01/31
    0


    5207941          286/286             F           81,000.00         ZZ
                                         360         80,908.83          1
                                       8.875            644.48         90
                                       8.625            644.48
    FREEHOLD         NJ   07728          1            06/13/01         12
    253229                               05           08/01/01         25
    253229                               N            07/01/31
    0


    5207943          286/286             F          150,000.00         ZZ
                                         360        149,782.17          1
                                       7.625          1,061.70         66
                                       7.375          1,061.70
    DANVERS          MA   01923          5            06/14/01         00
    319677                               05           08/01/01          0
    319677                               O            07/01/31
    0


    5207944          286/286             F           61,600.00         ZZ
                                         360         61,211.79          1
                                       7.750            441.31         80
                                       7.500            441.31
    COLONIAL HEIGHT  VA   23834          1            06/05/01         00
    405276                               05           08/01/01          0
    405276                               N            07/01/31
    0


    5207945          286/286             F          165,600.00         ZZ
                                         360        165,210.47          1
                                       7.625          1,172.11         80
                                       7.375          1,172.11
    ROCKFORD         IL   61114          1            06/08/01         00
    384279                               05           08/01/01          0
    384279                               O            07/01/31
    0


    5207947          286/286             F          246,500.00         ZZ
                                         360        246,159.60          3
                                       7.875          1,787.30         62
                                       7.625          1,787.30
    EUREKA           CA   95501          5            06/01/01         00
    342261                               05           08/01/01          0
1


    342261                               O            07/01/31
    0


    5207949          286/286             F           92,000.00         ZZ
                                         360         91,848.08          4
                                       9.000            740.26         80
                                       8.750            740.26
    ST LOUIS         MO   63118          1            06/01/01         00
    390743                               05           07/01/01          0
    390743                               N            06/01/31
    0


    5207951          286/286             F           95,000.00         ZZ
                                         300         94,791.27          1
                                       7.750            717.57         80
                                       7.500            717.57
    HOFFMAN ESTATES  IL   60195          2            06/11/01         00
    261114                               03           08/01/01          0
    261114                               N            07/01/26
    0


    5207952          286/286             F          463,250.00         ZZ
                                         360        462,574.46          1
                                       7.625          3,278.86         85
                                       7.375          3,278.86
    CLIFTON          VA   20184          5            06/11/01         12
    287905                               03           08/01/01         25
    287905                               O            07/01/31
    0


    5207954          286/286             F          107,100.00         ZZ
                                         360        106,976.31          1
                                       8.750            842.56         90
                                       8.500            842.56
    INDIANAPOLIS     IN   46227          1            06/14/01         12
    403402                               05           08/01/01         25
    403402                               O            07/01/31
    0


    5207955          286/286             F          121,600.00         ZZ
                                         360        121,436.27          1
                                       8.000            892.26         80
                                       7.750            892.26
    SCOTTSDALE       AZ   85254          1            06/04/01         00
    313317                               05           08/01/01          0
    313317                               N            07/01/31
    0


1


    5207956          286/286             F          112,500.00         ZZ
                                         360        112,321.19          2
                                       7.375            777.01         90
                                       7.125            777.01
    ATLANTA          GA   30344          1            06/12/01         12
    344691                               05           08/01/01         25
    344691                               N            07/01/31
    0


    5207957          286/286             F          170,400.00         ZZ
                                         360        170,071.77          4
                                       8.250          1,280.16         80
                                       8.000          1,280.16
    PHOENIX          AZ   85018          1            05/31/01         00
    313256                               05           07/01/01          0
    313256                               N            06/01/31
    0


    5207959          286/286             F          174,400.00         ZZ
                                         360        174,159.15          1
                                       7.875          1,264.53         80
                                       7.625          1,264.53
    CANYON CITY      OR   97820          1            06/12/01         00
    229069                               05           08/01/01          0
    229069                               O            07/01/31
    0


    5207961          286/286             F          153,600.00         ZZ
                                         360        153,408.37          1
                                       8.375          1,167.48         80
                                       8.125          1,167.48
    NORMAL           IL   61761          2            06/11/01         00
    415398                               05           08/01/01          0
    415398                               O            07/01/31
    0


    5207962          286/286             F           36,900.00         ZZ
                                         360         36,856.26          4
                                       8.625            287.01         90
                                       8.375            287.01
    WASHINGTON       DC   20019          1            06/14/01         12
    396304                               05           08/01/01         25
    396304                               N            07/01/31
    0


    5207963          286/286             F           55,250.00         ZZ
                                         360         55,153.91          4
                                       8.750            434.66         70
                                       8.500            434.66
1


    ST. LOUIS        MO   63118          5            05/25/01         00
    390007                               05           07/01/01          0
    390007                               N            06/01/31
    0


    5207965          286/286             F           78,000.00         ZZ
                                         360         77,892.28          2
                                       7.875            565.56         64
                                       7.625            565.56
    CHANDLER         AZ   85224          5            06/11/01         00
    402830                               05           08/01/01          0
    402830                               N            07/01/31
    0


    5207967          286/286             F           22,500.00         ZZ
                                         360         22,459.84          2
                                       8.625            175.01         90
                                       8.375            175.01
    WARREN           OH   44483          1            06/01/01         12
    300808                               05           07/01/01         25
    300808                               N            06/01/31
    0


    5207968          286/286             F           33,750.00         ZZ
                                         360         33,688.22          2
                                       8.500            259.51         90
                                       8.250            259.51
    WARREN           OH   44483          1            06/01/01         10
    300811                               05           07/01/01         25
    300811                               N            06/01/31
    0


    5207969          286/286             F           76,950.00         ZZ
                                         360         76,816.20          3
                                       8.750            605.37         90
                                       8.500            605.37
    SPRINGFIELD      MA   01108          1            06/05/01         11
    308315                               05           07/01/01         25
    308315                               N            06/01/31
    0


    5207970          286/286             F          107,000.00         ZZ
                                         360        106,654.58          1
                                       8.750            841.77         65
                                       8.500            841.77
    WEST COVINA      CA   91792          5            05/29/01         00
    342084                               01           07/01/01          0
    342084                               N            06/01/31
    0
1




    5207971          286/286             F          128,000.00         ZZ
                                         360        127,818.73          2
                                       7.750            917.01         80
                                       7.500            917.01
    EAST PROVIDENCE  RI   02914          2            06/01/01         00
    207786                               05           08/01/01          0
    207786                               O            07/01/31
    0


    5207972          286/286             F           49,500.00         ZZ
                                         360         49,439.79          3
                                       8.500            380.62         90
                                       8.250            380.62
    NEWBURGH         NY   12550          1            06/13/01         11
    9423648                              05           08/01/01         25
    9423648                              N            07/01/31
    0


    5207973          286/286             F          105,000.00         ZZ
                                         360        104,839.71          1
                                       7.375            725.21         84
                                       7.125            725.21
    PATCHOGUE        NY   11772          1            06/04/01         11
    310252                               05           08/01/01         12
    310252                               O            07/01/31
    0


    5207974          286/286             F          221,350.00         ZZ
                                         360        220,878.28          1
                                       7.750          1,585.78         80
                                       7.500          1,585.78
    HIGLEY           AZ   85236          1            05/01/01         00
    312561                               03           07/01/01          0
    312561                               N            06/01/31
    0


    5207975          286/286             F           66,500.00         ZZ
                                         360         66,419.14          1
                                       8.500            511.33         70
                                       8.250            511.33
    PHOENIX          AZ   85044          5            06/06/01         00
    313404                               03           08/01/01          0
    313404                               N            07/01/31
    0


    5207976          286/286             F          102,400.00         ZZ
                                         360        102,275.48          1
1


                                       8.500            787.37         80
                                       8.250            787.37
    CORAL GABLES     FL   33134          1            06/14/01         00
    315969                               01           08/01/01          0
    315969                               N            07/01/31
    0


    5207977          286/286             F           90,900.00         ZZ
                                         360         90,720.41          1
                                       8.125            674.93         90
                                       7.875            674.93
    CINCINNATI       OH   45219          1            05/31/01         10
    397608                               05           07/01/01         25
    397608                               N            06/01/31
    0


    5207981          286/286             F          126,400.00         ZZ
                                         360        126,229.81          4
                                       8.000            927.48         80
                                       7.750            927.48
    MESA             AZ   85210          1            06/04/01         00
    313348                               03           08/01/01          0
    313348                               N            07/01/31
    0


    5207982          286/286             F           46,800.00         ZZ
                                         360         46,728.55          4
                                       7.375            323.24         75
                                       7.125            323.24
    CLEVELAND        OH   44102          2            05/11/01         00
    398323                               05           08/01/01          0
    398323                               N            07/01/31
    0


    5207984          286/286             F           82,500.00         ZZ
                                         360         82,352.82          4
                                       8.625            641.68         75
                                       8.375            641.68
    COLUMBUS         OH   43219          2            06/01/01         00
    421755                               05           07/01/01          0
    421755                               N            06/01/31
    0


    5207985          286/286             F          198,400.00         ZZ
                                         360        198,148.19          1
                                       8.750          1,560.82         80
                                       8.500          1,560.82
    HOLMDEL          NJ   07733          1            06/04/01         00
    97493                                01           08/01/01          0
1


    97493                                N            07/01/31
    0


    5207989          286/286             F          106,200.00         ZZ
                                         360        106,037.84          4
                                       8.875            844.98         90
                                       8.625            844.98
    NEWARK           NJ   07112          1            06/04/01         11
    223206                               05           08/01/01         25
    223206                               N            07/01/31
    0


    5207991          286/286             F          150,000.00         ZZ
                                         360        149,798.03          1
                                       8.000          1,100.65         79
                                       7.750          1,100.65
    BRIGHTON         MA   02135          5            06/04/01         00
    319397                               01           08/01/01          0
    319397                               N            07/01/31
    0


    5207992          286/286             F          202,500.00         ZZ
                                         360        202,272.10          3
                                       8.875          1,611.19         90
                                       8.625          1,611.19
    WILDWOOD CREST   NJ   08260          1            06/14/01         11
    179274                               05           08/01/01         25
    179274                               N            07/01/31
    0


    5207994          286/286             F          174,600.00         ZZ
                                         360        174,277.30          3
                                       8.250          1,311.72         90
                                       8.000          1,311.72
    PHOENIX          AZ   85008          1            06/14/01         12
    313058                               05           08/01/01         25
    313058                               N            07/01/31
    0


    5207995          286/286             F           58,500.00         ZZ
                                         360         58,430.67          1
                                       8.625            455.01         90
                                       8.375            455.01
    PONTIAC          MI   48341          1            06/13/01         01
    322056                               05           08/01/01         25
    322056                               N            07/01/31
    0


1


    5207997          286/286             F          149,600.00         ZZ
                                         360        149,338.82          1
                                       7.875          1,084.71         80
                                       7.625          1,084.71
    MEDFORD          OR   97504          5            06/13/01         00
    268162                               05           08/01/01          0
    268162                               O            07/01/31
    0


    5207999          286/286             F          125,100.00         ZZ
                                         360        124,882.47          4
                                       8.750            984.17         90
                                       8.500            984.17
    MILWAUKEE        WI   53216          1            06/04/01         10
    407915                               05           07/01/01         25
    407915                               N            06/01/31
    0


    5208000          286/286             F          264,000.00         ZZ
                                         360        262,397.52          1
                                       9.000          2,124.21         75
                                       8.750          2,124.21
    CHICAGO          IL   60657          5            06/11/01         00
    374557                               01           08/01/01          0
    374557                               N            07/01/31
    0


    5208001          286/286             F           41,300.00         ZZ
                                         360         41,252.30          3
                                       8.750            324.91         90
                                       8.500            324.91
    CANTON           OH   44703          1            06/11/01         12
    289394                               05           08/01/01         25
    289394                               N            07/01/31
    0


    5208002          286/286             F           80,100.00         ZZ
                                         360         79,983.67          1
                                       7.625            566.95         90
                                       7.375            566.95
    BLOOMINGTON      IL   61704          1            06/08/01         10
    431561                               05           08/01/01         25
    431561                               N            07/01/31
    0


    5208003          286/286             F           95,200.00         ZZ
                                         360         95,054.66          2
                                       7.375            657.53         80
                                       7.125            657.53
1


    KEYPORT          NJ   07735          1            06/04/01         00
    253857                               05           08/01/01          0
    253857                               O            07/01/31
    0


    5208005          286/286             F          630,000.00         ZZ
                                         360        628,904.67          1
                                       8.750          4,956.21         70
                                       8.500          4,956.21
    SAUSALITO        CA   94965          1            05/23/01         00
    9851069                              05           07/01/01          0
    9851069                              N            06/01/31
    0


    5208006          286/286             F          252,000.00         ZZ
                                         360        251,677.52          1
                                       8.250          1,893.19         80
                                       8.000          1,893.19
    PLEASANT HILL    CA   94523          1            06/01/01         00
    9855966                              05           08/01/01          0
    9855966                              N            07/01/31
    0


    5208007          286/286             F          161,250.00         ZZ
                                         360        161,027.33          1
                                       7.875          1,169.17         75
                                       7.625          1,169.17
    SEATTLE          WA   98126          5            06/07/01         00
    9845930                              05           08/01/01          0
    9845930                              N            07/01/31
    0


    5208009          286/286             F          161,600.00         ZZ
                                         360        161,304.23          1
                                       8.500          1,242.56         80
                                       8.250          1,242.56
    OAKLAND          CA   94603          1            05/24/01         00
    9839892                              05           07/01/01          0
    9839892                              N            06/01/31
    0


    5208010          286/286             F           54,000.00         ZZ
                                         360         53,937.63          3
                                       8.750            424.82         90
                                       8.500            424.82
    NORWICH          CT   06360          1            06/07/01         12
    9845325                              05           08/01/01         25
    9845325                              N            07/01/31
    0
1




    5208012          286/286             F          188,900.00         ZZ
                                         360        188,596.13          3
                                       9.125          1,536.95         90
                                       8.875          1,536.95
    BROCKTON         MA   02302          1            06/01/01         12
    9856640                              05           07/01/01         25
    9856640                              N            06/01/31
    0


    5208013          286/286             F           79,500.00         ZZ
                                         360         79,390.22          1
                                       7.875            576.43         77
                                       7.625            576.43
    SHORELINE        WA   98155          5            06/06/01         00
    9847859                              01           08/01/01          0
    9847859                              O            07/01/31
    0


    5208015          286/286             F          637,450.00         ZZ
                                         360        636,397.56          1
                                       9.000          5,129.07         75
                                       8.750          5,129.07
    SAN DIEGO        CA   92130          1            05/30/01         00
    9859061                              03           07/01/01          0
    9859061                              O            06/01/31
    0


    5208019          286/286             F          300,000.00         ZZ
                                         360        299,585.73          1
                                       7.875          2,175.21         75
                                       7.625          2,175.21
    SAN JOSE         CA   95126          1            06/07/01         00
    9857933                              05           08/01/01          0
    9857933                              N            07/01/31
    0


    5208020          286/286             F           88,000.00         ZZ
                                         360         87,784.50          3
                                       8.500            676.64         80
                                       8.250            676.64
    HAMMOND          IN   46324          5            06/01/01         00
    9846054                              05           07/01/01          0
    9846054                              N            06/01/31
    0


    5208021          286/286             F          300,000.00         ZZ
                                         360        299,422.14          1
1


                                       8.250          2,253.80         80
                                       8.000          2,253.80
    BYRON            CA   94514          1            05/25/01         00
    9856293                              03           07/01/01          0
    9856293                              O            06/01/31
    0


    5208022          286/286             F          132,750.00         ZZ
                                         360        132,580.11          1
                                       8.250            997.31         75
                                       8.000            997.31
    CONYERS          GA   30094          2            06/12/01         00
    9851293                              05           08/01/01          0
    9851293                              N            07/01/31
    0


    5208023          286/286             F          141,500.00         ZZ
                                         360        141,344.84          1
                                       9.000          1,138.54         80
                                       8.750          1,138.54
    CITRUS HEIGHTS   CA   95610          1            06/01/01         00
    9856792                              05           08/01/01          0
    9856792                              O            07/01/31
    0


    5208024          286/286             F          225,000.00         ZZ
                                         360        224,712.07          1
                                       8.250          1,690.35         75
                                       8.000          1,690.35
    LAWRENCEVILLE    GA   30043          2            06/12/01         00
    9851294                              05           08/01/01          0
    9851294                              N            07/01/31
    0


    5208027          286/286             F          448,000.00         ZZ
                                         360        447,482.62          2
                                       8.750          3,524.42         80
                                       8.500          3,524.42
    REDWOOD          CA   94063          1            06/11/01         00
    9860436                              05           08/01/01          0
    9860436                              O            07/01/31
    0


    5208029          286/286             F          131,800.00         ZZ
                                         360        131,651.67          4
                                       8.875          1,048.66         80
                                       8.625          1,048.66
    RIO VISTA        CA   94571          1            06/04/01         00
    9943840                              05           08/01/01          0
1


    9943840                              O            07/01/31
    0


    5208030          286/286             F           77,200.00         ZZ
                                         360         77,093.41          1
                                       7.875            559.75         80
                                       7.625            559.75
    LEAGUE CITY      TX   77573          1            06/14/01         00
    9949101                              03           08/01/01          0
    9949101                              O            07/01/31
    0


    5208031          286/286             F          188,000.00         ZZ
                                         360        187,733.77          1
                                       7.750          1,346.86         80
                                       7.500          1,346.86
    VANCOUVER        WA   98684          1            06/11/01         00
    9943756                              03           08/01/01          0
    9943756                              O            07/01/31
    0


    5208032          286/286             F          158,500.00         ZZ
                                         360        158,297.16          1
                                       8.250          1,190.76         64
                                       8.000          1,190.76
    TOMBALL          TX   77375          1            06/01/01         00
    9942980                              03           08/01/01          0
    9942980                              N            07/01/31
    0


    5208033          286/286             F           72,000.00         ZZ
                                         360         71,916.86          1
                                       8.750            566.42         90
                                       8.500            566.42
    CHICAGO          IL   60619          1            06/11/01         11
    9849339                              05           08/01/01         25
    9849339                              O            07/01/31
    0


    5208034          286/286             F           95,400.00         ZZ
                                         360         95,274.40          3
                                       8.875            759.05         90
                                       8.625            759.05
    PROVIDENCE       RI   02904          1            06/08/01         12
    9858139                              05           08/01/01         25
    9858139                              N            07/01/31
    0


1


    5208035          286/286             F          365,000.00         ZZ
                                         360        364,015.33          1
                                       7.875          2,646.50         80
                                       7.625          2,646.50
    UNION CITY       CA   94587          5            05/24/01         00
    9846764                              05           07/01/01          0
    9846764                              O            06/01/31
    0


    5208036          286/286             F          115,000.00         ZZ
                                         360        114,870.58          3
                                       8.875            914.99         80
                                       8.625            914.99
    CHICAGO          IL   60623          5            06/11/01         00
    9826092                              05           08/01/01          0
    9826092                              O            07/01/31
    0


    5208548          758/G02             F          248,000.00         ZZ
                                         360        247,837.78          4
                                       8.125          1,841.39         80
                                       7.875          1,841.39
    GREELEY          CO   80631          1            07/31/01         00
    0433082369                           05           09/01/01          0
    770063                               N            08/01/31
    0


    5208947          286/286             F          252,000.00         ZZ
                                         360        251,615.32          2
                                       7.375          1,740.50         80
                                       7.125          1,740.50
    OAKLAND          CA   94608          1            06/11/01         00
    9858543                              05           08/01/01          0
    9858543                              N            07/01/31
    0


    5208948          286/286             F          150,000.00         ZZ
                                         360        149,619.79          4
                                       6.875            985.39         50
                                       6.625            985.39
    FAIRFIELD        CA   94533          5            05/25/01         00
    9848246                              05           07/01/01          0
    9848246                              N            06/01/31
    0


    5209199          U05/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       8.250            516.87         80
                                       8.000            516.87
1


    HOUSTON          TX   77072          5            08/08/01         00
    0433129277                           03           10/01/01          0
    3148698                              O            09/01/31
    0


    5209988          964/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.625          1,472.21         80
                                       7.375          1,472.21
    IRVINE           CA   93003          1            07/30/01         00
    0433087889                           05           10/01/01          0
    130107                               O            09/01/31
    0


    5210133          964/G02             F          383,500.00         T
                                         360        383,200.83          1
                                       7.250          2,616.15         54
                                       7.000          2,616.15
    ESTES PARK       CO   80517          5            07/26/01         00
    0433019874                           05           09/01/01          0
    133367                               O            08/01/31
    0


    5210826          U62/G02             F           61,500.00         ZZ
                                         360         61,450.82          1
                                       7.125            414.34         75
                                       6.875            414.34
    COLLEGE PARK     GA   30349          5            07/31/01         00
    0433074390                           07           09/01/01          0
    2001280135                           N            08/01/31
    0


    5211090          U42/G02             F          155,500.00         ZZ
                                         360        155,390.25          1
                                       7.750          1,114.02         79
                                       7.500          1,114.02
    DENVER           CO   80222          2            07/31/01         00
    0433095007                           05           09/01/01          0
    28100398                             O            08/01/31
    0


    5211129          624/G02             F          399,950.00         ZZ
                                         360        399,950.00          1
                                       7.875          2,899.92         80
                                       7.625          2,899.92
    SAN JOSE         CA   95127          1            08/02/01         00
    0433098472                           05           10/01/01          0
    89000610256F                         O            09/01/31
    0
1




    5211272          E22/G02             F          118,750.00         ZZ
                                         360        118,666.19          1
                                       7.750            850.74         95
                                       7.500            850.74
    CASSELBERRY      FL   32707          1            07/26/01         01
    0412812570                           03           09/01/01         30
    0412812570                           O            08/01/31
    0


    5211286          E22/G02             F          143,000.00         ZZ
                                         360        142,896.50          1
                                       7.625          1,012.15         72
                                       7.375          1,012.15
    SUN VALLEY       CA   91352          5            07/19/01         00
    0412833642                           05           09/01/01          0
    0412833642                           O            08/01/31
    0


    5211718          E65/G02             F           71,250.00         ZZ
                                         360         71,200.97          1
                                       7.875            516.61         95
                                       7.625            516.61
    FORT WAYNE       IN   46807          5            08/02/01         11
    0433085628                           05           09/01/01         30
    237185                               O            08/01/31
    0


    5211833          N74/G02             F           89,900.00         ZZ
                                         360         89,900.00          1
                                       7.125            605.67         82
                                       6.875            605.67
    MARTINSVILLE     VA   24112          5            07/31/01         10
    0433090057                           05           10/01/01         25
    970                                  O            09/01/31
    0


    5212861          737/G02             F           95,400.00         ZZ
                                         360         95,339.17          1
                                       8.250            716.71         90
                                       8.000            716.71
    GLENDALE         AZ   85301          1            07/18/01         12
    0433055506                           05           09/01/01         25
    2030784                              O            08/01/31
    0


    5212906          K15/G02             F           60,800.00         ZZ
                                         360         60,765.02          1
1


                                       8.750            478.31         95
                                       8.500            478.31
    MONTAGUE         NJ   07827          5            07/26/01         26
    0433055209                           01           09/01/01         30
    01105302731                          O            08/01/31
    0


    5213079          H22/G02             F          215,200.00         ZZ
                                         360        215,200.00          1
                                       7.500          1,504.71         80
                                       7.250          1,504.71
    COLLEGE POINT    NY   11356          1            08/22/01         00
    0433128576                           05           10/01/01          0
    0107030                              O            09/01/31
    0


    5213368          964/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       7.625          2,717.93         77
                                       7.375          2,717.93
    HUNTINGTON BEAC  CA   92648          5            08/07/01         00
    0433090115                           09           10/01/01          0
    130178                               O            09/01/31
    0


    5213883          E47/G02             F          124,000.00         ZZ
                                         360        123,810.70          1
                                       7.375            856.44         80
                                       7.125            856.44
    ENGLEWOOD        CO   80110          5            06/08/01         00
    0433031960                           05           08/01/01          0
    7332018255                           O            07/01/31
    0


    5214582          S64/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.000            745.14         63
                                       6.750            745.14
    CRESTWOOD        KY   40014          5            08/01/01         00
    0433039930                           05           10/01/01          0
    M106200076                           O            09/01/31
    0


    5215554          758/G02             F          210,000.00         ZZ
                                         360        209,840.20          1
                                       7.375          1,450.42         75
                                       7.125          1,450.42
    APACHE JUNCTION  AZ   85219          5            08/01/01         00
    0433070810                           05           09/01/01          0
1


    690230                               O            08/01/31
    0


    5215641          K15/G02             F           93,100.00         ZZ
                                         360         93,100.00          1
                                       8.625            724.12         95
                                       8.375            724.12
    NASHVILLE        TN   37216          5            08/02/01         11
    0433050721                           05           10/01/01         30
    002905302263                         O            09/01/31
    0


    5215918          N47/G02             F          517,500.00         ZZ
                                         360        517,500.00          1
                                       7.500          3,618.44         75
                                       7.250          3,618.44
    DUBLIN           CA   94568          5            08/07/01         00
    0433100617                           05           10/01/01          0
    20210996                             O            09/01/31
    0


    5217334          Q01/G02             F           72,000.00         ZZ
                                         360         71,958.58          1
                                       8.750            566.42         68
                                       8.500            566.42
    VIRGINIA BEACH   VA   23462          5            07/27/01         00
    0433076445                           05           09/01/01          0
    43037A                               N            08/01/31
    0


    5219493          S43/G02             F          136,350.00         ZZ
                                         360        136,350.00          4
                                       8.250          1,024.35         90
                                       8.000          1,024.35
    TIJERAS          NM   87059          1            08/06/01         01
    0433085255                           05           10/01/01         25
    011179                               N            09/01/31
    0


    5219860          E22/G02             F           68,000.00         ZZ
                                         360         67,960.87          1
                                       8.750            534.96        100
                                       8.500            534.96
    FARMINGTON       MO   63640          1            07/27/01         01
    0412758625                           05           09/01/01         35
    0412758625                           O            08/01/31
    0


1


    5219875          E22/G02             F          150,000.00         ZZ
                                         360        149,882.99          1
                                       7.250          1,023.26         43
                                       7.000          1,023.26
    SONORA           CA   95370          5            07/19/01         00
    0412784548                           05           09/01/01          0
    0412784548                           O            08/01/31
    0


    5219886          E22/G02             F           80,000.00         ZZ
                                         360         79,942.10          1
                                       7.625            566.23         49
                                       7.375            566.23
    OMAHA            NE   68144          5            07/23/01         00
    0412798530                           05           09/01/01          0
    0412798530                           O            08/01/31
    0


    5219900          E22/G02             F           94,600.00         ZZ
                                         360         94,534.89          1
                                       7.875            685.92         78
                                       7.625            685.92
    JOSHUA           TX   76058          4            07/26/01         00
    0412808099                           05           09/01/01          0
    0412808099                           O            08/01/31
    0


    5219901          E22/G02             F           92,000.00         ZZ
                                         360         91,933.41          1
                                       7.625            651.17         77
                                       7.375            651.17
    JONESVILLE       MI   49250          5            07/23/01         00
    0412812166                           05           09/01/01          0
    0412812166                           O            08/01/31
    0


    5219921          E22/G02             F           90,000.00         ZZ
                                         360         89,933.21          1
                                       7.500            629.29         75
                                       7.250            629.29
    PFLUGERVILLE     TX   78660          5            07/23/01         00
    0412831091                           03           09/01/01          0
    0412831091                           O            08/01/31
    0


    5219932          E22/G02             F          100,000.00         ZZ
                                         360         99,937.85          2
                                       8.375            760.07         59
                                       8.125            760.07
1


    HAVERHILL        MA   01830          1            07/27/01         00
    0412839896                           05           09/01/01          0
    0412839896                           N            08/01/31
    0


    5219934          E22/G02             F          171,920.00         ZZ
                                         360        171,785.88          1
                                       7.250          1,172.80         80
                                       7.000          1,172.80
    PARKER           CO   80134          1            07/27/01         00
    0412841314                           03           09/01/01          0
    0412841314                           O            08/01/31
    0


    5219938          E22/G02             F          121,500.00         ZZ
                                         360        121,418.48          3
                                       8.000            891.52         90
                                       7.750            891.52
    MANCHESTER       NH   03103          1            07/27/01         04
    0412844441                           05           09/01/01         25
    0412844441                           O            08/01/31
    0


    5219941          E22/G02             F          109,250.00         ZZ
                                         240        109,083.81          1
                                       8.875            974.18         95
                                       8.625            974.18
    MISHAWAKA        IN   46545          5            07/23/01         04
    0412846131                           05           09/01/01         25
    0412846131                           O            08/01/21
    0


    5219943          E22/G02             F          189,000.00         ZZ
                                         360        188,869.93          1
                                       7.875          1,370.38         90
                                       7.625          1,370.38
    TOMBALL          TX   77375          1            07/27/01         01
    0412848830                           03           09/01/01         25
    0412848830                           O            08/01/31
    0


    5219954          E22/G02             F           86,400.00         ZZ
                                         360         86,342.03          1
                                       8.000            633.97         80
                                       7.750            633.97
    ALBUQUERQUE      NM   87120          2            07/27/01         00
    0412855389                           07           09/01/01          0
    0412855389                           N            08/01/31
    0
1




    5219958          E22/G02             F          100,000.00         ZZ
                                         360         99,932.91          1
                                       8.000            733.76         80
                                       7.750            733.76
    ALBUQUERQUE      NM   87120          2            07/27/01         00
    0412859274                           07           09/01/01          0
    0412859274                           N            08/01/31
    0


    5219959          E22/G02             F          100,000.00         ZZ
                                         360         99,932.91          1
                                       8.000            733.76         80
                                       7.750            733.76
    ALBUQUERQUE      NM   87120          2            07/27/01         00
    0412859738                           07           09/01/01          0
    0412859738                           N            08/01/31
    0


    5219968          E22/G02             F           60,400.00         ZZ
                                         360         60,354.04          1
                                       7.375            417.17         80
                                       7.125            417.17
    DAVIE            FL   33324          1            07/27/01         00
    0412865347                           01           09/01/01          0
    0412865347                           O            08/01/31
    0


    5220658          225/G02             F           96,600.00         T
                                         360         96,308.44          1
                                       8.125            717.26         70
                                       7.875            717.26
    GOULDSBORO       PA   18424          1            05/24/01         00
    0433000569                           03           07/01/01          0
    727160700                            O            06/01/31
    0


    5221028          U28/G02             F          156,100.00         ZZ
                                         360        155,984.16          1
                                       7.500          1,091.47         73
                                       7.250          1,091.47
    DALLAS           GA   30157          5            08/02/01         00
    0433076106                           05           09/01/01          0
    1                                    O            08/01/31
    0


    5222382          225/G02             F          121,410.00         ZZ
                                         360        121,224.67          1
1


                                       7.375            838.55         90
                                       7.125            838.55
    BRIDGEPORT       CT   06605          1            06/08/01         14
    0433000502                           05           08/01/01         25
    727362800                            O            07/01/31
    0


    5222502          964/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       7.375          2,016.77         76
                                       7.125          2,016.77
    LITTLETON        CO   80126          5            08/06/01         00
    0433095031                           03           10/01/01          0
    137836                               O            09/01/31
    0


    5222613          964/G02             F           75,500.00         ZZ
                                         360         75,500.00          1
                                       7.625            534.38         50
                                       7.375            534.38
    LAS VEGAS        NV   89147          1            08/20/01         00
    0433119229                           03           10/01/01          0
    138506                               O            09/01/31
    0


    5223278          U05/G02             F          453,000.00         ZZ
                                         360        452,672.13          1
                                       7.625          3,206.31         75
                                       7.375          3,206.31
    LAFAYETTE        CA   94549          1            07/27/01         00
    0433067014                           05           09/01/01          0
    3151724                              O            08/01/31
    0


    5223326          Q59/G02             F          392,000.00         ZZ
                                         360        391,723.33          1
                                       7.750          2,808.34         70
                                       7.500          2,808.34
    LA CANADA-FLINT  CA   91011          5            07/24/01         00
    0433069507                           05           09/01/01          0
    303805                               O            08/01/31
    0


    5223906          F26/G02             F          542,000.00         ZZ
                                         360        541,597.76          1
                                       7.500          3,789.74         74
                                       7.250          3,789.74
    BELLEVUE         WA   98004          5            08/01/01         00
    0433128527                           05           09/01/01          0
1


    7142775508                           O            08/01/31
    0


    5224075          964/G02             F          159,950.00         ZZ
                                         360        159,950.00          1
                                       7.375          1,104.73         80
                                       7.125          1,104.73
    LAS VEGAS        NV   89146          1            08/03/01         00
    0433052552                           05           10/01/01          0
    138518                               O            09/01/31
    0


    5224322          U35/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       8.375            513.05         90
                                       8.125            513.05
    MINNEAPOLIS      MN   55411          1            08/06/01         11
    0433058484                           05           10/01/01         25
    1                                    N            09/01/31
    0


    5224596          N47/G02             F          120,750.00         ZZ
                                         360        120,750.00          1
                                       7.750            865.07         80
                                       7.500            865.07
    LAS VEGAS        NV   89144          1            08/01/01         00
    0433085180                           01           10/01/01          0
    20210786                             N            09/01/31
    0


    5225435          E47/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.750          2,865.65         67
                                       7.500          2,865.65
    SOLANO BEACH     CA   92075          5            08/01/01         00
    0433080520                           05           10/01/01          0
    7331013231                           O            09/01/31
    0


    5225465          N47/G02             F          568,000.00         ZZ
                                         360        568,000.00          1
                                       7.625          4,020.27         80
                                       7.375          4,020.27
    WALNUT CREEK     CA   94598          5            08/01/01         00
    0433070588                           05           10/01/01          0
    20211043                             O            09/01/31
    0


1


    5225714          964/G02             F          105,000.00         ZZ
                                         360        105,000.00          3
                                       7.875            761.32         70
                                       7.625            761.32
    SACRAMENTO       CA   95815          1            08/02/01         00
    0433081569                           05           10/01/01          0
    133962                               N            09/01/31
    0


    5225952          964/G02             F          104,000.00         ZZ
                                         360        104,000.00          2
                                       7.875            754.07         80
                                       7.625            754.07
    SACRAMENTO       CA   95815          1            08/02/01         00
    0433058674                           05           10/01/01          0
    133860                               N            09/01/31
    0


    5227259          N47/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       7.625          2,406.50         80
                                       7.375          2,406.50
    SAN DIEGO        CA   92115          5            08/02/01         00
    0433107869                           05           10/01/01          0
    30111443                             O            09/01/31
    0


    5228763          E22/G02             F          200,000.00         ZZ
                                         360        199,887.88          1
                                       8.875          1,591.29         80
                                       8.625          1,591.29
    ELIZABETH        CO   80107          2            07/24/01         00
    0412726291                           05           09/01/01          0
    0412726291                           O            08/01/31
    0


    5228773          E22/G02             F           92,000.00         ZZ
                                         360         91,931.72          1
                                       7.500            643.28         80
                                       7.250            643.28
    SACRAMENTO       CA   95824          2            07/20/01         00
    0412764086                           05           09/01/01          0
    0412764086                           O            08/01/31
    0


    5228784          E22/G02             F           70,000.00         ZZ
                                         360         69,954.21          1
                                       8.125            519.75         73
                                       7.875            519.75
1


    SPRING           TX   77388          5            07/16/01         00
    0412783151                           03           09/01/01          0
    0412783151                           O            08/01/31
    0


    5228789          E22/G02             F          175,000.00         ZZ
                                         360        174,758.35          1
                                       7.875          1,268.87         59
                                       7.625          1,268.87
    HOUSTON          TX   77027          5            07/23/01         00
    0412791584                           05           09/01/01          0
    0412791584                           O            08/01/31
    0


    5228790          E22/G02             F          154,400.00         ZZ
                                         360        154,306.47          1
                                       8.500          1,187.20         80
                                       8.250          1,187.20
    LOMBARD          IL   60148          1            07/30/01         00
    0412792145                           05           09/01/01          0
    0412792145                           O            08/01/31
    0


    5228794          E22/G02             F          175,000.00         ZZ
                                         360        174,879.57          1
                                       7.875          1,268.87         78
                                       7.625          1,268.87
    NORTH BERGEN     NJ   07047          1            07/30/01         00
    0412797854                           05           09/01/01          0
    0412797854                           O            08/01/31
    0


    5228799          E22/G02             F           48,000.00         ZZ
                                         360         47,966.97          1
                                       7.875            348.03         64
                                       7.625            348.03
    DETROIT          MI   48205          5            07/24/01         00
    0412802282                           05           09/01/01          0
    0412802282                           O            08/01/31
    0


    5228808          E22/G02             F           88,000.00         ZZ
                                         360         87,939.44          1
                                       7.875            638.06         80
                                       7.625            638.06
    S. ST. PAUL      MN   55075          5            07/25/01         00
    0412808032                           05           09/01/01          0
    0412808032                           O            08/01/31
    0
1




    5228822          E22/G02             F          199,500.00         ZZ
                                         360        199,366.14          1
                                       8.000          1,463.86         70
                                       7.750          1,463.86
    DALLAS           TX   75214          5            07/24/01         00
    0412819799                           05           09/01/01          0
    0412819799                           O            08/01/31
    0


    5228832          E22/G02             F           83,600.00         ZZ
                                         360         83,553.13          1
                                       8.875            665.16         95
                                       8.625            665.16
    BESSEMER         AL   35020          5            07/24/01         01
    0412824427                           05           09/01/01         30
    0412824427                           O            08/01/31
    0


    5228844          E22/G02             F          156,000.00         ZZ
                                         360        155,889.90          1
                                       7.750          1,117.60         80
                                       7.500          1,117.60
    SACRAMENTO       CA   95826          1            07/18/01         00
    0412829780                           05           09/01/01          0
    0412829780                           O            08/01/31
    0


    5228857          E22/G02             F          175,000.00         ZZ
                                         360        174,879.57          1
                                       7.875          1,268.87         54
                                       7.625          1,268.87
    BILLERICA        MA   01821          5            07/25/01         00
    0412837403                           05           09/01/01          0
    0412837403                           O            08/01/31
    0


    5228858          E22/G02             F          172,000.00         ZZ
                                         360        171,869.12          1
                                       7.375          1,187.96         77
                                       7.125          1,187.96
    LOTUS            CA   95651          5            07/24/01         00
    0412837635                           05           09/01/01          0
    0412837635                           O            08/01/31
    0


    5228879          E22/G02             F          200,000.00         T
                                         360        199,862.36          1
1


                                       7.875          1,450.14         80
                                       7.625          1,450.14
    HEALDSBURG       CA   95448          1            07/20/01         00
    0412847733                           05           09/01/01          0
    0412847733                           O            08/01/31
    0


    5228881          E22/G02             F           88,000.00         ZZ
                                         360         87,931.35          1
                                       7.250            600.32         80
                                       7.000            600.32
    HOUSTON          TX   77015          5            07/25/01         00
    0412848590                           03           09/01/01          0
    0412848590                           O            08/01/31
    0


    5228882          E22/G02             F           56,000.00         ZZ
                                         360         55,956.31          1
                                       7.250            382.02         69
                                       7.000            382.02
    PASADENA         TX   77503          5            07/24/01         00
    0412848723                           05           09/01/01          0
    0412848723                           O            08/01/31
    0


    5228893          E22/G02             F          130,000.00         ZZ
                                         360        129,912.78          1
                                       8.000            953.89         75
                                       7.750            953.89
    FRUITA           CO   81521          5            07/25/01         00
    0412854200                           05           09/01/01          0
    0412854200                           O            08/01/31
    0


    5228894          E22/G02             F           69,600.00         ZZ
                                         360         69,548.35          1
                                       7.500            486.65         80
                                       7.250            486.65
    HOUSTON          TX   77088          1            07/30/01         00
    0412854382                           03           09/01/01          0
    0412854382                           O            08/01/31
    0


    5228897          E22/G02             F           76,850.00         ZZ
                                         360         76,797.11          1
                                       7.875            557.22         95
                                       7.625            557.22
    OHATCHEE         AL   36271          1            07/30/01         10
    0412855520                           05           09/01/01         30
1


    0412855520                           O            08/01/31
    0


    5228901          E22/G02             F           89,600.00         T
                                         360         89,533.50          1
                                       7.500            626.50         80
                                       7.250            626.50
    ROYAL PALM BEAC  FL   33411          1            07/30/01         00
    0412860207                           05           09/01/01          0
    0412860207                           O            08/01/31
    0


    5229296          K81/G02             F          233,600.00         ZZ
                                         360        233,600.00          1
                                       8.500          1,796.18         80
                                       8.250          1,796.18
    ST AUGUSTINE     FL   32080          1            08/09/01         00
    0433098241                           05           10/01/01          0
    2005688                              O            09/01/31
    0


    5229460          B98/G02             F          300,000.00         ZZ
                                         360        299,777.36          1
                                       7.500          2,097.64         77
                                       7.250          2,097.64
    SAN JOSE         CA   95122          5            07/17/01         00
    0433052560                           05           09/01/01          0
    276325660                            O            08/01/31
    0


    5230238          A06/G02             F          110,500.00         ZZ
                                         360        109,492.43          1
                                       7.750            791.64         85
                                       7.500            791.64
    DETROIT          MI   48224          5            04/18/01         12
    0433110467                           05           06/01/01         12
    025000020103761                      O            05/01/31
    0


    5230469          U28/G02             F          160,650.00         ZZ
                                         360        160,650.00          1
                                       7.750          1,150.92         90
                                       7.500          1,150.92
    KENNESAW         GA   30152          1            08/08/01         04
    0433114303                           03           10/01/01         25
    TCA11014                             O            09/01/31
    0


1


    5231186          967/G02             F          188,400.00         ZZ
                                         360        188,400.00          1
                                       8.375          1,431.98         80
                                       8.125          1,431.98
    QUEEN CREEK      AZ   85242          2            08/03/01         00
    0433096252                           03           10/01/01          0
    6436125                              N            09/01/31
    0


    5231478          964/G02             F          405,000.00         ZZ
                                         360        405,000.00          1
                                       7.375          2,797.23         83
                                       7.125          2,797.23
    SNOHOMISH        WA   98296          2            08/15/01         04
    0433124955                           05           10/01/01         12
    139055                               O            09/01/31
    0


    5232022          964/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       7.500          2,629.05         80
                                       7.250          2,629.05
    LAS VEGAS        NV   89117          5            08/03/01         00
    0433050200                           05           10/01/01          0
    135018                               O            09/01/31
    0


    5232586          964/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       7.625            990.91         80
                                       7.375            990.91
    WOODLAND         CA   95695          1            08/03/01         00
    0433086980                           05           10/01/01          0
    400138828                            N            09/01/31
    0


    5232733          950/G02             F           56,000.00         ZZ
                                         360         55,930.14          1
                                       8.375            425.64         70
                                       8.125            425.64
    BREMERTON        WA   98310          1            06/25/01         00
    0433046778                           05           08/01/01          0
    E7106037                             N            07/01/31
    0


    5232736          B60/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       7.750          1,683.57         80
                                       7.500          1,683.57
1


    LAKE WORTH       FL   33463          1            08/06/01         00
    0433086733                           09           10/01/01          0
    342787                               O            09/01/31
    0


    5232849          U05/G02             F           60,550.00         ZZ
                                         360         60,550.00          1
                                       8.500            465.58         70
                                       8.250            465.58
    INDIANAPOLIS     IN   46222          5            08/21/01         00
    0433129541                           05           10/01/01          0
    3153692                              N            09/01/31
    0


    5233175          K15/G02             F           50,100.00         ZZ
                                         360         50,100.00          1
                                       8.625            389.67         81
                                       8.375            389.67
    MOORELAND        IN   47360          5            08/06/01         26
    0433098829                           05           10/01/01         12
    033705302940                         O            09/01/31
    0


    5233447          964/G02             F          380,800.00         ZZ
                                         360        380,800.00          1
                                       7.500          2,662.61         80
                                       7.250          2,662.61
    SAN JOSE         CA   95148          5            08/08/01         00
    0433095619                           05           10/01/01          0
    137877                               O            09/01/31
    0


    5235451          994/X14             F          442,500.00         ZZ
                                         360        440,795.63          1
                                       7.375          3,056.24         75
                                       7.125          3,056.24
    CENTERPOINT      NY   11721          5            03/20/01         00
    0218079535                           05           05/01/01          0
    0218079535                           O            04/01/31
    0


    5235452          994/X14             F          475,000.00         ZZ
                                         360        473,687.82          1
                                       7.250          3,240.34         73
                                       7.000          3,240.34
    BURIEN           WA   98166          5            05/24/01         00
    0218332496                           05           07/01/01          0
    0218332496                           O            06/01/31
    0
1




    5235453          994/X14             F          649,900.00         ZZ
                                         360        648,505.46          1
                                       7.375          4,488.70         74
                                       7.125          4,488.70
    NAPA             CA   94558          5            06/18/01         00
    0218343550                           05           08/01/01          0
    0218343550                           O            07/01/31
    0


    5235902          E23/G02             F           98,350.00         ZZ
                                         360         98,350.00          1
                                       8.125            730.25         70
                                       7.875            730.25
    SCOTTSDALE       AZ   85257          2            08/06/01         00
    0433080678                           05           10/01/01          0
    41002109                             N            09/01/31
    0


    5235976          E23/G02             F          109,200.00         ZZ
                                         360        109,200.00          1
                                       8.125            810.81         70
                                       7.875            810.81
    SCOTTSDALE       AZ   85257          2            08/03/01         00
    0433075777                           05           10/01/01          0
    41002111                             N            09/01/31
    0


    5236024          W32/G02             F          236,800.00         ZZ
                                         360        236,800.00          3
                                       7.750          1,696.46         80
                                       7.500          1,696.46
    COSTA MESA       CA   92627          2            08/07/01         00
    0433108925                           05           10/01/01          0
    0482429                              O            09/01/31
    0


    5237060          Q01/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       8.625            528.90         80
                                       8.375            528.90
    LIVINGSTON       CA   95334          1            08/06/01         00
    0433114832                           05           10/01/01          0
    49652                                O            09/01/31
    0


    5237120          K15/G02             F           76,400.00         ZZ
                                         360         76,400.00          1
1


                                       8.625            594.23         90
                                       8.375            594.23
    WOODLAKE         CA   93286          5            08/06/01         26
    0433099017                           05           10/01/01         25
    0383050302688                        O            09/01/31
    0


    5237135          S43/G02             F          143,550.00         ZZ
                                         360        143,550.00          4
                                       8.250          1,078.44         90
                                       8.000          1,078.44
    TIJERAS          NM   87059          1            08/06/01         01
    0433078516                           05           10/01/01         25
    011174                               N            09/01/31
    0


    5237838          E22/G02             F           75,000.00         ZZ
                                         360         74,949.68          1
                                       8.000            550.32         89
                                       7.750            550.32
    CHARLOTTE        NC   28215          2            07/31/01         04
    0412760563                           05           09/01/01         25
    0412760563                           N            08/01/31
    0


    5237866          E22/G02             F           68,000.00         ZZ
                                         360         67,948.25          1
                                       7.500            475.47         85
                                       7.250            475.47
    KALAMAZOO        MI   49001          5            07/26/01         04
    0412798928                           05           09/01/01         12
    0412798928                           O            08/01/31
    0


    5237873          E22/G02             F          140,000.00         ZZ
                                         360        139,896.10          1
                                       7.500            978.90         74
                                       7.250            978.90
    ELK GROVE        CA   95758          5            07/24/01         00
    0412805434                           05           09/01/01          0
    0412805434                           O            08/01/31
    0


    5237875          E22/G02             F          154,000.00         ZZ
                                         360        153,885.71          1
                                       7.500          1,076.79         70
                                       7.250          1,076.79
    DALLAS           TX   75229          5            07/25/01         00
    0412808487                           05           09/01/01          0
1


    0412808487                           O            08/01/31
    0


    5237908          E22/G02             F           76,000.00         ZZ
                                         360         75,953.96          1
                                       8.500            584.37         72
                                       8.250            584.37
    MCALLEN          TX   78504          5            07/26/01         00
    0412828113                           05           09/01/01          0
    0412828113                           O            08/01/31
    0


    5237926          E22/G02             F          128,152.00         ZZ
                                         360        128,068.18          1
                                       8.125            951.52         80
                                       7.875            951.52
    CONROE           TX   77302          1            07/30/01         00
    0412836199                           03           09/01/01          0
    0412836199                           O            08/01/31
    0


    5237933          E22/G02             F          320,000.00         ZZ
                                         360        319,801.10          1
                                       8.375          2,432.23         80
                                       8.125          2,432.23
    LIBERTYVILLE     IL   60048          5            07/23/01         00
    0412839177                           05           09/01/01          0
    0412839177                           O            08/01/31
    0


    5237980          E22/G02             F           30,000.00         ZZ
                                         360         29,979.87          1
                                       8.000            220.13         42
                                       7.750            220.13
    SAN ANTONIO      TX   78251          1            07/31/01         00
    0412852337                           05           09/01/01          0
    0412852337                           O            08/01/31
    0


    5237985          E22/G02             F          118,750.00         ZZ
                                         360        118,666.19          1
                                       7.750            850.74         95
                                       7.500            850.74
    SUGARLAND        TX   77478          1            07/31/01         01
    0412855538                           03           09/01/01         30
    0412855538                           O            08/01/31
    0


1


    5237999          E22/G02             F          188,000.00         ZZ
                                         360        187,860.48          1
                                       7.500          1,314.52         80
                                       7.250          1,314.52
    RARITAN TOWNSHI  NJ   08822          5            07/26/01         00
    0412861346                           05           09/01/01          0
    0412861346                           O            08/01/31
    0


    5238016          E22/G02             F          186,300.00         ZZ
                                         360        186,158.24          1
                                       7.375          1,286.73         80
                                       7.125          1,286.73
    CLACKAMAS        OR   97015          1            07/26/01         00
    0412866063                           05           09/01/01          0
    0412866063                           O            08/01/31
    0


    5238040          E22/G02             F          215,650.00         ZZ
                                         360        215,512.48          2
                                       8.250          1,620.11         95
                                       8.000          1,620.11
    MILFORD          MA   01757          1            07/31/01         04
    0412879181                           05           09/01/01         30
    0412879181                           O            08/01/31
    0


    5238045          E22/G02             F          119,000.00         ZZ
                                         360        118,924.12          1
                                       8.250            894.01         85
                                       8.000            894.01
    MIAMI            FL   33135          1            07/31/01         01
    0412881583                           05           09/01/01         20
    0412881583                           N            08/01/31
    0


    5238160          225/G02             F          214,700.00         ZZ
                                         360        214,403.51          3
                                       7.875          1,556.73         95
                                       7.625          1,556.73
    HAMDEN           CT   06514          1            06/11/01         14
    0433031267                           05           08/01/01         30
    7275239                              O            07/01/31
    0


    5238189          225/G02             F          190,000.00         T
                                         360         99,014.51          1
                                       7.875          1,377.64         76
                                       7.625          1,377.64
1


    PENSACOLA        FL   32507          1            05/25/01         00
    0433031143                           01           07/01/01          0
    7269637                              O            06/01/31
    0


    5238278          225/G02             F           40,000.00         ZZ
                                         360         39,948.80          1
                                       8.250            300.51         90
                                       8.000            300.51
    RICHMOND HILL    NY   11418          1            06/13/01         14
    0433031192                           01           08/01/01         25
    7276193                              N            07/01/31
    0


    5238320          225/G02             F           88,000.00         ZZ
                                         360         87,881.50          1
                                       8.000            645.72         80
                                       7.750            645.72
    RICHMOND HILL    NY   11418          1            06/13/01         00
    0433031200                           01           08/01/01          0
    7262578                              N            07/01/31
    0


    5238403          225/G02             F           85,500.00         ZZ
                                         360         85,262.33          1
                                       7.875            619.93         90
                                       7.625            619.93
    LAKEWOOD         CO   80214          1            04/30/01         11
    0433031226                           05           06/01/01         25
    7263882                              O            05/01/31
    0


    5238946          E82/G02             F          201,250.00         ZZ
                                         360        201,096.87          1
                                       7.375          1,389.98         72
                                       7.125          1,389.98
    SALT LAKE CITY   UT   84117          2            07/27/01         00
    0400457875                           05           09/01/01          0
    1709952                              O            08/01/31
    0


    5238955          E82/G02             F          169,900.00         ZZ
                                         360        169,783.08          4
                                       7.875          1,231.89         75
                                       7.625          1,231.89
    PORTLAND         ME   04103          2            07/30/01         00
    0400453551                           05           09/01/01          0
    1995648                              N            08/01/31
    0
1




    5238961          E82/G02             F          172,100.00         ZZ
                                         360        171,975.44          1
                                       7.625          1,218.11         58
                                       7.375          1,218.11
    SAN ANTONIO      TX   78230          2            07/25/01         00
    0400454930                           03           09/01/01          0
    1554163                              O            08/01/31
    0


    5238962          E82/G02             F          139,600.00         ZZ
                                         360        139,496.40          1
                                       7.500            976.10         78
                                       7.250            976.10
    LAS VEGAS        NV   89108          2            07/26/01         00
    0400456695                           05           09/01/01          0
    0400456695                           O            08/01/31
    0


    5238963          E82/G02             F          142,000.00         ZZ
                                         360        141,897.22          1
                                       7.625          1,005.07         76
                                       7.375          1,005.07
    MINNEAPOLIS      MN   55408          2            07/24/01         00
    0400453734                           05           09/01/01          0
    3217331                              O            08/01/31
    0


    5238969          E82/G02             F          342,000.00         ZZ
                                         360        341,776.28          1
                                       8.125          2,539.34         90
                                       7.875          2,539.34
    STRASBURG        PA   17579          1            07/31/01         04
    0400455440                           05           09/01/01         25
    0400455440                           O            08/01/31
    0


    5238971          E82/G02             F          247,300.00         ZZ
                                         360        247,116.47          1
                                       7.500          1,729.16         79
                                       7.250          1,729.16
    SEVERNA PARK     MD   21146          2            07/25/01         00
    0400455267                           05           09/01/01          0
    1656493                              O            08/01/31
    0


    5239486          N47/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
1


                                       7.500          1,188.66         70
                                       7.250          1,188.66
    SAN DIEGO        CA   92108          5            08/07/01         00
    0433102985                           01           10/01/01          0
    30111191                             O            09/01/31
    0


    5242065          P44/G02             F          133,200.00         ZZ
                                         360        133,121.36          3
                                       8.625          1,036.02         90
                                       8.375          1,036.02
    WORCESTER        MA   01604          1            07/31/01         10
    0433056660                           05           09/01/01         30
    1                                    N            08/01/31
    0


    5242472          Q59/G02             F          308,000.00         ZZ
                                         360        307,771.42          1
                                       7.500          2,153.58         80
                                       7.250          2,153.58
    BURBANK          CA   91504          1            07/23/01         00
    0433042660                           05           09/01/01          0
    303793                               O            08/01/31
    0


    5243332          624/G02             F          170,000.00         ZZ
                                         360        169,867.38          1
                                       7.250          1,159.70         55
                                       7.000          1,159.70
    RIDGEFIELD       WA   98642          5            07/18/01         00
    0433096484                           05           09/01/01          0
    85600310263F                         O            08/01/31
    0


    5243383          964/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       7.500          2,726.94         76
                                       7.250          2,726.94
    NOVATO           CA   94947          5            08/14/01         00
    0433101300                           05           10/01/01          0
    400137490                            O            09/01/31
    0


    5243862          964/G02             F          390,400.00         ZZ
                                         360        390,400.00          1
                                       7.500          2,729.73         80
                                       7.250          2,729.73
    HUNTINGTON BEAC  CA   92646          1            08/02/01         00
    0433132636                           05           10/01/01          0
1


    137769                               O            09/01/31
    0


    5244553          N47/G02             F          413,250.00         ZZ
                                         360        413,250.00          1
                                       7.750          2,960.57         75
                                       7.500          2,960.57
    ALISO VIEJO      CA   92656          2            08/07/01         00
    0433114048                           03           10/01/01          0
    30310768                             O            09/01/31
    0


    5246376          E22/G02             F          224,000.00         ZZ
                                         360        223,841.91          1
                                       7.750          1,604.76         80
                                       7.500          1,604.76
    PLANO            TX   75093          5            07/23/01         00
    0412790875                           03           09/01/01          0
    0412790875                           O            08/01/31
    0


    5246381          E22/G02             F          328,000.00         ZZ
                                         360        327,768.50          1
                                       7.750          2,349.83         80
                                       7.500          2,349.83
    AUSTIN           TX   78759          5            07/24/01         00
    0412795296                           05           09/01/01          0
    0412795296                           O            08/01/31
    0


    5246426          E22/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
                                       7.500          1,922.84         79
                                       7.250          1,922.84
    SAN ANTONIO      TX   78258          5            07/27/01         00
    0412844953                           03           09/01/01          0
    0412844953                           O            08/01/31
    0


    5246438          E22/G02             F          206,000.00         ZZ
                                         360        205,858.24          1
                                       7.875          1,493.64         62
                                       7.625          1,493.64
    AUSTIN           TX   78732          5            07/25/01         00
    0412851826                           03           09/01/01          0
    0412851826                           O            08/01/31
    0


1


    5246444          E22/G02             F           63,500.00         ZZ
                                         360         63,455.18          1
                                       7.750            454.92         89
                                       7.500            454.92
    COALDALE         PA   18218          5            07/27/01         04
    0412857435                           05           09/01/01         25
    0412857435                           O            08/01/31
    0


    5246447          E22/G02             F          162,000.00         ZZ
                                         360        161,882.75          1
                                       7.625          1,146.63         90
                                       7.375          1,146.63
    FEDERAL HEIGHTS  CO   80221          5            07/27/01         01
    0412860587                           05           09/01/01         25
    0412860587                           O            08/01/31
    0


    5246448          E22/G02             F           72,800.00         ZZ
                                         360         72,748.62          1
                                       7.750            521.55         80
                                       7.500            521.55
    LANCASTER        TX   75134          5            07/26/01         00
    0412861031                           05           09/01/01          0
    0412861031                           O            08/01/31
    0


    5246449          E22/G02             F          184,668.00         ZZ
                                         360        184,534.34          1
                                       7.625          1,307.07         80
                                       7.375          1,307.07
    LEE'S SUMMIT     MO   64064          1            08/01/01         00
    0412861585                           05           09/01/01          0
    0412861585                           O            08/01/31
    0


    5246460          E22/G02             F          128,000.00         ZZ
                                         360        127,914.11          1
                                       8.000            939.22         76
                                       7.750            939.22
    GRAPEVINE        TX   76051          5            07/26/01         00
    0412873085                           05           09/01/01          0
    0412873085                           O            08/01/31
    0


    5246461          E22/G02             F           69,600.00         ZZ
                                         360         69,557.84          1
                                       8.500            535.16         80
                                       8.250            535.16
1


    DALLAS           TX   75228          5            07/27/01         00
    0412873663                           05           09/01/01          0
    0412873663                           O            08/01/31
    0


    5246464          E22/G02             F          343,200.00         ZZ
                                         360        342,951.60          1
                                       7.625          2,429.15         80
                                       7.375          2,429.15
    GLENDALE         CA   91206          1            07/27/01         00
    0412874570                           05           09/01/01          0
    0412874570                           O            08/01/31
    0


    5246467          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       7.500          1,202.65         80
                                       7.250          1,202.65
    ROSEVILLE        CA   95678          1            07/30/01         00
    0412877136                           05           10/01/01          0
    0412877136                           O            09/01/31
    0


    5246469          E22/G02             F          178,400.00         ZZ
                                         360        178,274.09          1
                                       7.750          1,278.08         80
                                       7.500          1,278.08
    AUSTIN           TX   78727          1            07/31/01         00
    0412879033                           03           09/01/01          0
    0412879033                           O            08/01/31
    0


    5246516          B60/G02             F          122,250.00         ZZ
                                         360        122,076.88          1
                                       7.750            875.81         75
                                       7.500            875.81
    ALBUQUERQUE      NM   87110          5            05/22/01         00
    0433023892                           05           08/01/01          0
    332029                               O            07/01/31
    0


    5246575          883/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       8.250            360.61         80
                                       8.000            360.61
    BROOKSVILLE      FL   34610          1            08/08/01         00
    0433130085                           05           10/01/01          0
    05013064                             O            09/01/31
    0
1




    5246928          N74/G02             F           80,750.00         ZZ
                                         360         80,750.00          1
                                       7.500            564.62         85
                                       7.250            564.62
    TRINITY          NC   27370          5            08/07/01         10
    0433081346                           05           10/01/01         12
    0029706010                           O            09/01/31
    0


    5247032          U19/G02             F          700,000.00         ZZ
                                         360        699,530.32          1
                                       8.000          5,136.35         80
                                       7.750          5,136.35
    GOLDEN           CO   80401          1            07/31/01         00
    0433107539                           05           09/01/01          0
    01070049                             O            08/01/31
    0


    5247708          F96/G02             F          163,200.00         ZZ
                                         360        163,090.50          2
                                       8.000          1,197.50         80
                                       7.750          1,197.50
    CITY OF NEWARK   NJ   07105          1            07/13/01         00
    0433059086                           05           09/01/01          0
    0102452                              O            08/01/31
    0


    5247758          F26/G02             F          228,750.00         ZZ
                                         360        228,584.44          1
                                       7.625          1,619.08         75
                                       7.375          1,619.08
    SOUTH SEATTLE    WA   98178          5            07/19/01         00
    0433055431                           05           09/01/01          0
    W017444                              O            08/01/31
    0


    5248381          E82/G02             F          164,900.00         ZZ
                                         360        164,783.62          4
                                       7.750          1,181.36         72
                                       7.500          1,181.36
    COLORADO SPRING  CO   80916          2            07/30/01         00
    0400460127                           05           09/01/01          0
    1939743                              N            08/01/31
    0


    5248388          253/253             F           44,000.00         ZZ
                                         360         43,968.15          1
1


                                       7.625            311.43         80
                                       7.375            311.43
    NATURITA         CO   81422          1            07/12/01         00
    972000                               05           09/01/01          0
    972000                               O            08/01/31
    0


    5248727          E22/G02             F          267,400.00         ZZ
                                         360        267,400.00          4
                                       8.875          2,127.55         80
                                       8.625          2,127.55
    DALLAS           TX   75219          2            08/02/01         00
    0412696122                           05           10/01/01          0
    0412696122                           N            09/01/31
    0


    5248745          E22/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
                                       8.250            348.21         90
                                       8.000            348.21
    HOCKLEY          TX   77447          1            08/01/01         04
    0412814915                           03           10/01/01         25
    0412814915                           N            09/01/31
    0


    5248754          E22/G02             F          189,500.00         ZZ
                                         360        189,359.37          1
                                       7.500          1,325.01         80
                                       7.250          1,325.01
    DES PLAINES      IL   60016          1            08/02/01         00
    0412835092                           05           09/01/01          0
    0412835092                           O            08/01/31
    0


    5248758          E22/G02             F          158,000.00         ZZ
                                         360        157,896.64          1
                                       8.125          1,173.15         89
                                       7.875          1,173.15
    MILLINGTON       TN   38053          1            08/02/01         04
    0412839680                           05           09/01/01         25
    0412839680                           O            08/01/31
    0


    5248761          E22/G02             F           48,840.00         ZZ
                                         360         48,805.52          1
                                       7.750            349.90         80
                                       7.500            349.90
    DANIA            FL   33034          1            08/02/01         00
    0412845893                           05           09/01/01          0
1


    0412845893                           O            08/01/31
    0


    5248774          E22/G02             F          100,100.00         ZZ
                                         360        100,100.00          1
                                       7.250            682.86         61
                                       7.000            682.86
    GUTHRIE          OK   73044          1            08/02/01         00
    0412863995                           05           10/01/01          0
    0412863995                           O            09/01/31
    0


    5248779          E22/G02             F          158,500.00         ZZ
                                         360        158,376.35          1
                                       7.250          1,081.25         67
                                       7.000          1,081.25
    WHITESBORO       TX   76273          4            07/27/01         00
    0412867061                           05           09/01/01          0
    0412867061                           O            08/01/31
    0


    5248784          E22/G02             F          413,100.00         ZZ
                                         360        412,815.71          4
                                       7.875          2,995.26         90
                                       7.625          2,995.26
    BROOKLYN         NY   11207          1            08/02/01         04
    0412876849                           05           09/01/01         25
    0412876849                           O            08/01/31
    0


    5249249          964/G02             F          166,300.00         ZZ
                                         360        166,300.00          1
                                       7.500          1,162.79         85
                                       7.250          1,162.79
    TEMPE            AZ   85281          2            08/14/01         01
    0433132412                           05           10/01/01         12
    125650                               O            09/01/31
    0


    5249502          E82/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.875          2,900.28         63
                                       7.625          2,900.28
    COS COB          CT   06807          2            07/31/01         00
    0400460408                           05           10/01/01          0
    0400460408                           O            09/01/31
    0


1


    5249513          U53/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       7.875          2,407.23         80
                                       7.625          2,407.23
    SOUTH GLASTONBU  CT   06073          5            08/02/01         00
    0400457396                           05           10/01/01          0
    0400457396                           O            09/01/31
    0


    5249517          E82/G02             F          133,000.00         ZZ
                                         360        132,908.47          1
                                       7.875            964.34         58
                                       7.625            964.34
    LOUISVILLE       KY   40243          2            07/31/01         00
    0400461703                           05           09/01/01          0
    0400461703                           O            08/01/31
    0


    5249744          U05/G02             F          100,000.00         ZZ
                                         360         99,932.91          1
                                       8.000            733.76         80
                                       7.750            733.76
    EL PASO          TX   79902          1            07/20/01         00
    0433059763                           05           09/01/01          0
    3148953                              N            08/01/31
    0


    5249984          737/G02             F          373,950.00         ZZ
                                         360        373,686.07          1
                                       7.750          2,679.02         90
                                       7.500          2,679.02
    HUSTON           TX   77019          1            07/25/01         12
    0433154606                           05           09/01/01         25
    2031756                              O            08/01/31
    0


    5250497          F19/G02             F          292,000.00         ZZ
                                         360        291,777.81          1
                                       7.375          2,016.77         80
                                       7.125          2,016.77
    SALINAS          CA   93901          1            07/20/01         00
    0433042678                           05           09/01/01          0
    685171                               O            08/01/31
    0


    5250791          623/G02             F          173,600.00         ZZ
                                         360        173,354.17          1
                                       7.750          1,243.69         80
                                       7.500          1,243.69
1


    CLOVIS           CA   93611          1            06/27/01         00
    0433049160                           03           08/01/01          0
    1944293                              O            07/01/31
    0


    5250793          623/G02             F          121,000.00         ZZ
                                         360        120,748.53          1
                                       7.875            877.34         89
                                       7.625            877.34
    MEDFORD          OR   97501          2            05/09/01         10
    0433049137                           05           07/01/01         12
    1973892                              O            06/01/31
    0


    5250794          623/G02             F          190,500.00         ZZ
                                         360        190,236.94          1
                                       7.875          1,381.26         75
                                       7.625          1,381.26
    STOCKTON         CA   95215          1            06/15/01         00
    0433049111                           05           08/01/01          0
    1976476                              O            07/01/31
    0


    5250796          623/G02             F          286,000.00         ZZ
                                         360        285,793.00          1
                                       7.625          2,024.29         69
                                       7.375          2,024.29
    RAMONA           CA   92065          5            07/01/01         00
    0433049103                           05           09/01/01          0
    1980163                              O            08/01/31
    0


    5250797          623/G02             F           70,000.00         ZZ
                                         360         69,890.45          1
                                       7.250            477.53         70
                                       7.000            477.53
    SALEM            OR   97301          1            06/25/01         00
    0433048808                           05           08/01/01          0
    1980253                              O            07/01/31
    0


    5250798          623/G02             F          130,000.00         ZZ
                                         360        129,903.52          1
                                       7.500            908.98         71
                                       7.250            908.98
    SAN DIEGO        CA   92115          5            07/02/01         00
    0433049087                           05           09/01/01          0
    1980402                              O            08/01/31
    0
1




    5250799          623/G02             F          259,950.00         ZZ
                                         360        259,543.20          1
                                       7.250          1,773.32         73
                                       7.000          1,773.32
    PLACENTIA        CA   92870          1            06/25/01         00
    0433049335                           03           08/01/01          0
    1981010                              O            07/01/31
    0


    5250800          623/G02             F          275,000.00         ZZ
                                         360        274,590.54          1
                                       7.500          1,922.84         75
                                       7.250          1,922.84
    MALIBU           CA   90265          5            06/08/01         00
    0433049277                           01           08/01/01          0
    1981040                              O            07/01/31
    0


    5250801          623/G02             F          145,000.00         ZZ
                                         360        144,900.20          1
                                       7.875          1,051.36         78
                                       7.625          1,051.36
    SANTA FE         NM   87501          5            07/03/01         00
    0433049269                           05           09/01/01          0
    1982520                              O            08/01/31
    0


    5250803          623/G02             F          154,400.00         ZZ
                                         360        154,282.51          1
                                       7.375          1,066.41         80
                                       7.125          1,066.41
    SAN DIEGO        CA   92105          5            07/06/01         00
    0433049236                           05           09/01/01          0
    1982879                              O            08/01/31
    0


    5250804          623/G02             F          450,000.00         ZZ
                                         360        449,657.58          1
                                       7.375          3,108.04         75
                                       7.125          3,108.04
    CASTLE ROCK      CO   80104          5            07/12/01         00
    0433049228                           03           09/01/01          0
    1983344                              O            08/01/31
    0


    5250805          623/G02             F          116,000.00         ZZ
                                         360        115,916.04          2
1


                                       7.625            821.04         80
                                       7.375            821.04
    FOUNTAIN         CO   80817          5            07/09/01         00
    0433049210                           05           09/01/01          0
    1984154                              O            08/01/31
    0


    5250806          623/G02             F          308,000.00         ZZ
                                         360        307,798.53          1
                                       8.125          2,286.89         80
                                       7.875          2,286.89
    SILVERTHORNE     CO   80498          1            07/13/01         00
    0433049194                           03           09/01/01          0
    1984398                              O            08/01/31
    0


    5250807          623/G02             F          143,200.00         ZZ
                                         360        143,110.99          1
                                       8.375          1,088.43         80
                                       8.125          1,088.43
    CASTLE ROCK      CO   80104          1            07/16/01         00
    0433048964                           05           09/01/01          0
    1985612                              O            08/01/31
    0


    5250808          623/G02             F          400,000.00         T
                                         360        399,763.84          1
                                       8.625          3,111.16         75
                                       8.375          3,111.16
    SANDY            UT   84092          1            07/03/01         00
    0433048980                           05           09/01/01          0
    2788028                              O            08/01/31
    0


    5250809          623/G02             F           94,200.00         ZZ
                                         360         94,148.55          1
                                       9.000            757.95         60
                                       8.750            757.95
    SALT LAKE CITY   UT   84124          1            07/11/01         00
    0433048998                           05           09/01/01          0
    2790233                              N            08/01/31
    0


    5250810          623/G02             F          148,800.00         ZZ
                                         360        147,760.43          1
                                       7.500          1,040.43         80
                                       7.250          1,040.43
    LAWRENCE         MA   01843          2            04/17/01         00
    0433049038                           05           06/01/01          0
1


    5337925                              O            05/01/31
    0


    5250812          623/G02             F          120,750.00         ZZ
                                         360        120,668.98          1
                                       8.000            886.02         75
                                       7.750            886.02
    FLORENCE         KY   41042          5            07/05/01         00
    0433049350                           05           09/01/01          0
    5356538                              O            08/01/31
    0


    5250814          623/G02             F          463,200.00         ZZ
                                         360        462,881.23          1
                                       7.875          3,358.52         80
                                       7.625          3,358.52
    PLEASANT RIDGE   MI   48069          1            07/10/01         00
    0433048816                           05           09/01/01          0
    5360909                              O            08/01/31
    0


    5250817          623/G02             F          152,000.00         ZZ
                                         360        151,779.26          1
                                       7.625          1,075.85         78
                                       7.375          1,075.85
    JONESBORO        GA   30236          5            06/27/01         00
    0433048881                           05           08/01/01          0
    5363518                              O            07/01/31
    0


    5250818          623/G02             F           95,000.00         T
                                         360         94,881.49          1
                                       8.375            722.07         44
                                       8.125            722.07
    OCEAN CITY       MD   21842          2            06/29/01         00
    0433048899                           01           08/01/01          0
    5365955                              O            07/01/31
    0


    5250820          623/G02             F          136,500.00         ZZ
                                         360        136,421.46          4
                                       8.750          1,073.85         70
                                       8.500          1,073.85
    JOLIET           IL   60435          2            07/06/01         00
    0433048923                           05           09/01/01          0
    5366260                              N            08/01/31
    0


1


    5250821          623/G02             F           83,300.00         ZZ
                                         360         83,249.54          2
                                       8.500            640.50         70
                                       8.250            640.50
    BETHLEHEM        PA   18020          1            07/13/01         00
    0433048956                           05           09/01/01          0
    5366767                              O            08/01/31
    0


    5251105          N47/G02             F          347,000.00         ZZ
                                         360        347,000.00          1
                                       7.875          2,515.99         75
                                       7.625          2,515.99
    SAN DIEGO        CA   92129          5            08/01/01         00
    0433086204                           05           10/01/01          0
    30111228                             O            09/01/31
    0


    5251307          623/G02             F          203,600.00         ZZ
                                         360        203,311.67          1
                                       7.750          1,458.62         80
                                       7.500          1,458.62
    LOS ANGELES      CA   91042          1            06/22/01         00
    0433023538                           05           08/01/01          0
    1980488                              O            07/01/31
    0


    5251311          623/G02             F           84,700.00         ZZ
                                         360         84,576.99          1
                                       7.625            599.51         77
                                       7.375            599.51
    SUN CITY         AZ   85351          5            06/21/01         00
    0433023363                           03           08/01/01          0
    1981587                              O            07/01/31
    0


    5251313          623/G02             F           49,000.00         ZZ
                                         360         48,926.42          1
                                       9.000            394.26         70
                                       8.750            394.26
    COLORADO SPRING  CO   80909          1            06/27/01         00
    0433024924                           05           08/01/01          0
    1982283                              O            07/01/31
    0


    5251321          623/G02             F          185,000.00         ZZ
                                         360        184,872.68          1
                                       7.875          1,341.38         74
                                       7.625          1,341.38
1


    SALT LAKE CITY   UT   84121          1            07/05/01         00
    0433024379                           05           09/01/01          0
    2787991                              O            08/01/31
    0


    5251329          623/G02             F          121,100.00         ZZ
                                         360        120,754.77          1
                                       7.750            867.58         74
                                       7.500            867.58
    ST GEORGE ISLAN  FL   32328          2            04/16/01         00
    0433025434                           05           06/01/01          0
    5345967                              O            05/01/31
    0


    5251331          623/G02             F           62,100.00         ZZ
                                         360         61,948.13          1
                                       7.875            450.27         90
                                       7.625            450.27
    TALLAHASSEE      FL   32304          1            05/31/01         10
    0433024809                           05           07/01/01         25
    5354157                              N            06/01/31
    0


    5251340          623/G02             F          219,000.00         ZZ
                                         360        218,681.98          1
                                       7.625          1,550.07         75
                                       7.375          1,550.07
    MADISON          CT   06443          5            06/29/01         00
    0433025269                           05           08/01/01          0
    5361230                              O            07/01/31
    0


    5251341          623/G02             F          126,750.00         ZZ
                                         360        126,591.89          1
                                       8.375            963.39         75
                                       8.125            963.39
    SAINT LOUIS      MO   63119          5            06/25/01         00
    0433024445                           05           08/01/01          0
    5361549                              O            07/01/31
    0


    5251342          623/G02             F          120,000.00         ZZ
                                         360        119,908.69          1
                                       7.375            828.81         80
                                       7.125            828.81
    LOWELL           MA   01850          2            07/06/01         00
    0433024528                           05           09/01/01          0
    5361931                              O            08/01/31
    0
1




    5251346          623/G02             F          240,000.00         ZZ
                                         360        239,700.62          1
                                       8.375          1,824.17         72
                                       8.125          1,824.17
    KINGSTON         MA   02364          5            06/26/01         00
    0433025210                           05           08/01/01          0
    5364610                              O            07/01/31
    0


    5251349          623/G02             F          151,200.00         ZZ
                                         360        150,991.22          1
                                       7.875          1,096.30         80
                                       7.625          1,096.30
    SANFORD          FL   32773          1            06/29/01         00
    0433024247                           05           08/01/01          0
    5366663                              O            07/01/31
    0


    5251580          N47/G02             F          341,500.00         ZZ
                                         360        341,500.00          1
                                       7.625          2,417.12         77
                                       7.375          2,417.12
    EL CAJON         CA   92019          5            08/08/01         00
    0433117918                           03           10/01/01          0
    30111022                             O            09/01/31
    0


    5252633          601/G02             F          169,600.00         ZZ
                                         360        169,480.29          1
                                       7.750          1,215.04         80
                                       7.500          1,215.04
    PEYTON           CO   80831          5            08/09/01         00
    0433085420                           05           09/01/01          0
    60727625                             O            08/01/31
    0


    5252684          Q99/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.500            825.07         90
                                       7.250            825.07
    BAY MINETTE      AL   36507          2            08/08/01         14
    0433045374                           05           10/01/01         25
    1                                    O            09/01/31
    0


    5253676          461/G02             F          291,200.00         ZZ
                                         360        290,978.42          1
1


                                       7.375          2,011.25         80
                                       7.125          2,011.25
    ALISO VIEJO      CA   92656          5            07/03/01         00
    0433031838                           01           09/01/01          0
    9030662381                           O            08/01/31
    0


    5253689          461/G02             F          388,000.00         ZZ
                                         360        387,712.04          2
                                       7.500          2,712.96         80
                                       7.250          2,712.96
    LONG BEACH       CA   90803          5            07/14/01         00
    0433033446                           05           09/01/01          0
    9030650527                           O            08/01/31
    0


    5253693          461/G02             F          536,000.00         ZZ
                                         360        535,602.21          2
                                       7.500          3,747.79         80
                                       7.250          3,747.79
    NEWPORT BEACH    CA   92625          1            07/19/01         00
    0433035789                           05           09/01/01          0
    9030722169                           O            08/01/31
    0


    5253836          Q59/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       7.500          1,342.49         77
                                       7.250          1,342.49
    LOS ANGELES      CA   90034          5            08/15/01         00
    0433149754                           05           10/01/01          0
    303853                               O            09/01/31
    0


    5254443          G52/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       8.375            364.83         80
                                       8.125            364.83
    DALLAS           TX   75216          5            08/14/01         00
    0433129293                           05           10/01/01          0
    5705000392                           N            09/01/31
    0


    5255455          A52/G02             F          341,600.00         ZZ
                                         360        341,600.00          1
                                       7.625          2,417.82         80
                                       7.375          2,417.82
    ATLANTA          GA   30331          1            08/10/01         00
    0433099009                           03           10/01/01          0
1


    15982                                O            09/01/31
    0


    5255860          G52/G02             F           47,600.00         ZZ
                                         360         47,600.00          1
                                       8.375            361.79         80
                                       8.125            361.79
    DALLAS           TX   75216          5            08/14/01         00
    0433136413                           05           10/01/01          0
    5705000397                           N            09/01/31
    0


    5256068          U62/G02             F          144,800.00         ZZ
                                         360        144,573.40          1
                                       7.250            987.79         80
                                       7.000            987.79
    LOS ANGELES      CA   90046          5            06/12/01         00
    0433080504                           06           08/01/01          0
    2001254268                           O            07/01/31
    0


    5256454          E44/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.625          2,548.06         80
                                       7.375          2,548.06
    PARADISE         UT   84328          2            08/23/01         00
    0433147774                           05           10/01/01          0
    58000279                             O            09/01/31
    0


    5256486          U28/G02             F          175,500.00         ZZ
                                         360        175,388.09          1
                                       8.250          1,318.47         90
                                       8.000          1,318.47
    GAINESVILLE      GA   30506          1            07/25/01         04
    0433050697                           05           09/01/01         25
    2168                                 O            08/01/31
    0


    5257014          742/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
                                       7.375          1,212.13         90
                                       7.125          1,212.13
    LAWRENCE TOWNSH  NJ   08648          1            08/15/01         04
    0433128543                           05           10/01/01         25
    6445852                              O            09/01/31
    0


1


    5257020          T44/G02             F           91,600.00         ZZ
                                         360         91,600.00          1
                                       7.500            640.48         80
                                       7.250            640.48
    FRESNO           CA   93727          1            08/15/01         00
    0433122421                           05           10/01/01          0
    1016529                              O            09/01/31
    0


    5257249          964/G02             F          204,400.00         ZZ
                                         360        204,400.00          1
                                       7.750          1,464.35         80
                                       7.500          1,464.35
    THORNTON         CO   80241          1            08/15/01         00
    0433116852                           03           10/01/01          0
    138295                               O            09/01/31
    0


    5257333          168/168             F           78,000.00         ZZ
                                         360         77,950.26          1
                                       8.250            585.99         59
                                       8.000            585.99
    STUGGERN         NY   10901          5            07/16/01         00
    0249725657                           01           09/01/01          0
    0249725657                           N            08/01/31
    0


    5257683          F26/G02             F          365,750.00         ZZ
                                         360        365,750.00          1
                                       7.375          2,526.14         95
                                       7.125          2,526.14
    SEATTLE          WA   98115          1            08/16/01         12
    0433132313                           05           10/01/01         30
    7142781001                           O            09/01/31
    0


    5258208          N74/G02             F          120,700.00         ZZ
                                         360        120,700.00          1
                                       7.375            833.64         85
                                       7.125            833.64
    GREENSBORO       NC   27455          5            08/06/01         10
    0433102720                           05           10/01/01         12
    1BUSBEE                              O            09/01/31
    0


    5258243          964/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       7.500          1,363.47         79
                                       7.250          1,363.47
1


    PORTLAND         OR   97230          2            08/06/01         00
    0433101631                           05           10/01/01          0
    137407                               O            09/01/31
    0


    5259691          A01/G02             F          268,000.00         ZZ
                                         360        267,815.56          1
                                       7.875          1,943.19         67
                                       7.625          1,943.19
    SAN FRANCISCO    CA   94112          5            07/18/01         00
    0433071461                           05           09/01/01          0
    BARSANA                              O            08/01/31
    0


    5260599          H22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.375          2,762.70         54
                                       7.125          2,762.70
    BROOKLYN         NY   11209          1            08/14/01         00
    0433106754                           05           10/01/01          0
    0106037                              O            09/01/31
    0


    5261045          Q51/G02             F          357,000.00         ZZ
                                         360        356,748.03          1
                                       7.750          2,557.59         69
                                       7.500          2,557.59
    POWAY            CA   92064          5            07/13/01         00
    0433058377                           05           09/01/01          0
    1070909                              O            08/01/31
    0


    5262877          H22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       8.250            574.72         65
                                       8.000            574.72
    ASTORIA          NY   11102          2            08/10/01         00
    0433104197                           06           10/01/01          0
    0103032                              O            09/01/31
    0


    5264416          624/G02             F          275,000.00         ZZ
                                         360        274,790.74          1
                                       7.375          1,899.36         75
                                       7.125          1,899.36
    BRUSH PRAIRIE    WA   98606          2            07/24/01         00
    0433042751                           05           09/01/01          0
    81700113843                          O            08/01/31
    0
1




    5265491          E22/G02             F           76,000.00         ZZ
                                         360         75,953.96          1
                                       8.500            584.37         80
                                       8.250            584.37
    PITTSBURG        CA   94565          1            07/17/01         00
    0412730020                           05           09/01/01          0
    0412730020                           N            08/01/31
    0


    5265492          E22/G02             F           27,500.00         ZZ
                                         360         27,481.08          1
                                       7.875            199.39         29
                                       7.625            199.39
    SCIO             OR   97374          2            07/10/01         00
    0412749186                           27           09/01/01          0
    0412749186                           O            08/01/31
    0


    5265501          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       8.500            781.22         80
                                       8.250            781.22
    CHARLESTON       SC   29403          5            08/06/01         00
    0412775983                           05           10/01/01          0
    0412775983                           N            09/01/31
    0


    5265506          E22/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
                                       7.750          1,432.82         42
                                       7.500          1,432.82
    MANHATTAN        NY   10019          5            08/01/01         00
    0412785149                           06           09/01/01          0
    0412785149                           O            08/01/31
    0


    5265526          E22/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
                                       7.875            725.07         80
                                       7.625            725.07
    LOVELAND         CO   80537          5            08/01/01         00
    0412817637                           05           09/01/01          0
    0412817637                           O            08/01/31
    0


    5265530          E22/G02             F           75,000.00         ZZ
                                         360         74,944.34          1
1


                                       7.500            524.41         75
                                       7.250            524.41
    MIRAMAR          FL   33023          5            08/01/01         00
    0412825986                           05           09/01/01          0
    0412825986                           O            08/01/31
    0


    5265547          E22/G02             F          110,000.00         ZZ
                                         360        109,914.19          1
                                       7.250            750.39         55
                                       7.000            750.39
    DALLAS           TX   75231          5            07/30/01         00
    0412844409                           05           09/01/01          0
    0412844409                           O            08/01/31
    0


    5265549          E22/G02             F          156,000.00         ZZ
                                         360        155,892.64          1
                                       7.875          1,131.11         80
                                       7.625          1,131.11
    MISSOURI CITY    TX   77459          5            07/31/01         00
    0412845505                           03           09/01/01          0
    0412845505                           O            08/01/31
    0


    5265572          E22/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
                                       7.750            767.99         80
                                       7.500            767.99
    AUSTIN           TX   78727          5            07/31/01         00
    0412859233                           05           10/01/01          0
    0412859233                           O            09/01/31
    0


    5265573          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.375            901.33         90
                                       7.125            901.33
    WEST CHESTER     OH   45069          5            08/01/01         04
    0412859423                           05           10/01/01         25
    0412859423                           O            09/01/31
    0


    5265576          E22/G02             F          160,990.00         ZZ
                                         360        160,867.50          1
                                       7.375          1,111.92         74
                                       7.125          1,111.92
    SAN ANTONIO      TX   78209          5            08/01/01         00
    0412861908                           07           09/01/01          0
1


    0412861908                           O            08/01/31
    0


    5265577          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       8.375          1,033.70         80
                                       8.125          1,033.70
    PT. PLEASANT BO  NJ   08742          1            08/06/01         00
    0412861981                           05           10/01/01          0
    0412861981                           O            09/01/31
    0


    5265587          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       7.125          2,910.46         80
                                       6.875          2,910.46
    SANTA CLARA      CA   95051          5            08/01/01         00
    0142866832                           05           10/01/01          0
    0412866832                           O            09/01/31
    0


    5265590          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       7.500            776.13         62
                                       7.250            776.13
    MEADOWLAKES      TX   78654          5            07/31/01         00
    0412870180                           03           10/01/01          0
    0412870180                           O            09/01/31
    0


    5265595          E22/G02             F          318,750.00         ZZ
                                         360        318,750.00          1
                                       7.875          2,311.16         85
                                       7.625          2,311.16
    BRIDGEWATER      NJ   08807          1            08/06/01         04
    0412871923                           05           10/01/01         12
    0412871923                           O            09/01/31
    0


    5265608          E22/G02             F          143,650.00         ZZ
                                         360        143,543.39          1
                                       7.500          1,004.42         67
                                       7.250          1,004.42
    AUSTIN           TX   78734          2            07/31/01         00
    0412879116                           05           09/01/01          0
    0412879116                           O            08/01/31
    0


1


    5265611          E22/G02             F           87,210.00         ZZ
                                         360         87,152.95          1
                                       8.125            647.53         90
                                       7.875            647.53
    PORTLAND         OR   97217          1            07/30/01         01
    0412882698                           05           09/01/01         35
    0412882698                           N            08/01/31
    0


    5265623          E22/G02             F          339,600.00         ZZ
                                         360        339,600.00          2
                                       8.250          2,551.30         95
                                       8.000          2,551.30
    CHICAGO          IL   60625          1            08/06/01         04
    0412896128                           05           10/01/01         30
    0412896128                           O            09/01/31
    0


    5265679          E82/G02             F           67,150.00         ZZ
                                         360         67,150.00          1
                                       8.500            516.33         85
                                       8.250            516.33
    LINCOLN          NE   68502          5            08/02/01         04
    0400451522                           05           10/01/01         12
    0400451522                           O            09/01/31
    0


    5265680          E82/G02             F          172,200.00         ZZ
                                         360        172,065.67          1
                                       7.250          1,174.71         79
                                       7.000          1,174.71
    FRESNO           CA   93706          1            08/06/01         00
    0400446209                           05           09/01/01          0
    0400446209                           O            08/01/31
    0


    5265687          E82/G02             F          111,000.00         ZZ
                                         360        110,917.62          1
                                       7.500            776.13         71
                                       7.250            776.13
    NEW ORLEANS      LA   70116          2            08/02/01         00
    0400458329                           05           09/01/01          0
    3578521                              O            08/01/31
    0


    5265690          E82/G02             F          299,200.00         ZZ
                                         360        298,988.82          1
                                       7.750          2,143.51         80
                                       7.500          2,143.51
1


    NEW ORLEANS      LA   70124          2            08/01/01         00
    0400459053                           05           09/01/01          0
    0400459053                           O            08/01/31
    0


    5266557          964/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       7.500            489.45         60
                                       7.250            489.45
    PHOENIX          AZ   85008          5            08/17/01         00
    0433117603                           05           10/01/01          0
    139712                               O            09/01/31
    0


    5267360          U28/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       7.250          1,337.07         80
                                       7.000          1,337.07
    DULUTH           GA   30096          1            08/15/01         00
    0433128212                           05           10/01/01          0
    1                                    O            09/01/31
    0


    5267459          E22/G02             F          154,800.00         ZZ
                                         360        154,696.13          1
                                       8.000          1,135.87         90
                                       7.750          1,135.87
    MIAMI            FL   33175          1            08/03/01         01
    0412733560                           05           09/01/01         25
    0412733560                           O            08/01/31
    0


    5267468          E22/G02             F          165,560.00         ZZ
                                         360        165,443.15          1
                                       7.750          1,186.09         80
                                       7.500          1,186.09
    O'FALLON         MO   63366          1            08/03/01         00
    0412780512                           03           09/01/01          0
    0412780512                           O            08/01/31
    0


    5267479          E22/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       7.875          1,355.88         76
                                       7.625          1,355.88
    LAKE WORTH       FL   33467          1            08/03/01         00
    0412814485                           03           10/01/01          0
    0412814485                           O            09/01/31
    0
1




    5267484          E22/G02             F           85,000.00         ZZ
                                         360         84,945.80          1
                                       8.250            638.58         61
                                       8.000            638.58
    WEATHERFORD      TX   76087          5            07/30/01         00
    0412824617                           05           09/01/01          0
    0412824617                           O            08/01/31
    0


    5267489          E22/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
                                       8.375            906.01         80
                                       8.125            906.01
    RENO             NV   89503          1            08/01/01         00
    0412828220                           05           10/01/01          0
    0412828220                           N            09/01/31
    0


    5267552          E22/G02             F          218,500.00         ZZ
                                         360        218,353.39          1
                                       8.000          1,603.28         95
                                       7.750          1,603.28
    MACOMB TWP       MI   48044          1            08/03/01         04
    0412899726                           05           09/01/01         30
    0412899726                           O            08/01/31
    0


    5267688          962/G02             F           57,600.00         ZZ
                                         360         57,600.00          3
                                       8.750            453.14         90
                                       8.500            453.14
    FARGO            ND   58102          1            08/10/01         14
    0433119757                           05           10/01/01         25
    2001494                              N            09/01/31
    0


    5268309          S35/G02             F           63,850.00         ZZ
                                         360         63,802.61          1
                                       7.500            446.45         35
                                       7.250            446.45
    MIAMI            FL   33155          2            07/25/01         00
    0433060928                           05           09/01/01          0
    0105024                              O            08/01/31
    0


    5269219          962/G02             F           76,400.00         ZZ
                                         360         76,400.00          4
1


                                       8.750            601.04         90
                                       8.500            601.04
    MOORHEAD         MN   56560          1            08/10/01         10
    0433107265                           05           10/01/01         25
    2001495                              N            09/01/31
    0


    5269442          H58/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       7.750            451.34         20
                                       7.500            451.34
    MARTINEZ         CA   94553          5            08/10/01         00
    0433126323                           05           10/01/01          0
    0000072016                           O            09/01/31
    0


    5270997          M82/G02             F          128,800.00         T
                                         360        128,711.36          1
                                       7.875            933.89         70
                                       7.625            933.89
    DESTIN           FL   32550          5            07/31/01         00
    0433087517                           01           09/01/01          0
    10028                                O            08/01/31
    0


    5273026          696/G02             F          252,000.00         ZZ
                                         360        251,822.14          1
                                       7.750          1,805.36         80
                                       7.500          1,805.36
    MCLEAN           VA   22101          5            08/01/01         00
    0433053626                           03           09/01/01          0
    21301067                             O            08/01/31
    0


    5273732          964/G02             F          122,000.00         T
                                         360        122,000.00          1
                                       7.375            842.62         80
                                       7.125            842.62
    MAMMOTH LAKES    CA   93546          1            08/15/01         00
    0433103876                           01           10/01/01          0
    135343                               O            09/01/31
    0


    5273789          K15/G02             F           40,800.00         ZZ
                                         360         40,800.00          1
                                       8.500            313.72         85
                                       8.250            313.72
    RICHMOND         IN   47374          5            08/10/01         11
    0433115938                           05           10/01/01         12
1


    033705302986                         O            09/01/31
    0


    5274098          940/G02             F          275,000.00         ZZ
                                         360        274,800.97          1
                                       7.625          1,946.43         79
                                       7.375          1,946.43
    COSTA MESA       CA   92626          5            07/19/01         00
    0433037363                           05           09/01/01          0
    40010732                             O            08/01/31
    0


    5274307          783/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.750          1,970.13         70
                                       7.500          1,970.13
    PORT ANGELES     WA   98362          5            08/17/01         00
    0433148871                           05           10/01/01          0
    01070500330007                       O            09/01/31
    0


    5274552          U96/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.625          3,114.29         80
                                       7.375          3,114.29
    HONOLULU         HI   96822          5            08/16/01         00
    0433150265                           05           10/01/01          0
    10700067                             O            09/01/31
    0


    5275725          E22/G02             F           70,125.00         ZZ
                                         360         70,125.00          1
                                       7.750            502.38         85
                                       7.500            502.38
    DENTON           TX   76201          1            08/07/01         04
    0412727182                           05           10/01/01         20
    0412727182                           N            09/01/31
    0


    5275735          E22/G02             F          156,750.00         ZZ
                                         360        156,630.73          4
                                       7.375          1,082.63         95
                                       7.125          1,082.63
    NORTH POLE       AK   99705          5            07/26/01         04
    0412797540                           05           09/01/01         30
    0412797540                           O            08/01/31
    0


1


    5275740          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       7.875          1,141.98         90
                                       7.625          1,141.98
    MIAMI            FL   33016          1            08/03/01         01
    0412817272                           05           10/01/01         30
    0412817272                           O            09/01/31
    0


    5275745          E22/G02             F          172,000.00         ZZ
                                         360        171,881.63          1
                                       7.875          1,247.12         80
                                       7.625          1,247.12
    PLANO            TX   75025          5            07/27/01         00
    0412825093                           05           09/01/01          0
    0412825093                           O            08/01/31
    0


    5275747          E22/G02             F          251,250.00         ZZ
                                         360        251,072.67          1
                                       7.750          1,799.99         75
                                       7.500          1,799.99
    LITTLETON        CO   80127          5            07/25/01         00
    0412832701                           03           09/01/01          0
    0412832701                           O            08/01/31
    0


    5275749          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.125            485.08         70
                                       6.875            485.08
    FORT LAUDERDALE  FL   33317          2            08/02/01         00
    0412835654                           09           10/01/01          0
    0412835654                           O            09/01/31
    0


    5275752          E22/G02             F          446,000.00         ZZ
                                         360        446,000.00          1
                                       7.625          3,156.76         74
                                       7.375          3,156.76
    DISCOVERY BAY    CA   94514          5            07/31/01         00
    0412837486                           05           10/01/01          0
    0412837486                           O            09/01/31
    0


    5275757          E22/G02             F           89,625.00         ZZ
                                         360         89,625.00          1
                                       7.875            649.84         75
                                       7.625            649.84
1


    CITRUS HEIGHTS   CA   95621          1            08/02/01         00
    0412842528                           03           10/01/01          0
    0412842528                           N            09/01/31
    0


    5275763          E22/G02             F          450,000.00         ZZ
                                         360        449,674.31          1
                                       7.625          3,185.07         75
                                       7.375          3,185.07
    FORT COLLINS     CO   80524          2            07/30/01         00
    0412849150                           05           09/01/01          0
    0412849150                           O            08/01/31
    0


    5275765          E22/G02             F           84,000.00         ZZ
                                         360         83,945.05          1
                                       8.125            623.70         78
                                       7.875            623.70
    ROUND ROCK       TX   78664          5            07/31/01         00
    0412849838                           05           09/01/01          0
    0412849838                           O            08/01/31
    0


    5275770          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.875          1,595.15         63
                                       7.625          1,595.15
    CASTRO VALLEY    CA   94546          5            08/02/01         00
    0412852048                           05           10/01/01          0
    0412852048                           N            09/01/31
    0


    5275773          E22/G02             F           82,500.00         ZZ
                                         360         82,500.00          1
                                       7.875            598.18         73
                                       7.625            598.18
    SACRAMENTO       CA   95820          2            07/31/01         00
    0412854127                           05           10/01/01          0
    0412854127                           N            09/01/31
    0


    5275774          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          3
                                       8.875            907.04         79
                                       8.625            907.04
    PROVIDENCE       RI   02908          2            08/07/01         00
    0412854473                           05           10/01/01          0
    0412854473                           N            09/01/31
    0
1




    5275785          E22/G02             F          480,000.00         ZZ
                                         360        479,643.77          1
                                       7.500          3,356.23         80
                                       7.250          3,356.23
    WEST CHESTER     PA   19382          5            07/30/01         00
    0412866451                           05           09/01/01          0
    0412866451                           O            08/01/31
    0


    5275786          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.750            974.32         80
                                       7.500            974.32
    HOLDEN           LA   70744          5            08/01/01         00
    0412866485                           05           10/01/01          0
    0412866485                           O            09/01/31
    0


    5275791          E22/G02             F           78,300.00         ZZ
                                         360         78,243.33          1
                                       7.625            554.20         87
                                       7.375            554.20
    URBANA           IL   61801          5            08/02/01         01
    0412869976                           05           09/01/01         25
    0412869976                           O            08/01/31
    0


    5275802          E22/G02             F          105,000.00         ZZ
                                         360        104,924.01          1
                                       7.625            743.18         56
                                       7.375            743.18
    AVON             CO   81620          1            08/03/01         00
    0412877961                           01           09/01/01          0
    0412877961                           O            08/01/31
    0


    5275812          E22/G02             F           80,600.00         ZZ
                                         360         80,600.00          1
                                       8.000            591.41         75
                                       7.750            591.41
    WAXAHACHIE       TX   75165          5            08/07/01         00
    0412883878                           05           10/01/01          0
    0412883878                           N            09/01/31
    0


    5275822          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
1


                                       8.500          1,353.29         75
                                       8.250          1,353.29
    HOBOKEN          NJ   07030          1            08/07/01         00
    0412893554                           01           10/01/01          0
    0412893554                           O            09/01/31
    0


    5275881          E40/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.000          1,729.79         75
                                       6.750          1,729.79
    WAYLAND          MA   01778          1            08/15/01         00
    0433152600                           05           10/01/01          0
    200101417                            O            09/01/31
    0


    5276812          477/G02             F          372,000.00         ZZ
                                         360        371,756.66          1
                                       8.125          2,762.09         80
                                       7.875          2,762.09
    CERRITOS         CA   90703          5            07/17/01         00
    0433057304                           05           09/01/01          0
    115520                               O            08/01/31
    0


    5277757          E23/G02             F          244,500.00         ZZ
                                         360        244,500.00          1
                                       7.625          1,730.56         75
                                       7.375          1,730.56
    NAPA             CA   94558          5            08/13/01         00
    0433146693                           03           10/01/01          0
    61001834                             O            09/01/31
    0


    5277853          E98/G02             F           72,500.00         ZZ
                                         360         72,446.20          1
                                       7.500            506.93         75
                                       7.250            506.93
    WILLMAR          MN   56201          1            07/27/01         00
    0433061033                           05           09/01/01          0
    8130001605827                        O            08/01/31
    0


    5278198          U28/G02             F          247,550.00         ZZ
                                         360        247,396.13          1
                                       8.375          1,881.56         95
                                       8.125          1,881.56
    ATLANTA          GA   30312          1            07/31/01         04
    0433079944                           05           09/01/01         30
1


    1                                    O            08/01/31
    0


    5278374          964/G02             F          160,000.00         ZZ
                                         360        159,878.25          1
                                       7.375          1,105.08         80
                                       7.125          1,105.08
    DENVER           CO   80222          1            07/30/01         00
    0433038528                           05           09/01/01          0
    133702                               O            08/01/31
    0


    5278597          964/G02             F          112,050.00         ZZ
                                         360        111,966.84          2
                                       7.500            783.47         90
                                       7.250            783.47
    ARIZONA CITY     AZ   85223          1            07/26/01         01
    0433045945                           05           09/01/01         25
    135994                               N            08/01/31
    0


    5278862          G52/G02             F          275,000.00         ZZ
                                         360        274,810.75          1
                                       7.875          1,993.94         84
                                       7.625          1,993.94
    ALEDO            TX   76008          4            07/19/01         10
    0433102829                           05           09/01/01         25
    5705000210                           O            08/01/31
    0


    5279103          964/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       7.250            886.83         40
                                       7.000            886.83
    PINE             CO   80470          1            08/20/01         00
    0433106614                           05           10/01/01          0
    135653                               O            09/01/31
    0


    5279152          N74/G02             F          114,000.00         ZZ
                                         240        114,000.00          1
                                       7.125            892.41         79
                                       6.875            892.41
    GOOSE CREEK      SC   29445          2            08/10/01         00
    0433102746                           05           10/01/01          0
    0029220010                           O            09/01/21
    0


1


    5281335          U68/G02             F          325,600.00         ZZ
                                         360        325,600.00          1
                                       7.250          2,221.17         80
                                       7.000          2,221.17
    FORT MYERS       FL   33919          5            08/10/01         00
    0433148285                           05           10/01/01          0
    01FLR1044                            O            09/01/31
    0


    5281454          624/G02             F          228,800.00         ZZ
                                         360        228,800.00          1
                                       7.500          1,599.80         80
                                       7.250          1,599.80
    OCEANSIDE        CA   92056          1            08/14/01         00
    0433107455                           03           10/01/01          0
    37000410043F                         O            09/01/31
    0


    5281753          A48/G02             F          630,000.00         ZZ
                                         360        630,000.00          1
                                       8.250          4,732.98         58
                                       8.000          4,732.98
    SARATOGA         CA   95070          5            08/13/01         00
    0433141454                           05           10/01/01          0
    8511015399                           O            09/01/31
    0


    5281970          N74/G02             F          112,700.00         ZZ
                                         360        112,700.00          1
                                       7.375            778.39         65
                                       7.125            778.39
    CABOT            AR   72023          5            08/13/01         00
    0433099389                           05           10/01/01          0
    0029221010                           O            09/01/31
    0


    5282637          B60/G02             F          113,400.00         T
                                         360        113,317.92          1
                                       7.625            802.64         75
                                       7.375            802.64
    BOSTON           MA   02115          1            07/16/01         00
    0433042769                           01           09/01/01          0
    339462                               O            08/01/31
    0


    5283721          M18/G02             F          293,550.00         ZZ
                                         360        293,550.00          1
                                       7.500          2,052.54         95
                                       7.250          2,052.54
1


    FULLERTON        CA   92833          1            08/10/01         04
    0433134822                           05           10/01/01         30
    980101275                            O            09/01/31
    0


    5283867          964/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
                                       8.000            686.80         90
                                       7.750            686.80
    LAS VEGAS        NV   89147          1            08/13/01         10
    0433083573                           07           10/01/01         25
    137609                               O            09/01/31
    0


    5284258          950/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       7.875          1,885.18         86
                                       7.625          1,885.18
    SHORELINE        WA   98133          5            08/10/01         11
    0433136116                           05           10/01/01         25
    EW107226                             O            09/01/31
    0


    5284320          369/G02             F          394,250.00         ZZ
                                         360        394,250.00          1
                                       8.000          2,892.87         95
                                       7.750          2,892.87
    FORT COLLINS     CO   80525          1            08/13/01         14
    0433152428                           09           10/01/01         30
    0073303026                           O            09/01/31
    0


    5285463          U62/G02             F          189,000.00         ZZ
                                         360        188,869.93          1
                                       7.875          1,370.38         90
                                       7.625          1,370.38
    JACKSON          WY   83001          5            07/12/01         04
    0433052990                           01           09/01/01         25
    2001255211                           O            08/01/31
    0


    5285487          737/G02             F          104,000.00         ZZ
                                         360        103,933.68          1
                                       8.250            781.32         80
                                       8.000            781.32
    SKOKIE           IL   60077          1            07/27/01         00
    0433115169                           01           09/01/01          0
    2031631                              O            08/01/31
    0
1




    5285771          700/G02             F          280,000.00         ZZ
                                         360        279,830.37          4
                                       8.500          2,152.96         70
                                       8.250          2,152.96
    OXNARD           CA   93030          1            07/25/01         00
    0433131182                           05           09/01/01          0
    0000165029                           N            08/01/31
    0


    5287809          E22/G02             F           52,500.00         ZZ
                                         360         52,500.00          2
                                       8.625            408.34         75
                                       8.375            408.34
    FRESNO           CA   93702          5            07/31/01         00
    0412268294                           05           10/01/01          0
    0412268294                           N            09/01/31
    0


    5287810          E22/G02             F          112,700.00         ZZ
                                         360        112,700.00          1
                                       8.250            846.68         79
                                       8.000            846.68
    SAN BENITO       TX   78586          5            08/03/01         00
    0412274797                           05           10/01/01          0
    0412274797                           O            09/01/31
    0


    5287812          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       8.000          1,100.65         72
                                       7.750          1,100.65
    OAKLEY           ID   83346          5            07/30/01         00
    0412713687                           05           10/01/01          0
    0412713687                           O            09/01/31
    0


    5287817          E22/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       7.750          1,475.81         73
                                       7.500          1,475.81
    SANTA BARBARA    CA   93101          5            08/02/01         00
    0412764623                           29           10/01/01          0
    0412764623                           O            09/01/31
    0


    5287819          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
1


                                       7.625          1,981.82         80
                                       7.375          1,981.82
    PLEASANTON       CA   94588          1            08/01/01         00
    0412780132                           05           10/01/01          0
    0412780132                           O            09/01/31
    0


    5287835          E22/G02             F          161,300.00         ZZ
                                         360        161,300.00          2
                                       8.250          1,211.79         79
                                       8.000          1,211.79
    KENT             OH   44240          2            08/08/01         00
    0412816282                           05           10/01/01          0
    0412816282                           N            09/01/31
    0


    5287838          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       8.625          1,073.35         80
                                       8.375          1,073.35
    SPRING           TX   77386          5            08/03/01         00
    0412821779                           03           10/01/01          0
    0412821779                           O            09/01/31
    0


    5287840          E22/G02             F           59,500.00         ZZ
                                         360         59,500.00          1
                                       7.875            431.42         85
                                       7.625            431.42
    GADSDEN          AL   35903          5            08/03/01         01
    0412828808                           05           10/01/01         12
    0412828808                           O            09/01/31
    0


    5287847          E22/G02             F          243,000.00         ZZ
                                         360        243,000.00          1
                                       7.250          1,657.69         55
                                       7.000          1,657.69
    SAN JOSE         CA   95122          2            07/31/01         00
    0412844490                           05           10/01/01          0
    0412844490                           O            09/01/31
    0


    5287850          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       7.875          1,363.13         80
                                       7.625          1,363.13
    SAN ANTONIO      TX   78209          5            08/03/01         00
    0412846776                           05           10/01/01          0
1


    0412846776                           O            09/01/31
    0


    5287851          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       7.500          1,845.93         80
                                       7.250          1,845.93
    VALLEJO          CA   94591          5            07/28/01         00
    0412846917                           05           10/01/01          0
    0412846917                           O            09/01/31
    0


    5287855          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       8.250            563.45         75
                                       8.000            563.45
    LANDER           WY   82520          1            08/08/01         00
    0412857401                           27           10/01/01          0
    0412857401                           O            09/01/31
    0


    5287859          E22/G02             F          138,750.00         ZZ
                                         360        138,750.00          1
                                       8.875          1,103.96         75
                                       8.625          1,103.96
    HUNTINGTON WOOD  MI   48070          5            08/08/01         00
    0412864142                           05           10/01/01          0
    0412864142                           N            09/01/31
    0


    5287860          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
                                       8.375            228.02         42
                                       8.125            228.02
    BAYCITY          MI   48708          5            08/03/01         00
    0412864654                           05           10/01/01          0
    0412864654                           O            09/01/31
    0


    5287862          E22/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       7.875          2,523.24         80
                                       7.625          2,523.24
    NEVADA CITY      CA   95959          5            08/02/01         00
    0412866295                           05           10/01/01          0
    0412866295                           O            09/01/31
    0


1


    5287874          E22/G02             F          346,500.00         ZZ
                                         360        346,500.00          2
                                       8.000          2,542.49         90
                                       7.750          2,542.49
    BROOKLYN         NY   11234          5            08/03/01         04
    0412876815                           05           10/01/01         25
    0412876815                           O            09/01/31
    0


    5287878          E22/G02             F           96,500.00         ZZ
                                         360         96,500.00          1
                                       7.125            650.14         77
                                       6.875            650.14
    BIRMINGHAM       AL   35222          2            08/03/01         00
    0412880841                           05           10/01/01          0
    0412880841                           O            09/01/31
    0


    5288129          601/G02             F          340,000.00         ZZ
                                         360        339,328.22          1
                                       8.125          2,524.50         80
                                       7.875          2,524.50
    LAKEWOOD         CO   80215          1            05/30/01         00
    0433047610                           05           07/01/01          0
    60610136                             O            06/01/31
    0


    5288249          601/G02             F          101,000.00         ZZ
                                         360        100,779.28          1
                                       7.625            714.88         77
                                       7.375            714.88
    ATHENS           GA   30606          5            05/10/01         00
    0433049756                           05           07/01/01          0
    60574209                             O            06/01/31
    0


    5288276          700/G02             F          121,600.00         ZZ
                                         360        121,514.17          4
                                       7.750            871.16         80
                                       7.500            871.16
    APPLE VALLEY     CA   92307          1            07/25/01         00
    0433102118                           05           09/01/01          0
    0000164572                           N            08/01/31
    0


    5288411          E82/G02             F          184,500.00         ZZ
                                         360        184,500.00          1
                                       7.750          1,321.78         80
                                       7.500          1,321.78
1


    CANBY            OR   97013          5            08/03/01         00
    0400453346                           05           10/01/01          0
    0400453346                           O            09/01/31
    0


    5288418          E82/G02             F          180,500.00         ZZ
                                         360        180,500.00          1
                                       7.875          1,308.75         69
                                       7.625          1,308.75
    CHINO            CA   91710          5            08/03/01         00
    0400462339                           05           10/01/01          0
    0400462339                           O            09/01/31
    0


    5288439          U28/G02             F          348,500.00         ZZ
                                         360        348,260.16          1
                                       7.875          2,526.87         85
                                       7.625          2,526.87
    MOUNT PLEASANT   SC   29466          5            07/31/01         04
    0433114709                           05           09/01/01         12
    1                                    O            08/01/31
    0


    5288778          J95/J95             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       8.250          4,883.24         65
                                       8.000          4,883.24
    NAGS HEAD        NC   27959          2            08/17/01         00
    18306472                             05           10/01/01          0
    18306472                             N            09/01/31
    0


    5289700          588/G02             F          134,400.00         ZZ
                                         360        134,228.01          1
                                       8.250          1,009.70         80
                                       8.000          1,009.70
    COLUMBIA         MD   21045          1            06/29/01         00
    0433096195                           09           08/01/01          0
    00010449444                          O            07/01/31
    0


    5289756          550/550             F          367,500.00         ZZ
                                         360        367,207.57          1
                                       7.150          2,482.12         75
                                       6.900          2,482.12
    SAN MARCOS       CA   92078          2            07/16/01         00
    120533018                            03           09/01/01          0
    120533018                            O            08/01/31
    0
1




    5290710          286/286             F          334,400.00         ZZ
                                         360        334,169.86          1
                                       7.875          2,424.64         80
                                       7.625          2,424.64
    CORAL GABLES     FL   33146          5            07/19/01         00
    316144                               05           09/01/01          0
    316144                               O            08/01/31
    0


    5290711          286/286             F           84,000.00         ZZ
                                         360         83,889.73          1
                                       8.125            623.70         80
                                       7.875            623.70
    HYANNIS          MA   02601          1            06/26/01         00
    447744                               05           08/01/01          0
    447744                               N            07/01/31
    0


    5290712          286/286             F          175,920.00         ZZ
                                         360        175,798.93          1
                                       7.875          1,275.55         80
                                       7.625          1,275.55
    PICKERINGTON     OH   43147          1            07/27/01         00
    372139                               05           09/01/01          0
    372139                               O            08/01/31
    0


    5292716          E77/G02             F          146,400.00         ZZ
                                         360        146,202.89          1
                                       8.000          1,074.23         80
                                       7.750          1,074.23
    HAGERSTOWN       MD   21742          1            06/28/01         00
    0433061371                           05           08/01/01          0
    1050000215                           O            07/01/31
    0


    5292782          K31/G02             F          300,000.00         ZZ
                                         360        299,788.26          1
                                       7.750          2,149.24         80
                                       7.500          2,149.24
    BUFORD           GA   30518          1            07/31/01         00
    0433101292                           05           09/01/01          0
    687117                               O            08/01/31
    0


    5292986          A35/G02             F          138,750.00         ZZ
                                         360        138,750.00          1
1


                                       8.375          1,054.60         75
                                       8.125          1,054.60
    ROCKAWAY PARK    NY   11694          1            08/21/01         00
    0433134509                           05           10/01/01          0
    1                                    O            09/01/31
    0


    5293127          N31/G02             F          322,500.00         ZZ
                                         360        322,500.00          1
                                       7.375          2,227.43         75
                                       7.125          2,227.43
    MISSION VIEJO    CA   92692          2            08/01/01         00
    0433089885                           05           10/01/01          0
    LLO0978                              O            09/01/31
    0


    5294771          E11/G02             F          122,300.00         ZZ
                                         360        122,300.00          1
                                       7.500            855.14         90
                                       7.250            855.14
    ANOKA            MN   55303          1            08/14/01         04
    0433142239                           09           10/01/01         25
    0008001034251                        O            09/01/31
    0


    5294796          964/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
                                       7.375          2,313.76         80
                                       7.125          2,313.76
    CAMPBELL         CA   95008          5            08/17/01         00
    0433124328                           01           10/01/01          0
    136333                               O            09/01/31
    0


    5295006          601/G02             F           63,600.00         ZZ
                                         360         63,492.22          1
                                       8.875            506.04         60
                                       8.625            506.04
    RIO RANCHO       NM   87124          5            05/31/01         00
    0433032489                           05           07/01/01          0
    60607496                             N            06/01/31
    0


    5295659          964/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       7.625          1,012.15         76
                                       7.375          1,012.15
    CAMINO           CA   95709          5            08/16/01         00
    0433102977                           05           10/01/01          0
1


    139440                               O            09/01/31
    0


    5298327          E22/G02             F          232,500.00         ZZ
                                         360        232,500.00          1
                                       7.625          1,645.62         75
                                       7.375          1,645.62
    MOORPARK         CA   93021          5            07/31/01         00
    0412728271                           03           10/01/01          0
    0412728271                           O            09/01/31
    0


    5298339          E22/G02             F           93,500.00         ZZ
                                         360         93,500.00          3
                                       8.625            727.23         67
                                       8.375            727.23
    LAUDERHILL       FL   33313          2            08/09/01         00
    0412831893                           05           10/01/01          0
    0412831893                           N            09/01/31
    0


    5298344          E22/G02             F          399,999.00         ZZ
                                         360        399,999.00          1
                                       7.125          2,694.87         77
                                       6.875          2,694.87
    LOS ANGELES      CA   90036          1            08/06/01         00
    0412841686                           05           10/01/01          0
    0412841686                           O            09/01/31
    0


    5298349          E22/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
                                       8.500          1,764.66         90
                                       8.250          1,764.66
    KIHEI            HI   96753          1            08/06/01         04
    0412846271                           05           10/01/01         25
    0412846271                           O            09/01/31
    0


    5298354          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.625          3,114.29         71
                                       7.375          3,114.29
    NORTHVILLE       MI   48167          1            08/08/01         00
    0412851362                           05           10/01/01          0
    0412851362                           O            09/01/31
    0


1


    5298362          E22/G02             F          265,050.00         ZZ
                                         360        265,050.00          3
                                       8.250          1,991.23         95
                                       8.000          1,991.23
    CHICAGO          IL   60653          1            08/09/01         04
    0412863987                           05           10/01/01         30
    0412863987                           O            09/01/31
    0


    5298366          E22/G02             F          107,350.00         ZZ
                                         360        107,350.00          1
                                       8.625            834.96         95
                                       8.375            834.96
    PUEBLO           CO   81005          5            08/02/01         01
    0412879785                           05           10/01/01         30
    0412879785                           O            09/01/31
    0


    5298378          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       8.250            878.98         90
                                       8.000            878.98
    TURLOCK          CA   95380          1            08/07/01         01
    0412895641                           05           10/01/01         30
    0412895641                           O            09/01/31
    0


    5298379          E22/G02             F          371,000.00         ZZ
                                         360        371,000.00          1
                                       7.625          2,625.91         80
                                       7.375          2,625.91
    AURORA           CO   80015          5            08/03/01         00
    0412897274                           09           10/01/01          0
    0412897274                           O            09/01/31
    0


    5298509          601/G02             F          125,000.00         ZZ
                                         360        124,844.05          1
                                       8.375            950.10         49
                                       8.125            950.10
    SOUHBURY         CT   06488          5            06/07/01         00
    0433114121                           05           08/01/01          0
    60533932                             O            07/01/31
    0


    5298573          601/G02             F          136,000.00         ZZ
                                         360        135,781.83          1
                                       7.125            916.26         80
                                       6.875            916.26
1


    SOMERSET         MA   02726          1            06/15/01         00
    0433044393                           05           08/01/01          0
    60526969                             O            07/01/31
    0


    5299325          601/G02             F          164,000.00         ZZ
                                         360        163,059.51          4
                                       6.875          1,077.37         80
                                       6.625          1,077.37
    KENT             OH   44240          2            05/10/01         00
    0433043841                           05           07/01/01          0
    60512787                             N            06/01/31
    0


    5300597          G13/G02             F          204,000.00         ZZ
                                         360        203,848.60          1
                                       7.500          1,426.40         80
                                       7.250          1,426.40
    FORT WORTH       TX   76108          5            07/30/01         00
    0433119112                           05           09/01/01          0
    0080586                              O            08/01/31
    0


    5300824          601/G02             F          115,000.00         ZZ
                                         360        114,778.48          1
                                       8.250            863.96         80
                                       8.000            863.96
    SOMERSET         MA   02726          5            05/21/01         00
    0433113461                           05           07/01/01          0
    60562865                             O            06/01/31
    0


    5300896          950/G02             F          103,500.00         ZZ
                                         360        103,434.00          1
                                       8.250            777.56         75
                                       8.000            777.56
    TACOMA           WA   98409          5            07/30/01         00
    0433074440                           05           09/01/01          0
    E1107017                             N            08/01/31
    0


    5302223          601/G02             F          264,300.00         ZZ
                                         360        263,750.74          1
                                       7.875          1,916.36         90
                                       7.625          1,916.36
    SUWANEE          GA   30024          1            05/24/01         10
    0433055928                           03           07/01/01         25
    6056099-2                            O            06/01/31
    0
1




    5302663          601/G02             F          175,000.00         ZZ
                                         360        174,876.48          1
                                       7.750          1,253.73         70
                                       7.500          1,253.73
    WALPOLE          MA   02081          2            07/17/01         00
    0433046232                           05           09/01/01          0
    60646247                             O            08/01/31
    0


    5302719          964/G02             F          217,500.00         ZZ
                                         360        217,500.00          1
                                       7.375          1,502.22         75
                                       7.125          1,502.22
    PORTLAND         OR   97224          1            08/15/01         00
    0433101615                           05           10/01/01          0
    138109                               O            09/01/31
    0


    5303620          822/G02             F          220,500.00         ZZ
                                         360        220,352.04          3
                                       8.000          1,617.96         90
                                       7.750          1,617.96
    PHILADELPHIA     PA   19147          1            07/05/01         12
    0433070257                           05           09/01/01         25
    3626065626                           O            08/01/31
    0


    5304147          624/G02             F          311,000.00         ZZ
                                         360        311,000.00          1
                                       7.625          2,201.24         89
                                       7.375          2,201.24
    SALT LAKE CITY   UT   84121          5            08/08/01         11
    0433057650                           05           10/01/01         25
    66501510066F                         O            09/01/31
    0


    5304235          S25/G02             F          347,000.00         ZZ
                                         360        346,755.09          1
                                       7.750          2,485.95         67
                                       7.500          2,485.95
    KITTY HAWK       NC   27949          5            07/25/01         00
    0433130135                           05           09/01/01          0
    245849411                            O            08/01/31
    0


    5304280          T90/G02             F           82,300.00         ZZ
                                         360         82,300.00          1
1


                                       8.375            625.54         90
                                       8.125            625.54
    MCCONNELLS       SC   29726          1            08/16/01         11
    0433122140                           27           10/01/01         25
    50285                                O            09/01/31
    0


    5304389          N47/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.375          2,072.03         77
                                       7.125          2,072.03
    CARMEL VALLEY    CA   93924          5            08/15/01         00
    0433124039                           05           10/01/01          0
    20111457                             O            09/01/31
    0


    5304962          561/561             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       8.125          3,341.24         57
                                       7.875          3,341.24
    DUCK             NC   27949          2            08/02/01         00
    18362376                             03           10/01/01          0
    18362376                             N            09/01/31
    0


    5305567          E82/G02             F          109,000.00         ZZ
                                         360        109,000.00          1
                                       7.250            743.57         78
                                       7.000            743.57
    BOCA RATON       FL   33431          2            08/08/01         00
    0400470696                           05           10/01/01          0
    1991329                              O            09/01/31
    0


    5305570          E82/G02             F          102,600.00         ZZ
                                         360        102,600.00          3
                                       7.875            743.92         90
                                       7.625            743.92
    NEW ORLEANS      LA   70119          2            08/03/01         04
    0400461471                           05           10/01/01         25
    0400461471                           N            09/01/31
    0


    5305571          E82/G02             F          254,300.00         ZZ
                                         360        254,300.00          1
                                       7.625          1,799.92         85
                                       7.375          1,799.92
    HAMPTON          NJ   08827          2            08/07/01         04
    0400454674                           05           10/01/01         12
1


    0400454674                           O            09/01/31
    0


    5305572          E82/G02             F           95,500.00         ZZ
                                         360         95,429.13          1
                                       7.500            667.75         77
                                       7.250            667.75
    BRADLEY          CA   93426          2            07/31/01         00
    0400460085                           05           09/01/01          0
    3673743                              O            08/01/31
    0


    5305576          E82/G02             F          194,600.00         ZZ
                                         360        194,600.00          1
                                       7.750          1,394.14         78
                                       7.500          1,394.14
    DENVER           CO   80227          2            08/08/01         00
    0400465076                           05           10/01/01          0
    1963133                              O            09/01/31
    0


    5305689          696/G02             F          348,000.00         ZZ
                                         360        347,748.13          1
                                       7.625          2,463.12         80
                                       7.375          2,463.12
    WOODBRIDGE       VA   22191          1            07/27/01         00
    0433046638                           03           09/01/01          0
    21401093                             O            08/01/31
    0


    5305696          624/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       8.000            565.00         48
                                       7.750            565.00
    NORCROSS         GA   30092          5            08/14/01         00
    0433132586                           05           10/01/01          0
    66503510233F                         O            09/01/31
    0


    5305891          601/G02             F          474,000.00         ZZ
                                         360        473,345.45          1
                                       7.875          3,436.83         79
                                       7.625          3,436.83
    SOUTHLAKE        TX   76092          2            07/03/01         00
    0433055811                           03           08/01/01          0
    6067757-2                            O            07/01/31
    0


1


    5306039          601/G02             F          130,000.00         ZZ
                                         360        129,901.08          1
                                       7.375            897.88         52
                                       7.125            897.88
    QUINCY           MA   02169          5            07/18/01         00
    0433043205                           05           09/01/01          0
    6065442-3                            O            08/01/31
    0


    5306964          B39/G02             F           95,850.00         ZZ
                                         360         95,850.00          1
                                       8.500            737.00         90
                                       8.250            737.00
    ST PAUL          MN   55106          1            08/21/01         04
    0433135936                           05           10/01/01         25
    20011962F                            O            09/01/31
    0


    5308816          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       7.750            845.37         59
                                       7.500            845.37
    MIDDLETOWN       NJ   07748          2            08/06/01         00
    0412602468                           05           10/01/01          0
    0412602468                           O            09/01/31
    0


    5308818          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          4
                                       7.875          1,011.47         90
                                       7.625          1,011.47
    ERIE             PA   16502          1            08/10/01         04
    0412733404                           05           10/01/01         30
    0412733404                           N            09/01/31
    0


    5308829          E22/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
                                       8.000            581.14         80
                                       7.750            581.14
    ALBUQUERQUE      NM   87107          1            08/01/01         00
    0412795486                           05           10/01/01          0
    0412795486                           O            09/01/31
    0


    5308845          E22/G02             F          207,900.00         ZZ
                                         360        207,900.00          2
                                       7.875          1,507.42         80
                                       7.625          1,507.42
1


    ASHLAND          OR   97520          1            08/07/01         00
    0412825366                           05           10/01/01          0
    0412825366                           N            09/01/31
    0


    5308852          E22/G02             F          220,800.00         ZZ
                                         360        220,800.00          1
                                       8.000          1,620.15         80
                                       7.750          1,620.15
    AUSTIN           TX   78739          5            08/06/01         00
    0412842593                           03           10/01/01          0
    0412842593                           O            09/01/31
    0


    5308855          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.125            458.13         80
                                       6.875            458.13
    HAZELWOOD        MO   63042          2            08/10/01         00
    0412845596                           05           10/01/01          0
    0412845596                           N            09/01/31
    0


    5308864          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       7.250            791.32         80
                                       7.000            791.32
    INDIANAPOLIS     IN   46256          5            08/06/01         00
    0412853699                           03           10/01/01          0
    0412853699                           O            09/01/31
    0


    5308869          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          2
                                       7.750          1,060.29         80
                                       7.500          1,060.29
    CITRUS HEIGHTS   CA   95610          1            07/30/01         00
    0412856585                           05           10/01/01          0
    0412856585                           N            09/01/31
    0


    5308871          E22/G02             F          118,030.00         ZZ
                                         360        118,030.00          4
                                       8.125            876.37         90
                                       7.875            876.37
    PENSACOLA        FL   32526          1            08/10/01         01
    0412857393                           05           10/01/01         25
    0412857393                           N            09/01/31
    0
1




    5308872          E22/G02             F           72,800.00         ZZ
                                         360         72,800.00          1
                                       7.875            527.85         80
                                       7.625            527.85
    CASPER           WY   82609          1            08/09/01         00
    0412859001                           05           10/01/01          0
    0412859001                           N            09/01/31
    0


    5308873          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       7.500          1,454.37         80
                                       7.250          1,454.37
    BEND             OR   97701          5            08/03/01         00
    0412859944                           05           10/01/01          0
    0412859944                           O            09/01/31
    0


    5308876          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       7.750            974.32         80
                                       7.500            974.32
    MESQUITE         TX   75150          1            08/10/01         00
    0412863029                           05           10/01/01          0
    0412863029                           O            09/01/31
    0


    5308884          E22/G02             F           53,600.00         ZZ
                                         360         53,600.00          1
                                       7.875            388.64         80
                                       7.625            388.64
    EATON            OH   45320          1            08/10/01         00
    0412875940                           05           10/01/01          0
    0412875940                           O            09/01/31
    0


    5308894          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       8.625            525.01         90
                                       8.375            525.01
    KANSAS CITY      MO   64138          1            08/10/01         04
    0412884793                           05           10/01/01         25
    0412884793                           N            09/01/31
    0


    5308898          E22/G02             F           62,900.00         ZZ
                                         360         62,900.00          2
1


                                       8.750            494.83         85
                                       8.500            494.83
    NEW ORLEANS      LA   70117          1            08/10/01         01
    0412889958                           05           10/01/01         20
    0412889958                           N            09/01/31
    0


    5308899          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.500          1,006.87         80
                                       7.250          1,006.87
    MEDICAL LAKE     WA   99022          1            08/06/01         00
    0412891855                           05           10/01/01          0
    0412891855                           O            09/01/31
    0


    5308900          E22/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
                                       7.500            608.32         83
                                       7.250            608.32
    OKLAHOMA CITY    OK   73132          2            08/06/01         01
    0412893166                           05           10/01/01         12
    0412893166                           O            09/01/31
    0


    5308906          E22/G02             F           86,300.00         ZZ
                                         360         86,300.00          1
                                       8.250            648.34         90
                                       8.000            648.34
    CROWN POINT      IN   46307          1            08/10/01         04
    0412895435                           03           10/01/01         25
    0412895435                           N            09/01/31
    0


    5308911          E22/G02             F          199,900.00         ZZ
                                         360        199,900.00          1
                                       7.750          1,432.11         67
                                       7.500          1,432.11
    BAKERSFIELD      CA   93312          1            08/09/01         00
    0412897647                           05           10/01/01          0
    0412897647                           O            09/01/31
    0


    5308916          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       7.500            710.40         80
                                       7.250            710.40
    RENO             NV   89502          1            08/08/01         00
    0412904385                           09           10/01/01          0
1


    0412904385                           O            09/01/31
    0


    5309022          E82/G02             F          555,000.00         ZZ
                                         360        555,000.00          1
                                       8.000          4,072.39         78
                                       7.750          4,072.39
    COTO DE CAZA AR  CA   92679          2            08/08/01         00
    0400467577                           03           10/01/01          0
    0400467577                           O            09/01/31
    0


    5309023          E82/G02             F          399,950.00         ZZ
                                         360        399,950.00          1
                                       8.250          3,004.69         80
                                       8.000          3,004.69
    LAS VEGAS        NV   89117          2            08/09/01         00
    0400440574                           03           10/01/01          0
    3651458                              O            09/01/31
    0


    5309028          E82/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
                                       8.500            363.31         90
                                       8.250            363.31
    NEWBURGH         NY   12550          1            08/09/01         04
    0400450573                           01           10/01/01         25
    0400450573                           O            09/01/31
    0


    5309032          E82/G02             F          160,000.00         ZZ
                                         360        160,000.00          4
                                       7.750          1,146.26         62
                                       7.500          1,146.26
    HOLLYWOOD        FL   33020          2            08/09/01         00
    0400460838                           05           10/01/01          0
    1973948                              N            09/01/31
    0


    5309035          E82/G02             F          140,250.00         ZZ
                                         360        140,250.00          1
                                       7.625            992.68         84
                                       7.375            992.68
    MILFORD          PA   18337          5            08/06/01         04
    0400446993                           05           10/01/01         12
    0400446993                           O            09/01/31
    0


1


    5309044          E82/G02             F          234,500.00         ZZ
                                         360        234,500.00          1
                                       7.500          1,639.66         68
                                       7.250          1,639.66
    WINDSOR          CA   95492          5            08/07/01         00
    0400456042                           05           10/01/01          0
    0400456042                           O            09/01/31
    0


    5309099          168/168             F           49,500.00         ZZ
                                         360         49,472.96          2
                                       9.000            398.29         90
                                       8.750            398.29
    ROCHESTER        NY   14609          1            07/19/01         10
    0059438606                           05           09/01/01         25
    0059438606                           N            08/01/31
    0


    5309129          168/168             F          228,000.00         ZZ
                                         360        227,762.96          1
                                       7.750          1,633.42         80
                                       7.500          1,633.42
    ALPHARETTA       GA   30005          5            07/13/01         00
    0059631864                           03           09/01/01          0
    0059631864                           O            08/01/31
    0


    5310557          K39/G02             F          336,000.00         ZZ
                                         360        335,762.85          1
                                       7.750          2,407.15         80
                                       7.500          2,407.15
    COTATI           CA   94931          5            07/31/01         00
    0433098886                           05           09/06/01          0
    211523708                            O            08/06/31
    0


    5310570          964/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       7.250          2,373.97         80
                                       7.000          2,373.97
    ROSEBURG         OR   97470          1            08/20/01         00
    0433126596                           05           10/01/01          0
    141117                               O            09/01/31
    0


    5311189          601/G02             F          314,500.00         ZZ
                                         360        314,500.00          1
                                       7.625          2,226.02         85
                                       7.375          2,226.02
1


    NEW HYDE PARK    NY   11040          1            08/06/01         14
    0433113677                           05           10/01/01         12
    60703089                             O            09/01/31
    0


    5311491          601/G02             F          108,800.00         ZZ
                                         360        108,712.99          1
                                       7.125            733.01         80
                                       6.875            733.01
    ESTELL MANOR     NJ   08319          5            07/20/01         00
    0433046554                           05           09/01/01          0
    60682234                             O            08/01/31
    0


    5311560          A35/G02             F          286,000.00         ZZ
                                         240        286,000.00          2
                                       7.875          2,370.73         74
                                       7.625          2,370.73
    CORONA           NY   11368          5            08/15/01         00
    0433132057                           05           10/01/01          0
    S12340                               O            09/01/21
    0


    5311574          168/168             F           72,300.00         ZZ
                                         360         72,300.00          3
                                       8.750            568.78         90
                                       8.500            568.78
    COHOES           NY   12047          1            08/02/01         10
    0059601337                           05           10/01/01         25
    0059601337                           N            09/01/31
    0


    5311973          G52/G02             F          217,750.00         ZZ
                                         360        217,750.00          1
                                       7.500          1,522.54         77
                                       7.250          1,522.54
    AUSTIN           TX   78746          1            08/16/01         00
    0433132024                           05           10/01/01          0
    5705000427                           O            09/01/31
    0


    5315397          A35/G02             F          262,500.00         ZZ
                                         360        262,500.00          3
                                       8.625          2,041.70         70
                                       8.375          2,041.70
    NEW YORK         NY   11002          1            08/21/01         00
    0433134020                           05           10/01/01          0
    1                                    N            09/01/31
    0
1




    5317570          964/G02             F          303,200.00         ZZ
                                         360        303,200.00          1
                                       7.125          2,042.71         80
                                       6.875          2,042.71
    TORRANCE         CA   90505          1            08/17/01         00
    0433116779                           01           10/01/01          0
    138633                               O            09/01/31
    0


    5317675          U62/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       7.000          2,288.64         80
                                       6.750          2,288.64
    SAN JOSE         CA   95123          5            08/17/01         00
    0433129285                           05           10/01/01          0
    2001281645                           O            09/01/31
    0


    5319186          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.250          1,875.98         49
                                       7.000          1,875.98
    LOS GATOS        CA   95032          5            08/07/01         00
    0412799140                           05           10/01/01          0
    0412799140                           O            09/01/31
    0


    5319187          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       8.250          1,562.63         80
                                       8.000          1,562.63
    DENVER           CO   80218          5            08/08/01         00
    0412799868                           09           10/01/01          0
    0412799868                           O            09/01/31
    0


    5319188          E22/G02             F          166,000.00         ZZ
                                         360        166,000.00          1
                                       7.750          1,189.24         66
                                       7.500          1,189.24
    MORAGA           CA   94556          5            08/06/01         00
    0412805863                           01           10/01/01          0
    0412805863                           O            09/01/31
    0


    5319204          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          2
1


                                       8.500            996.51         80
                                       8.250            996.51
    MYRTLE BEACH     SC   29576          5            08/08/01         00
    0412831877                           05           10/01/01          0
    0412831877                           O            09/01/31
    0


    5319217          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.750            967.16         78
                                       7.500            967.16
    FOUNTAIN         CO   80817          5            08/01/01         00
    0412847386                           05           10/01/01          0
    0412847386                           O            09/01/31
    0


    5319224          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          4
                                       8.125          1,314.22         63
                                       7.875          1,314.22
    BRICK TOWNSHIP   NJ   08723          2            08/08/01         00
    0412853848                           05           10/01/01          0
    0412853848                           O            09/01/31
    0


    5319225          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.500          1,538.27         80
                                       7.250          1,538.27
    BOYTON BEACH     FL   33437          5            08/07/01         00
    0412854606                           03           10/01/01          0
    0412854606                           O            09/01/31
    0


    5319227          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       7.875            913.59         90
                                       7.625            913.59
    ANDERSON         AL   35610          5            08/08/01         10
    0412856528                           05           10/01/01         25
    0412856528                           O            09/01/31
    0


    5319229          E22/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       7.750            760.83         85
                                       7.500            760.83
    KISSIMMEE        FL   34758          5            08/07/01         01
    0412859563                           03           10/01/01         12
1


    0412859563                           O            09/01/31
    0


    5319235          E22/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
                                       7.500            496.44         87
                                       7.250            496.44
    COLUMBIA         SC   29203          2            08/08/01         01
    0412865388                           05           10/01/01         25
    0412865388                           O            09/01/31
    0


    5319240          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       7.375          3,108.04         90
                                       7.125          3,108.04
    SAINT HELENA IS  SC   29920          2            08/08/01         01
    0412871857                           03           10/01/01         25
    0412871857                           O            09/01/31
    0


    5319254          E22/G02             F           44,900.00         ZZ
                                         360         44,900.00          1
                                       8.500            345.24         90
                                       8.250            345.24
    SOUTH BEND       IN   46619          1            08/13/01         04
    0412880262                           05           10/01/01         25
    0412880262                           N            09/01/31
    0


    5319257          E22/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
                                       8.125          3,860.99         80
                                       7.875          3,860.99
    IRVING           TX   75062          5            08/07/01         00
    0412884868                           03           10/01/01          0
    0412884868                           O            09/01/31
    0


    5319261          E22/G02             F          205,500.00         ZZ
                                         360        205,500.00          1
                                       7.375          1,419.34         73
                                       7.125          1,419.34
    DEL VALLE        TX   78617          5            08/08/01         00
    0412888042                           05           10/01/01          0
    0412888042                           O            09/01/31
    0


1


    5319270          E22/G02             F          202,400.00         ZZ
                                         360        202,400.00          2
                                       8.125          1,502.81         80
                                       7.875          1,502.81
    CHICAGO          IL   60639          5            08/08/01         00
    0412895591                           05           10/01/01          0
    0412895591                           O            09/01/31
    0


    5319278          E22/G02             F          199,500.00         ZZ
                                         360        199,500.00          1
                                       8.250          1,498.78         95
                                       8.000          1,498.78
    OCEOLA TOWNSHIP  MI   48843          1            08/13/01         04
    0412900102                           05           10/01/01         30
    0412900102                           O            09/01/31
    0


    5319283          E22/G02             F          122,800.00         ZZ
                                         360        122,800.00          2
                                       8.125            911.79         80
                                       7.875            911.79
    WOODBURN         OR   97071          2            08/07/01         00
    0412905614                           05           10/01/01          0
    0412905614                           N            09/01/31
    0


    5319285          E22/G02             F          140,250.00         ZZ
                                         360        140,250.00          1
                                       8.125          1,041.35         83
                                       7.875          1,041.35
    COCONUT CREEK    FL   33073          5            08/07/01         01
    0412908626                           03           10/01/01         12
    0412908626                           O            09/01/31
    0


    5319356          E82/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.375          1,381.35         47
                                       7.125          1,381.35
    STAMFORD         CT   06907          2            08/10/01         00
    0400470456                           29           10/01/01          0
    0400470456                           O            09/01/31
    0


    5319358          E82/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.750            573.13         68
                                       7.500            573.13
1


    NORTHVILLE       MI   48167          2            08/10/01         00
    0400466801                           01           10/01/01          0
    0400466801                           O            09/01/31
    0


    5334105          975/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
                                       7.375          2,279.23         77
                                       7.125          2,279.23
    CYPRESS          CA   90630          1            08/08/01         00
    0433122447                           05           10/01/01          0
    2013594                              O            09/01/31
    0


    5336112          U59/G02             F          189,600.00         ZZ
                                         360        189,462.77          1
                                       7.625          1,341.98         80
                                       7.375          1,341.98
    HAVERSTRAW       NY   10927          1            08/09/01         00
    0433123759                           05           09/09/01          0
    800887272                            O            08/09/31
    0


    5338477          G75/G75             F          171,200.00         ZZ
                                         360        170,986.42          1
                                       8.375          1,301.25         80
                                       8.125          1,301.25
    EDGEWATER        MD   21037          1            06/22/01         00
    04378534                             05           08/01/01          0
    04378534                             O            07/01/31
    0


    5338478          G75/G75             F           20,700.00         ZZ
                                         360         20,688.39          1
                                       8.875            164.70         90
                                       8.625            164.70
    PHILADELPHIA     PA   19154          1            08/01/01         14
    04363886                             01           09/01/01         25
    04363886                             N            08/01/31
    0


    5338479          G75/G75             F          310,000.00         ZZ
                                         360        309,538.42          1
                                       7.500          2,167.57         94
                                       7.250          2,167.57
    MEBANE           NC   27302          1            06/29/01         14
    04387557                             03           08/01/01         30
    04387557                             O            07/01/31
    0
1




    5338480          G75/G75             F          154,400.00         ZZ
                                         360        154,285.41          1
                                       7.500          1,079.59         80
                                       7.250          1,079.59
    TOANO            VA   23168          1            07/27/01         00
    04423137                             05           09/01/01          0
    04423137                             O            08/01/31
    0


    5338481          G75/G75             F          120,000.00         ZZ
                                         360        119,816.80          1
                                       7.375            828.82         83
                                       7.125            828.82
    HARRISBURG       PA   17102          1            06/11/01         12
    04289080                             05           08/01/01         25
    04289080                             O            07/01/31
    0


    5338484          G75/G75             F           54,900.00         ZZ
                                         360         54,838.21          1
                                       8.875            436.81         90
                                       8.625            436.81
    MONTGOMERY VILL  MD   20886          1            06/20/01         14
    04383167                             01           08/01/01         25
    04383167                             N            07/01/31
    0


    5338486          G75/G75             F           56,700.00         ZZ
                                         360         56,665.64          1
                                       8.500            435.98         90
                                       8.250            435.98
    GERMANTOWN       MD   20874          1            07/19/01         12
    04403262                             01           09/01/01         25
    04403262                             N            08/01/31
    0


    5338487          G75/G75             F          170,900.00         ZZ
                                         360        170,785.32          1
                                       8.000          1,254.01         95
                                       7.750          1,254.01
    SILVER SPRING    MD   20906          1            07/20/01         12
    04394348                             03           09/01/01         30
    04394348                             O            08/01/31
    0


    5338488          G75/G75             F          161,100.00         T
                                         360        160,991.90          1
1


                                       8.000          1,182.10         90
                                       7.750          1,182.10
    NORTH WILDWOOD   NJ   08260          1            07/24/01         01
    04285943                             01           09/01/01         25
    04285943                             O            08/01/31
    0


    5338489          G75/G75             F           73,350.00         ZZ
                                         360         73,299.52          1
                                       7.875            531.84         80
                                       7.625            531.84
    COLUMBIA         SC   29203          1            07/27/01         00
    04412805                             05           09/01/01          0
    04412805                             O            08/01/31
    0


    5339017          W17/G02             F          129,500.00         ZZ
                                         360        129,500.00          4
                                       8.500            995.74         70
                                       8.250            995.74
    OAKLAND PARK     FL   33334          1            08/06/01         00
    0433112364                           05           10/01/01          0
    1079                                 O            09/01/31
    0


    5339906          783/G02             F          231,000.00         ZZ
                                         360        230,819.80          1
                                       7.250          1,575.83         57
                                       7.000          1,575.83
    ELLENSBURG       WA   98926          5            07/25/01         00
    0433140530                           05           09/01/01          0
    9420001339                           O            08/01/31
    0


    5339982          F19/G02             F          415,000.00         ZZ
                                         360        414,684.22          1
                                       7.375          2,866.30         69
                                       7.125          2,866.30
    WATSONVILLE      CA   95076          2            07/17/01         00
    0433104346                           05           09/01/01          0
    683927                               O            08/01/31
    0


    5341667          E22/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       8.000          2,729.60         80
                                       7.750          2,729.60
    SAN CARLOS       CA   94070          1            08/02/01         00
    0412694408                           01           10/01/01          0
1


    0412694408                           O            09/01/31
    0


    5341670          E22/G02             F          147,600.00         ZZ
                                         360        147,600.00          1
                                       7.875          1,070.20         80
                                       7.625          1,070.20
    SACRAMENTO       CA   95829          2            07/31/01         00
    0412737710                           05           10/01/01          0
    0412737710                           O            09/01/31
    0


    5341674          E22/G02             F          279,000.00         ZZ
                                         360        279,000.00          4
                                       7.625          1,974.74         90
                                       7.375          1,974.74
    CHULA VISTA      CA   91910          1            08/02/01         04
    0412814766                           05           10/01/01         25
    0412814766                           O            09/01/31
    0


    5341676          E22/G02             F          191,700.00         ZZ
                                         360        191,700.00          1
                                       8.750          1,508.10         90
                                       8.500          1,508.10
    DARRIEN          IL   60561          1            08/14/01         01
    0412816969                           05           10/01/01         25
    0412816969                           O            09/01/31
    0


    5341685          E22/G02             F           57,250.00         ZZ
                                         360         57,250.00          3
                                       8.625            445.28         87
                                       8.375            445.28
    CLAREMONT        NH   03743          1            08/14/01         01
    0412840498                           05           10/01/01         25
    0412840498                           N            09/01/31
    0


    5341686          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          4
                                       8.375            820.88         90
                                       8.125            820.88
    INDIANAPOLIS     IN   46202          1            08/14/01         04
    0412843831                           05           10/01/01         25
    0412843831                           O            09/01/31
    0


1


    5341687          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       7.875          1,000.60         75
                                       7.625          1,000.60
    HOUSTON          TX   77071          5            08/07/01         00
    0412846404                           03           10/01/01          0
    0412846404                           O            09/01/31
    0


    5341695          E22/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       7.750          1,024.47         76
                                       7.500          1,024.47
    NOVI             MI   48375          2            08/09/01         00
    0412862682                           05           10/01/01          0
    0412862682                           O            09/01/31
    0


    5341706          E22/G02             F           86,850.00         ZZ
                                         360         86,850.00          3
                                       8.500            667.80         90
                                       8.250            667.80
    THIBODAUX        LA   70301          1            08/14/01         04
    0412882177                           05           10/01/01         30
    0412882177                           N            09/01/31
    0


    5341711          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.875            696.07         80
                                       7.625            696.07
    DALLAS           TX   75234          5            08/07/01         00
    0412886947                           05           10/01/01          0
    0412886947                           O            09/01/31
    0


    5341713          E22/G02             F          134,425.00         ZZ
                                         360        134,425.00          1
                                       7.625            951.45         95
                                       7.375            951.45
    DELRAY BEACH     FL   33445          1            08/14/01         04
    0412890717                           05           10/01/01         30
    0412890717                           O            09/01/31
    0


    5341718          E22/G02             F          265,600.00         ZZ
                                         360        265,600.00          1
                                       8.000          1,948.88         80
                                       7.750          1,948.88
1


    CANTON           MI   48187          1            08/14/01         00
    0412893208                           05           10/01/01          0
    0412893208                           O            09/01/31
    0


    5341719          E22/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       8.125          1,058.06         75
                                       7.875          1,058.06
    MEADOW VISTA     CA   95722          1            08/09/01         00
    0412893422                           05           10/01/01          0
    0412893422                           N            09/01/31
    0


    5341722          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       7.375          2,590.03         77
                                       7.125          2,590.03
    FORT COLLINS     CO   80526          5            08/09/01         00
    0412896631                           03           10/01/01          0
    0412896631                           O            09/01/31
    0


    5341724          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       8.625            404.45         80
                                       8.375            404.45
    ORLANDO          FL   32801          1            08/14/01         00
    0412897209                           01           10/01/01          0
    0412897209                           N            09/01/31
    0


    5341738          E22/G02             F          141,100.00         ZZ
                                         360        141,100.00          1
                                       8.125          1,047.66         85
                                       7.875          1,047.66
    YAKIMA           WA   98901          2            08/08/01         11
    0412915464                           05           10/01/01         12
    0412915464                           O            09/01/31
    0


    5341753          944/G02             F          145,000.00         ZZ
                                         360        144,767.40          1
                                       7.125            976.90         51
                                       6.875            976.90
    RIVERSIDE        CA   92503          5            06/18/01         00
    0433101573                           05           08/01/01          0
    W88019829                            O            07/01/31
    0
1




    5341859          944/G02             F          235,000.00         ZZ
                                         360        234,613.61          1
                                       7.000          1,563.47         76
                                       6.750          1,563.47
    PLACERVILLE      CA   95667          1            06/12/01         00
    0433101532                           05           08/01/01          0
    W1031893                             O            07/01/31
    0


    5342278          944/G02             F          255,000.00         ZZ
                                         360        254,805.96          1
                                       7.375          1,761.23         63
                                       7.125          1,761.23
    DANA POINT       CA   92629          5            07/03/01         00
    0433101565                           05           09/01/01          0
    W88020113                            O            08/01/31
    0


    5343487          L60/F27             F          285,000.00         ZZ
                                         360        284,554.01          1
                                       7.250          1,944.20         75
                                       7.000          1,944.20
    SOUTHPORT        NC   28461          5            06/01/01         00
    6610665312                           03           08/01/01          0
    6610665312                           O            07/01/31
    0


    5343488          L60/F27             F          350,000.00         ZZ
                                         360        349,516.69          1
                                       7.875          2,537.74         64
                                       7.625          2,537.74
    FAYETTEVILLE     NC   28303          1            06/11/01         00
    6610717894                           05           08/01/01          0
    6610717894                           O            07/01/31
    0


    5343489          L60/F27             F          395,000.00         ZZ
                                         360        394,397.02          1
                                       7.375          2,728.17         64
                                       7.125          2,728.17
    BALTIMORE        MD   21210          2            06/21/01         00
    6920097128                           05           08/01/01          0
    6920097128                           O            07/01/31
    0


    5343490          L60/F27             F          109,100.00         ZZ
                                         360        108,937.57          1
1


                                       7.500            762.84         54
                                       7.250            762.84
    OAK ISLAND       NC   28465          2            06/11/01         00
    6610692816                           05           08/01/01          0
    6610692816                           O            07/01/31
    0


    5343492          L60/F27             F          650,000.00         ZZ
                                         360        649,032.21          1
                                       7.500          4,544.89         55
                                       7.250          4,544.89
    WILMINGTON       NC   28403          5            06/13/01         00
    6960156992                           03           08/01/01          0
    6960156992                           O            07/01/31
    0


    5343497          L60/F27             F          148,000.00         ZZ
                                         360        147,700.10          1
                                       8.000          1,085.97         80
                                       7.750          1,085.97
    ATLANTA          GA   30309          5            05/24/01         00
    6610726540                           08           07/01/01          0
    6610726540                           O            06/01/31
    0


    5343505          L60/F27             F          432,000.00         ZZ
                                         360        431,372.67          1
                                       7.625          3,057.67         80
                                       7.375          3,057.67
    PHOENIX          AZ   85028          1            06/12/01         00
    6960168540                           05           08/01/01          0
    6960168540                           O            07/01/31
    0


    5343511          L60/F27             F          103,500.00         ZZ
                                         360        103,198.44          1
                                       7.750            741.49         75
                                       7.500            741.49
    FREDERICK        MD   21701          5            04/30/01         00
    6990358492                           05           06/01/01          0
    6990358492                           O            05/01/31
    0


    5343513          L60/F27             F          285,000.00         ZZ
                                         360        283,275.91          1
                                       7.750          2,041.77         68
                                       7.500          2,041.77
    ARLINGTON        VA   22201          5            04/10/01         00
    6990307634                           05           06/01/01          0
1


    6990307634                           O            05/01/31
    0


    5343517          L60/F27             F          142,400.00         ZZ
                                         360        142,072.94          1
                                       7.375            983.52         80
                                       7.125            983.52
    BROADWAY         NC   27505          1            05/23/01         00
    6610671487                           05           07/01/01          0
    6610671487                           O            06/01/31
    0


    5343521          L60/F27             F          418,000.00         ZZ
                                         360        416,966.10          1
                                       7.000          2,780.96         72
                                       6.750          2,780.96
    HAMPSTEAD        NC   28443          2            05/04/01         00
    6610638579                           05           07/01/01          0
    6610638579                           O            06/01/31
    0


    5343526          L60/F27             F          268,000.00         ZZ
                                         360        266,251.73          1
                                       7.875          1,943.19         79
                                       7.625          1,943.19
    ELLICOTT CITY    MD   21043          2            05/15/01         00
    6990343185                           03           07/01/01          0
    6990343185                           O            06/01/31
    0


    5343527          L60/F27             F           82,500.00         ZZ
                                         360         82,383.17          1
                                       7.750            591.04         66
                                       7.500            591.04
    CHARLOTTE        NC   28205          2            06/16/01         00
    6610751677                           05           08/01/01          0
    6610751677                           O            07/01/31
    0


    5343535          L60/F27             F           68,800.00         ZZ
                                         360         68,638.01          1
                                       7.250            469.34         80
                                       7.000            469.34
    RIVERDALE        GA   30274          5            05/23/01         00
    6610727903                           05           07/01/01          0
    6610727903                           O            06/01/31
    0


1


    5343546          L60/F27             F          560,000.00         T
                                         360        559,206.96          1
                                       7.750          4,011.91         63
                                       7.500          4,011.91
    DUCK             NC   27949          5            06/15/01         00
    6990323486                           03           08/01/01          0
    6990323486                           O            07/01/31
    0


    5343554          L60/F27             F          500,000.00         T
                                         360        498,464.07          1
                                       7.375          3,453.38         79
                                       7.125          3,453.38
    OCEAN CITY       MD   21842          1            04/28/01         00
    6990333546                           05           06/01/01          0
    6990333546                           O            05/01/31
    0


    5343585          L60/F27             F          215,500.00         ZZ
                                         360        215,013.34          1
                                       7.500          1,506.81         80
                                       7.250          1,506.81
    MARSHALL         VA   20115          2            05/18/01         00
    6920067954                           05           07/01/01          0
    6920067954                           O            06/01/31
    0


    5343588          L60/F27             F          400,000.00         ZZ
                                         360        399,101.83          1
                                       7.500          2,796.86         79
                                       7.250          2,796.86
    ATLANTA          GA   30342          2            05/14/01         00
    6960161295                           05           07/01/01          0
    6960161295                           O            06/01/31
    0


    5343591          L60/F27             F          336,400.00         ZZ
                                         360        335,366.64          1
                                       7.375          2,323.43         80
                                       7.125          2,323.43
    MARIETTA         GA   30068          5            04/25/01         00
    6990352222                           05           06/01/01          0
    6990352222                           O            05/01/31
    0


    5343597          L60/F27             F          312,200.00         ZZ
                                         360        311,386.04          1
                                       7.750          2,236.64         80
                                       7.500          2,236.64
1


    CARMEL           IN   46033          5            05/25/01         00
    6990373114                           03           07/01/01          0
    6990373114                           O            06/01/31
    0


    5343599          L60/F27             F          400,000.00         ZZ
                                         360        399,034.68          1
                                       7.125          2,694.87         80
                                       6.875          2,694.87
    SPARTANBURG      SC   29302          2            05/15/01         00
    6610662119                           05           07/01/01          0
    6610662119                           O            06/01/31
    0


    5343611          L60/F27             F          496,000.00         T
                                         360        494,888.78          1
                                       7.500          3,468.10         80
                                       7.250          3,468.10
    DUCK             NC   27949          1            05/30/01         00
    6990353571                           05           07/01/01          0
    6990353571                           O            06/01/31
    0


    5343613          L60/F27             F          190,000.00         ZZ
                                         300        189,319.66          1
                                       7.250          1,373.33         79
                                       7.000          1,373.33
    DURHAM           NC   27712          5            05/17/01         00
    6610691291                           03           07/01/01          0
    6610691291                           O            06/01/26
    0


    5343614          L60/F27             F          360,000.00         ZZ
                                         360        359,232.83          1
                                       7.750          2,579.08         77
                                       7.500          2,579.08
    SPARTANBURG      SC   29306          5            05/21/01         00
    6960141871                           05           07/01/01          0
    6960141871                           O            06/01/31
    0


    5343625          L60/F27             F          341,500.00         ZZ
                                         360        340,501.86          1
                                       7.625          2,417.12         63
                                       7.375          2,417.12
    SEVERNA PARK     MD   21146          2            04/11/01         00
    6990324210                           05           06/01/01          0
    6990324210                           O            05/01/31
    0
1




    5343628          L60/F27             F           77,000.00         ZZ
                                         360         76,405.40          1
                                       7.875            558.30         55
                                       7.625            558.30
    CONWAY           SC   29526          2            05/01/01         00
    6610635391                           05           06/01/01          0
    6610635391                           O            05/01/31
    0


    5343633          L60/F27             F          100,000.00         ZZ
                                         360         99,714.95          1
                                       7.750            716.41         75
                                       7.500            716.41
    WILMINGTON       NC   28405          2            04/16/01         00
    6960130837                           05           06/01/01          0
    6960130837                           O            05/01/31
    0


    5343634          L60/F27             F          114,500.00         ZZ
                                         360        114,139.47          1
                                       7.250            781.09         48
                                       7.000            781.09
    GREENWOOD        SC   29649          2            04/19/01         00
    6990335743                           05           06/01/01          0
    6990335743                           O            05/01/31
    0


    5343638          L60/F27             F          137,000.00         ZZ
                                         360        136,005.74          1
                                       7.750            981.48         60
                                       7.500            981.48
    ARLINGTON        VA   22205          2            04/01/01         00
    6990320819                           05           05/01/01          0
    6990320819                           O            04/01/31
    0


    5343640          L60/F27             F          140,000.00         ZZ
                                         360        139,499.52          1
                                       7.750          1,002.98         80
                                       7.500          1,002.98
    BALTIMORE        MD   21209          1            03/16/01         00
    6920027480                           05           05/01/01          0
    6920027480                           O            04/01/31
    0


    5343641          L60/F27             F          144,750.00         ZZ
                                         360        144,271.21          1
1


                                       7.000            963.03         75
                                       6.750            963.03
    GREENSBORO       NC   27407          1            04/27/01         00
    6610614629                           03           06/01/01          0
    6610614629                           O            05/01/31
    0


    5343642          L60/F27             F          145,000.00         ZZ
                                         360        144,554.59          1
                                       7.375          1,001.48         78
                                       7.125          1,001.48
    ABERDEEN         NC   28315          5            04/30/01         00
    6610654213                           05           06/01/01          0
    6610654213                           O            05/01/31
    0


    5343648          L60/F27             F          180,000.00         ZZ
                                         360        179,473.89          1
                                       7.625          1,274.03         80
                                       7.375          1,274.03
    FAIRVIEW         NC   28730          1            04/17/01         00
    6990349205                           05           06/01/01          0
    6990349205                           O            05/01/31
    0


    5343650          L60/F27             F          186,000.00         ZZ
                                         360        185,158.72          1
                                       7.500          1,300.54         73
                                       7.250          1,300.54
    LANDRUM          SC   29356          2            02/08/01         00
    6610578916                           05           04/01/01          0
    6610578916                           O            03/01/31
    0


    5343652          L60/F27             F          189,000.00         ZZ
                                         360        188,433.63          1
                                       7.500          1,321.52         72
                                       7.250          1,321.52
    RALEIGH          NC   27614          2            04/27/01         00
    6610673609                           03           06/01/01          0
    6610673609                           O            05/01/31
    0


    5343653          L60/F27             F          190,750.00         ZZ
                                         240        189,032.19          1
                                       7.625          1,551.28         80
                                       7.375          1,551.28
    LAWRENCEVILLE    GA   30043          1            03/26/01         00
    6990305844                           03           05/01/01          0
1


    6990305844                           O            04/01/21
    0


    5343655          L60/F27             F          200,000.00         ZZ
                                         360        199,429.90          1
                                       7.750          1,432.82         63
                                       7.500          1,432.82
    FAYETTEVILLE     NC   28305          5            04/25/01         00
    6610654647                           05           06/01/01          0
    6610654647                           O            05/01/31
    0


    5343659          L60/F27             F          270,000.00         ZZ
                                         360        269,058.66          1
                                       7.875          1,957.69         75
                                       7.625          1,957.69
    CHARLOTTE        NC   28270          5            03/23/01         00
    6990326868                           05           05/01/01          0
    6990326868                           O            04/01/31
    0


    5343666          L60/F27             F          297,500.00         ZZ
                                         360        296,354.13          1
                                       7.375          2,054.76         85
                                       7.125          2,054.76
    WINSTON SALEM    NC   27104          5            03/09/01         12
    6990304724                           03           05/01/01         12
    6990304724                           O            04/01/31
    0


    5343668          L60/F27             F          300,000.00         ZZ
                                         360        299,310.95          1
                                       7.375          2,072.03         45
                                       7.125          2,072.03
    FOLLY BEACH      SC   29439          5            05/16/01         00
    6610658693                           05           07/01/01          0
    6610658693                           O            06/01/31
    0


    5343676          L60/F27             F          317,500.00         T
                                         360        316,524.70          1
                                       7.375          2,192.89         43
                                       7.125          2,192.89
    HILTON HEAD      SC   29926          5            04/18/01         00
    6990332779                           05           06/01/01          0
    6990332779                           O            05/01/31
    0


1


    5343681          L60/F27             F          325,000.00         ZZ
                                         360        323,951.09          1
                                       7.125          2,189.59         63
                                       6.875          2,189.59
    NEWNAN           GA   30263          2            04/23/01         00
    6610681458                           05           06/01/01          0
    6610681458                           O            05/01/31
    0


    5343706          L60/F27             F          372,600.00         ZZ
                                         360        371,805.97          1
                                       7.750          2,669.35         75
                                       7.500          2,669.35
    ROCKVILLE        MD   20853          1            05/11/01         00
    6920025321                           05           07/01/01          0
    6920025321                           O            06/01/31
    0


    5343717          L60/F27             F          400,000.00         ZZ
                                         360        398,801.38          1
                                       7.500          2,796.86         80
                                       7.250          2,796.86
    SOUTHPORT        NC   28461          2            05/01/01         00
    6610660957                           05           06/01/01          0
    6610660957                           O            05/01/31
    0


    5343728          L60/F27             F          420,000.00         ZZ
                                         360        418,244.92          1
                                       7.500          2,936.70         74
                                       7.250          2,936.70
    PRINCE FREDERIC  MD   20678          2            03/13/01         00
    6990319853                           05           05/01/01          0
    6990319853                           O            04/01/31
    0


    5343730          L60/F27             F          425,000.00         ZZ
                                         360        423,757.83          1
                                       7.625          3,008.12         50
                                       7.375          3,008.12
    BEAUFORT         SC   29902          1            04/17/01         00
    6990349981                           05           06/01/01          0
    6990349981                           O            05/01/31
    0


    5343732          L60/F27             F          440,000.00         ZZ
                                         360        438,681.51          1
                                       7.500          3,076.55         80
                                       7.250          3,076.55
1


    RICHMOND         VA   23233          2            04/09/01         00
    6990333090                           05           06/01/01          0
    6990333090                           O            05/01/31
    0


    5343733          L60/F27             F          443,000.00         T
                                         360        441,982.51          1
                                       7.375          3,059.69         62
                                       7.125          3,059.69
    COROLLA          NC   27927          2            05/07/01         00
    6610682039                           05           07/01/01          0
    6610682039                           O            06/01/31
    0


    5343737          L60/F27             F          452,000.00         T
                                         360        450,611.54          1
                                       7.375          3,121.85         80
                                       7.125          3,121.85
    DUCK             NC   27949          2            04/26/01         00
    6990335484                           03           06/01/01          0
    6990335484                           O            05/01/31
    0


    5343739          L60/F27             F          456,500.00         ZZ
                                         360        454,952.71          1
                                       6.875          2,998.88         32
                                       6.625          2,998.88
    ATLANTA          GA   30319          2            04/20/01         00
    6610686492                           05           06/01/01          0
    6610686492                           O            05/01/31
    0


    5343742          L60/F27             F          465,000.00         T
                                         360        463,606.60          1
                                       7.500          3,251.35         80
                                       7.250          3,251.35
    NAGS HEAD        NC   27959          2            04/04/01         00
    6990324989                           05           06/01/01          0
    6990324989                           O            05/01/31
    0


    5343747          L60/F27             F          340,000.00         ZZ
                                         360        339,251.33          1
                                       7.375          2,348.30         62
                                       7.125          2,348.30
    CARY             NC   27511          2            10/06/00         00
    6610497517                           03           08/01/01          0
    6610497517                           O            07/01/31
    0
1




    5343754          L60/F27             F          510,000.00         T
                                         360        507,805.14          1
                                       7.750          3,653.70         72
                                       7.500          3,653.70
    CASHIERS         NC   28717          5            02/09/01         00
    6610582999                           05           04/01/01          0
    6610582999                           O            03/01/31
    0


    5343758          L60/F27             F          518,500.00         ZZ
                                         360        516,453.03          1
                                       7.250          3,537.08         65
                                       7.000          3,537.08
    CHARLOTTE        NC   28207          5            03/14/01         00
    6610604380                           05           05/01/01          0
    6610604380                           O            04/01/31
    0


    5343776          L60/F27             F          650,000.00         ZZ
                                         360        648,003.29          1
                                       7.375          4,489.39         80
                                       7.125          4,489.39
    MOORESVILLE      NC   28117          5            04/24/01         00
    6610676039                           03           06/01/01          0
    6610676039                           O            05/01/31
    0


    5344459          R21/G02             F          153,000.00         ZZ
                                         360        152,894.70          3
                                       7.875          1,109.36         79
                                       7.625          1,109.36
    CHICAGO          IL   60620          5            07/26/01         00
    0433119666                           05           09/01/01          0
    20010680                             O            08/01/31
    0


    5344542          168/168             F           73,000.00         ZZ
                                         360         72,949.76          1
                                       7.875            529.30         77
                                       7.625            529.30
    BONITA           FL   34135          2            07/09/01         00
    0059521619                           05           09/01/01          0
    0059521619                           O            08/01/31
    0


    5344664          W56/M32             F           87,900.00         ZZ
                                         360         87,837.96          1
1


                                       7.750            629.73         80
                                       7.500            629.73
    SAN DIEGO        CA   92119          1            07/31/01         00
    0400445185                           01           09/01/01          0
    0400445185                           O            08/01/31
    0


    5344926          964/G02             F          374,250.00         ZZ
                                         360        374,250.00          1
                                       7.375          2,584.85         75
                                       7.125          2,584.85
    ORANGE           CA   92869          5            08/17/01         00
    0433107463                           09           10/01/01          0
    140148                               O            09/01/31
    0


    5346038          168/168             F           40,500.00         ZZ
                                         360         40,477.88          2
                                       9.000            325.87         90
                                       8.750            325.87
    ROCHESTER        NY   14609          1            07/19/01         10
    0059482923                           05           09/01/01         25
    0059482923                           O            08/01/31
    0


    5346823          U62/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       7.875            812.08         80
                                       7.625            812.08
    MIDLAND          TX   79707          2            08/07/01         00
    0433102647                           03           10/01/01          0
    2001267076                           O            09/01/31
    0


    5347618          168/168             F          330,000.00         ZZ
                                         360        329,508.65          1
                                       7.500          2,307.41         75
                                       7.250          2,307.41
    SHOREHAM         NY   11786          1            06/29/01         00
    0249635704                           05           08/01/01          0
    0249635704                           O            07/01/31
    0


    5348347          964/G02             F          153,000.00         ZZ
                                         360        153,000.00          4
                                       7.500          1,069.80         90
                                       7.250          1,069.80
    FAIRFIELD        CA   94533          1            08/20/01         04
    0433150208                           05           10/01/01         25
1


    132334                               N            09/01/31
    0


    5349470          964/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
                                       7.375            424.77         33
                                       7.125            424.77
    HENDERSON        NV   89012          2            08/17/01         00
    0433125150                           03           10/01/01          0
    138973                               O            09/01/31
    0


    5353406          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       8.375            501.65         83
                                       8.125            501.65
    SPARTANBURG      SC   29379          2            08/15/01         01
    0412789273                           05           10/01/01         17
    0412789273                           N            09/01/31
    0


    5353407          E22/G02             F          253,000.00         ZZ
                                         360        253,000.00          1
                                       7.750          1,812.52         80
                                       7.500          1,812.52
    GRASS VALLEY     CA   95949          5            08/09/01         00
    0412797169                           05           10/01/01          0
    0412797169                           O            09/01/31
    0


    5353408          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       8.000            550.32         69
                                       7.750            550.32
    CANYON           TX   79015          2            08/09/01         00
    0412798787                           27           10/01/01          0
    0412798787                           O            09/01/31
    0


    5353409          E22/G02             F          109,710.00         ZZ
                                         360        109,710.00          1
                                       7.875            795.47         90
                                       7.625            795.47
    CLEARWATER       FL   33755          1            08/15/01         04
    0412800138                           05           10/01/01         25
    0412800138                           O            09/01/31
    0


1


    5353411          E22/G02             F           42,250.00         ZZ
                                         360         42,250.00          1
                                       8.500            324.87         65
                                       8.250            324.87
    BALTIMORE        MD   21230          5            08/10/01         00
    0412802753                           05           10/01/01          0
    0412802753                           O            09/01/31
    0


    5353433          E22/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       7.750          1,475.81         75
                                       7.500          1,475.81
    THORNTON         CO   80241          5            08/10/01         00
    0412857930                           03           10/01/01          0
    0412857930                           O            09/01/31
    0


    5353438          E22/G02             F          188,400.00         ZZ
                                         360        188,400.00          1
                                       7.500          1,317.32         89
                                       7.250          1,317.32
    RICHARDSON       TX   75082          2            08/10/01         04
    0412862062                           03           10/01/01         25
    0412862062                           O            09/01/31
    0


    5353440          E22/G02             F           36,800.00         ZZ
                                         360         36,800.00          1
                                       8.750            289.51         80
                                       8.500            289.51
    INDIANAPOLIS     IN   46219          1            08/15/01         00
    0412863060                           05           10/01/01          0
    0412863060                           O            09/01/31
    0


    5353447          E22/G02             F          263,500.00         ZZ
                                         360        263,500.00          1
                                       7.500          1,842.43         85
                                       7.250          1,842.43
    GEORGETOWN       CO   80444          5            08/10/01         01
    0412870073                           01           10/01/01         12
    0412870073                           O            09/01/31
    0


    5353450          E22/G02             F           66,300.00         ZZ
                                         360         66,300.00          1
                                       7.625            469.27         85
                                       7.375            469.27
1


    SACRAMENTO       CA   95826          1            08/08/01         01
    0412870990                           01           10/01/01         12
    0412870990                           O            09/01/31
    0


    5353454          E22/G02             F          256,800.00         ZZ
                                         360        256,800.00          4
                                       7.500          1,795.58         80
                                       7.250          1,795.58
    BOISE            ID   83712          2            08/07/01         00
    0412876534                           05           10/01/01          0
    0412876534                           O            09/01/31
    0


    5353458          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       7.875          3,045.29         69
                                       7.625          3,045.29
    OAKLAND          CA   94604          5            08/08/01         00
    0412878902                           05           10/01/01          0
    0412878902                           O            09/01/31
    0


    5353460          E22/G02             F           99,990.00         ZZ
                                         360         99,990.00          2
                                       7.250            682.11         80
                                       7.000            682.11
    SACRAMENTO       CA   95822          1            08/09/01         00
    0412880270                           05           10/01/01          0
    0412880270                           N            09/01/31
    0


    5353465          E22/G02             F          333,500.00         ZZ
                                         360        333,500.00          1
                                       7.500          2,331.88         79
                                       7.250          2,331.88
    SHELTON          WA   98584          2            08/03/01         00
    0412884348                           03           10/01/01          0
    0412884348                           O            09/01/31
    0


    5353471          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       7.875          2,719.01         75
                                       7.625          2,719.01
    GREEN OAKS       IL   60048          5            08/10/01         00
    0412889594                           05           10/01/01          0
    0412889594                           O            09/01/31
    0
1




    5353484          E22/G02             F          183,600.00         ZZ
                                         360        183,600.00          3
                                       8.750          1,444.38         90
                                       8.500          1,444.38
    WORCESTER        MA   01604          1            08/15/01         04
    0412901886                           05           10/01/01         25
    0412901886                           N            09/01/31
    0


    5353485          E22/G02             F          192,600.00         ZZ
                                         360        192,600.00          3
                                       8.750          1,515.18         90
                                       8.500          1,515.18
    WORCESTER        MA   02119          1            08/15/01         04
    0412902132                           05           10/01/01         25
    0412902132                           N            09/01/31
    0


    5353490          E22/G02             F          361,600.00         ZZ
                                         360        361,600.00          1
                                       7.375          2,497.48         80
                                       7.125          2,497.48
    MARIETTA         GA   30064          5            08/10/01         00
    0412904013                           05           10/01/01          0
    0412904013                           O            09/01/31
    0


    5353492          E22/G02             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       7.750          1,701.48         95
                                       7.500          1,701.48
    HIGHLANDS RANCH  CO   80129          2            08/10/01         04
    0412904195                           03           10/01/01         30
    0412904195                           O            09/01/31
    0


    5353495          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.125          1,515.87         78
                                       6.875          1,515.87
    FLOWER MOUND     TX   75023          5            08/10/01         00
    0412904773                           05           10/01/01          0
    0412904773                           O            09/01/31
    0


    5353504          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
1


                                       7.750          1,773.12         90
                                       7.500          1,773.12
    SEATTLE          WA   98199          1            08/10/01         01
    0412910093                           05           10/01/01         35
    0412910093                           O            09/01/31
    0


    5353507          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          2
                                       7.625          1,415.59         77
                                       7.375          1,415.59
    LAKEWOOD         CO   80226          5            08/10/01         00
    0412911307                           05           10/01/01          0
    0412911307                           O            09/01/31
    0


    5353513          E22/G02             F          349,200.00         ZZ
                                         360        349,200.00          1
                                       7.500          2,441.66         80
                                       7.250          2,441.66
    GRAND JUNCTION   CO   81505          1            08/15/01         00
    0412922445                           05           10/01/01          0
    0412922445                           O            09/01/31
    0


    5353514          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       7.625          1,783.64         79
                                       7.375          1,783.64
    KELLER           TX   76248          5            08/10/01         00
    0412923054                           05           10/01/01          0
    0412923054                           O            09/01/31
    0


    5353516          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          2
                                       8.125            475.20         80
                                       7.875            475.20
    INDEPENDENCE     MO   64055          1            08/14/01         00
    0412924029                           05           10/01/01          0
    0412924029                           N            09/01/31
    0


    5353518          E22/G02             F          100,000.00         T
                                         360        100,000.00          1
                                       7.375            690.68         80
                                       7.125            690.68
    SAN ISABEL       CO   81069          1            08/15/01         00
    0412936460                           05           10/01/01          0
1


    0412936460                           O            09/01/31
    0


    5354321          944/G02             F          290,000.00         ZZ
                                         360        289,546.17          1
                                       7.250          1,978.32         70
                                       7.000          1,978.32
    SHINGLE SPRINGS  CA   95682          5            06/27/01         00
    0433101540                           05           08/01/01          0
    W01032416                            O            07/01/31
    0


    5354742          J83/G02             F          435,000.00         ZZ
                                         360        434,700.63          1
                                       7.875          3,154.06         77
                                       7.625          3,154.06
    IVINS            UT   84738          1            08/01/01         00
    0433102639                           05           09/01/01          0
    308455                               O            08/01/31
    0


    5355704          944/G02             F          375,000.00         ZZ
                                         360        374,707.46          1
                                       7.250          2,558.17         73
                                       7.000          2,558.17
    IRVINE           CA   92606          2            07/02/01         00
    0433101490                           03           09/01/01          0
    W88018958                            O            08/01/31
    0


    5361839          G52/G02             F          136,350.00         ZZ
                                         360        136,271.55          4
                                       8.750          1,072.67         90
                                       8.500          1,072.67
    COLLEGE STATION  TX   77840          1            07/27/01         10
    0433103389                           05           09/01/01         25
    7405002019                           N            08/01/31
    0


    5363187          E22/G02             F           78,300.00         ZZ
                                         360         78,300.00          1
                                       7.500            547.48         90
                                       7.250            547.48
    DALLAS           TX   75287          1            08/16/01         04
    0412612673                           01           10/01/01         25
    0412612673                           N            09/01/31
    0


1


    5363189          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          4
                                       8.625            875.01         90
                                       8.375            875.01
    LAKE WORTH       FL   33640          1            08/16/01         01
    0412702250                           05           10/01/01         25
    0412702250                           N            09/01/31
    0


    5363198          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
                                       8.625            455.01         90
                                       8.375            455.01
    NEW ORLEANS      LA   70117          1            08/16/01         04
    0412835217                           05           10/01/01         25
    0412835217                           N            09/01/31
    0


    5363202          E22/G02             F          225,600.00         ZZ
                                         360        225,600.00          1
                                       7.875          1,635.76         80
                                       7.625          1,635.76
    LAGUNA NIGUEL    CA   92677          5            08/08/01         00
    0412847584                           03           10/01/01          0
    0412847584                           O            09/01/31
    0


    5363216          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       8.500            449.81         90
                                       8.250            449.81
    OAK PARK         MI   48237          1            08/16/01         04
    0412887077                           05           10/01/01         25
    0412887077                           N            09/01/31
    0


    5363220          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       7.750          1,834.02         80
                                       7.500          1,834.02
    DUVALL           WA   98019          1            08/14/01         00
    0412895773                           05           10/01/01          0
    0412895773                           O            09/01/31
    0


    5363227          E22/G02             F          329,375.00         ZZ
                                         360        329,375.00          1
                                       7.500          2,303.04         85
                                       7.250          2,303.04
1


    WATSONVILLE      CA   95076          1            08/10/01         01
    0412904823                           05           10/01/01         12
    0412904823                           O            09/01/31
    0


    5363231          E22/G02             F           53,000.00         ZZ
                                         360         53,000.00          1
                                       7.500            370.58         39
                                       7.250            370.58
    TUOLUMNE         CA   95379          1            08/13/01         00
    0412909285                           03           10/01/01          0
    0412909285                           O            09/01/31
    0


    5363233          E22/G02             F          209,000.00         ZZ
                                         360        209,000.00          1
                                       8.000          1,533.57         95
                                       7.750          1,533.57
    WOBURN           MA   01801          1            08/16/01         04
    0412914475                           01           10/01/01         30
    0412914475                           O            09/01/31
    0


    5363234          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       8.500            761.22         90
                                       8.250            761.22
    TACOMA           WA   98408          1            08/08/01         11
    0412915308                           05           10/01/01         30
    0412915308                           O            09/01/31
    0


    5363239          E22/G02             F          131,400.00         ZZ
                                         360        131,400.00          4
                                       8.625          1,022.02         90
                                       8.375          1,022.02
    PONTIAC          MI   48341          1            08/16/01         04
    0412918211                           05           10/01/01         25
    0412918211                           N            09/01/31
    0


    5367985          U62/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       7.500          1,727.06         92
                                       7.250          1,727.06
    FLOSSMOOR        IL   60422          5            08/23/01         04
    0433129913                           05           10/01/01         30
    2001282466                           O            09/01/31
    0
1




    5369239          E82/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       7.625          1,203.25         74
                                       7.375          1,203.25
    BROOKLYN         NY   11220          2            08/13/01         00
    0400452587                           05           10/01/01          0
    0400452587                           O            09/01/31
    0


    5369240          E82/G02             F          104,850.00         ZZ
                                         360        104,850.00          1
                                       7.625            742.12         90
                                       7.375            742.12
    NASHUA           NH   03063          1            08/16/01         04
    0400463337                           05           10/01/01         25
    0400463337                           O            09/01/31
    0


    5369242          E82/G02             F           95,300.00         ZZ
                                         360         95,300.00          1
                                       7.875            690.99         76
                                       7.625            690.99
    WESTLAND         MI   48185          2            08/10/01         00
    0400449625                           05           10/01/01          0
    3740528                              N            09/01/31
    0


    5369256          E82/G02             F          160,700.00         ZZ
                                         360        160,700.00          1
                                       7.625          1,137.42         76
                                       7.375          1,137.42
    ENGLEWOOD        CO   80112          2            08/15/01         00
    0400466728                           03           10/01/01          0
    3284501                              O            09/01/31
    0


    5370434          964/G02             F          375,200.00         ZZ
                                         360        375,200.00          1
                                       7.875          2,720.46         80
                                       7.625          2,720.46
    LAGUNA NIGUEL    CA   92677          1            07/30/01         00
    0433116902                           01           10/01/01          0
    132029                               O            09/01/31
    0


    5371269          664/G02             F          148,000.00         ZZ
                                         360        147,778.23          1
1


                                       8.125          1,098.90         80
                                       7.875          1,098.90
    LAKE ELSINORE    CA   92532          1            06/11/01         00
    0433102670                           05           08/01/01          0
    0008158925                           O            07/01/31
    0


    5371460          168/168             F           43,200.00         ZZ
                                         360         42,743.72          1
                                       7.625            305.77         80
                                       7.375            305.77
    CATSKILL         NY   12414          1            08/08/01         00
    0059593806                           05           10/01/01          0
    0059593806                           O            09/01/31
    0


    5371692          964/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.750            687.76         80
                                       7.500            687.76
    SACRAMENTO       CA   95817          1            08/02/01         00
    0433061454                           05           10/01/01          0
    135619                               N            09/01/31
    0


    5371926          W02/G02             F          166,400.00         ZZ
                                         240        165,387.49          1
                                       6.590          1,249.47         80
                                       6.340          1,249.47
    SAINT CLOUD      FL   34771          5            05/25/01         00
    0433071735                           05           07/01/01          0
    1000233112                           O            06/01/21
    0


    5372441          624/G02             F          180,800.00         ZZ
                                         360        180,800.00          1
                                       7.625          1,279.69         80
                                       7.375          1,279.69
    JOHNSTOWN        CO   80534          2            08/10/01         00
    0433101789                           05           10/01/01          0
    3014410553F                          O            09/01/31
    0


    5372579          168/168             F          100,000.00         ZZ
                                         360         99,931.18          1
                                       7.875            725.07         80
                                       7.625            725.07
    ASHEVILLE        NC   28806          5            07/23/01         00
    0059623047                           05           09/01/01          0
1


    0059623047                           O            08/01/31
    0


    5373792          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.250            648.07         74
                                       7.000            648.07
    SWEETWATER       FL   33174          1            08/17/01         00
    0412804718                           07           10/01/01          0
    0412804718                           O            09/01/31
    0


    5373806          E22/G02             F          123,350.00         ZZ
                                         360        123,350.00          1
                                       7.875            894.37         95
                                       7.625            894.37
    LAS VEGAS        NV   89101          2            08/10/01         01
    0412851776                           05           10/01/01         30
    0412851776                           O            09/01/31
    0


    5373807          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.875          1,993.94         70
                                       7.625          1,993.94
    FLORISSANT       CO   80816          5            08/13/01         00
    0412851842                           05           10/01/01          0
    0412851842                           O            09/01/31
    0


    5373814          E22/G02             F          197,450.00         ZZ
                                         360        197,450.00          1
                                       7.875          1,431.65         72
                                       7.625          1,431.65
    DALLAS           TX   75214          2            08/13/01         00
    0412865891                           05           10/01/01          0
    0412865891                           O            09/01/31
    0


    5373818          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       7.375            953.13         76
                                       7.125            953.13
    ELK GROVE        CA   95758          1            08/10/01         00
    0412872202                           05           10/01/01          0
    0412872202                           O            09/01/31
    0


1


    5373823          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.750            601.79         90
                                       7.500            601.79
    ROTONDA WEST     FL   33947          1            08/17/01         01
    0412879686                           05           10/01/01         25
    0412879686                           O            09/01/31
    0


    5373824          E22/G02             F          115,500.00         ZZ
                                         360        115,500.00          1
                                       8.750            908.64         70
                                       8.500            908.64
    DENVER           CO   80218          2            08/17/01         00
    0412880387                           08           10/01/01          0
    0412880387                           N            09/01/31
    0


    5373826          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.875          2,900.28         67
                                       7.625          2,900.28
    SAN JOSE         CA   95118          5            08/10/01         00
    0412882086                           05           10/01/01          0
    0412882086                           O            09/01/31
    0


    5373833          E22/G02             F          187,500.00         ZZ
                                         360        187,500.00          1
                                       8.000          1,375.81         69
                                       7.750          1,375.81
    SILT             CO   81652          5            08/13/01         00
    0412889214                           05           10/01/01          0
    0412889214                           O            09/01/31
    0


    5373838          E22/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
                                       7.250          1,807.77         90
                                       7.000          1,807.77
    TOMS RIVER       NJ   08753          1            08/17/01         04
    0412893547                           05           10/01/01         25
    0412893547                           O            09/01/31
    0


    5373850          E22/G02             F          122,500.00         ZZ
                                         360        122,500.00          3
                                       8.625            952.79         88
                                       8.375            952.79
1


    LOUISVILLE       KY   40208          2            08/17/01         10
    0412904112                           05           10/01/01         25
    0412904112                           N            09/01/31
    0


    5373851          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       7.875          3,190.31         80
                                       7.625          3,190.31
    FORT WORTH       TX   76109          5            08/13/01         00
    0412904393                           05           10/01/01          0
    0412904393                           O            09/01/31
    0


    5373857          E22/G02             F          589,429.00         ZZ
                                         360        589,429.00          1
                                       7.750          4,222.74         79
                                       7.500          4,222.74
    DALLAS           TX   75209          5            08/10/01         00
    0412907982                           05           10/01/01          0
    0412907982                           O            09/01/31
    0


    5373860          E22/G02             F          103,600.00         ZZ
                                         360        103,600.00          1
                                       7.750            742.20         80
                                       7.500            742.20
    CHEYENNE         WY   82009          2            08/17/01         00
    0412911422                           05           10/01/01          0
    0412911422                           N            09/01/31
    0


    5373865          E22/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       8.500          3,690.78         80
                                       8.250          3,690.78
    DALLAS           TX   75205          5            08/13/01         00
    0412914731                           07           10/01/01          0
    0412914731                           O            09/01/31
    0


    5373888          E22/G02             F          199,200.00         ZZ
                                         360        199,200.00          1
                                       7.750          1,427.09         80
                                       7.500          1,427.09
    HURON TOWNSHIP   MI   48164          1            08/17/01         00
    0412926792                           05           10/01/01          0
    0412926792                           O            09/01/31
    0
1




    5373892          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       8.000            506.30         75
                                       7.750            506.30
    MARIETTA         GA   30008          5            08/17/01         00
    0412928616                           05           10/01/01          0
    0412928616                           N            09/01/31
    0


    5373896          E22/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       7.250          1,514.43         80
                                       7.000          1,514.43
    MIDLAND          MI   48640          1            08/17/01         00
    0412932022                           01           10/01/01          0
    0412932022                           O            09/01/31
    0


    5373972          994/994             F          285,000.00         ZZ
                                         360        284,813.57          1
                                       8.125          2,116.12         78
                                       7.875          2,116.12
    SCOTTSDALE       AZ   85259          2            07/09/01         00
    1818472805                           03           09/01/01          0
    1818472805                           O            08/01/31
    0


    5373989          994/994             F          500,000.00         ZZ
                                         360        499,343.64          1
                                       8.125          3,712.49         66
                                       7.875          3,712.49
    OAKLAND TWP      MI   48363          2            06/19/01         00
    2918464588                           05           08/01/01          0
    2918464588                           O            07/01/31
    0


    5374254          623/G02             F          429,600.00         ZZ
                                         360        429,332.98          1
                                       8.375          3,265.27         80
                                       8.125          3,265.27
    HUNTSVILLE       UT   84317          2            07/27/01         00
    0433112406                           05           09/01/01          0
    1529851                              O            08/01/31
    0


    5374255          623/G02             F          420,000.00         ZZ
                                         360        419,148.92          1
1


                                       8.000          3,081.81         80
                                       7.750          3,081.81
    SAN JOSE         CA   95123          5            05/17/01         00
    0433112075                           05           07/01/01          0
    1974852                              O            06/01/31
    0


    5374256          623/G02             F          350,000.00         ZZ
                                         360        349,746.68          1
                                       7.625          2,477.28         80
                                       7.375          2,477.28
    SCOTTSDALE       AZ   85262          5            07/25/01         00
    0433112539                           05           09/01/01          0
    1985323                              O            08/01/31
    0


    5374257          623/G02             F          461,766.00         ZZ
                                         360        461,387.49          1
                                       7.000          3,072.14         95
                                       6.750          3,072.14
    HIGHLANDS RANCH  CO   80129          1            07/27/01         10
    0433112521                           03           09/01/01         30
    1986597                              O            08/01/31
    0


    5374260          623/G02             F          225,000.00         ZZ
                                         360        224,849.03          1
                                       8.000          1,650.97         75
                                       7.750          1,650.97
    ESCONDIDO        CA   92027          2            07/12/01         00
    0433111846                           05           09/01/01          0
    1947220                              O            08/01/31
    0


    5374264          623/G02             F           41,600.00         ZZ
                                         360         41,574.80          1
                                       8.500            319.87         80
                                       8.250            319.87
    EL CENTRO        CA   92243          1            07/19/01         00
    0433108966                           01           09/01/01          0
    1982492                              O            08/01/31
    0


    5374266          623/G02             F          220,000.00         ZZ
                                         360        219,844.72          1
                                       7.750          1,576.11         80
                                       7.500          1,576.11
    FRESNO           CA   93711          2            07/20/01         00
    0433108958                           05           09/01/01          0
1


    1982911                              O            08/01/31
    0


    5374267          623/G02             F          136,000.00         ZZ
                                         360        135,901.57          1
                                       7.625            962.60         75
                                       7.375            962.60
    WESTMINSTER      CO   80030          5            07/24/01         00
    0433111838                           05           09/01/01          0
    1983567                              O            08/01/31
    0


    5374269          623/G02             F          131,200.00         ZZ
                                         360        131,120.51          1
                                       8.500          1,008.82         80
                                       8.250          1,008.82
    DENVER           CO   80220          5            07/25/01         00
    0433108883                           05           09/01/01          0
    1983887                              O            08/01/31
    0


    5374270          623/G02             F          470,600.00         T
                                         360        469,631.27          1
                                       8.250          3,535.46         63
                                       8.000          3,535.46
    CARMEL           CA   93923          5            07/24/01         00
    0433112000                           05           09/01/01          0
    1984470                              O            08/01/31
    0


    5374271          623/G02             F          185,000.00         ZZ
                                         360        184,882.03          2
                                       8.250          1,389.85         62
                                       8.000          1,389.85
    SALINAS          CA   93901          5            07/18/01         00
    0433111754                           05           09/01/01          0
    1984859                              O            08/01/31
    0


    5374272          623/G02             F          106,500.00         ZZ
                                         360        106,426.71          1
                                       7.875            772.20         75
                                       7.625            772.20
    VANCOUVER        WA   98660          1            07/26/01         00
    0433111820                           05           09/01/01          0
    1985264                              O            08/01/31
    0


1


    5374273          623/G02             F          320,000.00         ZZ
                                         360        319,811.07          2
                                       8.625          2,488.93         71
                                       8.375          2,488.93
    SAN JOSE         CA   95111          5            07/23/01         00
    0433111952                           05           09/01/01          0
    1986600                              N            08/01/31
    0


    5374274          623/G02             F          453,600.00         ZZ
                                         360        451,895.63          1
                                       7.500          3,171.64         80
                                       7.250          3,171.64
    VISTA            CA   92084          4            03/23/01         00
    0433112547                           05           05/01/01          0
    5234584                              O            04/01/31
    0


    5374275          623/G02             F          240,000.00         ZZ
                                         360        239,676.87          1
                                       8.000          1,761.03         83
                                       7.750          1,761.03
    LANSING          IL   60438          1            06/26/01         10
    0433111945                           05           08/01/01         12
    5340331                              O            07/01/31
    0


    5374276          623/G02             F          219,724.00         ZZ
                                         360        217,238.47          1
                                       8.000          1,612.26         67
                                       7.750          1,612.26
    FAYETTEVILLE     GA   30215          2            05/25/01         00
    0433111937                           05           07/01/01          0
    5354905                              O            06/01/31
    0


    5374277          623/G02             F          455,000.00         ZZ
                                         360        454,717.19          1
                                       8.375          3,458.33         65
                                       8.125          3,458.33
    VESTAVIA         AL   35216          5            07/24/01         00
    0433111929                           05           09/01/01          0
    5358812                              O            08/01/31
    0


    5374278          623/G02             F          142,000.00         ZZ
                                         360        141,871.39          1
                                       7.875          1,029.60         64
                                       7.625          1,029.60
1


    NORTH BABYLON    NY   11702          5            07/17/01         00
    0433111788                           05           09/01/01          0
    5362673                              O            08/01/31
    0


    5374279          623/G02             F           81,750.00         ZZ
                                         360         81,699.19          1
                                       8.375            621.36         75
                                       8.125            621.36
    GRAND RAPIDS     MI   49504          2            07/19/01         00
    0433108867                           05           09/01/01          0
    5363953                              O            08/01/31
    0


    5374280          623/G02             F          344,400.00         ZZ
                                         360        344,156.93          1
                                       7.750          2,467.32         66
                                       7.500          2,467.32
    HIGHLAND PARK    IL   60035          5            07/20/01         00
    0433111911                           05           09/01/01          0
    5365889                              O            08/01/31
    0


    5374281          623/G02             F          115,000.00         ZZ
                                         360        114,916.77          1
                                       7.625            813.96         75
                                       7.375            813.96
    WINDSOR LOCKS    CT   06096          2            07/20/01         00
    0433109139                           05           09/01/01          0
    5366218                              O            08/01/31
    0


    5374282          623/G02             F          382,400.00         ZZ
                                         360        382,162.31          1
                                       8.375          2,906.52         80
                                       8.125          2,906.52
    CARMEL           IN   46032          1            07/23/01         00
    0433109113                           05           09/01/01          0
    5366743                              O            08/01/31
    0


    5374283          623/G02             F          264,000.00         ZZ
                                         360        263,799.12          2
                                       7.375          1,823.38         76
                                       7.125          1,823.38
    EAST FALMOUTH    MA   02536          2            07/26/01         00
    0433111796                           05           09/01/01          0
    5367444                              O            08/01/31
    0
1




    5374285          623/G02             F          267,300.00         ZZ
                                         360        267,106.54          1
                                       7.625          1,891.93         90
                                       7.375          1,891.93
    HOOVER           AL   35244          1            07/27/01         14
    0433109030                           05           09/01/01         25
    5369478                              O            08/01/31
    0


    5374286          623/G02             F          160,000.00         ZZ
                                         360        159,887.07          1
                                       7.750          1,146.26         70
                                       7.500          1,146.26
    CHULUOTA         FL   32766          5            07/23/01         00
    0433108990                           03           09/01/01          0
    5369601                              O            08/01/31
    0


    5374287          623/G02             F          277,600.00         ZZ
                                         360        277,383.45          1
                                       7.250          1,893.72         80
                                       7.000          1,893.72
    SAVANNAH         GA   31404          1            07/27/01         00
    0433111762                           03           09/01/01          0
    5369877                              O            08/01/31
    0


    5374288          623/G02             F          142,900.00         ZZ
                                         360        142,804.12          3
                                       8.000          1,048.55         65
                                       7.750          1,048.55
    BROCKTON         MA   02302          5            07/27/01         00
    0433111770                           07           09/01/01          0
    5370224                              N            08/01/31
    0


    5374524          E82/G02             F          567,000.00         ZZ
                                         360        567,000.00          1
                                       7.500          3,964.55         76
                                       7.250          3,964.55
    SACRAMENTO       CA   95864          5            08/06/01         00
    0400458717                           05           10/01/01          0
    0400458717                           O            09/01/31
    0


    5374527          E82/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
1


                                       7.750            567.40         80
                                       7.500            567.40
    INDIANAPOLIS     IN   46219          2            08/10/01         00
    0400468757                           05           10/01/01          0
    1939610                              O            09/01/31
    0


    5374529          E82/G02             F          201,200.00         ZZ
                                         360        201,200.00          1
                                       7.625          1,424.08         78
                                       7.375          1,424.08
    FORT LAUDERDALE  FL   33331          2            08/13/01         00
    0400464046                           03           10/01/01          0
    0400464046                           O            09/01/31
    0


    5374530          E82/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       7.125          1,616.92         78
                                       6.875          1,616.92
    VIRGINIA CITY    NV   89440          5            08/13/01         00
    0400457958                           03           10/01/01          0
    0400457958                           O            09/01/31
    0


    5375984          N74/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.500            559.37         80
                                       7.250            559.37
    BEEBE            AR   72012          1            08/24/01         00
    0433146420                           05           10/01/01          0
    0029244010                           O            09/01/31
    0


    5377641          286/286             F          215,100.00         ZZ
                                         360        214,969.68          1
                                       8.500          1,653.94         90
                                       8.250          1,653.94
    ESCONDIDIO       CA   92026          5            07/06/01         12
    342295                               05           09/01/01         35
    342295                               O            08/01/31
    0


    5377642          286/286             F          152,100.00         ZZ
                                         360        151,928.83          1
                                       8.875          1,210.18         90
                                       8.625          1,210.18
    MIAMI BEACH      FL   33139          1            06/15/01         21
    316023                               01           08/01/01         25
1


    316023                               O            07/01/31
    0


    5377643          286/286             F          108,000.00         ZZ
                                         360        107,875.27          3
                                       8.750            849.64         90
                                       8.500            849.64
    PHOENIX          AZ   85020          1            06/27/01         12
    313484                               05           08/01/01         25
    313484                               N            07/01/31
    0


    5377644          286/286             F           95,310.00         ZZ
                                         360         95,182.82          2
                                       8.750            749.80         90
                                       8.500            749.80
    PHOENIX          AZ   85020          1            06/27/01         12
    313611                               05           08/01/01         25
    313611                               N            07/01/31
    0


    5377647          286/286             F          148,500.00         ZZ
                                         360        148,294.93          4
                                       7.875          1,076.73         90
                                       7.625          1,076.73
    RIVER FALLS      WI   54022          1            06/29/01         12
    406569                               05           08/01/01         25
    406569                               N            07/01/31
    0


    5377648          286/286             F          801,000.00         ZZ
                                         360        800,550.94          4
                                       8.875          6,373.12         67
                                       8.625          6,373.12
    BOSTON           MA   02116          2            07/20/01         00
    319841                               05           09/01/01          0
    319841                               O            08/01/31
    0


    5377649          286/286             F          179,250.00         ZZ
                                         360        179,072.94          4
                                       9.500          1,507.24         75
                                       9.250          1,507.24
    SAN BERNARDINO   CA   92401          1            06/19/01         00
    342247                               05           08/01/01          0
    342247                               O            07/01/31
    0


1


    5377650          286/286             F           76,000.00         ZZ
                                         360         75,886.83          1
                                       7.500            531.41         80
                                       7.250            531.41
    CLEVELAND        OH   44109          1            06/15/01         00
    385721                               05           08/01/01          0
    385721                               O            07/01/31
    0


    5377651          286/286             F          157,450.00         ZZ
                                         360        157,243.30          1
                                       8.125          1,169.07         90
                                       7.875          1,169.07
    FONTANA          CA   92336          1            06/13/01         11
    254758                               05           08/01/01         25
    254758                               O            07/01/31
    0


    5377652          286/286             F          150,000.00         ZZ
                                         360        149,787.58          1
                                       7.750          1,074.62         45
                                       7.500          1,074.62
    LIVINGSTON       NJ   07039          1            06/15/01         00
    289257                               01           08/01/01          0
    289257                               O            07/01/31
    0


    5377653          286/286             F           55,800.00         ZZ
                                         360         55,725.39          1
                                       8.625            434.01         90
                                       8.375            434.01
    INDIANAPOLIS     IN   46235          1            06/22/01         12
    421932                               05           08/01/01         25
    421932                               N            07/01/31
    0


    5377654          286/286             F          650,000.00         ZZ
                                         360        649,124.82          1
                                       8.000          4,769.47         60
                                       7.750          4,769.47
    MINNEAPOLIS      MN   55403          2            06/22/01         00
    377115                               05           08/01/01          0
    377115                               O            07/01/31
    0


    5377655          286/286             F          197,500.00         ZZ
                                         360        197,367.48          1
                                       8.000          1,449.19         90
                                       7.750          1,449.19
1


    GRANBY           MO   64844          2            07/10/01         11
    434566                               05           09/01/01         25
    434566                               O            08/01/31
    0


    5377656          286/286             F           71,100.00         ZZ
                                         360         71,019.97          2
                                       8.875            565.71         90
                                       8.625            565.71
    RED LION         PA   17356          1            06/29/01         12
    101747                               05           08/01/01         25
    101747                               N            07/01/31
    0


    5377657          286/286             F          399,500.00         ZZ
                                         360        399,245.24          1
                                       8.250          3,001.32         85
                                       8.000          3,001.32
    TULSA            OK   74127          1            07/27/01         14
    419794                               05           09/01/01         17
    419794                               O            08/01/31
    0


    5377658          286/286             F           85,500.00         ZZ
                                         360         85,403.77          1
                                       8.875            680.28         90
                                       8.625            680.28
    SPRINGFIELD      MA   01109          1            06/28/01         11
    431249                               05           08/01/01         25
    431249                               N            07/01/31
    0


    5377660          286/286             F          104,000.00         ZZ
                                         360        103,815.23          1
                                       7.750            745.07         80
                                       7.500            745.07
    BOCA RATON       FL   33433          1            06/26/01         00
    315936                               01           08/01/01          0
    315936                               O            07/01/31
    0


    5377661          286/286             F          177,300.00         ZZ
                                         360        177,061.29          1
                                       8.000          1,300.96         90
                                       7.750          1,300.96
    GILBERT          AZ   85296          1            06/11/01         12
    313349                               05           08/01/01         25
    313349                               O            07/01/31
    0
1




    5377662          286/286             F          108,000.00         ZZ
                                         360        107,875.27          2
                                       8.750            849.64         90
                                       8.500            849.64
    FERNDALE         MI   48220          1            06/18/01         12
    322033                               05           08/01/01         30
    322033                               N            07/01/31
    0


    5377663          286/286             F          125,600.00         ZZ
                                         360        125,422.12          1
                                       7.750            899.82         80
                                       7.500            899.82
    TEMPE            AZ   85281          2            06/20/01         00
    313451                               05           08/01/01          0
    313451                               N            07/01/31
    0


    5377664          286/286             F           74,100.00         ZZ
                                         360         74,057.36          2
                                       8.750            582.95         70
                                       8.500            582.95
    PERTH AMBOY      NJ   08861          1            07/06/01         00
    453419                               05           09/01/01          0
    453419                               N            08/01/31
    0


    5377666          286/286             F          109,000.00         ZZ
                                         360        108,849.47          2
                                       7.875            790.33         89
                                       7.625            790.33
    PROVIDENCE       RI   02908          2            06/19/01         11
    393305                               05           08/01/01         25
    393305                               N            07/01/31
    0


    5377667          286/286             F          121,000.00         ZZ
                                         360        120,832.90          3
                                       7.875            877.34         88
                                       7.625            877.34
    PROVIDENCE       RI   02908          2            06/19/01         11
    393309                               05           08/01/01         25
    393309                               N            07/01/31
    0


    5377668          286/286             F          121,800.00         ZZ
                                         360        121,631.79          3
1


                                       7.875            883.14         89
                                       7.625            883.14
    PROVIDENCE       RI   02908          2            06/19/01         11
    393313                               05           08/01/01         25
    393313                               N            07/01/31
    0


    5377669          286/286             F          121,800.00         ZZ
                                         360        121,631.79          2
                                       7.875            883.14         88
                                       7.625            883.14
    PROVIDENCE       RI   02908          2            06/19/01         11
    393320                               05           08/01/01         25
    393320                               N            07/01/31
    0


    5377670          286/286             F          190,000.00         ZZ
                                         360        189,730.92          1
                                       7.750          1,361.19         73
                                       7.500          1,361.19
    GARWOOD          NJ   07027          1            06/26/01         00
    246714                               05           08/01/01          0
    246714                               O            07/01/31
    0


    5377672          286/286             F          130,500.00         ZZ
                                         360        130,310.48          1
                                       7.625            923.68         90
                                       7.375            923.68
    TEMPE            AZ   85282          1            06/29/01         12
    313531                               05           08/01/01         25
    313531                               N            07/01/31
    0


    5377673          286/286             F          185,400.00         ZZ
                                         360        185,130.77          1
                                       7.625          1,312.25         90
                                       7.375          1,312.25
    CHARLOTTE        NC   28277          1            06/25/01         12
    447682                               03           08/01/01         25
    447682                               O            07/01/31
    0


    5377674          286/286             F          175,400.00         ZZ
                                         360        175,157.77          1
                                       7.875          1,271.78         90
                                       7.625          1,271.78
    WESTON           FL   33327          1            06/29/01         12
    425360                               05           08/01/01         25
1


    425360                               O            07/01/31
    0


    5377675          286/286             F           99,000.00         ZZ
                                         360         98,882.66          3
                                       8.625            770.02         90
                                       8.375            770.02
    MESA             AZ   85203          1            06/15/01         12
    313336                               05           08/01/01         25
    313336                               N            07/01/31
    0


    5377677          286/286             F          102,400.00         ZZ
                                         360        102,184.02          1
                                       8.875            814.75         80
                                       8.625            814.75
    COLUMBUS         OH   43204          2            06/25/01         00
    439968                               05           08/01/01          0
    439968                               O            07/01/31
    0


    5377678          286/286             F          167,400.00         ZZ
                                         360        165,743.04          1
                                       7.625          1,184.85         90
                                       7.375          1,184.85
    PAULDEN          AZ   86334          1            06/28/01         12
    312716                               05           08/01/01         25
    312716                               O            07/01/31
    0


    5377679          286/286             F          423,744.00         ZZ
                                         360        423,487.29          4
                                       8.500          3,258.23         75
                                       8.250          3,258.23
    HUNTINGTON BEAC  CA   90703          5            07/05/01         00
    342624                               05           09/01/01          0
    342624                               O            08/01/31
    0


    5377680          286/286             F          272,800.00         ZZ
                                         360        272,626.04          1
                                       8.250          2,049.46         80
                                       8.000          2,049.46
    MISSION VIEJO    CA   92691          1            07/06/01         00
    342630                               05           09/01/01          0
    342630                               N            08/01/31
    0


1


    5377681          286/286             F          304,500.00         ZZ
                                         360        304,046.62          1
                                       7.500          2,129.11         75
                                       7.250          2,129.11
    COROLLA          NC   27927          2            06/27/01         00
    415885                               03           08/01/01          0
    415885                               N            07/01/31
    0


    5377682          286/286             F           95,400.00         ZZ
                                         360         95,283.99          1
                                       8.500            733.55         90
                                       8.250            733.55
    INDIANAPOLIS     IN   46219          1            06/29/01         12
    442643                               05           08/01/01         25
    442643                               O            07/01/31
    0


    5377683          286/286             F          140,250.00         ZZ
                                         360        140,056.33          1
                                       7.875          1,016.91         75
                                       7.625          1,016.91
    RANCHO CUCAMONG  CA   91737          5            06/12/01         00
    395949                               05           08/01/01          0
    395949                               N            07/01/31
    0


    5377684          286/286             F          268,200.00         ZZ
                                         360        267,811.59          3
                                       8.500          2,062.23         90
                                       8.250          2,062.23
    EAST BOSTON      MA   02128          1            06/29/01         12
    319839                               05           08/01/01         25
    319839                               N            07/01/31
    0


    5377686          286/286             F          228,600.00         ZZ
                                         360        228,336.00          4
                                       8.750          1,798.40         90
                                       8.500          1,798.40
    ESCONDIDO        CA   92025          1            06/26/01         12
    342005                               05           08/01/01         25
    342005                               N            07/01/31
    0


    5377687          286/286             F          588,750.00         ZZ
                                         360        588,374.57          1
                                       8.250          4,423.09         75
                                       8.000          4,423.09
1


    CAVE CREEK       AZ   85331          1            07/05/01         00
    312738                               05           09/01/01          0
    312738                               O            08/01/31
    0


    5377688          286/286             F           60,975.00         ZZ
                                         360         60,900.85          2
                                       8.500            468.85         75
                                       8.250            468.85
    CLEVELAND        OH   44112          2            06/25/01         00
    403758                               05           08/01/01          0
    403758                               N            07/01/31
    0


    5377689          286/286             F           85,360.00         ZZ
                                         360         85,256.20          4
                                       8.500            656.35         88
                                       8.250            656.35
    CLEVELAND        OH   44112          2            06/25/01         10
    403759                               05           08/01/01         18
    403759                               N            07/01/31
    0


    5377691          286/286             F          124,200.00         ZZ
                                         360        124,052.81          3
                                       8.625            966.02         90
                                       8.375            966.02
    TALLAHASSEE      FL   32303          1            06/28/01         10
    411005                               05           08/01/01         25
    411005                               N            07/01/31
    0


    5377692          286/286             F           44,800.00         ZZ
                                         360         44,749.58          2
                                       8.875            356.45         70
                                       8.625            356.45
    INDIANAPOLIS     IN   46201          2            06/29/01         00
    422257                               05           08/01/01          0
    422257                               N            07/01/31
    0


    5377693          286/286             F          626,500.00         ZZ
                                         360        625,738.23          1
                                       8.500          4,817.25         70
                                       8.250          4,817.25
    WASHINGTON       DC   20008          1            07/03/01         00
    429539                               05           08/01/01          0
    429539                               N            07/01/31
    0
1




    5377694          286/286             F          216,750.00         ZZ
                                         360        216,604.56          4
                                       8.000          1,590.44         85
                                       7.750          1,590.44
    SHERWOOD         OR   97140          1            07/06/01         21
    419476                               05           09/01/01         12
    419476                               N            08/01/31
    0


    5377695          286/286             F          216,750.00         ZZ
                                         360        216,604.56          4
                                       8.000          1,590.44         85
                                       7.750          1,590.44
    SHERWOOD         OR   97140          1            07/06/01         21
    419494                               05           09/01/01         12
    419494                               N            08/01/31
    0


    5377696          286/286             F          223,000.00         ZZ
                                         360        222,735.72          3
                                       8.625          1,734.48         90
                                       8.375          1,734.48
    PAWTUCKET        RI   02860          1            06/27/01         11
    419130                               05           08/01/01         25
    419130                               N            07/01/31
    0


    5377697          286/286             F          120,800.00         ZZ
                                         360        120,645.39          1
                                       8.250            907.54         80
                                       8.000            907.54
    PHOENIX          AZ   85050          1            06/25/01         00
    313589                               03           08/01/01          0
    313589                               N            07/01/31
    0


    5377698          286/286             F          330,225.00         ZZ
                                         360        329,780.36          1
                                       8.000          2,423.08         85
                                       7.750          2,423.08
    SCOTTSDALE       AZ   85255          1            06/15/01         12
    313556                               05           08/01/01         12
    313556                               N            07/01/31
    0


    5377699          286/286             F          303,600.00         ZZ
                                         360        303,170.06          1
1


                                       7.750          2,175.03         80
                                       7.500          2,175.03
    HARBOR CREEK     PA   16421          1            06/29/01         00
    299932                               05           08/01/01          0
    299932                               O            07/01/31
    0


    5377700          286/286             F          348,450.00         ZZ
                                         360        347,968.81          1
                                       7.875          2,526.51         85
                                       7.625          2,526.51
    SAN DIEGO        CA   92129          5            06/15/01         12
    342293                               05           08/01/01         12
    342293                               O            07/01/31
    0


    5377701          286/286             F          122,400.00         ZZ
                                         360        122,222.26          1
                                       7.625            866.34         80
                                       7.375            866.34
    MIDLOTHIAN       VA   23112          1            06/29/01         00
    368108                               05           08/01/01          0
    368108                               O            07/01/31
    0


    5377702          286/286             F          200,000.00         T
                                         360        199,593.78          1
                                       7.875          1,450.14         80
                                       7.625          1,450.14
    FOUNTAIN HILLS   AZ   85268          1            06/25/01         00
    313706                               03           08/01/01          0
    313706                               O            07/01/31
    0


    5377703          286/286             F          148,000.00         ZZ
                                         360        147,892.88          1
                                       7.625          1,047.54         80
                                       7.375          1,047.54
    ROWLETT          TX   75089          1            07/10/01         00
    475133                               03           09/01/01          0
    475133                               O            08/01/31
    0


    5377704          286/286             F          208,800.00         ZZ
                                         360        208,518.85          1
                                       8.000          1,532.11         80
                                       7.750          1,532.11
    MIDLOTHIAN       VA   23112          1            06/29/01         00
    305533                               03           08/01/01          0
1


    305533                               O            07/01/31
    0


    5377705          286/286             F           33,600.00         ZZ
                                         360         33,552.41          1
                                       7.750            240.72         70
                                       7.500            240.72
    AVENTURA         FL   33180          1            06/25/01         00
    315918                               01           08/01/01          0
    315918                               N            07/01/31
    0


    5377706          286/286             F          132,000.00         ZZ
                                         360        131,831.06          1
                                       8.250            991.68         80
                                       8.000            991.68
    AURORA           CO   80011          1            06/15/01         00
    322083                               05           08/01/01          0
    322083                               N            07/01/31
    0


    5377707          286/286             F          360,000.00         ZZ
                                         360        359,261.82          1
                                       8.375          2,736.27         80
                                       8.125          2,736.27
    MIAMI            FL   33173          1            06/27/01         00
    316003                               05           08/01/01          0
    316003                               O            07/01/31
    0


    5377708          286/286             F          140,000.00         ZZ
                                         360        139,915.19          2
                                       8.500          1,076.48         80
                                       8.250          1,076.48
    RED BANK         NJ   07701          5            07/09/01         00
    370514                               05           09/01/01          0
    370514                               N            08/01/31
    0


    5377709          286/286             F          248,000.00         ZZ
                                         360        247,674.44          1
                                       8.125          1,841.40         80
                                       7.875          1,841.40
    SAN DIEGO        CA   92103          1            06/18/01         00
    342125                               05           08/01/01          0
    342125                               N            07/01/31
    0


1


    5377710          286/286             F          300,000.00         ZZ
                                         360        299,616.06          2
                                       8.250          2,253.81         61
                                       8.000          2,253.81
    LOS ANGELES      CA   90025          5            06/14/01         00
    342441                               05           08/01/01          0
    342441                               N            07/01/31
    0


    5377711          286/286             F          165,750.00         ZZ
                                         360        165,623.87          1
                                       7.375          1,144.80         85
                                       7.125          1,144.80
    PORTLAND         OR   97219          1            07/10/01         12
    419815                               05           09/01/01         12
    419815                               O            08/01/31
    0


    5377712          286/286             F          260,000.00         ZZ
                                         360        259,445.91          1
                                       7.750          1,862.68         68
                                       7.500          1,862.68
    SHALIMAR         FL   32579          5            06/15/01         00
    410829                               05           08/01/01          0
    410829                               O            07/01/31
    0


    5377713          286/286             F           49,600.00         ZZ
                                         360         49,533.21          1
                                       8.000            363.95         80
                                       7.750            363.95
    CANTON           OH   44706          2            06/22/01         00
    415580                               05           08/01/01          0
    415580                               N            07/01/31
    0


    5377714          286/286             F           81,600.00         T
                                         360         81,553.05          1
                                       8.750            641.95         80
                                       8.500            641.95
    WELLFLEET        MA   02667          5            07/10/01         00
    380779                               01           09/01/01          0
    380779                               O            08/01/31
    0


    5377715          286/286             F           54,000.00         ZZ
                                         360         53,728.43          1
                                       8.125            400.95         57
                                       7.875            400.95
1


    CHICOPEE         MA   01020          2            06/20/01         00
    398855                               05           08/01/01          0
    398855                               O            07/01/31
    0


    5377716          286/286             F           52,000.00         ZZ
                                         360         51,939.94          2
                                       8.750            409.09         65
                                       8.500            409.09
    ORLANDO          FL   32805          5            07/03/01         00
    411398                               05           08/01/01          0
    411398                               N            07/01/31
    0


    5377718          286/286             F           50,500.00         ZZ
                                         360         50,398.32          1
                                       8.375            383.84         66
                                       8.125            383.84
    BEN WHEELER      TX   75103          1            07/03/01         00
    340128                               05           08/01/01          0
    340128                               O            07/01/31
    0


    5377719          286/286             F          230,000.00         ZZ
                                         360        229,841.72          1
                                       7.875          1,667.66         76
                                       7.625          1,667.66
    SKOKIE           IL   60076          5            07/06/01         00
    407983                               05           09/01/01          0
    407983                               O            08/01/31
    0


    5377720          286/286             F          300,000.00         ZZ
                                         360        299,184.19          1
                                       7.875          2,175.21         90
                                       7.625          2,175.21
    SAN JOSE         CA   95116          1            06/11/01         12
    342383                               05           08/01/01         25
    342383                               O            07/01/31
    0


    5377723          286/286             F           97,000.00         ZZ
                                         360         96,869.38          1
                                       8.000            711.76         80
                                       7.750            711.76
    GLENDALE         AZ   85308          5            06/22/01         00
    313056                               05           08/01/01          0
    313056                               O            07/01/31
    0
1




    5377724          286/286             F          142,000.00         ZZ
                                         360        141,808.80          2
                                       8.000          1,041.95         46
                                       7.750          1,041.95
    STAMFORD         CT   06902          5            06/28/01         00
    430937                               05           08/01/01          0
    430937                               N            07/01/31
    0


    5377725          286/286             F          135,000.00         ZZ
                                         360        134,844.09          2
                                       8.750          1,062.05         90
                                       8.500          1,062.05
    UNION CITY       NJ   07087          5            06/21/01         12
    289148                               05           08/01/01         25
    289148                               N            07/01/31
    0


    5377726          286/286             F          128,700.00         ZZ
                                         360        128,551.36          2
                                       8.750          1,012.49         90
                                       8.500          1,012.49
    JERSEY CITY      NJ   07307          2            06/21/01         12
    289149                               05           08/01/01         25
    289149                               N            07/01/31
    0


    5377727          286/286             F          133,000.00         ZZ
                                         360        132,846.38          2
                                       8.750          1,046.32         90
                                       8.500          1,046.32
    UNION CITY       NJ   07087          2            06/21/01         12
    289150                               05           08/01/01         25
    289150                               N            07/01/31
    0


    5377728          286/286             F          294,720.00         ZZ
                                         360        294,559.01          1
                                       9.000          2,371.39         75
                                       8.750          2,371.39
    ATLANTA          GA   30305          2            07/05/01         00
    427134                               06           09/01/01          0
    427134                               N            08/01/31
    0


    5377729          286/286             F          302,400.00         ZZ
                                         360        302,234.82          1
1


                                       9.000          2,433.18         75
                                       8.750          2,433.18
    ATLANTA          GA   30305          2            07/05/01         00
    427138                               01           09/01/01          0
    427138                               N            08/01/31
    0


    5377730          286/286             F          294,720.00         ZZ
                                         360        294,559.01          1
                                       9.000          2,371.39         75
                                       8.750          2,371.39
    ATLANTA          GA   30305          2            07/05/01         00
    427137                               01           09/01/01          0
    427137                               N            08/01/31
    0


    5377731          286/286             F          147,600.00         ZZ
                                         360        147,314.47          1
                                       7.875          1,070.20         90
                                       7.625          1,070.20
    MONTGOMERY       TX   77356          1            06/18/01         11
    382131                               05           08/01/01         25
    382131                               O            07/01/31
    0


    5377733          286/286             F           92,700.00         ZZ
                                         360         92,598.34          3
                                       9.000            745.89         90
                                       8.750            745.89
    PHOENIX          AZ   85029          1            06/29/01         12
    313321                               05           08/01/01         25
    313321                               N            07/01/31
    0


    5377735          286/286             F          414,000.00         ZZ
                                         360        413,288.47          1
                                       8.625          3,220.05         90
                                       8.375          3,220.05
    PROSPECT         KY   40059          2            06/26/01         11
    422065                               05           08/01/01         25
    422065                               O            07/01/31
    0


    5377736          286/286             F          189,000.00         ZZ
                                         360        188,718.58          1
                                       7.500          1,321.52         90
                                       7.250          1,321.52
    CHARLOTTESVILLE  VA   22901          1            06/22/01         11
    305632                               05           08/01/01         25
1


    305632                               O            07/01/31
    0


    5377737          286/286             F           84,000.00         ZZ
                                         360         83,942.19          1
                                       7.875            609.06         80
                                       7.625            609.06
    RICHMOND         OH   43944          1            07/11/01         00
    258211                               05           09/01/01          0
    258211                               O            08/01/31
    0


    5377740          286/286             F          128,000.00         ZZ
                                         360        127,823.24          1
                                       7.875            928.09         80
                                       7.625            928.09
    PHOENIX          AZ   85015          5            06/25/01         00
    313650                               05           08/01/01          0
    313650                               O            07/01/31
    0


    5377741          286/286             F           84,000.00         ZZ
                                         360         83,886.88          1
                                       8.000            616.37         60
                                       7.750            616.37
    YELLOW SPRINGS   OH   45387          5            06/28/01         00
    240027                               05           08/01/01          0
    240027                               N            07/01/31
    0


    5377742          286/286             F           80,000.00         ZZ
                                         360         79,889.52          1
                                       7.875            580.06         76
                                       7.625            580.06
    GLENDALE         AZ   85303          5            06/22/01         00
    448163                               05           08/01/01          0
    448163                               O            07/01/31
    0


    5377743          286/286             F          103,500.00         ZZ
                                         360        103,383.51          1
                                       8.875            823.50         90
                                       8.625            823.50
    ST LOUIS         MO   63116          1            06/11/01         11
    434530                               05           08/01/01         25
    434530                               N            07/01/31
    0


1


    5377744          286/286             F          220,000.00         ZZ
                                         360        219,836.72          1
                                       7.500          1,538.28         80
                                       7.250          1,538.28
    PRESCOTT         AZ   86303          5            07/11/01         00
    313915                               05           09/01/01          0
    313915                               O            08/01/31
    0


    5377746          286/286             F          179,550.00         ZZ
                                         360        179,297.92          3
                                       8.875          1,428.59         90
                                       8.625          1,428.59
    MANCHESTER       NH   03102          1            07/02/01         11
    9057046                              05           08/01/01         25
    9057046                              N            07/01/31
    0


    5377747          286/286             F          159,800.00         ZZ
                                         360        159,698.10          3
                                       8.250          1,200.53         85
                                       8.000          1,200.53
    HAMILTON         NJ   08610          1            07/05/01         11
    179373                               05           09/01/01         25
    179373                               N            08/01/31
    0


    5377748          286/286             F          316,000.00         ZZ
                                         360        315,818.19          1
                                       8.750          2,485.98         80
                                       8.500          2,485.98
    SPRINGFIELD      VA   22150          1            07/05/01         00
    403120                               05           09/01/01          0
    403120                               O            08/01/31
    0


    5377749          286/286             F           72,000.00         ZZ
                                         360         71,912.45          1
                                       8.500            553.62         90
                                       8.250            553.62
    PHILADELPHIA     PA   19128          1            06/25/01         11
    171971                               05           08/01/01         25
    171971                               N            07/01/31
    0


    5377750          286/286             F           40,000.00         ZZ
                                         360         39,946.14          1
                                       8.000            293.51         73
                                       7.750            293.51
1


    NORTH PLAINFIEL  NJ   07060          1            06/18/01         00
    406184                               01           08/01/01          0
    406184                               N            07/01/31
    0


    5377752          286/286             F          138,550.00         ZZ
                                         360        138,372.67          1
                                       8.250          1,040.89         80
                                       8.000          1,040.89
    LEXINGTON PARK   MD   20653          1            06/22/01         00
    295068                               05           08/01/01          0
    295068                               O            07/01/31
    0


    5377753          286/286             F          185,400.00         ZZ
                                         360        185,296.06          1
                                       8.875          1,475.13         90
                                       8.625          1,475.13
    BARTLETT         IL   60103          1            07/11/01         10
    408010                               05           09/01/01         25
    408010                               O            08/01/31
    0


    5377754          286/286             F           75,000.00         ZZ
                                         360         74,941.71          1
                                       8.250            563.46         71
                                       8.000            563.46
    COCOA            FL   32927          5            07/02/01         00
    410068                               05           09/01/01          0
    410068                               O            08/01/31
    0


    5377755          286/286             F           59,400.00         ZZ
                                         360         59,325.88          2
                                       8.375            451.49         90
                                       8.125            451.49
    ROCKFORD         IL   61104          1            06/29/01         11
    260965                               05           08/01/01         25
    260965                               N            07/01/31
    0


    5377756          286/286             F          231,750.00         ZZ
                                         360        231,232.35          1
                                       8.750          1,823.18         90
                                       8.500          1,823.18
    PEMBROKE PINES   FL   33029          1            06/19/01         21
    316033                               03           08/01/01         25
    316033                               O            07/01/31
    0
1




    5377757          286/286             F           63,000.00         ZZ
                                         360         62,921.40          1
                                       8.375            478.85         90
                                       8.125            478.85
    GRAND RAPIDS     MI   49503          1            06/21/01         12
    269752                               05           08/01/01         25
    269752                               N            07/01/31
    0


    5377758          286/286             F          112,950.00         ZZ
                                         360        112,766.73          3
                                       8.375            858.51         90
                                       8.125            858.51
    NORTH PROVIDENC  RI   02911          1            06/28/01         11
    207673                               05           08/01/01         25
    207673                               N            07/01/31
    0


    5377759          286/286             F          112,500.00         ZZ
                                         360        112,352.32          4
                                       8.125            835.31         90
                                       7.875            835.31
    DAYTON           OH   45420          1            06/27/01         10
    432575                               05           08/01/01         25
    432575                               N            07/01/31
    0


    5377763          286/286             F          220,000.00         ZZ
                                         360        219,688.44          1
                                       7.750          1,576.11         80
                                       7.500          1,576.11
    STAFFORD         VA   22554          1            07/02/01         00
    453456                               03           08/01/01          0
    453456                               O            07/01/31
    0


    5377764          286/286             F           97,600.00         ZZ
                                         360         97,465.22          1
                                       7.875            707.67         80
                                       7.625            707.67
    GILBERT          AZ   85233          5            06/19/01         00
    359644                               03           08/01/01          0
    359644                               O            07/01/31
    0


    5377765          286/286             F          107,600.00         ZZ
                                         360        107,447.63          1
1


                                       7.750            770.86         80
                                       7.500            770.86
    RHOADESVILLE     VA   22542          1            06/25/01         00
    414442                               05           08/01/01          0
    414442                               O            07/01/31
    0


    5377767          286/286             F          308,000.00         ZZ
                                         360        307,574.67          1
                                       7.875          2,233.22         73
                                       7.625          2,233.22
    ASHLAND          OR   97520          5            06/28/01         00
    268279                               05           08/01/01          0
    268279                               O            07/01/31
    0


    5377768          286/286             F           46,400.00         ZZ
                                         360         46,335.91          1
                                       7.875            336.44         74
                                       7.625            336.44
    CANTON           OH   44703          2            06/28/01         00
    403354                               05           08/01/01          0
    403354                               N            07/01/31
    0


    5377769          286/286             F          137,250.00         ZZ
                                         360        137,083.11          1
                                       8.500          1,055.34         90
                                       8.250          1,055.34
    LONG BRANCH      NJ   07740          1            06/21/01         11
    254058                               01           08/01/01         25
    254058                               O            07/01/31
    0


    5377770          286/286             F          132,000.00         ZZ
                                         360        131,831.06          1
                                       8.250            991.68         80
                                       8.000            991.68
    OCEAN            NJ   07712          2            06/19/01         00
    431161                               05           08/01/01          0
    431161                               O            07/01/31
    0


    5377771          286/286             F           84,500.00         ZZ
                                         360         84,443.29          1
                                       8.000            620.04         85
                                       7.750            620.04
    WEST PALM BEACH  FL   33417          1            07/11/01         21
    315983                               05           09/01/01         25
1


    315983                               O            08/01/31
    0


    5377772          286/286             F          175,000.00         T
                                         360        174,758.33          1
                                       7.875          1,268.88         44
                                       7.625          1,268.88
    SAUGATUCK        MI   49408          1            06/15/01         00
    261039                               05           08/01/01          0
    261039                               O            07/01/31
    0


    5377773          286/286             F          130,500.00         ZZ
                                         360        130,353.14          2
                                       8.875          1,038.32         90
                                       8.625          1,038.32
    ORANGE           NJ   07050          1            07/03/01         12
    406189                               05           08/01/01         25
    406189                               O            07/01/31
    0


    5377774          286/286             F           59,300.00         ZZ
                                         360         59,224.10          1
                                       8.250            445.51         90
                                       8.000            445.51
    LAUDERHILL       FL   33351          1            06/28/01         21
    316051                               01           08/01/01         25
    316051                               O            07/01/31
    0


    5377775          286/286             F          108,500.00         ZZ
                                         360        108,301.42          3
                                       8.500            834.27         87
                                       8.250            834.27
    PHOENIX          AZ   85006          2            06/01/01         12
    313255                               05           07/01/01         25
    313255                               N            06/01/31
    0


    5377776          286/286             F          130,000.00         ZZ
                                         360        129,801.55          1
                                       7.375            897.88         79
                                       7.125            897.88
    PHOENIX          AZ   85028          1            06/26/01         00
    313563                               05           08/01/01          0
    313563                               O            07/01/31
    0


1


    5377778          286/286             F           80,100.00         ZZ
                                         360         79,969.45          4
                                       7.500            560.08         90
                                       7.250            560.08
    PLATTSBURGH      NY   12901          1            06/28/01         12
    288418                               05           08/01/01         25
    288418                               O            07/01/31
    0


    5377781          286/286             F          172,000.00         ZZ
                                         360        171,890.32          1
                                       8.250          1,292.18         80
                                       8.000          1,292.18
    LAKE CHARLES     LA   70605          1            07/11/01         00
    435158                               05           09/01/01          0
    435158                               O            08/01/31
    0


    5377782          286/286             F          260,000.00         ZZ
                                         360        259,834.20          3
                                       8.250          1,953.30         80
                                       8.000          1,953.30
    HIGHLAND PARK    IL   60035          1            07/02/01         00
    408471                               05           09/01/01          0
    408471                               N            08/01/31
    0


    5377785          286/286             F          130,000.00         ZZ
                                         360        129,837.82          3
                                       8.375            988.10         90
                                       8.125            988.10
    BRISTOL          RI   02809          1            06/27/01         11
    431728                               05           08/01/01         25
    431728                               N            07/01/31
    0


    5377786          286/286             F          162,000.00         ZZ
                                         360        161,770.58          3
                                       7.750          1,160.59         90
                                       7.500          1,160.59
    EAST GREENWICH   RI   02818          1            06/25/01         11
    449275                               05           08/01/01         25
    449275                               N            07/01/31
    0


    5377787          286/286             F           81,900.00         ZZ
                                         360         81,805.19          3
                                       8.750            644.31         90
                                       8.500            644.31
1


    DAYTONA BEACH    FL   32118          1            07/02/01         01
    411124                               05           08/01/01         25
    411124                               N            07/01/31
    0


    5377788          286/286             F           81,900.00         ZZ
                                         360         81,805.19          3
                                       8.750            644.31         90
                                       8.500            644.31
    DAYTONA BEACH    FL   32118          1            07/02/01         12
    411125                               05           08/01/01         25
    411125                               N            07/01/31
    0


    5377789          286/286             F          103,900.00         ZZ
                                         360        103,756.51          1
                                       7.875            753.35         80
                                       7.625            753.35
    TIPP CITY        OH   45371          1            06/28/01         00
    446867                               05           08/01/01          0
    446867                               O            07/01/31
    0


    5377790          286/286             F          344,000.00         ZZ
                                         360        343,751.01          1
                                       7.625          2,434.82         80
                                       7.375          2,434.82
    ARLINGTON        VA   22207          1            07/10/01         00
    308492                               05           09/01/01          0
    308492                               N            08/01/31
    0


    5377791          286/286             F          113,600.00         ZZ
                                         360        113,468.15          2
                                       8.750            893.70         80
                                       8.500            893.70
    IRVINGTON        NJ   07111          1            06/25/01         00
    234448                               05           08/01/01          0
    234448                               O            07/01/31
    0


    5377793          286/286             F          220,000.00         ZZ
                                         360        219,696.19          1
                                       7.875          1,595.16         80
                                       7.625          1,595.16
    BLOOMINGTON      IL   61704          1            06/29/01         00
    460057                               05           08/01/01          0
    460057                               O            07/01/31
    0
1




    5377794          286/286             F          165,000.00         ZZ
                                         360        164,907.49          1
                                       8.875          1,312.82         75
                                       8.625          1,312.82
    SEDONA           AZ   86336          5            07/10/01         00
    312939                               05           09/01/01          0
    312939                               O            08/01/31
    0


    5377795          286/286             F          114,750.00         ZZ
                                         360        114,574.83          1
                                       7.375            792.55         85
                                       7.125            792.55
    YORKVILLE        IL   60560          2            06/28/01         11
    408277                               05           08/01/01         20
    408277                               N            07/01/31
    0


    5377796          286/286             F          315,000.00         ZZ
                                         360        314,818.77          4
                                       8.750          2,478.11         83
                                       8.500          2,478.11
    AURORA           CO   80011          1            07/06/01         01
    322347                               05           09/01/01         20
    322347                               N            08/01/31
    0


    5377797          286/286             F           73,050.00         ZZ
                                         360         72,671.56          1
                                       8.750            574.68         72
                                       8.500            574.68
    NEWARK           DE   19702          2            06/28/01         00
    437332                               03           08/01/01          0
    437332                               N            07/01/31
    0


    5377798          286/286             F           43,200.00         ZZ
                                         360         43,151.38          4
                                       8.875            343.72         90
                                       8.625            343.72
    PHILADELPHIA     PA   19144          1            06/15/01         11
    399580                               05           08/01/01         25
    399580                               N            07/01/31
    0


    5377799          286/286             F          419,000.00         ZZ
                                         360        418,673.14          1
1


                                       7.250          2,858.32         73
                                       7.000          2,858.32
    KEY WEST         FL   33040          2            07/06/01         00
    411130                               05           09/01/01          0
    411130                               O            08/01/31
    0


    5377801          286/286             F           62,100.00         ZZ
                                         360         62,016.38          2
                                       8.000            455.67         90
                                       7.750            455.67
    PENNSAUKEN       NJ   08110          1            06/29/01         12
    406617                               05           08/01/01         25
    406617                               N            07/01/31
    0


    5377802          286/286             F           79,000.00         ZZ
                                         360         78,941.37          1
                                       7.500            552.38         74
                                       7.250            552.38
    NORTH ATTLEBORO  MA   02760          2            07/06/01         00
    319674                               01           09/01/01          0
    319674                               O            08/01/31
    0


    5377803          286/286             F           72,000.00         ZZ
                                         360         71,895.43          1
                                       7.625            509.62         90
                                       7.375            509.62
    MONTICELLO       IA   52310          5            06/29/01         11
    318877                               05           08/01/01         25
    318877                               O            07/01/31
    0


    5377804          286/286             F          105,900.00         ZZ
                                         360        105,780.82          1
                                       8.875            842.59         63
                                       8.625            842.59
    PLYMOUTH         WI   53073          2            06/15/01         00
    408214                               05           08/01/01          0
    408214                               N            07/01/31
    0


    5377805          286/286             F           43,560.00         ZZ
                                         240         43,487.19          1
                                       8.125            367.75         73
                                       7.875            367.75
    SIDNEY           OH   45365          2            07/05/01         00
    455167                               05           09/01/01          0
1


    455167                               N            08/01/21
    0


    5377806          286/286             F          275,000.00         ZZ
                                         360        274,629.71          2
                                       8.000          2,017.86         73
                                       7.750          2,017.86
    YONKERS          NY   10704          5            06/27/01         00
    406471                               05           08/01/01          0
    406471                               O            07/01/31
    0


    5377807          286/286             F           48,000.00         ZZ
                                         360         47,971.66          1
                                       8.625            373.34         80
                                       8.375            373.34
    INDIANAPOLIS     IN   46201          1            07/09/01         00
    423091                               05           09/01/01          0
    423091                               N            08/01/31
    0


    5377808          286/286             F          126,450.00         ZZ
                                         360        126,307.68          4
                                       8.875          1,006.10         90
                                       8.625          1,006.10
    KETTERING        OH   45419          1            06/29/01         10
    428605                               05           08/01/01         25
    428605                               N            07/01/31
    0


    5377809          286/286             F          104,000.00         ZZ
                                         360        103,933.68          1
                                       8.250            781.32         80
                                       8.000            781.32
    FORT WAYNE       IN   46807          5            07/05/01         00
    378876                               05           09/01/01          0
    378876                               O            08/01/31
    0


    5377810          286/286             F          132,000.00         ZZ
                                         360        131,835.33          3
                                       8.375          1,003.30         80
                                       8.125          1,003.30
    LEWISVILLE       TX   75057          1            07/02/01         00
    340144                               05           08/01/01          0
    340144                               N            07/01/31
    0


1


    5377811          286/286             F           82,000.00         ZZ
                                         360         81,897.71          1
                                       8.375            623.26         80
                                       8.125            623.26
    PLANO            TX   75023          1            07/02/01         00
    340145                               05           08/01/01          0
    340145                               N            07/01/31
    0


    5377813          286/286             F          200,000.00         ZZ
                                         360        199,865.80          1
                                       8.000          1,467.53         58
                                       7.750          1,467.53
    STREET           MD   21154          1            07/02/01         00
    416077                               05           09/01/01          0
    416077                               O            08/01/31
    0


    5377814          286/286             F           84,500.00         ZZ
                                         360         84,391.85          2
                                       8.250            634.83         52
                                       8.000            634.83
    CHARLOTTE        NC   28216          5            06/26/01         00
    146341                               05           08/01/01          0
    146341                               N            07/01/31
    0


    5377815          286/286             F          125,400.00         ZZ
                                         360        125,247.52          4
                                       8.500            964.22         90
                                       8.250            964.22
    APACHE JUNCTION  AZ   85219          1            06/18/01         12
    313541                               05           08/01/01         25
    313541                               N            07/01/31
    0


    5377817          286/286             F          207,000.00         ZZ
                                         360        206,656.80          2
                                       8.250          1,555.13         90
                                       8.000          1,555.13
    CLEVELAND HTS    OH   44106          1            07/03/01         12
    422359                               05           08/01/01         25
    422359                               N            07/01/31
    0


    5377818          286/286             F           97,500.00         ZZ
                                         360         97,381.43          1
                                       8.500            749.70         75
                                       8.250            749.70
1


    RIVERDALE        GA   30296          5            06/15/01         00
    410427                               05           08/01/01          0
    410427                               N            07/01/31
    0


    5377819          286/286             F           42,750.00         ZZ
                                         360         42,726.03          1
                                       8.875            340.14         75
                                       8.625            340.14
    KANSAS CITY      MO   64132          5            07/05/01         00
    433916                               05           09/01/01          0
    433916                               N            08/01/31
    0


    5377820          286/286             F           41,250.00         ZZ
                                         360         41,203.57          1
                                       8.875            328.21         75
                                       8.625            328.21
    KANSAS CITY      MO   64057          5            06/21/01         00
    433917                               05           08/01/01          0
    433917                               N            07/01/31
    0


    5377821          286/286             F          112,500.00         ZZ
                                         360        112,387.32          1
                                       8.375            855.09         90
                                       8.125            855.09
    PHOENIX          AZ   85051          1            07/06/01         12
    313532                               05           09/01/01         25
    313532                               N            08/01/31
    0


    5377822          286/286             F          228,000.00         ZZ
                                         360        227,834.98          4
                                       7.625          1,613.77         80
                                       7.375          1,613.77
    PHOENIX          AZ   85201          1            07/09/01         00
    313407                               05           09/01/01          0
    313407                               N            08/01/31
    0


    5377825          286/286             F          192,000.00         ZZ
                                         360        191,754.28          1
                                       8.250          1,442.44         80
                                       8.000          1,442.44
    SEWELL           NJ   08080          5            06/25/01         00
    406137                               05           08/01/01          0
    406137                               O            07/01/31
    0
1




    5377826          286/286             F          102,150.00         ZZ
                                         360        102,086.50          1
                                       8.375            776.42         90
                                       8.125            776.42
    WESTCHESTER      IL   60154          1            07/10/01         12
    408591                               01           09/01/01         25
    408591                               O            08/01/31
    0


    5377827          286/286             F           62,250.00         ZZ
                                         360         62,174.31          1
                                       8.500            478.65         75
                                       8.250            478.65
    ORLANDO          FL   32808          2            06/15/01         00
    409990                               05           08/01/01          0
    409990                               N            07/01/31
    0


    5377828          286/286             F          308,000.00         ZZ
                                         360        307,813.41          1
                                       8.500          2,368.26         86
                                       8.250          2,368.26
    KANSAS CITY      MO   64151          2            07/09/01         11
    434318                               05           09/01/01         12
    434318                               O            08/01/31
    0


    5377829          286/286             F          650,000.00         ZZ
                                         360        649,249.32          1
                                       8.750          5,113.56         70
                                       8.500          5,113.56
    ORLANDO          FL   32836          1            06/25/01         00
    419352                               03           08/01/01          0
    419352                               N            07/01/31
    0


    5377830          286/286             F          217,200.00         ZZ
                                         360        216,747.53          1
                                       7.750          1,556.05         80
                                       7.500          1,556.05
    HIGLEY           AZ   85236          1            06/06/01         00
    312639                               05           08/01/01          0
    312639                               N            07/01/31
    0


    5377831          286/286             F           68,850.00         ZZ
                                         360         68,761.88          1
1


                                       8.250            517.25         90
                                       8.000            517.25
    LANSING          IL   60438          1            06/29/01         12
    437227                               05           08/01/01         25
    437227                               O            07/01/31
    0


    5377835          286/286             F          207,900.00         ZZ
                                         360        207,783.44          1
                                       8.875          1,654.15         90
                                       8.625          1,654.15
    LEXINGTON        KY   40509          1            07/11/01         11
    456514                               05           09/01/01         25
    456514                               O            08/01/31
    0


    5377836          286/286             F           47,970.00         ZZ
                                         360         47,908.61          1
                                       8.250            360.38         90
                                       8.000            360.38
    CHESTERFIELD     IN   46017          1            06/15/01         12
    381912                               05           08/01/01         25
    381912                               N            07/01/31
    0


    5377838          286/286             F           32,550.00         ZZ
                                         360         32,508.34          4
                                       8.250            244.54         90
                                       8.000            244.54
    ANDERSON         IN   46016          1            07/06/01         12
    441990                               05           08/01/01         25
    441990                               N            07/01/31
    0


    5377839          286/286             F          117,000.00         ZZ
                                         360        116,864.88          2
                                       8.750            920.44         90
                                       8.500            920.44
    EAST ORANGE      NJ   07017          1            06/29/01         12
    234437                               05           08/01/01         25
    234437                               N            07/01/31
    0


    5377840          286/286             F           40,000.00         ZZ
                                         360         39,973.83          1
                                       8.125            297.00         79
                                       7.875            297.00
    ST JOSEPH        MO   64507          5            07/05/01         00
    434457                               05           09/01/01          0
1


    434457                               N            08/01/31
    0


    5377841          286/286             F          104,000.00         ZZ
                                         360        103,823.80          1
                                       8.875            827.47         80
                                       8.625            827.47
    WITTMANN         AZ   85361          2            05/22/01         00
    313041                               05           07/01/01          0
    313041                               N            06/01/31
    0


    5377843          286/286             F          194,750.00         ZZ
                                         360        194,525.09          2
                                       8.750          1,532.10         95
                                       8.500          1,532.10
    ELMWOOD PARK     IL   60707          1            06/29/01         11
    9862589                              05           08/01/01         30
    9862589                              O            07/01/31
    0


    5377844          286/286             F          225,000.00         ZZ
                                         360        224,712.07          3
                                       8.250          1,690.35         38
                                       8.000          1,690.35
    SAN BRUNO        CA   94066          2            06/14/01         00
    9835017                              05           08/01/01          0
    9835017                              N            07/01/31
    0


    5377845          286/286             F          174,300.00         ZZ
                                         360        174,093.44          4
                                       8.625          1,355.69         90
                                       8.375          1,355.69
    WEST VALLEY CIT  UT   84120          1            06/22/01         14
    9862259                              05           08/01/01         25
    9862259                              N            07/01/31
    0


    5377846          286/286             F           58,500.00         ZZ
                                         360         58,412.53          1
                                       7.500            409.04         90
                                       7.250            409.04
    SACRAMENTO       CA   95842          1            06/11/01         25
    9853356                              05           08/01/01         25
    9853356                              N            07/01/31
    0


1


    5377847          286/286             F          200,000.00         ZZ
                                         360        199,730.71          3
                                       8.000          1,467.53         80
                                       7.750          1,467.53
    PORTLAND         OR   97206          2            06/11/01         00
    9858754                              05           08/01/01          0
    9858754                              N            07/01/31
    0


    5377848          286/286             F          309,350.00         ZZ
                                         360        308,911.93          1
                                       7.750          2,216.22         75
                                       7.500          2,216.22
    SAN JOSE         CA   95123          1            06/06/01         00
    9853810                              05           08/01/01          0
    9853810                              N            07/01/31
    0


    5377849          286/286             F          315,000.00         ZZ
                                         360        314,575.87          1
                                       8.000          2,311.36         75
                                       7.750          2,311.36
    SAN JOSE         CA   95123          5            06/07/01         00
    9853876                              05           08/01/01          0
    9853876                              N            07/01/31
    0


    5377850          286/286             F          143,000.00         ZZ
                                         360        142,829.97          1
                                       7.625          1,012.15         78
                                       7.375          1,012.15
    HICKMAN          CA   95323          5            07/02/01         00
    9858743                              05           09/01/01          0
    9858743                              O            08/01/31
    0


    5377851          286/286             F          125,950.00         ZZ
                                         360        125,808.27          3
                                       8.875          1,002.11         90
                                       8.625          1,002.11
    WOONSOCKET       RI   02895          1            06/29/01         14
    9868381                              05           08/01/01         25
    9868381                              N            07/01/31
    0


    5377852          286/286             F          194,400.00         ZZ
                                         360        194,131.56          1
                                       7.875          1,409.53         80
                                       7.625          1,409.53
1


    VALENCIA AREA    CA   91355          1            06/20/01         00
    9860767                              05           08/01/01          0
    9860767                              O            07/01/31
    0


    5377853          286/286             F           55,000.00         ZZ
                                         360         54,935.70          1
                                       8.875            437.60         58
                                       8.625            437.60
    CHICAGO          IL   60619          5            06/18/01         00
    9863395                              05           08/01/01          0
    9863395                              O            07/01/31
    0


    5377854          286/286             F           81,900.00         ZZ
                                         360         81,807.84          1
                                       8.875            651.63         90
                                       8.625            651.63
    NAPLES           FL   34110          1            07/03/01         10
    9869364                              01           08/01/01         25
    9869364                              N            07/01/31
    0


    5377856          286/286             F          205,000.00         ZZ
                                         360        204,737.66          1
                                       8.250          1,540.10         73
                                       8.000          1,540.10
    LAKE FOREST PAR  WA   98155          1            06/20/01         00
    9867119                              03           08/01/01          0
    9867119                              N            07/01/31
    0


    5377858          286/286             F          138,150.00         ZZ
                                         360        137,986.28          1
                                       8.625          1,074.52         90
                                       8.375          1,074.52
    FRISCO           TX   75035          1            06/29/01         01
    9856058                              05           08/01/01         30
    9856058                              O            07/01/31
    0


    5377859          286/286             F          195,000.00         ZZ
                                         360        194,737.45          1
                                       8.000          1,430.84         67
                                       7.750          1,430.84
    PINOLE           CA   94564          1            06/01/01         00
    9850474                              05           08/01/01          0
    9850474                              N            07/01/31
    0
1




    5377860          286/286             F          166,500.00         T
                                         360        166,399.13          1
                                       8.500          1,280.24         75
                                       8.250          1,280.24
    BETHANY BEACH    DE   19930          5            07/05/01         00
    9863170                              05           09/01/01          0
    9863170                              O            08/01/31
    0


    5377861          286/286             F          240,000.00         ZZ
                                         360        239,668.58          1
                                       7.875          1,740.17         80
                                       7.625          1,740.17
    HUNTNGTON BEACH  CA   92646          5            06/07/01         00
    9848213                              05           08/01/01          0
    9848213                              O            07/01/31
    0


    5377862          286/286             F          204,000.00         ZZ
                                         360        203,725.33          3
                                       8.000          1,496.88         79
                                       7.750          1,496.88
    GLENDALE         CA   91201          5            06/19/01         00
    9850856                              05           08/01/01          0
    9850856                              O            07/01/31
    0


    5377863          286/286             F           58,500.00         ZZ
                                         360         58,428.87          3
                                       8.500            449.81         90
                                       8.250            449.81
    TARPON SPRINGS   FL   34689          1            06/19/01         01
    9858266                              05           08/01/01         30
    9858266                              N            07/01/31
    0


    5377864          286/286             F          275,000.00         ZZ
                                         360        274,600.67          1
                                       7.625          1,946.43         74
                                       7.375          1,946.43
    SAN JOSE         CA   95139          5            06/11/01         00
    9829089                              03           08/01/01          0
    9829089                              N            07/01/31
    0


    5377865          286/286             F          130,500.00         ZZ
                                         360        130,333.01          3
1


                                       8.250            980.40         90
                                       8.000            980.40
    BEAUMONT         CA   92223          2            06/18/01         11
    9861188                              05           08/01/01         25
    9861188                              N            07/01/31
    0


    5377866          286/286             F          292,000.00         ZZ
                                         360        291,453.64          1
                                       7.375          2,016.77         65
                                       7.125          2,016.77
    ALAMEDA          CA   94501          5            06/12/01         00
    9846780                              05           08/01/01          0
    9846780                              N            07/01/31
    0


    5377867          286/286             F          225,000.00         ZZ
                                         360        224,689.29          1
                                       7.875          1,631.41         90
                                       7.625          1,631.41
    PITTSBURGH       PA   15217          1            07/05/01         12
    9861971                              05           08/01/01         25
    9861971                              O            07/01/31
    0


    5377868          286/286             F          169,000.00         ZZ
                                         360        168,794.52          1
                                       8.500          1,299.46         90
                                       8.250          1,299.46
    MIDVALE          UT   84070          1            06/21/01         12
    9853421                              03           08/01/01         25
    9853421                              O            07/01/31
    0


    5377870          286/286             F          266,000.00         ZZ
                                         360        265,632.69          1
                                       7.875          1,928.68         75
                                       7.625          1,928.68
    SANTA ROSA       CA   95403          5            06/29/01         00
    9853540                              05           08/01/01          0
    9853540                              O            07/01/31
    0


    5377871          286/286             F           69,350.00         ZZ
                                         360         69,261.26          1
                                       8.250            521.00         95
                                       8.000            521.00
    DALLAS           TX   75206          1            06/18/01         12
    9941849                              01           08/01/01         30
1


    9941849                              O            07/01/31
    0


    5377872          286/286             F          139,050.00         ZZ
                                         360        138,959.04          1
                                       8.125          1,032.44         90
                                       7.875          1,032.44
    RESTON           VA   20190          1            07/02/01         01
    9869376                              03           09/01/01         30
    9869376                              N            08/01/31
    0


    5377873          286/286             F          340,000.00         ZZ
                                         360        339,506.27          1
                                       7.625          2,406.50         85
                                       7.375          2,406.50
    SAN DIEGO        CA   92111          2            06/25/01         10
    9940791                              05           08/01/01         12
    9940791                              O            07/01/31
    0


    5377874          286/286             F          400,000.00         ZZ
                                         360        399,419.16          2
                                       7.625          2,831.17         80
                                       7.375          2,831.17
    AUSTIN           TX   78703          1            06/20/01         00
    9968865                              05           08/01/01          0
    9968865                              O            07/01/31
    0


    5377875          286/286             F          243,200.00         ZZ
                                         360        242,904.29          1
                                       8.500          1,870.00         80
                                       8.250          1,870.00
    MAGALIA          CA   95954          5            06/15/01         00
    9861711                              03           08/01/01          0
    9861711                              O            07/01/31
    0


    5377876          286/286             F          112,200.00         ZZ
                                         360        112,060.04          1
                                       8.375            852.80         85
                                       8.125            852.80
    MADISON          IN   47250          5            06/22/01         11
    9852802                              05           08/01/01         12
    9852802                              O            07/01/31
    0


1


    5377877          286/286             F          132,000.00         ZZ
                                         360        131,915.83          1
                                       8.250            991.67         80
                                       8.000            991.67
    MONKTON          MD   21111          1            07/12/01         00
    9943674                              05           09/01/01          0
    9943674                              O            08/01/31
    0


    5377878          286/286             F          139,192.00         ZZ
                                         360        139,004.59          1
                                       8.000          1,021.34         80
                                       7.750          1,021.34
    BEAUMONT         CA   92223          1            06/08/01         00
    9945087                              05           08/01/01          0
    9945087                              O            07/01/31
    0


    5377879          286/286             F          239,000.00         ZZ
                                         360        238,716.77          1
                                       8.625          1,858.92         80
                                       8.375          1,858.92
    SHERMAN OAKS     CA   91403          1            06/08/01         00
    9858349                              05           08/01/01          0
    9858349                              N            07/01/31
    0


    5377881          286/286             F          107,000.00         ZZ
                                         360        106,834.03          4
                                       8.750            841.77         83
                                       8.500            841.77
    SHASTA LAKE      CA   96019          1            06/12/01         11
    9858571                              05           08/01/01         25
    9858571                              N            07/01/31
    0


    5377882          286/286             F          460,000.00         ZZ
                                         360        459,440.69          2
                                       8.500          3,537.00         80
                                       8.250          3,537.00
    REDWOOD CITY     CA   94063          1            06/27/01         00
    9869046                              05           08/01/01          0
    9869046                              O            07/01/31
    0


    5377884          286/286             F           95,400.00         ZZ
                                         360         95,277.92          4
                                       8.250            716.71         90
                                       8.000            716.71
1


    BATON ROUGE      LA   70816          1            06/28/01         01
    9865668                              05           08/01/01         25
    9865668                              N            07/01/31
    0


    5377885          286/286             F          181,300.00         ZZ
                                         360        181,049.64          1
                                       7.875          1,314.55         90
                                       7.625          1,314.55
    BYRON            CA   94514          1            06/14/01         10
    9859632                              05           08/01/01         25
    9859632                              N            07/01/31
    0


    5377886          286/286             F          100,000.00         T
                                         360         99,835.05          1
                                       8.375            760.07         80
                                       8.125            760.07
    GROVELAND        CA   95321          1            06/21/01         00
    9864050                              03           08/01/01          0
    9864050                              O            07/01/31
    0


    5377887          286/286             F          168,000.00         ZZ
                                         360        167,779.46          1
                                       8.125          1,247.40         80
                                       7.875          1,247.40
    TEWKSBURY        MA   01876          5            06/29/01         00
    9945050                              05           08/01/01          0
    9945050                              N            07/01/31
    0


    5377888          286/286             F          144,000.00         ZZ
                                         360        143,824.90          3
                                       8.500          1,107.24         90
                                       8.250          1,107.24
    CHICAGO          IL   60624          5            06/18/01         19
    9863393                              05           08/01/01         25
    9863393                              O            07/01/31
    0


    5377891          286/286             F          295,000.00         ZZ
                                         360        294,622.48          3
                                       8.250          2,216.24         47
                                       8.000          2,216.24
    SOMERVILLE       MA   02143          5            06/29/01         00
    9941968                              05           08/01/01          0
    9941968                              N            07/01/31
    0
1




    5377892          286/286             F          275,000.00         ZZ
                                         360        274,656.95          3
                                       8.375          2,090.20         70
                                       8.125          2,090.20
    EAST BOSTON      MA   02128          5            06/29/01         00
    9942185                              05           08/01/01          0
    9942185                              N            07/01/31
    0


    5377894          286/286             F          312,000.00         ZZ
                                         360        311,569.15          2
                                       7.875          2,262.22         80
                                       7.625          2,262.22
    SANTA ROSA       CA   95407          2            06/12/01         00
    9834172                              05           08/01/01          0
    9834172                              O            07/01/31
    0


    5377895          286/286             F          160,000.00         ZZ
                                         360        159,761.78          1
                                       7.500          1,118.74         80
                                       7.250          1,118.74
    LAKE HUGHES ARE  CA   93532          5            06/22/01         00
    9946954                              05           08/01/01          0
    9946954                              O            07/01/31
    0


    5377896          286/286             F          157,250.00         ZZ
                                         360        157,027.31          1
                                       7.750          1,126.56         85
                                       7.500          1,126.56
    SEATTLE          WA   98146          5            06/12/01         11
    9845212                              05           08/01/01         12
    9845212                              O            07/01/31
    0


    5377897          286/286             F           86,800.00         ZZ
                                         360         86,664.16          1
                                       7.625            614.36         86
                                       7.375            614.36
    SMYRNA           GA   30080          2            06/22/01         11
    9862234                              01           08/01/01         25
    9862234                              O            07/01/31
    0


    5377898          286/286             F          242,250.00         ZZ
                                         360        240,912.20          1
1


                                       7.875          1,756.48         85
                                       7.625          1,756.48
    ARLINGTON        VA   22205          1            06/26/01         01
    9864279                              05           08/01/01         12
    9864279                              O            07/01/31
    0


    5377899          286/286             F          157,550.00         ZZ
                                         360        157,315.43          3
                                       7.500          1,101.61         90
                                       7.250          1,101.61
    PITTSBURGH       PA   15221          1            06/21/01         12
    9864690                              05           08/01/01         25
    9864690                              N            07/01/31
    0


    5377900          286/286             F          268,000.00         ZZ
                                         360        267,501.55          1
                                       8.375          2,036.99         80
                                       8.125          2,036.99
    PACIFICA         CA   94044          1            06/04/01         00
    9851609                              05           08/01/01          0
    9851609                              O            07/01/31
    0


    5377901          286/286             F           91,000.00         ZZ
                                         360         90,886.47          2
                                       8.375            691.67         70
                                       8.125            691.67
    FLORENCE         OR   97439          1            06/19/01         00
    9856361                              05           08/01/01          0
    9856361                              N            07/01/31
    0


    5377902          286/286             F          135,000.00         ZZ
                                         360        134,848.08          4
                                       8.875          1,074.12         90
                                       8.625          1,074.12
    WEST WARWICK     RI   02893          1            06/28/01         14
    9862227                              05           08/01/01         25
    9862227                              N            07/01/31
    0


    5377903          286/286             F          238,500.00         ZZ
                                         360        238,339.97          1
                                       8.000          1,750.03         90
                                       7.750          1,750.03
    PASADENA         CA   91105          1            07/02/01         11
    9860535                              01           09/01/01         25
1


    9860535                              O            08/01/31
    0


    5377905          286/286             F           66,000.00         ZZ
                                         360         65,769.47          1
                                       8.375            501.65         60
                                       8.125            501.65
    ANTIOCH          CA   94509          5            06/15/01         00
    9856068                              05           08/01/01          0
    9856068                              N            07/01/31
    0


    5377907          286/286             F          294,000.00         ZZ
                                         360        293,614.06          1
                                       8.125          2,182.94         90
                                       7.875          2,182.94
    TORRANCE         CA   90503          2            06/18/01         11
    9855376                              05           08/01/01         25
    9855376                              O            07/01/31
    0


    5378312          950/G02             F          140,000.00         ZZ
                                         360        139,912.98          1
                                       8.375          1,064.10         87
                                       8.125          1,064.10
    PORTLAND         OR   97206          1            07/19/01         11
    0433096302                           05           09/01/01         25
    Y7103029                             O            08/01/31
    0


    5378517          994/994             F          578,600.00         ZZ
                                         360        578,231.05          1
                                       8.250          4,346.83         78
                                       8.000          4,346.83
    LOS ANGELES      CA   90024          2            06/25/01         00
    218523995                            05           09/01/01          0
    218523995                            O            08/01/31
    0


    5378693          076/076             F          228,000.00         ZZ
                                         360        227,549.54          1
                                       8.125          1,692.89         80
                                       7.875          1,692.89
    WESTON           FL   33326          2            05/18/01         00
    4850043                              05           07/01/01          0
    4850043                              O            06/01/31
    0


1


    5378694          076/076             F           67,500.00         ZZ
                                         360         67,373.25          3
                                       8.375            513.05         90
                                       8.125            513.05
    BALTIMORE        MD   21217          1            05/24/01         10
    4855203                              05           07/01/01         25
    4855203                              N            06/01/31
    0


    5378695          076/076             F          100,000.00         ZZ
                                         360         99,858.37          1
                                       7.750            716.42         80
                                       7.500            716.42
    CHANNELVIEW      TX   77530          2            06/18/01         00
    5011645                              05           08/01/01          0
    5011645                              O            07/01/31
    0


    5378696          076/076             F           87,920.00         ZZ
                                         360         87,801.61          1
                                       8.000            645.13         80
                                       7.750            645.13
    AURORA           MO   65605          1            06/19/01         00
    5248234                              05           08/01/01          0
    5248234                              O            07/01/31
    0


    5378697          076/076             F          148,000.00         ZZ
                                         360        147,654.40          1
                                       8.375          1,124.91         80
                                       8.125          1,124.91
    PLYMOUTH MEETIN  PA   19462          5            06/25/01         00
    5278234                              05           08/01/01          0
    5278234                              O            07/01/31
    0


    5378699          076/076             F          136,000.00         ZZ
                                         360        135,717.39          1
                                       7.875            986.09         76
                                       7.625            986.09
    EVANSVILLE       WI   53536          2            05/25/01         00
    5328085                              05           07/01/01          0
    5328085                              O            06/01/31
    0


    5378700          076/076             F          121,900.00         ZZ
                                         360        121,818.21          1
                                       8.000            894.46         80
                                       7.750            894.46
1


    BROWNSTOWN       MI   48183          2            07/06/01         00
    5363425                              05           09/01/01          0
    5363425                              O            08/01/31
    0


    5378701          076/076             F           95,120.00         ZZ
                                         360         95,051.16          1
                                       7.625            673.25         80
                                       7.375            673.25
    STUART           FL   34997          1            07/02/01         00
    5519873                              05           09/01/01          0
    5519873                              O            08/01/31
    0


    5378703          076/076             F          209,000.00         ZZ
                                         360        208,870.10          4
                                       8.375          1,588.55         95
                                       8.125          1,588.55
    LONG BEACH       MS   39560          1            07/12/01         12
    5549813                              05           09/01/01         30
    5549813                              O            08/01/31
    0


    5378714          076/076             F          304,110.00         T
                                         360        302,833.48          1
                                       7.875          2,205.01         63
                                       7.625          2,205.01
    CORNADO          CA   92118          5            02/23/01         00
    3317975                              01           04/01/01          0
    3317975                              O            03/01/31
    0


    5378715          076/076             F          500,000.00         ZZ
                                         360        499,061.14          1
                                       8.375          3,800.36         80
                                       8.125          3,800.36
    BATON ROUGE      LA   70814          1            05/29/01         00
    4771294                              05           07/01/01          0
    4771294                              O            06/01/31
    0


    5378716          076/076             F          535,000.00         ZZ
                                         360        534,397.92          1
                                       8.875          4,256.70         56
                                       8.625          4,256.70
    CHICAGO          IL   60614          5            06/08/01         00
    4847334                              05           08/01/01          0
    4847334                              O            07/01/31
    0
1




    5378719          076/076             F          285,000.00         ZZ
                                         360        284,441.27          1
                                       8.000          2,091.23         78
                                       7.750          2,091.23
    BALDWIN          NY   11510          2            06/11/01         00
    5193584                              05           08/01/01          0
    5193584                              O            07/01/31
    0


    5378720          076/076             F          280,000.00         ZZ
                                         360        279,659.54          1
                                       8.500          2,152.96         80
                                       8.250          2,152.96
    BLOOMFIELD HILL  MI   48302          5            05/31/01         00
    5197874                              01           08/01/01          0
    5197874                              O            07/01/31
    0


    5378721          076/076             F          474,000.00         ZZ
                                         360        463,202.64          1
                                       8.875          3,771.36         58
                                       8.625          3,771.36
    LAKE FOREST      IL   60045          2            06/15/01         00
    5220673                              05           08/01/01          0
    5220673                              O            07/01/31
    0


    5378722          076/076             F          333,000.00         ZZ
                                         360        332,615.44          1
                                       8.750          2,619.71         74
                                       8.500          2,619.71
    OAK PARK         IL   60304          2            06/18/01         00
    5302004                              05           08/01/01          0
    5302004                              O            07/01/31
    0


    5378724          076/076             F          371,250.00         ZZ
                                         360        370,710.90          1
                                       7.625          2,627.68         75
                                       7.375          2,627.68
    CENTER PORT      NY   11721          5            06/14/01         00
    5382404                              05           08/01/01          0
    5382404                              O            07/01/31
    0


    5378725          076/076             F          362,500.00         ZZ
                                         360        361,927.33          1
1


                                       7.875          2,628.38         74
                                       7.625          2,628.38
    ARCADIA          CA   91007          1            06/15/01         00
    5392695                              05           08/01/01          0
    5392695                              O            07/01/31
    0


    5378726          076/076             F          352,000.00         ZZ
                                         360        351,751.56          1
                                       7.750          2,521.77         80
                                       7.500          2,521.77
    SAN JOSE         CA   95148          5            07/12/01         00
    5400065                              05           09/01/01          0
    5400065                              O            08/01/31
    0


    5378970          994/994             F          302,800.00         ZZ
                                         360        302,402.52          1
                                       8.125          2,248.28         90
                                       7.875          2,248.28
    IRVING           TX   75063          1            06/25/01         10
    80749130                             03           08/01/01         25
    80749130                             O            07/01/31
    0


    5379124          K15/G02             F           47,500.00         ZZ
                                         360         47,500.00          1
                                       8.625            369.45         95
                                       8.375            369.45
    GUTHRIE          KY   42234          5            08/22/01         11
    0433134350                           05           10/01/01         30
    002905302259                         O            09/01/31
    0


    5379251          994/994             F          480,000.00         ZZ
                                         360        479,248.84          1
                                       7.250          3,274.45         75
                                       7.000          3,274.45
    LOS ANGELES      CA   90025          5            06/14/01         00
    218162802                            05           08/01/01          0
    218162802                            O            07/01/31
    0


    5379605          994/994             F          580,000.00         ZZ
                                         360        579,630.15          1
                                       8.250          4,357.35         80
                                       8.000          4,357.35
    WESTLAKE         CA   91361          2            07/10/01         00
    218533317                            03           09/01/01          0
1


    218533317                            O            08/01/31
    0


    5380236          964/G02             F          394,250.00         ZZ
                                         360        394,250.00          1
                                       7.625          2,790.48         95
                                       7.375          2,790.48
    LAS VEGAS        NV   89109          1            08/22/01         10
    0433134483                           09           10/01/01         30
    135298                               O            09/01/31
    0


    5380703          994/994             F          299,000.00         ZZ
                                         360        298,636.45          1
                                       8.500          2,299.05         80
                                       8.250          2,299.05
    RIVERVIEW        MI   48192          1            06/28/01         00
    218440422                            05           08/01/01          0
    218440422                            O            07/01/31
    0


    5381185          N47/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       7.250          1,405.28         69
                                       7.000          1,405.28
    SANTA ANA        CA   92705          5            08/14/01         00
    0433152386                           05           10/01/01          0
    30310814                             O            09/01/31
    0


    5384914          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       8.625          1,088.91         88
                                       8.375          1,088.91
    HACKENSACK       NJ   07601          5            08/15/01         04
    0412767923                           01           10/01/01         25
    0412767923                           O            09/01/31
    0


    5384928          E22/G02             F           63,200.00         ZZ
                                         360         63,200.00          1
                                       7.875            458.24         80
                                       7.625            458.24
    SACRAMENTO       CA   95815          1            08/05/01         00
    0412812612                           05           10/01/01          0
    0412812612                           N            09/01/31
    0


1


    5384929          E22/G02             F           73,700.00         ZZ
                                         360         73,700.00          1
                                       8.500            566.69        100
                                       8.250            566.69
    FLORENCE         KY   41042          1            08/20/01         04
    0412820797                           01           10/01/01         35
    0412820797                           O            09/01/31
    0


    5384936          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       8.250            642.33         90
                                       8.000            642.33
    NORTH CHARLESTO  SC   29418          5            08/14/01         01
    0412837957                           05           10/01/01         25
    0412837957                           O            09/01/31
    0


    5384940          E22/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
                                       7.750          1,332.53         80
                                       7.500          1,332.53
    ANTIOCH          CA   94509          2            08/08/01         00
    0412849754                           09           10/01/01          0
    0412849754                           O            09/01/31
    0


    5384944          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       7.750            805.96         95
                                       7.500            805.96
    MEMPHIS          TN   38115          5            08/15/01         10
    0412851818                           05           10/01/01         30
    0412851818                           O            09/01/31
    0


    5384956          E22/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       8.000          1,812.40         88
                                       7.750          1,812.40
    STERLING         CO   80751          2            08/14/01         01
    0412866022                           05           10/01/01         25
    0412866022                           O            09/01/31
    0


    5384958          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       7.625          1,380.20         75
                                       7.375          1,380.20
1


    OLIVE BRANCH     MS   38654          2            08/15/01         00
    0412867442                           05           10/01/01          0
    0412867442                           O            09/01/31
    0


    5384980          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       8.000            770.45         26
                                       7.750            770.45
    DUVALL           WA   98019          5            08/14/01         00
    0412891657                           05           10/01/01          0
    0412891657                           O            09/01/31
    0


    5384984          E22/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       8.125          1,061.77         65
                                       7.875          1,061.77
    SPARKS           NV   89431          5            08/10/01         00
    0412892929                           05           10/01/01          0
    0412892929                           O            09/01/31
    0


    5384989          E22/G02             F          720,000.00         ZZ
                                         360        720,000.00          1
                                       7.375          4,972.86         60
                                       7.125          4,972.86
    LOCKPORT         IL   60441          2            08/15/01         00
    0412895187                           05           10/01/01          0
    0412895187                           O            09/01/31
    0


    5384993          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       7.625          1,981.82         80
                                       7.375          1,981.82
    SOUTH LAKE TAHO  CA   96150          5            08/09/01         00
    0412897456                           05           10/01/01          0
    0412897456                           O            09/01/31
    0


    5385010          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       7.750            866.86         52
                                       7.500            866.86
    BAY CITY         MI   48706          5            08/15/01         00
    0412908170                           05           10/01/01          0
    0412908170                           O            09/01/31
    0
1




    5385017          E22/G02             F          184,500.00         ZZ
                                         360        184,500.00          3
                                       7.750          1,321.78         90
                                       7.500          1,321.78
    DALLAS           TX   75214          1            08/20/01         04
    0412912172                           05           10/01/01         25
    0412912172                           N            09/01/31
    0


    5385022          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       7.250          1,705.44         72
                                       7.000          1,705.44
    SPRING           TX   77381          5            08/15/01         00
    0412915415                           03           10/01/01          0
    0412915415                           O            09/01/31
    0


    5385026          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       7.000            858.24         57
                                       6.750            858.24
    GUNNISON         CO   81230          2            08/15/01         00
    0412918021                           05           10/01/01          0
    0412918021                           O            09/01/31
    0


    5385027          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       8.875          1,038.32         90
                                       8.625          1,038.32
    MIAMI            FL   33015          5            08/14/01         01
    0412918153                           03           10/01/01         25
    0412918153                           O            09/01/31
    0


    5385030          E22/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       7.500            436.31         77
                                       7.250            436.31
    SUN CITY         CA   92586          1            08/10/01         00
    0412920159                           03           10/01/01          0
    0412920159                           O            09/01/31
    0


    5385039          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
1


                                       8.250          1,111.87         39
                                       8.000          1,111.87
    DENVER           CO   80209          5            08/14/01         00
    0412926867                           05           10/01/01          0
    0412926867                           O            09/01/31
    0


    5385041          E22/G02             F          137,275.00         ZZ
                                         360        137,275.00          2
                                       7.375            948.12         95
                                       7.125            948.12
    TUMWATER         WA   98501          1            08/16/01         04
    0412927733                           05           10/01/01         30
    0412927733                           O            09/01/31
    0


    5385043          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.750            859.69         80
                                       7.500            859.69
    GRAND PRAIRIE    TX   75052          5            08/14/01         00
    0412928111                           05           10/01/01          0
    0412928111                           O            09/01/31
    0


    5385049          E22/G02             F          217,600.00         ZZ
                                         360        217,600.00          1
                                       7.375          1,502.91         80
                                       7.125          1,502.91
    CLEBURNE         TX   76031          1            08/16/01         00
    0412934663                           05           10/01/01          0
    0412934663                           O            09/01/31
    0


    5385050          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          2
                                       7.875          1,885.18         80
                                       7.625          1,885.18
    WEYMOUTH         MA   02188          5            08/15/01         00
    0412934861                           05           10/01/01          0
    0412934861                           O            09/01/31
    0


    5385055          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       7.500          1,985.77         80
                                       7.250          1,985.77
    TROY             MI   48098          1            08/20/01         00
    0412939142                           05           10/01/01          0
1


    0412939142                           O            09/01/31
    0


    5385056          E22/G02             F          175,500.00         ZZ
                                         360        175,500.00          2
                                       8.625          1,365.02         90
                                       8.375          1,365.02
    SAN MARCOS       TX   78666          1            08/17/01         04
    0412941569                           05           10/01/01         25
    0412941569                           N            09/01/31
    0


    5385059          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          1
                                       7.500          1,018.06         80
                                       7.250          1,018.06
    CARMEL           IN   46032          1            08/20/01         00
    0412947442                           05           10/01/01          0
    0412947442                           O            09/01/31
    0


    5385077          E82/G02             F          120,800.00         ZZ
                                         360        120,800.00          1
                                       7.250            824.07         80
                                       7.000            824.07
    GREENFIELD       WI   53220          1            08/22/01         00
    0400464095                           05           10/01/01          0
    0400464095                           O            09/01/31
    0


    5385084          E82/G02             F          316,500.00         ZZ
                                         360        316,500.00          2
                                       7.375          2,185.99         79
                                       7.125          2,185.99
    VAIL             CO   81657          2            08/17/01         00
    0400466918                           03           10/01/01          0
    1891764                              O            09/01/31
    0


    5385308          696/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       7.500          1,247.40         80
                                       7.250          1,247.40
    STERLING         VA   20165          1            08/15/01         00
    0433102423                           03           10/01/01          0
    24401106                             O            09/01/31
    0


1


    5385618          H47/G02             F          220,722.00         ZZ
                                         360        220,722.00          1
                                       7.125          1,487.05         80
                                       6.875          1,487.05
    FORT COLLINS     CO   80528          1            08/24/01         00
    0433149853                           03           10/01/01          0
    126188                               O            09/01/31
    0


    5392536          B60/G02             F          170,000.00         ZZ
                                         360        169,873.84          1
                                       7.500          1,188.66         61
                                       7.250          1,188.66
    INDIANHEAD PARK  IL   60525          5            07/24/01         00
    0433104296                           05           09/01/01          0
    343673                               O            08/01/31
    0


    5392848          964/G02             F          251,800.00         ZZ
                                         360        251,800.00          1
                                       7.375          1,739.12         80
                                       7.125          1,739.12
    RANCHO SANTA MA  CA   92688          1            08/09/01         00
    0433106283                           09           10/01/01          0
    136694                               O            09/01/31
    0


    5393198          N47/G02             F          119,000.00         ZZ
                                         360        119,000.00          2
                                       7.250            811.79         74
                                       7.000            811.79
    MURRELS INLET    SC   29576          1            08/15/01         00
    0433110202                           05           10/01/01          0
    40111748                             N            09/01/31
    0


    5395577          E22/G02             F          319,550.00         ZZ
                                         360        319,550.00          1
                                       8.125          2,372.65         80
                                       7.875          2,372.65
    MADISON          AL   35758          1            08/21/01         00
    0412674095                           05           10/01/01          0
    0412674095                           O            09/01/31
    0


    5395582          E22/G02             F          304,700.00         ZZ
                                         360        304,700.00          1
                                       8.000          2,235.78         95
                                       7.750          2,235.78
1


    METUCHEN         NJ   08840          1            08/17/01         01
    0412776718                           01           10/01/01         30
    0412776718                           O            09/01/31
    0


    5395585          E22/G02             F          109,250.00         ZZ
                                         360        109,250.00          1
                                       7.500            763.89         95
                                       7.250            763.89
    LOUISVILLE       KY   40291          5            08/16/01         10
    0412795395                           05           10/01/01         30
    0412795395                           O            09/01/31
    0


    5395598          E22/G02             F           99,000.00         ZZ
                                         360         98,940.03          4
                                       8.500            761.22         80
                                       8.250            761.22
    FRESNO           CA   93706          2            07/20/01         00
    0412856957                           05           09/01/01          0
    0412856957                           N            08/01/31
    0


    5395612          E22/G02             F          205,200.00         ZZ
                                         360        205,200.00          2
                                       8.125          1,523.60         90
                                       7.875          1,523.60
    HAPEVILLE        GA   30354          1            08/21/01         10
    0412875163                           05           10/01/01         25
    0412875163                           N            09/01/31
    0


    5395625          E22/G02             F           62,200.00         ZZ
                                         360         62,200.00          1
                                       8.375            472.76         68
                                       8.125            472.76
    DES MOINES       IA   50310          5            08/16/01         00
    0412892796                           05           10/01/01          0
    0412892796                           O            09/01/31
    0


    5395632          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          2
                                       7.375          1,381.35         48
                                       7.125          1,381.35
    CHICAGO          IL   60630          5            08/16/01         00
    0412897084                           05           10/01/01          0
    0412897084                           O            09/01/31
    0
1




    5395639          E22/G02             F          261,000.00         ZZ
                                         360        261,000.00          1
                                       7.375          1,802.66         76
                                       7.125          1,802.66
    TORRANCE         CA   90501          2            08/14/01         00
    0412910051                           05           10/01/01          0
    0412910051                           O            09/01/31
    0


    5395647          E22/G02             F           73,900.00         ZZ
                                         360         73,900.00          1
                                       7.875            535.83         78
                                       7.625            535.83
    GRAND PRAIRIE    TX   75052          5            08/16/01         00
    0412918989                           05           10/01/01          0
    0412918989                           O            09/01/31
    0


    5395650          E22/G02             F          109,800.00         ZZ
                                         360        109,800.00          1
                                       7.875            796.13         90
                                       7.625            796.13
    MOBILE           AL   36695          2            08/16/01         01
    0412921454                           05           10/01/01         25
    0412921454                           O            09/01/31
    0


    5395659          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       8.125          1,781.99         80
                                       7.875          1,781.99
    SUGAR LAND       TX   77478          5            08/16/01         00
    0412929929                           05           10/01/01          0
    0412929929                           O            09/01/31
    0


    5395665          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       8.000            868.78         80
                                       7.750            868.78
    NAMPA            ID   83686          2            08/15/01         00
    0412942427                           05           10/01/01          0
    0412942427                           O            09/01/31
    0


    5396228          588/G02             F          140,000.00         ZZ
                                         360        139,730.35          2
1


                                       8.250          1,051.77         70
                                       8.000          1,051.77
    RIDGEWOOD VILLA  NJ   07450          1            06/29/01         00
    0433103058                           05           08/01/01          0
    1040766                              N            07/01/31
    0


    5396596          E84/G02             F          518,800.00         ZZ
                                         360        518,405.24          2
                                       7.375          3,583.22         80
                                       7.125          3,583.22
    SAN FRANCISCO    CA   94122          1            07/18/01         00
    0433141264                           05           09/01/01          0
    50710146                             O            08/01/31
    0


    5397100          U62/G02             F           68,500.00         ZZ
                                         360         68,500.00          1
                                       7.250            467.29         84
                                       7.000            467.29
    PARLIER          CA   93648          2            08/08/01         04
    0433103975                           05           10/01/01         12
    2001258437                           O            09/01/31
    0


    5397110          B60/G02             F          303,450.00         ZZ
                                         360        303,224.79          1
                                       7.500          2,121.77         85
                                       7.250          2,121.77
    OLNEY            MD   20832          1            07/31/01         01
    0433103033                           05           09/01/01         12
    340427                               O            08/01/31
    0


    5398757          E82/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       7.750            788.05         71
                                       7.500            788.05
    DENVER           CO   80229          2            08/17/01         00
    0400466926                           05           10/01/01          0
    3701890                              O            09/01/31
    0


    5398768          E82/G02             F          185,000.00         ZZ
                                         360        185,000.00          4
                                       7.875          1,341.38         75
                                       7.625          1,341.38
    INGLEWOOD        CA   90303          2            08/16/01         00
    0400460036                           05           10/01/01          0
1


    1953281                              N            09/01/31
    0


    5398769          E82/G02             F          111,150.00         ZZ
                                         360        111,150.00          1
                                       7.875            805.91         95
                                       7.625            805.91
    LINCOLNTON       NC   28092          2            08/17/01         04
    0400457859                           05           10/01/01         30
    3570123                              O            09/01/31
    0


    5400113          U05/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.750          1,182.08         59
                                       7.500          1,182.08
    WILLIS           TX   77376          5            08/10/01         00
    0433149762                           05           10/01/01          0
    3147305                              O            09/01/31
    0


    5400851          E84/G02             F          468,800.00         ZZ
                                         360        468,469.13          1
                                       7.750          3,358.54         80
                                       7.500          3,358.54
    NORTHBROOK       IL   60062          1            07/11/01         00
    0433139896                           05           09/01/01          0
    11304210                             O            08/01/31
    0


    5401928          E84/G02             F          570,000.00         ZZ
                                         360        569,576.98          1
                                       7.500          3,985.52         75
                                       7.250          3,985.52
    DANVILLE         CA   94526          5            07/24/01         00
    0433076189                           03           09/01/01          0
    73011637                             O            08/01/31
    0


    5402173          E84/G02             F          388,000.00         ZZ
                                         360        387,704.76          1
                                       7.375          2,679.82         80
                                       7.125          2,679.82
    NOVATO           CA   94949          5            06/26/01         00
    0433141884                           09           09/01/01          0
    37011289                             O            08/01/31
    0


1


    5403759          E84/G02             F          473,000.00         ZZ
                                         360        472,640.09          1
                                       7.375          3,266.89         76
                                       7.125          3,266.89
    AURORA           CO   80016          5            07/26/01         00
    0433141678                           03           09/01/01          0
    32800683                             O            08/01/31
    0


    5405300          E84/G02             F          540,000.00         ZZ
                                         360        539,589.10          1
                                       7.375          3,729.65         80
                                       7.125          3,729.65
    GLENVIEW         IL   60025          2            07/09/01         00
    0433115268                           05           09/01/01          0
    11207680                             O            08/01/31
    0


    5405303          696/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.875          1,450.14         72
                                       7.625          1,450.14
    ALEXANDRIA       VA   22309          1            08/17/01         00
    0433102399                           03           10/01/01          0
    30101170                             O            09/01/31
    0


    5405321          E84/G02             F          562,500.00         ZZ
                                         360        562,071.98          1
                                       7.375          3,885.05         75
                                       7.125          3,885.05
    PACIFICA         CA   94044          5            07/03/01         00
    0433103405                           05           09/01/01          0
    37011344                             O            08/01/31
    0


    5405334          E84/G02             F          427,200.00         ZZ
                                         360        426,870.00          1
                                       7.500          2,987.04         80
                                       7.250          2,987.04
    ALBANY           CA   94706          1            07/11/01         00
    0433103595                           05           09/01/01          0
    73310055                             O            08/01/31
    0


    5405345          E84/G02             F          439,200.00         ZZ
                                         360        438,865.80          1
                                       7.375          3,033.45         80
                                       7.125          3,033.45
1


    HARVARD          MA   01451          1            07/24/01         00
    0433115888                           05           09/01/01          0
    15302761                             O            08/01/31
    0


    5405443          E86/G02             F          380,000.00         ZZ
                                         360        379,738.49          1
                                       7.875          2,755.26         80
                                       7.625          2,755.26
    LONG BEACH       CA   90814          2            07/31/01         00
    0433144748                           05           09/01/01          0
    0000127005                           O            08/01/31
    0


    5407440          E22/G02             F          638,000.00         ZZ
                                         360        638,000.00          1
                                       7.750          4,570.71         80
                                       7.500          4,570.71
    SOUTH LAKE TAHO  CA   96150          2            08/16/01         00
    0412903999                           03           10/01/01          0
    0412903999                           O            09/01/31
    0


    5407599          E82/G02             F          232,500.00         ZZ
                                         360        232,500.00          3
                                       7.375          1,605.82         75
                                       7.125          1,605.82
    BURBANK          CA   91505          2            08/20/01         00
    0400476230                           05           10/01/01          0
    1965318                              O            09/01/31
    0


    5408306          T29/G02             F           85,500.00         ZZ
                                         360         85,500.00          4
                                       8.500            657.42         90
                                       8.250            657.42
    PHOENIX          AZ   85006          1            08/03/01         04
    0433149689                           05           10/01/01         25
    1200460                              N            09/01/31
    0


    5411203          964/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       7.875            852.68         80
                                       7.625            852.68
    GILBERT          AZ   85296          1            08/29/01         00
    0433144318                           03           10/01/01          0
    142762                               O            09/01/31
    0
1




    5411764          025/025             F          422,000.00         ZZ
                                         360        420,206.91          1
                                       6.875          2,772.24         77
                                       6.625          2,772.24
    FAIRFAX          VA   22033          5            03/22/01         00
    0138886379                           03           05/01/01          0
    0138886379                           O            04/01/31
    0


    5412322          196/G02             F          201,600.00         ZZ
                                         360        201,442.73          1
                                       7.250          1,375.27         80
                                       7.000          1,375.27
    COLORADO SPRING  CO   80909          1            07/31/01         00
    0433107653                           05           09/01/01          0
    1304671                              O            08/01/31
    0


    5412323          196/G02             F          304,000.00         ZZ
                                         360        303,774.38          1
                                       7.500          2,125.62         80
                                       7.250          2,125.62
    ATWATER          CA   95301          5            07/06/01         00
    0433107638                           05           09/01/01          0
    1419246                              O            08/01/31
    0


    5412324          196/G02             F          332,500.00         ZZ
                                         360        332,259.34          1
                                       7.625          2,353.42         95
                                       7.375          2,353.42
    ZIONSVILLE       IN   46077          1            08/02/01         14
    0433107646                           05           09/01/01         30
    1432297                              O            08/01/31
    0


    5412325          196/G02             F          237,500.00         ZZ
                                         360        237,328.09          1
                                       7.625          1,681.02         80
                                       7.375          1,681.02
    HUNTINGTON BEAC  CA   92648          1            07/19/01         00
    0433113057                           05           09/01/01          0
    1435027                              O            08/01/31
    0


    5412505          196/G02             F          236,000.00         ZZ
                                         360        235,695.97          1
1


                                       8.250          1,772.99         80
                                       8.000          1,772.99
    SAN CLEMENTE     CA   92672          1            06/28/01         00
    0433115797                           05           08/01/01          0
    1304714                              N            07/01/31
    0


    5412506          196/G02             F          167,500.00         ZZ
                                         360        167,372.54          1
                                       7.375          1,156.89         90
                                       7.125          1,156.89
    MERCED           CA   95348          1            07/02/01         14
    0433109717                           05           09/01/01         25
    1415629                              O            08/01/31
    0


    5412507          196/G02             F          600,000.00         ZZ
                                         360        599,543.44          1
                                       7.375          4,144.06         55
                                       7.125          4,144.06
    THORNTON         CO   80241          1            07/05/01         00
    0433109501                           03           09/01/01          0
    1415930                              O            08/01/31
    0


    5412508          196/G02             F          330,000.00         ZZ
                                         360        329,508.65          4
                                       7.500          2,307.41         75
                                       7.250          2,307.41
    CHICAGO          IL   60659          2            06/18/01         00
    0433109246                           05           08/01/01          0
    1418325                              O            07/01/31
    0


    5412509          196/G02             F          130,000.00         T
                                         360        129,903.52          1
                                       7.500            908.98         76
                                       7.250            908.98
    SOUTH PADRE ISL  TX   78597          1            07/26/01         00
    0433109683                           08           09/01/01          0
    1419765                              O            08/01/31
    0


    5412510          196/G02             F          423,900.00         ZZ
                                         360        423,585.40          1
                                       7.500          2,963.98         80
                                       7.250          2,963.98
    SAN DIEGO        CA   92131          1            07/26/01         00
    0433109196                           03           09/01/01          0
1


    1421080                              O            08/01/31
    0


    5412512          196/G02             F          213,300.00         ZZ
                                         360        213,156.88          1
                                       8.000          1,565.12         90
                                       7.750          1,565.12
    CHICAGO          IL   60626          1            07/06/01         10
    0433108420                           05           09/01/01         25
    1422476                              O            08/01/31
    0


    5412513          196/G02             F          175,750.00         ZZ
                                         360        175,557.28          1
                                       9.000          1,414.13         95
                                       8.750          1,414.13
    ARLETA           CA   91331          1            06/18/01         11
    0433107760                           05           08/01/01         30
    1423205                              O            07/01/31
    0


    5412514          196/G02             F           62,000.00         ZZ
                                         360         61,953.98          1
                                       7.500            433.52         58
                                       7.250            433.52
    DAUPHIN ISLAND   AL   36528          5            07/11/01         00
    0433110186                           05           09/01/01          0
    1423893                              O            08/01/31
    0


    5412515          196/G02             F          221,000.00         ZZ
                                         360        220,662.63          2
                                       7.375          1,526.40         85
                                       7.125          1,526.40
    GLENDALE         CA   91205          2            06/14/01         11
    0433109667                           05           08/01/01         12
    1424421                              O            07/01/31
    0


    5412516          196/G02             F          230,000.00         ZZ
                                         360        229,829.30          1
                                       7.500          1,608.20         50
                                       7.250          1,608.20
    WESTMINSTER      CO   80021          5            07/16/01         00
    0433109915                           05           09/01/01          0
    1424521                              O            08/01/31
    0


1


    5412517          196/G02             F          576,000.00         ZZ
                                         360        575,632.70          1
                                       8.250          4,327.30         72
                                       8.000          4,327.30
    NEWPORT COAST    CA   92657          5            07/06/01         00
    0433109873                           03           09/01/01          0
    1424568                              O            08/01/31
    0


    5412518          196/G02             F          396,000.00         ZZ
                                         360        395,713.38          1
                                       7.625          2,802.87         80
                                       7.375          2,802.87
    HUNTINGTON BCH   CA   92648          1            07/05/01         00
    0433109964                           05           09/01/01          0
    1424918                              O            08/01/31
    0


    5412520          196/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.625            849.36         80
                                       7.375            849.36
    SANTA CLARA      UT   84765          5            08/01/01         00
    0433109212                           05           10/01/01          0
    1425022                              O            09/01/31
    0


    5412521          196/G02             F          370,500.00         ZZ
                                         360        370,231.84          1
                                       7.625          2,622.38         95
                                       7.375          2,622.38
    LODI             CA   95242          1            07/27/01         10
    0433115656                           03           09/01/01         30
    1425258                              O            08/01/31
    0


    5412522          196/G02             F          127,500.00         ZZ
                                         360        127,420.74          1
                                       8.375            969.10         85
                                       8.125            969.10
    HEMET            CA   92545          5            07/06/01         14
    0433107604                           05           09/01/01         25
    1425668                              O            08/01/31
    0


    5412526          196/G02             F           87,750.00         ZZ
                                         360         87,695.45          1
                                       8.375            666.97         90
                                       8.125            666.97
1


    BOSSIER CITY     LA   71112          1            07/20/01         10
    0433115664                           05           09/01/01         30
    1426240                              O            08/01/31
    0


    5412528          196/G02             F          142,800.00         ZZ
                                         360        142,694.02          1
                                       7.500            998.48         80
                                       7.250            998.48
    HESPERIA         CA   92345          5            07/17/01         00
    0433109303                           05           09/01/01          0
    1426790                              O            08/01/31
    0


    5412529          196/G02             F          476,000.00         ZZ
                                         360        475,655.48          1
                                       7.625          3,369.10         80
                                       7.375          3,369.10
    HUNTINGTON BEAC  CA   92648          1            07/13/01         00
    0433110129                           05           09/01/01          0
    1426991                              O            08/01/31
    0


    5412531          196/G02             F          400,000.00         ZZ
                                         360        399,703.14          1
                                       7.500          2,796.86         67
                                       7.250          2,796.86
    MISSION VIEJO    CA   92692          5            07/13/01         00
    0433107596                           03           09/01/01          0
    1427448                              O            08/01/31
    0


    5412532          196/G02             F          186,200.00         ZZ
                                         360        186,075.06          1
                                       8.000          1,366.27         90
                                       7.750          1,366.27
    VAN NUYS         CA   91411          1            07/10/01         14
    0433115672                           05           09/01/01         25
    1427578                              O            08/01/31
    0


    5412533          196/G02             F          142,000.00         ZZ
                                         360        141,803.91          3
                                       7.875          1,029.60         64
                                       7.625          1,029.60
    SALT LAKE CITY   UT   84105          2            06/27/01         00
    0433109865                           05           08/01/01          0
    1427615                              N            07/01/31
    0
1




    5412534          196/G02             F          142,000.00         ZZ
                                         360        141,897.22          1
                                       7.625          1,005.07         32
                                       7.375          1,005.07
    PISMO BEACH      CA   93449          5            07/05/01         00
    0433109261                           05           09/01/01          0
    1427695                              O            08/01/31
    0


    5412535          196/G02             F          128,500.00         ZZ
                                         360        128,404.63          1
                                       7.500            898.50         59
                                       7.250            898.50
    GLENDORA         CA   91741          2            07/10/01         00
    0433113040                           05           09/01/01          0
    1427755                              N            08/01/31
    0


    5412536          196/G02             F          195,000.00         ZZ
                                         360        194,869.15          1
                                       8.000          1,430.85         80
                                       7.750          1,430.85
    COLORADO SPRING  CO   80909          5            07/03/01         00
    0433113032                           05           09/01/01          0
    1427949                              O            08/01/31
    0


    5412538          196/G02             F          180,400.00         ZZ
                                         360        180,272.67          1
                                       7.750          1,292.41         95
                                       7.500          1,292.41
    WHITTIER         CA   90604          1            07/11/01         11
    0433109279                           05           09/01/01         30
    1428297                              O            08/01/31
    0


    5412542          196/G02             F          300,000.00         ZZ
                                         360        299,782.86          1
                                       7.625          2,123.39         80
                                       7.375          2,123.39
    TEMECULA         CA   92591          1            07/16/01         00
    0433107737                           03           09/01/01          0
    1429685                              O            08/01/31
    0


    5412543          196/G02             F          118,300.00         ZZ
                                         360        118,226.47          2
1


                                       8.375            899.17         70
                                       8.125            899.17
    HOUSTON          TX   77009          1            07/19/01         00
    0433109931                           05           09/01/01          0
    1429842                              N            08/01/31
    0


    5412544          196/G02             F          250,000.00         ZZ
                                         360        249,809.77          1
                                       7.375          1,726.69         78
                                       7.125          1,726.69
    DENVER           CO   80207          5            07/26/01         00
    0433109956                           05           09/01/01          0
    1432385                              O            08/01/31
    0


    5412546          196/G02             F          337,600.00         ZZ
                                         360        337,349.45          1
                                       7.500          2,360.55         80
                                       7.250          2,360.55
    EL CAJON         CA   92021          1            07/18/01         00
    0433109329                           05           09/01/01          0
    1432902                              O            08/01/31
    0


    5412547          196/G02             F          126,500.00         ZZ
                                         360        126,406.12          1
                                       7.500            884.51         77
                                       7.250            884.51
    NORTHFIELD       MN   55057          2            07/23/01         00
    0433115706                           05           09/01/01          0
    1433005                              O            08/01/31
    0


    5412551          196/G02             F           95,400.00         ZZ
                                         360         95,335.98          1
                                       8.000            700.02         90
                                       7.750            700.02
    NEW ORLEANS      LA   70115          1            07/16/01         14
    0433110145                           05           09/01/01         25
    1433365                              O            08/01/31
    0


    5412553          196/G02             F          260,000.00         ZZ
                                         360        259,811.81          1
                                       7.625          1,840.27         80
                                       7.375          1,840.27
    SAN CLEMENTE     CA   92672          5            07/25/01         00
    0433107570                           09           09/01/01          0
1


    1433796                              O            08/01/31
    0


    5412554          196/G02             F          218,000.00         ZZ
                                         360        217,842.21          1
                                       7.625          1,543.00         58
                                       7.375          1,543.00
    SAN JOSE         CA   95122          5            07/24/01         00
    0433109774                           05           09/01/01          0
    1434681                              O            08/01/31
    0


    5412555          196/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       7.375          1,602.37         80
                                       7.125          1,602.37
    VISTA            CA   92084          1            08/01/01         00
    0433107588                           05           10/01/01          0
    1434898                              O            09/01/31
    0


    5412556          196/G02             F          217,550.00         ZZ
                                         360        217,550.00          2
                                       8.125          1,615.31         95
                                       7.875          1,615.31
    LOS ANGELES      CA   90006          1            08/01/01         11
    0433115649                           05           10/01/01         30
    1435225                              O            09/01/31
    0


    5412557          196/G02             F          232,000.00         ZZ
                                         360        231,814.47          1
                                       7.125          1,563.03         80
                                       6.875          1,563.03
    UPLAND           CA   91786          1            07/27/01         00
    0433107554                           05           09/01/01          0
    1435442                              O            08/01/31
    0


    5412559          196/G02             F          534,000.00         ZZ
                                         360        533,603.69          1
                                       7.500          3,733.81         75
                                       7.250          3,733.81
    ESCONDIDO        CA   92029          1            07/25/01         00
    0433107703                           05           09/01/01          0
    1436983                              O            08/01/31
    0


1


    5415413          E22/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       8.750            442.52         90
                                       8.500            442.52
    MESQUITE         TX   75049          1            08/22/01         04
    0412857641                           07           10/01/01         25
    0412857641                           N            09/01/31
    0


    5415423          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       7.500          1,146.71         85
                                       7.250          1,146.71
    CROOKED RIVER R  OR   97760          2            08/14/01         04
    0412885527                           03           10/01/01         12
    0412885527                           O            09/01/31
    0


    5415424          E22/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       8.750            967.64         69
                                       8.500            967.64
    LOVELAND         CO   80538          5            08/22/01         00
    0412886699                           05           10/01/01          0
    0412886699                           N            09/01/31
    0


    5415428          E22/G02             F          412,000.00         ZZ
                                         360        412,000.00          1
                                       7.750          2,951.62         80
                                       7.500          2,951.62
    BATAVIA          IL   60510          5            08/14/01         00
    0412892473                           05           10/01/01          0
    0412892473                           O            09/01/31
    0


    5415440          E22/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
                                       7.000          1,746.42         56
                                       6.750          1,746.42
    SAN JOSE         CA   95124          5            08/16/01         00
    0412901159                           05           10/01/01          0
    0412901159                           O            09/01/31
    0


    5415445          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.750          1,074.62         64
                                       7.500          1,074.62
1


    RENTON           WA   98059          5            08/15/01         00
    0412909673                           05           10/01/01          0
    0412909673                           O            09/01/31
    0


    5415446          E22/G02             F           69,600.00         ZZ
                                         360         69,600.00          1
                                       7.625            492.62         80
                                       7.375            492.62
    FORT WORTH       TX   76133          2            08/22/01         00
    0412911596                           05           10/01/01          0
    0412911596                           N            09/01/31
    0


    5415454          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       7.500          2,712.95         80
                                       7.250          2,712.95
    LONG BEACH       CA   90808          5            08/17/01         00
    0412923880                           05           10/01/01          0
    0412923880                           O            09/01/31
    0


    5417956          076/076             F          398,250.00         ZZ
                                         360        397,657.02          1
                                       7.500          2,784.63         90
                                       7.250          2,784.63
    DOYLESTOWN       PA   18901          1            06/15/01         10
    5011454                              05           08/01/01         25
    5011454                              O            07/01/31
    0


    5417957          076/076             F          384,000.00         ZZ
                                         360        382,735.73          1
                                       7.875          2,784.27         80
                                       7.625          2,784.27
    SAN ANTONIO      TX   78258          2            07/30/01         00
    5534371                              05           09/01/01          0
    5534371                              O            08/01/31
    0


    5421106          405/405             F          525,000.00         ZZ
                                         360        524,620.02          1
                                       7.625          3,715.92         75
                                       7.125          3,715.92
    CASTLE ROCK      CO   80104          5            07/19/01         00
    0012266136                           03           09/01/01          0
    0012266136                           O            08/01/31
    0
1




    5421111          405/405             F          480,000.00         ZZ
                                         360        479,643.77          1
                                       7.500          3,356.23         80
                                       7.000          3,356.23
    ATLANTA          GA   30350          5            07/17/01         00
    0012287801                           05           09/01/01          0
    0012287801                           O            08/01/31
    0


    5421119          405/405             F          416,000.00         ZZ
                                         360        415,698.90          1
                                       7.625          2,944.43         80
                                       7.125          2,944.43
    DALLAS           TX   75205          1            07/20/01         00
    0012358974                           05           09/01/01          0
    0012358974                           O            08/01/31
    0


    5421120          405/405             F          306,000.00         ZZ
                                         360        305,772.90          1
                                       7.500          2,139.60         40
                                       7.000          2,139.60
    SAN MATEO        CA   94403          2            07/27/01         00
    0017197534                           05           09/01/01          0
    0017197534                           N            08/01/31
    0


    5421126          405/405             F          502,775.00         ZZ
                                         360        502,401.86          1
                                       7.500          3,515.48         80
                                       7.000          3,515.48
    BRENTWOOD        CA   94513          1            07/26/01         00
    0017417023                           03           09/01/01          0
    0017417023                           O            08/01/31
    0


    5421129          405/405             F          360,000.00         ZZ
                                         360        359,726.07          1
                                       7.375          2,486.43         80
                                       6.875          2,486.43
    SALINAS          CA   93908          5            07/26/01         00
    0017475047                           05           09/01/01          0
    0017475047                           O            08/01/31
    0


    5421148          405/405             F          436,000.00         ZZ
                                         360        435,692.27          1
1


                                       7.750          3,123.56         80
                                       7.250          3,123.56
    UNION CITY       CA   94587          5            07/25/01         00
    0017592999                           05           09/01/01          0
    0017592999                           O            08/01/31
    0


    5421163          405/405             F          476,000.00         ZZ
                                         360        475,379.04          1
                                       7.750          3,410.13         80
                                       7.250          3,410.13
    LOS ANGELES      CA   91325          1            07/24/01         00
    0017611724                           05           09/01/01          0
    0017611724                           O            08/01/31
    0


    5421164          405/405             F          425,000.00         ZZ
                                         360        424,676.61          1
                                       7.375          2,935.37         79
                                       6.875          2,935.37
    TRABUCO CANYON   CA   92679          5            07/21/01         00
    0017611997                           03           09/01/01          0
    0017611997                           O            08/01/31
    0


    5423891          696/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       8.000          1,981.16         80
                                       7.750          1,981.16
    SPRINGFIELD      VA   22153          1            08/21/01         00
    0433112463                           03           10/01/01          0
    24601206                             O            09/01/31
    0


    5423900          696/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       7.500          1,090.77         80
                                       7.250          1,090.77
    ROCKVILLE        MD   20852          2            08/21/01         00
    0433112331                           05           10/01/01          0
    31101167                             O            09/01/31
    0


    5427983          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
                                       8.125          1,603.79         80
                                       7.875          1,603.79
    LOS ANGELES      CA   90043          5            08/08/01         00
    0412810137                           05           10/01/01          0
1


    0412810137                           O            09/01/31
    0


    5427986          E22/G02             F          345,600.00         ZZ
                                         360        345,600.00          1
                                       7.125          2,328.37         80
                                       6.875          2,328.37
    RICHMOND         CA   94805          5            08/16/01         00
    0412817413                           05           10/01/01          0
    0412817413                           O            09/01/31
    0


    5427993          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       8.000            491.62         32
                                       7.750            491.62
    SANTA ROSA       CA   95405          5            08/15/01         00
    0412845919                           09           10/01/01          0
    0412845919                           O            09/01/31
    0


    5427999          E22/G02             F          164,700.00         ZZ
                                         360        164,700.00          1
                                       7.750          1,179.93         90
                                       7.500          1,179.93
    GRASS VALLEY     CA   95945          1            08/22/01         01
    0412863243                           05           10/01/01         30
    0412863243                           O            09/01/31
    0


    5428000          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       7.750          1,432.82         17
                                       7.500          1,432.82
    FORT WORTH       TX   76135          5            08/16/01         00
    0412864233                           05           10/01/01          0
    0412864233                           O            09/01/31
    0


    5428003          E22/G02             F          431,000.00         ZZ
                                         360        431,000.00          1
                                       7.500          3,013.61         80
                                       7.250          3,013.61
    HERCULES         CA   94547          2            08/15/01         00
    0412873887                           05           10/01/01          0
    0412873887                           O            09/01/31
    0


1


    5428009          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
                                       7.750            522.26         92
                                       7.500            522.26
    POCATELLO        ID   83204          1            08/20/01         01
    0412883928                           05           10/01/01         35
    0412883928                           O            09/01/31
    0


    5428011          E22/G02             F          193,800.00         ZZ
                                         360        193,800.00          1
                                       8.500          1,490.15         94
                                       8.250          1,490.15
    LAKEWOOD         CO   80226          5            08/20/01         04
    0412885493                           05           10/01/01         30
    0412885493                           O            09/01/31
    0


    5428013          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.250            676.14         83
                                       8.000            676.14
    MOUNT OLIVE      AL   35117          5            08/20/01         10
    0412887002                           05           10/01/01         12
    0412887002                           O            09/01/31
    0


    5428015          E22/G02             F          104,800.00         ZZ
                                         360        104,800.00          1
                                       7.250            714.92         80
                                       7.000            714.92
    BEND             OR   97707          2            08/14/01         00
    0412888109                           05           10/01/01          0
    0412888109                           O            09/01/31
    0


    5428016          E22/G02             F           98,250.00         ZZ
                                         360         98,250.00          4
                                       8.000            720.92         75
                                       7.750            720.92
    FRESNO           CA   93705          1            08/20/01         00
    0412888372                           05           10/01/01          0
    0412888372                           N            09/01/31
    0


    5428017          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          3
                                       8.500            910.39         80
                                       8.250            910.39
1


    CHICO            CA   95928          1            08/16/01         00
    0412888406                           05           10/01/01          0
    0412888406                           N            09/01/31
    0


    5428021          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       7.500            912.47         87
                                       7.250            912.47
    MEMPHIS          TN   38112          5            08/20/01         01
    0412891806                           05           10/01/01         25
    0412891806                           O            09/01/31
    0


    5428024          E22/G02             F          338,000.00         ZZ
                                         360        338,000.00          1
                                       7.500          2,363.35         90
                                       7.250          2,363.35
    NEW ORLEANS      LA   70124          2            08/20/01         04
    0412894297                           05           10/01/01         25
    0412894297                           O            09/01/31
    0


    5428033          E22/G02             F          265,200.00         ZZ
                                         360        265,200.00          1
                                       8.000          1,945.94         85
                                       7.750          1,945.94
    CANDLER          NC   28715          5            08/20/01         01
    0412907388                           05           10/01/01         12
    0412907388                           O            09/01/31
    0


    5428034          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       8.125          1,035.78         90
                                       7.875          1,035.78
    HANOVER TOWNSHI  NJ   07981          1            08/24/01         04
    0412907925                           05           10/01/01         30
    0412907925                           O            09/01/31
    0


    5428037          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       8.625            388.89         72
                                       8.375            388.89
    PONTIAC          MI   48341          5            08/24/01         00
    0412911620                           05           10/01/01          0
    0412911620                           N            09/01/31
    0
1




    5428045          E22/G02             F          208,050.00         ZZ
                                         360        208,050.00          1
                                       7.750          1,490.50         95
                                       7.500          1,490.50
    TEMECULA         CA   92589          1            08/21/01         01
    0412918708                           03           10/01/01         30
    0412918708                           O            09/01/31
    0


    5428046          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       8.250          1,502.53         76
                                       8.000          1,502.53
    DALLAS           TX   75214          5            08/20/01         00
    0412920308                           05           10/01/01          0
    0412920308                           O            09/01/31
    0


    5428051          E22/G02             F          116,900.00         ZZ
                                         360        116,900.00          1
                                       7.625            827.41         90
                                       7.375            827.41
    ALABASTER        AL   35007          1            08/24/01         10
    0412924516                           05           10/01/01         25
    0412924516                           O            09/01/31
    0


    5428053          E22/G02             F           75,150.00         ZZ
                                         360         75,150.00          4
                                       8.625            584.51         90
                                       8.375            584.51
    GRAND RAPIDS     MI   49504          1            08/24/01         04
    0412925984                           05           10/01/01         25
    0412925984                           N            09/01/31
    0


    5428060          E22/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
                                       8.625            812.79         95
                                       8.375            812.79
    STURGIS          MI   49091          1            08/24/01         04
    0412927782                           05           10/01/01         30
    0412927782                           O            09/01/31
    0


    5428063          E22/G02             F          303,850.00         ZZ
                                         360        303,850.00          1
1


                                       7.750          2,176.82         80
                                       7.500          2,176.82
    BOYNE            MI   49712          1            08/24/01         00
    0412929937                           05           10/01/01          0
    0412929937                           O            09/01/31
    0


    5428064          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       8.625          1,225.02         90
                                       8.375          1,225.02
    FOREST PARK      IL   60130          5            08/20/01         04
    0412930422                           05           10/01/01         25
    0412930422                           O            09/01/31
    0


    5428071          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.500            559.37         77
                                       7.250            559.37
    ST. PETERSBURG   FL   33710          5            08/20/01         00
    0412933954                           05           10/01/01          0
    0412933954                           O            09/01/31
    0


    5428076          E22/G02             F          111,500.00         ZZ
                                         360        111,500.00          1
                                       8.000            818.15         66
                                       7.750            818.15
    COLORADO SPRING  CO   80918          2            08/24/01         00
    0412935801                           05           10/01/01          0
    0412935801                           N            09/01/31
    0


    5428091          E22/G02             F          341,250.00         ZZ
                                         360        341,250.00          1
                                       8.000          2,503.97         65
                                       7.750          2,503.97
    SEATTLE          WA   98178          5            08/21/01         00
    0412955015                           05           10/01/01          0
    0412955015                           N            09/01/31
    0


    5428204          E82/G02             F           56,800.00         ZZ
                                         360         56,800.00          1
                                       8.000            416.78         69
                                       7.750            416.78
    FERNDALE         MI   48220          2            08/22/01         00
    0400454767                           05           10/01/01          0
1


    4025136                              N            09/01/31
    0


    5428213          E82/G02             F          170,300.00         ZZ
                                         360        170,300.00          1
                                       7.500          1,190.76         68
                                       7.250          1,190.76
    PARIS            MI   49338          2            08/21/01         00
    0400436572                           05           10/01/01          0
    0400436572                           O            09/01/31
    0


    5428215          E82/G02             F          130,700.00         ZZ
                                         360        130,700.00          3
                                       8.125            970.44         58
                                       7.875            970.44
    PITTSBURGH       PA   15217          2            08/20/01         00
    0400434171                           05           10/01/01          0
    0400434171                           O            09/01/31
    0


    5428221          E82/G02             F          251,700.00         ZZ
                                         360        251,700.00          1
                                       7.500          1,759.92         65
                                       7.250          1,759.92
    SEATTLE          WA   98118          2            08/20/01         00
    0400474342                           05           10/01/01          0
    0400474342                           O            09/01/31
    0


    5428227          E82/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
                                       7.875            672.86         77
                                       7.625            672.86
    FARMINGTON HILL  MI   48336          2            08/22/01         00
    0400454815                           05           10/01/01          0
    2863648                              N            09/01/31
    0


    5428228          E82/G02             F          354,000.00         ZZ
                                         360        354,000.00          1
                                       7.875          2,566.75         69
                                       7.625          2,566.75
    MERRICK          NY   11566          5            08/17/01         00
    0400469755                           05           10/01/01          0
    0400469755                           O            09/01/31
    0


1


    5428397          964/G02             F          190,800.00         ZZ
                                         360        190,800.00          4
                                       8.375          1,450.22         90
                                       8.125          1,450.22
    PUEBLO           CO   81001          1            08/17/01         01
    0433112349                           05           10/01/01         25
    139078                               N            09/01/31
    0


    5428436          964/G02             F          126,000.00         ZZ
                                         360        126,000.00          4
                                       7.875            913.59         90
                                       7.625            913.59
    FORT MORGAN      CO   80701          1            08/17/01         01
    0433107471                           05           10/01/01         25
    133599                               O            09/01/31
    0


    5432327          624/G02             F          283,000.00         ZZ
                                         360        283,000.00          1
                                       7.500          1,978.78         77
                                       7.250          1,978.78
    PENRYN           CA   95663          1            08/20/01         00
    0433131828                           05           10/01/01          0
    38800611143F                         O            09/01/31
    0


    5434677          964/G02             F          209,800.00         ZZ
                                         360        209,800.00          1
                                       7.625          1,484.95         75
                                       7.375          1,484.95
    PORTLAND         OR   97229          2            08/29/01         00
    0433150331                           05           10/01/01          0
    139957                               N            09/01/31
    0


    5436425          964/G02             F          209,800.00         ZZ
                                         360        209,800.00          1
                                       7.625          1,484.95         74
                                       7.375          1,484.95
    PORTLAND         OR   97229          2            08/29/01         00
    0433140886                           05           10/01/01          0
    139956                               N            09/01/31
    0


    5439042          E22/G02             F          123,050.00         ZZ
                                         360        123,050.00          2
                                       8.375            935.27         80
                                       8.125            935.27
1


    ST PAUL          MN   55103          5            08/21/01         00
    0412803249                           05           10/01/01          0
    0412803249                           O            09/01/31
    0


    5439045          E22/G02             F          187,150.00         ZZ
                                         360        187,150.00          1
                                       8.375          1,422.48         95
                                       8.125          1,422.48
    FRASER TOWNSHIP  MI   48650          1            08/27/01         04
    0412816126                           05           10/01/01         30
    0412816126                           O            09/01/31
    0


    5439055          E22/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
                                       7.500            550.63         75
                                       7.250            550.63
    SACRAMENTO       CA   95825          2            08/17/01         00
    0412841900                           01           10/01/01          0
    0412841900                           O            09/01/31
    0


    5439067          E22/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
                                       7.500            484.56         90
                                       7.250            484.56
    WEST PEORIA      IL   61604          2            08/21/01         04
    0412864126                           05           10/01/01         25
    0412864126                           O            09/01/31
    0


    5439089          E22/G02             F          138,880.00         ZZ
                                         360        138,880.00          1
                                       7.250            947.41         80
                                       7.000            947.41
    ARLINGTON        TX   76002          5            08/22/01         00
    0412892523                           05           10/01/01          0
    0412892523                           O            09/01/31
    0


    5439106          E22/G02             F          456,800.00         ZZ
                                         360        456,800.00          1
                                       7.375          3,155.00         80
                                       7.125          3,155.00
    CARMICHAEL       CA   95608          5            08/20/01         00
    0412908972                           05           10/01/01          0
    0412908972                           O            09/01/31
    0
1




    5439107          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       7.875            619.93         90
                                       7.625            619.93
    GADSDEN          AL   35903          5            08/21/01         01
    0412909228                           05           10/01/01         25
    0412909228                           O            09/01/31
    0


    5439109          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.750            917.01         80
                                       7.500            917.01
    GRAND PRAIRIE    TX   75052          5            08/17/01         00
    0412910846                           03           10/01/01          0
    0412910846                           O            09/01/31
    0


    5439113          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.500            671.25         80
                                       7.250            671.25
    ARABI            LA   70032          5            08/21/01         00
    0412914764                           05           10/01/01          0
    0412914764                           O            09/01/31
    0


    5439116          E22/G02             F           66,500.00         ZZ
                                         360         66,500.00          2
                                       8.625            517.23         95
                                       8.375            517.23
    DETROIT          MI   48205          5            08/21/01         04
    0412917254                           05           10/01/01         30
    0412917254                           O            09/01/31
    0


    5439127          E22/G02             F          637,500.00         ZZ
                                         360        637,500.00          1
                                       7.750          4,567.13         75
                                       7.500          4,567.13
    LOS ANGELES      CA   90069          5            08/16/01         00
    0412922270                           05           10/01/01          0
    0412922270                           O            09/01/31
    0


    5439134          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
1


                                       7.250          1,074.43         62
                                       7.000          1,074.43
    ESTES PARK       CO   80517          1            08/27/01         00
    0412926610                           05           10/01/01          0
    0412926610                           O            09/01/31
    0


    5439141          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.500          2,517.17         80
                                       7.250          2,517.17
    HEALDSBURG       CA   95448          2            08/17/01         00
    0412928574                           05           10/01/01          0
    0412928574                           O            09/01/31
    0


    5439171          E22/G02             F          112,400.00         ZZ
                                         360        112,400.00          1
                                       7.875            814.98         80
                                       7.625            814.98
    NORTH LAS VEGAS  NV   89031          1            08/16/01         00
    0412950073                           03           10/01/01          0
    0412950073                           N            09/01/31
    0


    5439176          E22/G02             F           73,100.00         ZZ
                                         360         73,100.00          1
                                       8.000            536.38         85
                                       7.750            536.38
    LAMAR            CO   81052          5            08/22/01         04
    0412954539                           05           10/01/01         12
    0412954539                           O            09/01/31
    0


    5439180          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.250            676.14         65
                                       8.000            676.14
    COLORADO SPRING  CO   80911          5            08/21/01         00
    0412957656                           05           10/01/01          0
    0412957656                           O            09/01/31
    0


    5439181          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       8.250            973.64         80
                                       8.000            973.64
    CORONA           CA   92881          1            08/21/01         00
    0412957862                           05           10/01/01          0
1


    0412957862                           N            09/01/31
    0


    5439262          E82/G02             F          118,550.00         ZZ
                                         360        118,550.00          1
                                       7.500            828.92         92
                                       7.250            828.92
    CERRITOS         CA   90703          2            08/17/01         04
    0400458162                           01           10/01/01         30
    3912107                              O            09/01/31
    0


    5444112          944/G02             F          342,500.00         ZZ
                                         360        342,500.00          1
                                       7.250          2,336.46         78
                                       7.000          2,336.46
    MONTEREY         CA   93940          5            08/09/01         00
    0433145810                           05           10/01/01          0
    W01053666                            O            09/01/31
    0


    5450514          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.500            727.18         79
                                       7.250            727.18
    EUGENE           OR   97405          5            08/21/01         00
    0412854689                           05           10/01/01          0
    0412854689                           O            09/01/31
    0


    5450522          E22/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       7.500            891.50         61
                                       7.250            891.50
    ARLINGTON        TX   76016          5            08/22/01         00
    0412881989                           05           10/01/01          0
    0412881989                           O            09/01/31
    0


    5450526          E22/G02             F          139,000.00         ZZ
                                         360        139,000.00          2
                                       7.375            960.04         72
                                       7.125            960.04
    WOODLAND PARK    CO   80863          2            08/23/01         00
    0412888224                           05           10/01/01          0
    0412888224                           O            09/01/31
    0


1


    5450531          E22/G02             F          461,000.00         ZZ
                                         360        461,000.00          1
                                       7.625          3,262.93         72
                                       7.375          3,262.93
    MENLO PARK       CA   94025          5            08/16/01         00
    0412899155                           05           10/01/01          0
    0412899155                           O            09/01/31
    0


    5450532          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.375          1,243.22         80
                                       7.125          1,243.22
    SUGAR LAND       TX   77479          1            08/20/01         00
    0412899908                           03           10/01/01          0
    0412899908                           O            09/01/31
    0


    5450536          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       7.875            942.59         78
                                       7.625            942.59
    HARTFORD         CT   06106          5            08/23/01         00
    0412903395                           08           10/01/01          0
    0412903395                           O            09/01/31
    0


    5450538          E22/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       7.375          2,541.68         80
                                       7.125          2,541.68
    ESCONDIDO        CA   92026          5            08/17/01         00
    0412904559                           05           10/01/01          0
    0412904559                           O            09/01/31
    0


    5450543          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.125            538.97         89
                                       6.875            538.97
    EL PASO          TX   79928          2            08/21/01         04
    0412909913                           05           10/01/01         25
    0412909913                           O            09/01/31
    0


    5450547          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.750            644.77         80
                                       7.500            644.77
1


    PERRY            IA   50220          2            08/23/01         00
    0412914657                           05           10/01/01          0
    0412914657                           O            09/01/31
    0


    5450548          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       8.125          1,574.09         33
                                       7.875          1,574.09
    DRAIN            OR   97435          5            08/22/01         00
    0412914996                           05           10/01/01          0
    0412914996                           O            09/01/31
    0


    5450550          E22/G02             F          197,600.00         ZZ
                                         360        197,600.00          1
                                       8.750          1,554.52         95
                                       8.500          1,554.52
    BELLFLOWER       CA   90706          5            08/15/01         11
    0412915845                           05           10/01/01         30
    0412915845                           O            09/01/31
    0


    5450555          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.375          1,036.01         75
                                       7.125          1,036.01
    CHESTER          CT   06412          1            08/28/01         00
    0412918914                           05           10/01/01          0
    0412918914                           O            09/01/31
    0


    5450556          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.000          1,496.93         70
                                       6.750          1,496.93
    MARTINEZ         CA   94553          1            08/15/01         00
    0412919664                           09           10/01/01          0
    0412919664                           O            09/01/31
    0


    5450558          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
                                       7.875            870.08         80
                                       7.625            870.08
    HALLANDALE       FL   33009          5            08/23/01         00
    0412921546                           05           10/01/01          0
    0412921546                           O            09/01/31
    0
1




    5450563          E22/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       8.750            601.83         90
                                       8.500            601.83
    PERRYVILLE       MO   63775          5            08/23/01         01
    0412923443                           05           10/01/01         25
    0412923443                           O            09/01/31
    0


    5450579          E22/G02             F           93,100.00         ZZ
                                         360         93,100.00          1
                                       8.250            699.43         95
                                       8.000            699.43
    CINCINNATI       OH   45215          5            08/23/01         04
    0412931198                           05           10/01/01         30
    0412931198                           O            09/01/31
    0


    5450580          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       7.750          1,017.31         80
                                       7.500          1,017.31
    HAMPTON TOWNSHI  MI   48732          5            08/23/01         00
    0412931305                           05           10/01/01          0
    0412931305                           O            09/01/31
    0


    5450583          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       8.250            691.17         80
                                       8.000            691.17
    BOCA RATON       FL   33487          5            08/23/01         00
    0412933228                           09           10/01/01          0
    0412933228                           O            09/01/31
    0


    5450584          E22/G02             F           49,650.00         ZZ
                                         360         49,650.00          1
                                       8.375            377.38         84
                                       8.125            377.38
    MEMPHIS          TN   38127          2            08/27/01         10
    0412933517                           05           10/01/01         25
    0412933517                           N            09/01/31
    0


    5450587          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
1


                                       7.125          1,482.18         74
                                       6.875          1,482.18
    SAN BRUNO        CA   94066          1            08/21/01         00
    0412937229                           01           10/01/01          0
    0412937229                           O            09/01/31
    0


    5450607          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
                                       8.625            933.35         75
                                       8.375            933.35
    SALEM            OR   97302          5            08/21/01         00
    0412957433                           05           10/01/01          0
    0412957433                           N            09/01/31
    0


    5450610          E22/G02             F          209,950.00         ZZ
                                         360        209,950.00          1
                                       7.625          1,486.01         95
                                       7.375          1,486.01
    THORNTON         CO   80241          1            08/28/01         01
    0412959215                           03           10/01/01         30
    0412959215                           O            09/01/31
    0


    5450616          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.875            870.08         79
                                       7.625            870.08
    DENVER           CO   80209          1            08/28/01         00
    0412981268                           07           10/01/01          0
    0412981268                           O            09/01/31
    0


    5458702          B28/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.250          1,023.26         40
                                       7.000          1,023.26
    ELIZABETH        CO   80107          1            08/14/01         00
    0433153962                           05           10/01/01          0
    01300006                             O            09/01/31
    0


    5459380          E22/G02             F           59,500.00         ZZ
                                         360         59,500.00          1
                                       7.875            431.42         85
                                       7.625            431.42
    NEW ORLEANS      LA   70119          5            08/24/01         04
    0412798613                           05           10/01/01         12
1


    0412798613                           O            09/01/31
    0


    5459392          E22/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       8.125          2,702.69         76
                                       7.875          2,702.69
    SACRAMENTO       CA   95819          2            08/16/01         00
    0412859670                           05           10/01/01          0
    0412859670                           O            09/01/31
    0


    5459403          E22/G02             F          246,400.00         ZZ
                                         360        246,400.00          1
                                       7.750          1,765.24         80
                                       7.500          1,765.24
    SOUTH LAKE TAHO  CA   96150          5            08/15/01         00
    0412877730                           03           10/01/01          0
    0412877730                           O            09/01/31
    0


    5459406          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       7.625          2,760.40         75
                                       7.375          2,760.40
    EL DORADO HILLS  CA   95762          5            08/21/01         00
    0412880759                           03           10/01/01          0
    0412880759                           O            09/01/31
    0


    5459409          E22/G02             F          268,000.00         ZZ
                                         360        268,000.00          2
                                       7.875          1,943.19         80
                                       7.625          1,943.19
    STATEN ISLAND    NY   10306          1            08/29/01         00
    0412882268                           05           10/01/01          0
    0412882268                           O            09/01/31
    0


    5459411          E22/G02             F          140,000.00         ZZ
                                         240        140,000.00          1
                                       8.000          1,171.02         90
                                       7.750          1,171.02
    LEXINGTON        KY   40505          5            08/24/01         10
    0412886004                           05           10/01/01         12
    0412886004                           O            09/01/21
    0


1


    5459412          E22/G02             F          456,000.00         ZZ
                                         360        456,000.00          1
                                       7.625          3,227.54         80
                                       7.375          3,227.54
    MIAMI            FL   33173          1            08/29/01         00
    0412887440                           05           10/01/01          0
    0412887440                           O            09/01/31
    0


    5459417          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       7.750          3,223.86         79
                                       7.500          3,223.86
    SAN JOSE         CA   95124          5            08/21/01         00
    0412897183                           05           10/01/01          0
    0412897183                           O            09/01/31
    0


    5459420          E22/G02             F          244,100.00         ZZ
                                         360        244,100.00          1
                                       8.250          1,833.84         95
                                       8.000          1,833.84
    OXFORD           OH   45056          1            08/29/01         04
    0412900631                           05           10/01/01         30
    0412900631                           O            09/01/31
    0


    5459421          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       7.625          2,406.50         59
                                       7.375          2,406.50
    ATHERTON         CA   94027          2            08/22/01         00
    0412900821                           05           10/01/01          0
    0412900821                           O            09/01/31
    0


    5459430          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.375            621.61         95
                                       7.125            621.61
    POMPANO          FL   33064          2            08/24/01         04
    0412912289                           09           10/01/01         30
    0412912289                           O            09/01/31
    0


    5459433          E22/G02             F          162,400.00         ZZ
                                         360        162,400.00          1
                                       7.875          1,177.51         80
                                       7.625          1,177.51
1


    SACHSE           TX   75048          5            08/24/01         00
    0412914392                           05           10/01/01          0
    0412914392                           O            09/01/31
    0


    5459436          E22/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
                                       8.625            326.67         76
                                       8.375            326.67
    TRENTON          NJ   08601          1            08/29/01         00
    0412918526                           07           10/01/01          0
    0412918526                           N            09/01/31
    0


    5459438          E22/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       7.375          1,171.39         78
                                       7.125          1,171.39
    BONITA SPRINGS   FL   34135          1            08/29/01         00
    0412919201                           03           10/01/01          0
    0412919201                           O            09/01/31
    0


    5459440          E22/G02             F          607,500.00         ZZ
                                         360        607,500.00          1
                                       7.250          4,144.22         75
                                       7.000          4,144.22
    SAN JOSE         CA   95120          5            08/20/01         00
    0412920555                           05           10/01/01          0
    0412920555                           O            09/01/31
    0


    5459444          E22/G02             F          577,500.00         ZZ
                                         360        577,500.00          1
                                       7.500          4,037.96         77
                                       7.250          4,037.96
    SAN JOSE         CA   95125          5            08/21/01         00
    0412922924                           05           10/01/01          0
    0412922924                           O            09/01/31
    0


    5459448          E22/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
                                       7.750          1,955.81         77
                                       7.500          1,955.81
    POINT PLEASANT   NJ   08742          2            08/24/01         00
    0412927246                           05           10/01/01          0
    0412927246                           O            09/01/31
    0
1




    5459457          E22/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       7.500          2,272.45         74
                                       7.250          2,272.45
    BERKELEY         CA   94707          1            08/23/01         00
    0412933061                           05           10/01/01          0
    0412933061                           O            09/01/31
    0


    5459473          E22/G02             F          206,860.00         ZZ
                                         360        206,860.00          1
                                       8.625          1,608.94         90
                                       8.375          1,608.94
    OSWEGO           IL   60543          1            08/27/01         01
    0412940611                           03           10/01/01         25
    0412940611                           O            09/01/31
    0


    5459488          E22/G02             F          138,500.00         ZZ
                                         360        138,500.00          1
                                       7.375            956.59         77
                                       7.125            956.59
    BASS RIVER TOWN  NJ   08087          5            08/24/01         00
    0412946600                           05           10/01/01          0
    0412946600                           O            09/01/31
    0


    5459493          E22/G02             F          140,505.00         ZZ
                                         360        140,505.00          1
                                       7.625            994.49         95
                                       7.375            994.49
    KENT             WA   98042          1            08/22/01         01
    0412951394                           05           10/01/01         35
    0412951394                           O            09/01/31
    0


    5459513          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       8.000            440.26         76
                                       7.750            440.26
    AZLE             TX   76020          5            08/24/01         00
    0412968380                           05           10/01/01          0
    0412968380                           O            09/01/31
    0


    5459517          E22/G02             F          245,700.00         ZZ
                                         360        245,700.00          1
1


                                       7.875          1,781.50         77
                                       7.625          1,781.50
    AUSTIN           TX   78731          2            08/24/01         00
    0412972291                           05           10/01/01          0
    0412972291                           O            09/01/31
    0


    5461157          E82/G02             F          100,650.00         ZZ
                                         360        100,650.00          1
                                       7.875            729.78         70
                                       7.625            729.78
    WINTHROP         MA   02152          5            08/27/01         00
    0400465548                           01           10/01/01          0
    0400465548                           O            09/01/31
    0


    5461161          E82/G02             F          278,300.00         ZZ
                                         360        278,300.00          2
                                       7.875          2,017.87         54
                                       7.625          2,017.87
    NANTUCKET        MA   02554          2            08/27/01         00
    0400465738                           05           10/01/01          0
    1998005                              O            09/01/31
    0


    5461726          076/076             F          316,000.00         ZZ
                                         360        315,172.50          1
                                       8.250          2,374.00         70
                                       8.000          2,374.00
    RIVERWOODS       IL   60015          2            08/02/01         00
    5628333                              05           09/01/01          0
    5628333                              O            08/01/31
    0


    5461874          623/G02             F          109,000.00         ZZ
                                         360        108,937.29          1
                                       8.750            857.50         64
                                       8.500            857.50
    FRUITA           CO   81521          2            07/19/01         00
    0433145265                           05           09/01/01          0
    1911242                              O            08/01/31
    0


    5461876          623/G02             F          220,000.00         ZZ
                                         360        219,820.83          1
                                       7.750          1,576.11         80
                                       7.500          1,576.11
    FRESNO           CA   93722          1            07/11/01         00
    0433145125                           05           09/01/01          0
1


    1949933                              O            08/01/31
    0


    5461878          623/G02             F          228,150.00         ZZ
                                         360        228,150.00          1
                                       7.625          1,614.83         75
                                       7.375          1,614.83
    ROSEVILLE        CA   95747          1            07/26/01         00
    0433145299                           05           10/01/01          0
    1966630                              O            09/01/31
    0


    5461880          623/G02             F          154,100.00         ZZ
                                         360        153,803.15          2
                                       8.250          1,157.71         66
                                       8.000          1,157.71
    LOS ANGELES      CA   90027          5            05/07/01         00
    0433144946                           05           07/01/01          0
    1969372                              O            06/01/31
    0


    5461886          623/G02             F          269,600.00         ZZ
                                         360        269,039.72          1
                                       7.875          1,954.79         80
                                       7.625          1,954.79
    SANTA CRUZ       CA   95065          1            05/09/01         00
    0433144870                           01           07/01/01          0
    1973649                              O            06/01/31
    0


    5461890          623/G02             F          261,750.00         ZZ
                                         360        261,378.41          1
                                       8.250          1,966.44         75
                                       8.000          1,966.44
    IRVINE           CA   92606          1            06/07/01         00
    0433145018                           01           08/01/01          0
    1977377                              O            07/01/31
    0


    5461893          623/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       7.375          2,762.70         73
                                       7.125          2,762.70
    SAN LUIS OBISPO  CA   93401          5            07/31/01         00
    0433145273                           03           10/01/01          0
    1977938                              O            09/01/31
    0


1


    5461901          623/G02             F          208,350.00         ZZ
                                         360        208,083.36          1
                                       8.250          1,565.27         90
                                       8.000          1,565.27
    PHOENIX          AZ   85014          1            06/28/01         10
    0433145026                           01           08/01/01         25
    1981310                              O            07/01/31
    0


    5461904          623/G02             F          303,200.00         ZZ
                                         360        303,200.00          1
                                       7.750          2,172.16         80
                                       7.500          2,172.16
    OCEANO           CA   93445          1            07/20/01         00
    0433145323                           05           10/01/01          0
    1982220                              N            09/01/31
    0


    5461905          623/G02             F          266,250.00         ZZ
                                         360        266,250.00          1
                                       7.750          1,907.45         75
                                       7.500          1,907.45
    ARVADA           CO   80005          5            08/02/01         00
    0433145042                           05           10/01/01          0
    1982279                              O            09/01/31
    0


    5461906          623/G02             F          307,500.00         ZZ
                                         360        307,500.00          1
                                       7.375          2,123.83         65
                                       7.125          2,123.83
    SAN LUIS OBISPO  CA   93401          5            07/31/01         00
    0433145216                           05           10/01/01          0
    1982914                              O            09/01/31
    0


    5461911          623/G02             F          525,000.00         ZZ
                                         360        525,000.00          1
                                       7.875          3,806.62         74
                                       7.625          3,806.62
    AURORA           CO   80016          5            08/02/01         00
    0433145232                           03           10/01/01          0
    1983557                              O            09/01/31
    0


    5461913          623/G02             F          230,000.00         ZZ
                                         360        229,833.53          1
                                       7.625          1,627.93         58
                                       7.375          1,627.93
1


    SANTA CLARA      CA   95054          5            07/26/01         00
    0433144938                           05           09/01/01          0
    1983858                              O            08/01/31
    0


    5461914          623/G02             F          240,000.00         ZZ
                                         360        239,854.60          3
                                       8.500          1,845.40         80
                                       8.250          1,845.40
    LOS ANGELES      CA   90022          1            07/26/01         00
    0433145240                           05           09/01/01          0
    1984193                              O            08/01/31
    0


    5461916          623/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.500            559.38         68
                                       7.250            559.38
    SAN DIEGO        CA   92104          1            08/03/01         00
    0433145257                           01           10/01/01          0
    1984280                              O            09/01/31
    0


    5461917          623/G02             F          243,800.00         ZZ
                                         360        243,623.55          4
                                       7.625          1,725.60         80
                                       7.375          1,725.60
    TAOS             NM   87571          1            07/26/01         00
    0433145133                           05           09/01/01          0
    1984297                              O            08/01/31
    0


    5461921          623/G02             F          160,000.00         ZZ
                                         360        160,000.00          4
                                       9.000          1,287.40         75
                                       8.750          1,287.40
    BLACK CANYON CI  AZ   85324          2            08/01/01         00
    0433145349                           05           10/01/01          0
    1984462                              N            09/01/31
    0


    5461924          623/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       7.875          1,196.37         46
                                       7.625          1,196.37
    ROSEBURG         OR   97470          1            08/02/01         00
    0433145356                           05           10/01/01          0
    1984639                              O            09/01/31
    0
1




    5461928          623/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       7.875          2,233.22         80
                                       7.625          2,233.22
    ROSEBURG         OR   97470          1            08/02/01         00
    0433145208                           05           10/01/01          0
    1984935                              O            09/01/31
    0


    5461933          623/G02             F           76,000.00         ZZ
                                         360         75,746.35          1
                                       7.750            544.48         62
                                       7.500            544.48
    CITRUS HEIGHTS   CA   95610          2            07/18/01         00
    0433145166                           05           09/01/01          0
    1985420                              N            08/01/31
    0


    5461937          623/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.375          1,036.02         29
                                       7.125          1,036.02
    CAMBRIA          CA   93428          1            08/02/01         00
    0433145182                           05           10/01/01          0
    1985697                              O            09/01/31
    0


    5461939          623/G02             F          208,000.00         ZZ
                                         360        207,337.74          1
                                       7.250          1,418.93         77
                                       7.000          1,418.93
    GLENDALE         CA   91204          2            07/24/01         00
    0433144961                           05           09/01/01          0
    1985841                              O            08/01/31
    0


    5461946          623/G02             F           95,000.00         ZZ
                                         360         94,932.94          1
                                       7.750            680.60         66
                                       7.500            680.60
    ALBUQUERQUE      NM   87111          5            07/27/01         00
    0433144904                           05           09/01/01          0
    1986200                              O            08/01/31
    0


    5461948          623/G02             F          158,000.00         ZZ
                                         360        157,788.49          1
1


                                       7.750          1,131.93         76
                                       7.500          1,131.93
    SIMI VALLEY      CA   93065          5            07/25/01         00
    0433145281                           05           09/01/01          0
    1986248                              O            08/01/31
    0


    5461949          623/G02             F          210,000.00         ZZ
                                         360        209,859.09          1
                                       8.000          1,540.91         73
                                       7.750          1,540.91
    GOLD HILL        OR   97525          5            07/26/01         00
    0433144912                           05           09/01/01          0
    1986265                              O            08/01/31
    0


    5461954          623/G02             F          270,000.00         ZZ
                                         360        269,827.83          1
                                       8.250          2,028.42         75
                                       8.000          2,028.42
    UNION CITY       CA   94587          5            07/26/01         00
    0433144821                           05           09/01/01          0
    1986652                              O            08/01/31
    0


    5461959          623/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.875          2,175.21         60
                                       7.625          2,175.21
    DENVER           CO   80237          5            08/01/01         00
    0433144839                           05           10/01/01          0
    1986926                              O            09/01/31
    0


    5461963          623/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       7.625          2,463.12         80
                                       7.375          2,463.12
    VALLEJO          CA   94591          1            08/01/01         00
    0433144854                           05           10/01/01          0
    1987168                              O            09/01/31
    0


    5461964          623/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       7.500          2,629.05         75
                                       7.250          2,629.05
    GILROY           CA   95020          5            08/01/01         00
    0433144862                           05           10/01/01          0
1


    1987181                              O            09/01/31
    0


    5461973          623/G02             F          441,600.00         ZZ
                                         360        441,600.00          1
                                       7.625          3,125.62         80
                                       7.375          3,125.62
    LOS ANGELES      CA   91364          5            08/02/01         00
    0433139755                           05           10/01/01          0
    1988362                              O            09/01/31
    0


    5461974          623/G02             F          131,100.00         ZZ
                                         360        130,971.77          1
                                       7.875            950.57         80
                                       7.625            950.57
    PLEASANT GROVE   UT   84062          1            07/27/01         00
    0433145083                           05           09/01/01          0
    2786192                              O            08/01/31
    0


    5461976          623/G02             F          110,000.00         ZZ
                                         360        109,827.61          1
                                       9.250            904.94         67
                                       9.000            904.94
    SANDY            UT   84070          1            05/30/01         00
    0433145109                           05           07/01/01          0
    2786639                              O            06/01/31
    0


    5461978          623/G02             F          101,250.00         ZZ
                                         360        101,190.22          1
                                       8.625            787.51         75
                                       8.375            787.51
    ST GEORGE        UT   84770          2            07/25/01         00
    0433145745                           03           09/01/01          0
    2788165                              O            08/01/31
    0


    5461983          623/G02             F          582,500.00         ZZ
                                         360        582,109.15          1
                                       8.000          4,274.18         75
                                       7.750          4,274.18
    ZIONSVILLE       IN   46077          1            08/03/01         00
    0433142908                           05           09/01/01          0
    5249504                              O            08/01/31
    0


1


    5461984          623/G02             F          446,500.00         ZZ
                                         360        446,215.28          1
                                       8.250          3,354.41         80
                                       8.000          3,354.41
    BALTIMORE        MD   21208          1            07/13/01         00
    0433143773                           05           09/01/01          0
    5279380                              O            08/01/31
    0


    5461988          623/G02             F          285,000.00         ZZ
                                         360        284,818.27          1
                                       8.250          2,141.11         51
                                       8.000          2,141.11
    DERRY            NH   03038          1            07/31/01         00
    0433142874                           05           09/01/01          0
    5303675                              O            08/01/31
    0


    5461992          623/G02             F          225,000.00         ZZ
                                         360        224,833.02          1
                                       7.500          1,573.23         90
                                       7.250          1,573.23
    COLDSPRING       TX   77331          2            07/11/01         10
    0433143732                           05           09/01/01         25
    5327049                              O            08/01/31
    0


    5461995          623/G02             F           98,400.00         ZZ
                                         360         98,326.47          1
                                       8.500            756.61         72
                                       8.250            756.61
    HIGH SPRINGS     FL   32643          1            07/27/01         00
    0433142569                           05           09/01/01          0
    5334501                              O            08/01/31
    0


    5462003          623/G02             F          288,750.00         ZZ
                                         360        288,320.08          1
                                       7.500          2,018.98         75
                                       7.250          2,018.98
    LEBANON          NJ   08833          2            06/25/01         00
    0433142551                           05           08/01/01          0
    5350395                              O            07/01/31
    0


    5462006          623/G02             F           98,800.00         ZZ
                                         360         98,728.49          2
                                       7.625            699.30         80
                                       7.375            699.30
1


    BRISTOL          CT   06010          5            07/25/01         00
    0433142866                           05           09/01/01          0
    5354416                              O            08/01/31
    0


    5462007          623/G02             F          360,000.00         ZZ
                                         360        359,477.22          1
                                       7.625          2,548.06         80
                                       7.375          2,548.06
    GAITHERSBURG     MD   20882          5            06/19/01         00
    0433145729                           05           08/01/01          0
    5356758                              O            07/01/31
    0


    5462008          623/G02             F          192,000.00         ZZ
                                         360        191,734.87          1
                                       7.875          1,392.13         80
                                       7.625          1,392.13
    CANAL WINCHESTE  OH   43110          1            06/21/01         00
    0433142833                           05           08/01/01          0
    5356760                              O            07/01/31
    0


    5462011          623/G02             F           96,750.00         ZZ
                                         360         96,629.30          1
                                       8.375            735.37         75
                                       8.125            735.37
    CHICAGO          IL   60656          1            07/03/01         00
    0433143781                           01           08/01/01          0
    5358281                              O            07/01/31
    0


    5462014          623/G02             F          218,000.00         ZZ
                                         360        217,682.84          1
                                       7.750          1,561.78         80
                                       7.500          1,561.78
    LEBANON          OH   45036          5            06/07/01         00
    0433142528                           05           08/01/01          0
    5360154                              O            07/01/31
    0


    5462029          623/G02             F          320,000.00         ZZ
                                         360        319,650.64          1
                                       7.500          2,237.49         80
                                       7.250          2,237.49
    CANTON           GA   30115          2            07/17/01         00
    0433143609                           03           09/01/01          0
    5362981                              O            08/01/31
    0
1




    5462033          623/G02             F          568,708.00         ZZ
                                         360        567,882.28          1
                                       7.625          4,025.28         75
                                       7.375          4,025.28
    PARRISH          FL   34219          5            06/27/01         00
    0433143641                           05           08/01/01          0
    5363690                              O            07/01/31
    0


    5462034          623/G02             F          116,000.00         ZZ
                                         360        115,916.04          1
                                       7.625            821.04         80
                                       7.375            821.04
    STONE MOUNTAIN   GA   30088          5            07/11/01         00
    0433143674                           05           09/01/01          0
    5363772                              O            08/01/31
    0


    5462049          623/G02             F          150,000.00         ZZ
                                         360        149,885.86          1
                                       7.375          1,036.01         51
                                       7.125          1,036.01
    ATLANTA          GA   30307          2            08/07/01         00
    0433144185                           05           09/01/01          0
    5365850                              O            08/01/31
    0


    5462057          623/G02             F          104,000.00         ZZ
                                         360        103,632.79          1
                                       8.375            790.48         80
                                       8.125            790.48
    WAREHAM          MA   02571          5            08/01/01         00
    0433144250                           05           09/01/01          0
    5366238                              O            08/01/31
    0


    5462058          623/G02             F          108,000.00         ZZ
                                         360        107,909.27          1
                                       6.875            709.48         80
                                       6.625            709.48
    ELGIN            IL   60123          1            07/27/01         00
    0433144276                           05           09/01/01          0
    5366254                              O            08/01/31
    0


    5462060          623/G02             F          102,150.00         ZZ
                                         360        102,086.51          3
1


                                       8.375            776.41         90
                                       8.125            776.41
    WOONSOCKET       RI   02895          1            07/31/01         04
    0433144292                           05           09/01/01         25
    5367022                              N            08/01/31
    0


    5462062          623/G02             F          457,500.00         ZZ
                                         360        457,168.87          1
                                       7.625          3,238.16         75
                                       7.375          3,238.16
    WINTER SPRINGS   FL   32708          5            07/31/01         00
    0433144334                           03           09/01/01          0
    5367265                              O            08/01/31
    0


    5462064          623/G02             F          178,000.00         ZZ
                                         360        177,864.56          1
                                       7.375          1,229.40         59
                                       7.125          1,229.40
    SAVANNAH         GA   31411          2            07/18/01         00
    0433144383                           03           09/01/01          0
    5367541                              O            08/01/31
    0


    5462072          623/G02             F          412,500.00         ZZ
                                         360        412,500.00          1
                                       7.500          2,884.26         75
                                       7.250          2,884.26
    WASHINGTON       DC   20009          5            08/03/01         00
    0433144029                           05           10/01/01          0
    5368373                              O            09/01/31
    0


    5462080          623/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       8.000            542.99         74
                                       7.750            542.99
    COLUMBUS         OH   43228          2            08/07/01         00
    0433144474                           05           10/01/01          0
    5369408                              O            09/01/31
    0


    5462092          623/G02             F           54,000.00         ZZ
                                         240         54,000.00          3
                                       8.875            481.52         90
                                       8.625            481.52
    HARTFORD         CT   06106          1            08/10/01         04
    0433144565                           05           10/01/01         25
1


    5370907                              N            09/01/21
    0


    5462097          623/G02             F          263,000.00         ZZ
                                         360        262,823.53          1
                                       8.000          1,929.80         79
                                       7.750          1,929.80
    WEST HAVEN       UT   84315          2            07/23/01         00
    0433144417                           05           09/01/01          0
    2788081                              O            08/01/31
    0


    5462292          E82/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       7.875            891.84         70
                                       7.625            891.84
    SPRING VALLEY    CA   91977          2            08/23/01         00
    0400467148                           05           10/01/01          0
    1979901                              N            09/01/31
    0


    5462352          623/G02             F          379,500.00         ZZ
                                         360        379,500.00          1
                                       7.250          2,588.86         41
                                       7.000          2,588.86
    PISMO BEACH      CA   93449          2            08/08/01         00
    0433144920                           05           10/01/01          0
    1986344                              O            09/01/31
    0


    5462551          623/G02             F          200,000.00         ZZ
                                         360        200,000.00          2
                                       7.500          1,398.43         58
                                       7.250          1,398.43
    NORTH ANDOVER    MA   01845          5            08/09/01         00
    0433144599                           05           10/01/01          0
    5371619                              O            09/01/31
    0


    5471284          E22/G02             F          444,000.00         ZZ
                                         360        444,000.00          1
                                       7.250          3,028.86         78
                                       7.000          3,028.86
    YORBA LINDA      CA   92886          5            08/22/01         00
    0412746430                           05           10/01/01          0
    0412746430                           O            09/01/31
    0


1


    5471285          E22/G02             F          435,000.00         ZZ
                                         360        435,000.00          1
                                       7.625          3,078.90         44
                                       7.375          3,078.90
    KNIGHTSEN        CA   94513          5            08/14/01         00
    0412750382                           05           10/01/01          0
    0412750382                           O            09/01/31
    0


    5471288          E22/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
                                       7.750          1,083.22         80
                                       7.500          1,083.22
    GLASTONBURY      CT   06033          1            08/30/01         00
    0412804221                           01           10/01/01          0
    0412804221                           O            09/01/31
    0


    5471309          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       8.625          2,955.60         80
                                       8.375          2,955.60
    BOSTON           MA   02129          1            08/30/01         00
    0412880494                           07           10/01/01          0
    0412880494                           O            09/01/31
    0


    5471310          E22/G02             F          212,800.00         ZZ
                                         360        212,800.00          1
                                       8.500          1,636.25         95
                                       8.250          1,636.25
    CHICAGO          IL   60647          1            08/30/01         01
    0412881609                           08           10/01/01         30
    0412881609                           O            09/01/31
    0


    5471312          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.000          1,017.91         90
                                       6.750          1,017.91
    BLANCHARD        OK   73010          4            08/30/01         01
    0412883787                           05           10/01/01         25
    0412883787                           O            09/01/31
    0


    5471313          E22/G02             F          214,000.00         ZZ
                                         360        214,000.00          1
                                       7.750          1,533.12         86
                                       7.500          1,533.12
1


    LITTLETON        CO   80128          5            08/22/01         04
    0412885758                           05           10/01/01         25
    0412885758                           O            09/01/31
    0


    5471324          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.875            688.82        100
                                       7.625            688.82
    OMAHA            NE   68137          1            08/30/01         04
    0412906760                           05           10/01/01         35
    0412906760                           O            09/01/31
    0


    5471327          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       7.625            605.16         72
                                       7.375            605.16
    LOVELAND         CO   80537          2            08/30/01         00
    0412911869                           05           10/01/01          0
    0412911869                           N            09/01/31
    0


    5471337          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          3
                                       8.000            748.44         85
                                       7.750            748.44
    STUART           FL   34997          1            08/27/01         04
    0412925117                           05           10/01/01         20
    0412925117                           N            09/01/31
    0


    5471343          E22/G02             F          242,550.00         ZZ
                                         360        242,550.00          1
                                       7.750          1,737.66         90
                                       7.500          1,737.66
    DALLAS           TX   75252          1            08/28/01         04
    0412928459                           03           10/01/01         25
    0412928459                           O            09/01/31
    0


    5471349          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       7.750          1,970.13         79
                                       7.500          1,970.13
    LOVELAND         CO   80538          5            08/24/01         00
    0412933269                           05           10/01/01          0
    0412933269                           O            09/01/31
    0
1




    5471357          E22/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       7.500          1,146.71         80
                                       7.250          1,146.71
    CARMICHAEL       CA   95608          1            08/27/01         00
    0412939878                           05           10/01/01          0
    0412939878                           O            09/01/31
    0


    5471367          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       8.000          1,078.63         80
                                       7.750          1,078.63
    BLOOMFIELD       NJ   07003          1            08/30/01         00
    0412947723                           05           10/01/01          0
    0412947723                           O            09/01/31
    0


    5471368          E22/G02             F           79,200.00         ZZ
                                         360         79,200.00          3
                                       8.625            616.01         85
                                       8.375            616.01
    OMAHA            NE   68102          2            08/30/01         04
    0412947798                           05           10/01/01         12
    0412947798                           N            09/01/31
    0


    5471372          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          4
                                       8.500          1,730.06         47
                                       8.250          1,730.06
    WAKEFIELD        MA   01880          1            08/30/01         00
    0412949232                           05           10/01/01          0
    0412949232                           N            09/01/31
    0


    5471382          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.500          2,097.64         85
                                       7.250          2,097.64
    WEST CALDWELL    NJ   07006          1            08/30/01         04
    0412963670                           05           10/01/01         25
    0412963670                           O            09/01/31
    0


    5471401          E22/G02             F           91,200.00         ZZ
                                         360         91,200.00          1
1


                                       7.750            653.37         79
                                       7.500            653.37
    LEANDER          TX   78641          1            08/30/01         00
    0412985129                           05           10/01/01          0
    0412985129                           O            09/01/31
    0


    5471403          E22/G02             F          442,400.00         ZZ
                                         360        442,400.00          1
                                       7.125          2,980.53         80
                                       6.875          2,980.53
    LIVERMORE        CA   94550          1            08/27/01         00
    0412990087                           05           10/01/01          0
    0412990087                           O            09/01/31
    0


    5471441          E82/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.375            684.07         72
                                       8.125            684.07
    FOX LAKE         IL   60020          2            08/29/01         00
    0400444782                           01           10/01/01          0
    0400444782                           O            09/01/31
    0


    5473136          076/076             F          116,175.00         ZZ
                                         360        116,090.92          1
                                       7.625            822.28         80
                                       7.375            822.28
    PLYMOUTH         WI   53073          1            07/13/01         00
    5173893                              01           09/01/01          0
    5173893                              O            08/01/31
    0


    5473137          076/076             F          108,750.00         ZZ
                                         360        108,663.03          1
                                       7.125            732.67         72
                                       6.875            732.67
    LEOLA            AR   72084          2            07/25/01         00
    5222695                              05           09/01/01          0
    5222695                              O            08/01/31
    0


    5473138          076/076             F          236,500.00         ZZ
                                         360        236,310.87          3
                                       7.125          1,593.35         82
                                       6.875          1,593.35
    BROOKLYN         NY   11237          2            07/19/01         10
    5242763                              05           09/01/01         12
1


    5242763                              O            08/01/31
    0


    5473139          076/076             F          304,400.00         ZZ
                                         360        304,185.16          1
                                       7.750          2,180.76         80
                                       7.500          2,180.76
    LAKE FOREST      CA   92630          5            07/10/01         00
    5292524                              05           09/01/01          0
    5292524                              O            08/01/31
    0


    5473142          076/076             F          575,000.00         ZZ
                                         360        574,604.29          1
                                       7.875          4,169.15         69
                                       7.625          4,169.15
    LEWISBORO        NY   10590          2            07/03/01         00
    5361923                              05           09/01/01          0
    5361923                              O            08/01/31
    0


    5473144          076/076             F           80,000.00         ZZ
                                         360         79,889.52          1
                                       7.875            580.06         68
                                       7.625            580.06
    SIOUX FALLS      SD   57106          1            06/28/01         00
    5371795                              05           08/01/01          0
    5371795                              O            07/01/31
    0


    5473145          076/076             F          350,400.00         ZZ
                                         360        350,146.39          1
                                       7.625          2,480.11         80
                                       7.375          2,480.11
    CENTER PORT      NY   11721          2            07/23/01         00
    5380765                              05           09/01/01          0
    5380765                              O            08/01/31
    0


    5473147          076/076             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       7.750          1,325.36         75
                                       7.500          1,325.36
    HILLSBORO        MO   63050          5            08/03/01         00
    5427585                              05           10/01/01          0
    5427585                              O            09/01/31
    0


1


    5473148          076/076             F          347,600.00         ZZ
                                         360        347,394.78          1
                                       8.625          2,703.60         51
                                       8.375          2,703.60
    KILDEER          IL   60047          2            07/25/01         00
    5436374                              05           09/01/01          0
    5436374                              O            08/01/31
    0


    5473150          076/076             F           92,000.00         ZZ
                                         360         91,933.41          1
                                       7.625            651.17         80
                                       7.375            651.17
    NEWNAN           GA   30263          1            07/13/01         00
    5461363                              05           09/01/01          0
    5461363                              O            08/01/31
    0


    5473151          076/076             F          386,000.00         ZZ
                                         360        385,772.11          1
                                       8.625          3,002.27         69
                                       8.375          3,002.27
    WINNETKA         IL   60093          2            07/31/01         00
    5466113                              05           09/01/01          0
    5466113                              O            08/01/31
    0


    5473152          076/076             F           90,000.00         ZZ
                                         360         89,941.12          1
                                       8.125            668.25         75
                                       7.875            668.25
    OLATHE           KS   66061          5            07/20/01         00
    5468193                              05           09/01/01          0
    5468193                              O            08/01/31
    0


    5473153          076/076             F          140,000.00         ZZ
                                         360        139,796.70          1
                                       7.625            990.91         61
                                       7.375            990.91
    ANTIGO           WI   54961          5            06/18/01         00
    5522375                              05           08/01/01          0
    5522375                              O            07/01/31
    0


    5473154          076/076             F           91,000.00         ZZ
                                         360         91,000.00          4
                                       8.375            691.67         70
                                       8.125            691.67
1


    HONESDALE        PA   18431          1            08/02/01         00
    5528573                              05           10/01/01          0
    5528573                              O            09/01/31
    0


    5473156          076/076             F          320,400.00         ZZ
                                         360        320,179.51          3
                                       7.875          2,323.12         90
                                       7.625          2,323.12
    SOUTH RICHMOND   NY   11419          1            07/24/01         10
    5554863                              05           09/01/01         25
    5554863                              O            08/01/31
    0


    5473160          076/076             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       7.875          1,087.60         51
                                       7.625          1,087.60
    EAST NEW MARKET  MD   21631          5            07/31/01         00
    5568765                              05           10/01/01          0
    5568765                              O            09/01/31
    0


    5473161          076/076             F          104,300.00         ZZ
                                         360        104,228.22          1
                                       7.875            756.25         80
                                       7.625            756.25
    NORRISTOWN       PA   19403          1            07/27/01         00
    5572095                              01           09/01/01          0
    5572095                              O            08/01/31
    0


    5473162          076/076             F          304,000.00         ZZ
                                         360        303,815.83          1
                                       8.500          2,337.50         95
                                       8.250          2,337.50
    MASSAPEQUA PARK  NY   11762          1            07/23/01         12
    5592803                              05           09/01/01         30
    5592803                              O            08/01/31
    0


    5473164          076/076             F           96,000.00         ZZ
                                         360         96,000.00          2
                                       8.500            738.16         80
                                       8.250            738.16
    BRIDGEPORT       CT   06607          5            08/01/01         00
    5637863                              05           10/01/01          0
    5637863                              O            09/01/31
    0
1




    5473167          076/076             F          138,675.00         ZZ
                                         360        138,569.48          1
                                       7.375            957.79         75
                                       7.125            957.79
    COLUMBUS         GA   31909          1            08/01/01         00
    5755345                              05           09/01/01          0
    5755345                              O            08/01/31
    0


    5473168          076/076             F          247,500.00         ZZ
                                         360        247,350.06          4
                                       8.500          1,903.06         90
                                       8.250          1,903.06
    BROOKLYN         NY   11206          1            08/02/01         12
    5760095                              05           09/01/01         25
    5760095                              O            08/01/31
    0


    5473169          076/076             F          236,000.00         ZZ
                                         360        236,000.00          1
                                       8.375          1,793.77         70
                                       8.125          1,793.77
    MOBILE           AL   36695          5            08/02/01         00
    5768344                              05           10/01/01          0
    5768344                              O            09/01/31
    0


    5473170          076/076             F          299,200.00         ZZ
                                         360        298,894.09          1
                                       7.875          2,169.41         95
                                       7.625          2,169.41
    SIMBURY          CT   06070          2            07/18/01         14
    8912928                              05           09/01/01         30
    8912928                              O            08/01/31
    0


    5477030          286/286             F          167,500.00         ZZ
                                         360        167,381.77          1
                                       7.750          1,200.00         78
                                       7.500          1,200.00
    SHELBY TOWNSHIP  MI   48316          2            07/17/01         00
    322385                               05           09/01/01          0
    322385                               O            08/01/31
    0


    5477031          286/286             F          404,000.00         ZZ
                                         360        403,700.17          1
1


                                       7.500          2,824.83         80
                                       7.250          2,824.83
    BIGFORK          MT   59911          1            07/17/01         00
    419940                               03           09/01/01          0
    419940                               O            08/01/31
    0


    5477032          286/286             F          150,000.00         ZZ
                                         360        149,738.12          1
                                       7.875          1,087.61         38
                                       7.625          1,087.61
    LAKE MARY        FL   32746          1            06/13/01         00
    137226                               03           08/01/01          0
    137226                               O            07/01/31
    0


    5477034          286/286             F          334,500.00         ZZ
                                         360        334,251.75          1
                                       7.500          2,338.88         80
                                       7.250          2,338.88
    GREENVILLE       SC   29615          2            07/18/01         00
    344252                               03           09/01/01          0
    344252                               O            08/01/31
    0


    5477035          286/286             F          195,000.00         ZZ
                                         360        194,858.86          1
                                       7.625          1,380.20         75
                                       7.375          1,380.20
    LAKESIDE         CA   92040          5            07/10/01         00
    342718                               05           09/01/01          0
    342718                               O            08/01/31
    0


    5477036          286/286             F          108,500.00         ZZ
                                         360        108,419.48          1
                                       7.500            758.65         70
                                       7.250            758.65
    BARNEGAT         NJ   08005          5            07/13/01         00
    453271                               05           09/01/01          0
    453271                               O            08/01/31
    0


    5477037          286/286             F          408,000.00         ZZ
                                         360        407,657.23          1
                                       6.875          2,680.27         80
                                       6.625          2,680.27
    SILVER LAKE      OH   44224          5            07/17/01         00
    450949                               05           09/01/01          0
1


    450949                               O            08/01/31
    0


    5477039          286/286             F          456,000.00         ZZ
                                         360        455,321.04          1
                                       7.500          3,188.42         80
                                       7.250          3,188.42
    NEWPORT BEACH    CA   92661          1            06/26/01         00
    9793124                              01           08/01/01          0
    9793124                              O            07/01/31
    0


    5477042          286/286             F          167,000.00         ZZ
                                         360        166,745.06          1
                                       7.375          1,153.43         80
                                       7.125          1,153.43
    SUISUN CITY      CA   94585          1            06/27/01         00
    9837803                              05           08/01/01          0
    9837803                              O            07/01/31
    0


    5477045          286/286             F          143,000.00         ZZ
                                         360        142,787.08          1
                                       7.500            999.88         70
                                       7.250            999.88
    LONG BEACH       CA   90813          5            07/15/01         00
    9839493                              05           08/01/01          0
    9839493                              O            07/01/31
    0


    5477048          286/286             F          391,200.00         ZZ
                                         360        390,909.67          1
                                       7.500          2,735.33         80
                                       7.250          2,735.33
    SAN JOSE         CA   95121          1            07/02/01         00
    9856108                              05           09/01/01          0
    9856108                              O            08/01/31
    0


    5477049          286/286             F          420,000.00         ZZ
                                         360        419,688.30          1
                                       7.500          2,936.70         80
                                       7.250          2,936.70
    VERNON HILLS     IL   60061          5            07/17/01         00
    9859444                              05           09/01/01          0
    9859444                              O            08/01/31
    0


1


    5477051          286/286             F          400,000.00         T
                                         360        399,447.63          1
                                       7.875          2,900.28         69
                                       7.625          2,900.28
    LITTLE RIVER     CA   95456          5            06/26/01         00
    9860138                              05           08/01/01          0
    9860138                              O            07/01/31
    0


    5477052          286/286             F          406,000.00         ZZ
                                         360        405,410.43          1
                                       7.625          2,873.64         70
                                       7.375          2,873.64
    SAN FRANCISCO    CA   94121          5            06/20/01         00
    9861898                              05           08/01/01          0
    9861898                              O            07/01/31
    0


    5477053          286/286             F          206,250.00         ZZ
                                         360        206,111.61          1
                                       8.000          1,513.39         75
                                       7.750          1,513.39
    CHULA VISTA      CA   91913          5            07/11/01         00
    9864379                              03           09/01/01          0
    9864379                              O            08/01/31
    0


    5477054          286/286             F          273,000.00         ZZ
                                         360        272,572.79          1
                                       7.250          1,862.34         70
                                       7.000          1,862.34
    NEWARK           CA   94560          5            06/27/01         00
    9864746                              05           08/01/01          0
    9864746                              O            07/01/31
    0


    5477055          286/286             F          436,000.00         ZZ
                                         360        435,699.95          1
                                       7.875          3,161.30         80
                                       7.625          3,161.30
    SAN JOSE         CA   95136          1            07/05/01         00
    9865126                              05           09/01/01          0
    9865126                              O            08/01/31
    0


    5477056          286/286             F          142,395.00         ZZ
                                         360        142,283.92          1
                                       7.250            971.38         73
                                       7.000            971.38
1


    TURLOCK          CA   95382          1            07/02/01         00
    9865627                              05           09/01/01          0
    9865627                              O            08/01/31
    0


    5477057          286/286             F          408,000.00         ZZ
                                         360        407,392.51          1
                                       7.500          2,852.80         80
                                       7.250          2,852.80
    REDDING          CA   96003          5            06/27/01         00
    9866596                              05           08/01/01          0
    9866596                              O            07/01/31
    0


    5477058          286/286             F          245,000.00         ZZ
                                         360        244,813.58          1
                                       7.375          1,692.15         57
                                       7.125          1,692.15
    SAN JOSE         CA   95122          2            07/05/01         00
    9866824                              05           09/01/01          0
    9866824                              O            08/01/31
    0


    5477060          286/286             F          468,000.00         ZZ
                                         360        467,320.37          1
                                       7.625          3,312.47         80
                                       7.375          3,312.47
    NEWARK           CA   94560          1            06/29/01         00
    9867672                              05           08/01/01          0
    9867672                              O            07/01/31
    0


    5477061          286/286             F          250,000.00         ZZ
                                         360        249,598.97          1
                                       7.125          1,684.30         56
                                       6.875          1,684.30
    SOUTH SAN FRANC  CA   94080          5            06/29/01         00
    9868095                              05           08/01/01          0
    9868095                              O            07/01/31
    0


    5477063          286/286             F          384,000.00         ZZ
                                         360        383,722.07          1
                                       7.625          2,717.93         80
                                       7.375          2,717.93
    DALY CITY        CA   94015          5            07/06/01         00
    9869419                              05           09/01/01          0
    9869419                              O            08/01/31
    0
1




    5477064          286/286             F          202,000.00         ZZ
                                         360        201,850.09          1
                                       7.500          1,412.41         62
                                       7.250          1,412.41
    PENN VALLEY      CA   95946          5            07/10/01         00
    9871198                              05           09/01/01          0
    9871198                              O            08/01/31
    0


    5477066          286/286             F          367,000.00         ZZ
                                         360        366,713.70          1
                                       7.250          2,503.59         79
                                       7.000          2,503.59
    ESCONDIDO        CA   92025          5            07/06/01         00
    9940973                              05           09/01/01          0
    9940973                              O            08/01/31
    0


    5477067          286/286             F           90,000.00         ZZ
                                         360         89,933.21          1
                                       7.500            629.29         60
                                       7.250            629.29
    STOCKTON         CA   95210          5            07/10/01         00
    9941648                              05           09/01/01          0
    9941648                              O            08/01/31
    0


    5477068          286/286             F          200,000.00         ZZ
                                         360        199,847.82          1
                                       7.375          1,381.35         67
                                       7.125          1,381.35
    CARLSBAD         CA   92008          5            07/03/01         00
    9947661                              01           09/01/01          0
    9947661                              O            08/01/31
    0


    5483338          E22/G02             F          155,700.00         T
                                         360        155,700.00          1
                                       7.750          1,115.45         90
                                       7.500          1,115.45
    DAVENPORT        FL   33837          1            08/27/01         04
    0412759946                           03           10/01/01         25
    0412759946                           O            09/01/31
    0


    5483348          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
1


                                       8.000            807.14         88
                                       7.750            807.14
    SKOKIE           IL   60077          5            08/27/01         01
    0412827040                           01           10/01/01         25
    0412827040                           O            09/01/31
    0


    5483368          E22/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
                                       7.250            834.98         80
                                       7.000            834.98
    KEYSTONE HEIGHT  FL   32656          5            08/27/01         00
    0412879355                           05           10/01/01          0
    0412879355                           O            09/01/31
    0


    5483381          E22/G02             F          118,350.00         ZZ
                                         360        118,350.00          1
                                       8.000            868.41         80
                                       7.750            868.41
    MINNEAPOLIS      MN   55418          5            08/27/01         00
    0412896599                           05           10/01/01          0
    0412896599                           O            09/01/31
    0


    5483387          E22/G02             F          118,500.00         ZZ
                                         240        118,500.00          1
                                       7.000            918.73         95
                                       6.750            918.73
    MILFORD          OH   45150          2            08/28/01         04
    0412900607                           01           10/01/01         30
    0412900607                           O            09/01/21
    0


    5483390          E22/G02             F           79,750.00         ZZ
                                         360         79,750.00          1
                                       7.875            578.24         76
                                       7.625            578.24
    LAS VEGAS        NV   89144          2            08/27/01         00
    0412901068                           09           10/01/01          0
    0412901068                           N            09/01/31
    0


    5483394          E22/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       7.125          1,461.97         44
                                       6.875          1,461.97
    DELRAY BEACH     FL   33483          5            08/27/01         00
    0412904922                           05           10/01/01          0
1


    0412904922                           O            09/01/31
    0


    5483399          E22/G02             F          161,500.00         ZZ
                                         360        161,500.00          1
                                       7.875          1,170.99         95
                                       7.625          1,170.99
    AVON             IN   46123          5            08/28/01         04
    0412908634                           05           10/01/01         30
    0412908634                           O            09/01/31
    0


    5483405          E22/G02             F           63,450.00         ZZ
                                         360         63,450.00          4
                                       8.750            499.16         90
                                       8.500            499.16
    BATON ROUGE      LA   70820          1            08/31/01         01
    0412913493                           05           10/01/01         25
    0412913493                           N            09/01/31
    0


    5483412          E22/G02             F          128,250.00         ZZ
                                         360        128,250.00          1
                                       8.750          1,008.94         95
                                       8.500          1,008.94
    ENON             OH   45323          5            08/27/01         04
    0412917809                           01           10/01/01         30
    0412917809                           O            09/01/31
    0


    5483415          E22/G02             F          506,000.00         ZZ
                                         360        506,000.00          1
                                       7.625          3,581.44         80
                                       7.375          3,581.44
    LOS ANGELES      CA   90048          5            08/21/01         00
    0412920191                           05           10/01/01          0
    0412920191                           O            09/01/31
    0


    5483422          E22/G02             F          506,250.00         ZZ
                                         360        506,250.00          1
                                       7.125          3,410.70         75
                                       6.875          3,410.70
    YODER            IN   46798          5            08/29/01         00
    0412923799                           05           10/01/01          0
    0412923799                           O            09/01/31
    0


1


    5483424          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       7.250            687.63         80
                                       7.000            687.63
    WARSAW           IN   46580          5            08/28/01         00
    0412925091                           05           10/01/01          0
    0412925091                           O            09/01/31
    0


    5483429          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.875            870.08         80
                                       7.625            870.08
    MARBLE FALLS     TX   78654          5            08/27/01         00
    0412925885                           05           10/01/01          0
    0412925885                           O            09/01/31
    0


    5483430          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          3
                                       8.000          1,023.60         90
                                       7.750          1,023.60
    STOCKTON         CA   95203          1            08/22/01         01
    0412926008                           05           10/01/01         25
    0412926008                           N            09/01/31
    0


    5483434          E22/G02             F          410,000.00         ZZ
                                         360        410,000.00          1
                                       7.500          2,866.78         65
                                       7.250          2,866.78
    LAGUNA HILLS     CA   92653          5            08/23/01         00
    0412929788                           05           10/01/01          0
    0412929788                           O            09/01/31
    0


    5483448          E22/G02             F          382,500.00         ZZ
                                         360        382,500.00          1
                                       7.500          2,674.50         90
                                       7.250          2,674.50
    WELDON TOWNSHIP  MI   49683          5            08/27/01         04
    0412934572                           05           10/01/01         25
    0412934572                           O            09/01/31
    0


    5483462          E22/G02             F          314,500.00         ZZ
                                         360        314,500.00          2
                                       7.875          2,280.34         83
                                       7.625          2,280.34
1


    NORWALK          CT   06854          1            08/31/01         01
    0412940850                           05           10/01/01         12
    0412940850                           O            09/01/31
    0


    5483467          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       7.875          1,421.14         73
                                       7.625          1,421.14
    CHICAGO          IL   60630          5            08/27/01         00
    0412941759                           05           10/01/01          0
    0412941759                           O            09/01/31
    0


    5483480          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       7.375          2,486.43         80
                                       7.125          2,486.43
    SAN JOSE         CA   95148          5            08/21/01         00
    0412950354                           05           10/01/01          0
    0412950354                           O            09/01/31
    0


    5483485          E22/G02             F          148,950.00         ZZ
                                         360        148,950.00          1
                                       8.000          1,092.94         90
                                       7.750          1,092.94
    MILLINGTON       TN   38053          1            08/31/01         10
    0412952624                           05           10/01/01         25
    0412952624                           O            09/01/31
    0


    5483523          E22/G02             F          207,700.00         ZZ
                                         360        207,700.00          1
                                       7.125          1,399.31         75
                                       6.875          1,399.31
    THORTON          CO   80241          5            08/27/01         00
    0412963035                           03           10/01/01          0
    0412963035                           O            09/01/31
    0


    5483531          E22/G02             F          265,650.00         ZZ
                                         360        265,650.00          1
                                       7.875          1,926.15         77
                                       7.625          1,926.15
    BOISE            ID   83702          2            08/27/01         00
    0412966426                           05           10/01/01          0
    0412966426                           O            09/01/31
    0
1




    5483554          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       7.125          2,155.90         80
                                       6.875          2,155.90
    SAN JOSE         CA   95125          1            08/30/01         00
    0412972879                           05           10/01/01          0
    0412972879                           N            09/01/31
    0


    5483560          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       7.250            791.32         80
                                       7.000            791.32
    SPRING           TX   77388          1            08/31/01         00
    0412975245                           03           10/01/01          0
    0412975245                           O            09/01/31
    0


    5483572          E22/G02             F          130,500.00         ZZ
                                         360        130,500.00          1
                                       8.000            957.56         90
                                       7.750            957.56
    MADISON          WI   53705          1            08/31/01         04
    0412980534                           09           10/01/01         25
    0412980534                           O            09/01/31
    0


    5483573          E22/G02             F          164,500.00         ZZ
                                         360        164,500.00          1
                                       7.625          1,164.32         70
                                       7.375          1,164.32
    FITCHBURG        WI   53711          1            08/31/01         00
    0412980591                           05           10/01/01          0
    0412980591                           O            09/01/31
    0


    5483582          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       7.625          1,203.25         69
                                       7.375          1,203.25
    PLANTATION       FL   33317          1            08/31/01         00
    0412987273                           05           10/01/01          0
    0412987273                           O            09/01/31
    0


    5494353          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
1


                                       7.875            667.06         64
                                       7.625            667.06
    SHAFTSBURY       VT   05262          5            08/29/01         00
    0412888679                           05           10/01/01          0
    0412888679                           O            09/01/31
    0


    5494355          E22/G02             F          209,700.00         ZZ
                                         360        209,700.00          1
                                       7.500          1,466.25         84
                                       7.250          1,466.25
    DENVER           CO   80236          5            08/24/01         04
    0412893059                           05           10/01/01         12
    0412893059                           O            09/01/31
    0


    5494358          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       8.000            498.96         80
                                       7.750            498.96
    DUBLIN           TX   76446          5            08/28/01         00
    0412896680                           05           10/01/01          0
    0412896680                           O            09/01/31
    0


    5494362          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.125            808.46         80
                                       6.875            808.46
    SAN ANTONIO      TX   78209          5            08/29/01         00
    0412900581                           07           10/01/01          0
    0412900581                           O            09/01/31
    0


    5494378          E22/G02             F          615,000.00         ZZ
                                         360        615,000.00          1
                                       7.125          4,143.37         73
                                       6.875          4,143.37
    SOLVANG          CA   93463          5            08/21/01         00
    0412920100                           03           10/01/01          0
    0412920100                           O            09/01/31
    0


    5494382          E22/G02             F          184,500.00         ZZ
                                         360        184,500.00          1
                                       8.500          1,418.65         90
                                       8.250          1,418.65
    MIDLOTHIAN       TX   76065          2            08/29/01         01
    0412926412                           05           10/01/01         25
1


    0412926412                           O            09/01/31
    0


    5494383          E22/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       7.875          2,356.48         75
                                       7.625          2,356.48
    BOCA RATON       FL   33431          5            08/28/01         00
    0412926784                           03           10/01/01          0
    0412926784                           O            09/01/31
    0


    5494384          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       8.125            668.25         80
                                       7.875            668.25
    RESTON           VA   22091          5            08/29/01         00
    0412928723                           01           10/01/01          0
    0412928723                           O            09/01/31
    0


    5494389          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       7.000            798.36         75
                                       6.750            798.36
    COLORADO SPRING  CO   80917          5            08/28/01         00
    0412934952                           05           10/01/01          0
    0412934952                           O            09/01/31
    0


    5494394          E22/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
                                       7.750          1,332.53         95
                                       7.500          1,332.53
    LOVELAND         CO   80538          2            08/28/01         04
    0412942229                           05           10/01/01         30
    0412942229                           O            09/01/31
    0


    5494398          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       8.500          2,152.96         80
                                       8.250          2,152.96
    COLLEYVILLE      TX   76034          5            08/27/01         00
    0412947673                           05           10/01/01          0
    0412947673                           O            09/01/31
    0


1


    5494403          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       7.125          2,021.16         75
                                       6.875          2,021.16
    RIPON            CA   95366          5            08/29/01         00
    0412952806                           05           10/01/01          0
    0412952806                           O            09/01/31
    0


    5494405          E22/G02             F           45,900.00         ZZ
                                         360         45,900.00          1
                                       8.500            352.93         90
                                       8.250            352.93
    BIRMINGHAM       AL   35211          5            08/29/01         10
    0412954158                           05           10/01/01         25
    0412954158                           O            09/01/31
    0


    5494408          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       7.875            730.87         80
                                       7.625            730.87
    ALVIN            TX   77511          5            08/29/01         00
    0412955916                           05           10/01/01          0
    0412955916                           O            09/01/31
    0


    5494420          E22/G02             F          484,000.00         ZZ
                                         360        484,000.00          1
                                       7.125          3,260.80         80
                                       6.875          3,260.80
    OVERLAND PARK    KS   66213          5            08/28/01         00
    0412965352                           03           10/01/01          0
    0412965352                           O            09/01/31
    0


    5494421          E22/G02             F          115,600.00         ZZ
                                         360        115,600.00          1
                                       7.000            769.09         79
                                       6.750            769.09
    AURORA           CO   80010          1            09/04/01         00
    0412965832                           05           10/01/01          0
    0412965832                           O            09/01/31
    0


    5494428          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       7.875            761.32         68
                                       7.625            761.32
1


    MINEOLA          TX   75773          5            08/29/01         00
    0412974123                           05           10/01/01          0
    0412974123                           O            09/01/31
    0


    5494440          E22/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
                                       7.500          1,129.93         80
                                       7.250          1,129.93
    MILTON           WA   98354          5            08/27/01         00
    0412983033                           05           10/01/01          0
    0412983033                           O            09/01/31
    0


    5494655          E82/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       7.500          1,573.23         60
                                       7.250          1,573.23
    CORAL GABLES     FL   33134          5            08/31/01         00
    0400464624                           05           10/01/01          0
    0400464624                           O            09/01/31
    0


    5506458          E22/G02             F          217,980.00         ZZ
                                         360        217,980.00          4
                                       7.500          1,524.15         90
                                       7.250          1,524.15
    MIAMI BEACH      FL   33141          1            08/28/01         01
    0412770554                           05           10/01/01         25
    0412770554                           O            09/01/31
    0


    5506461          E22/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
                                       7.750          1,100.41         80
                                       7.500          1,100.41
    AURORA           CO   80017          2            08/28/01         00
    0412794935                           05           10/01/01          0
    0412794935                           O            09/01/31
    0


    5506464          E22/G02             F           48,000.00         ZZ
                                         360         48,000.00          4
                                       8.500            369.08         58
                                       8.250            369.08
    ST LOUIS         MO   63110          2            09/05/01         00
    0412833840                           05           10/01/01          0
    0412833840                           N            09/01/31
    0
1




    5506476          E22/G02             F          281,200.00         ZZ
                                         360        281,200.00          1
                                       7.375          1,942.18         95
                                       7.125          1,942.18
    ROSEVILLE        CA   95747          2            08/28/01         01
    0412897019                           05           10/01/01         35
    0412897019                           O            09/01/31
    0


    5506477          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       8.000          1,526.23         80
                                       7.750          1,526.23
    LEMON GROVE      CA   91945          5            08/24/01         00
    0412897654                           05           10/01/01          0
    0412897654                           O            09/01/31
    0


    5506487          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.875          1,261.30         80
                                       6.625          1,261.30
    LOVELAND         CO   80537          2            08/30/01         00
    0412911513                           05           10/01/01          0
    0412911513                           O            09/01/31
    0


    5506507          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       8.375          1,580.95         80
                                       8.125          1,580.95
    CHAPEL HILL      NC   27514          5            08/30/01         00
    0412938938                           05           10/01/01          0
    0412938938                           O            09/01/31
    0


    5506512          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.250            654.89         80
                                       7.000            654.89
    WOODBINE         IA   51579          1            09/05/01         00
    0412948143                           05           10/01/01          0
    0412948143                           O            09/01/31
    0


    5506517          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
1


                                       7.500          1,922.84         88
                                       7.250          1,922.84
    BURBANK          CA   91501          1            08/29/01         04
    0412955098                           05           10/01/01         25
    0412955098                           O            09/01/31
    0


    5506524          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          4
                                       8.500            795.83         90
                                       8.250            795.83
    OCALA            FL   34471          1            09/05/01         04
    0412962953                           05           10/01/01         25
    0412962953                           N            09/01/31
    0


    5506534          E22/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
                                       7.625          3,362.02         78
                                       7.375          3,362.02
    POMPANO BEACH    FL   33062          5            08/30/01         00
    0412971533                           05           10/01/01          0
    0412971533                           O            09/01/31
    0


    5506542          E22/G02             F           80,910.00         ZZ
                                         360         80,910.00          1
                                       7.875            586.65         90
                                       7.625            586.65
    KEMP             TX   75143          1            09/04/01         04
    0412981193                           05           10/01/01         25
    0412981193                           O            09/01/31
    0


    5506556          E22/G02             F          562,500.00         ZZ
                                         360        562,500.00          1
                                       8.125          4,176.55         75
                                       7.875          4,176.55
    WEST BLOOMFIELD  MI   48322          1            09/05/01         00
    0412997959                           29           10/01/01          0
    0412997959                           O            09/01/31
    0


    5511545          225/G02             F          450,000.00         ZZ
                                         360        449,362.73          1
                                       7.750          3,223.86         62
                                       7.500          3,223.86
    MARIETTA         GA   30067          5            06/25/01         00
    0433141371                           03           08/01/01          0
1


    6543625                              O            07/01/31
    0


    5511915          225/G02             F          157,500.00         ZZ
                                         360        157,196.61          4
                                       8.250          1,183.25         90
                                       8.000          1,183.25
    SACRAMENTO       CA   95841          1            05/15/01         27
    0433141462                           05           07/01/01         25
    7265185                              N            06/01/31
    0


    5511973          225/G02             F          330,000.00         ZZ
                                         360        329,761.16          1
                                       7.625          2,335.72         75
                                       7.375          2,335.72
    EAST NORTHPORT   NY   11731          2            07/02/01         00
    0433142825                           05           09/01/01          0
    7276246                              O            08/01/31
    0


    5512337          225/G02             F           51,600.00         ZZ
                                         360         51,500.04          1
                                       8.375            392.01         80
                                       8.125            392.01
    AUBURN           CA   95602          1            06/26/01         00
    0433141694                           01           08/01/01          0
    7578772                              O            07/01/31
    0


    5512708          225/G02             F          364,000.00         ZZ
                                         360        363,121.53          1
                                       7.125          2,452.34         75
                                       6.875          2,452.34
    SHREWBURY        MA   01545          2            05/29/01         00
    0433142312                           05           07/01/01          0
    7262046                              O            06/01/31
    0


    5513096          225/G02             F          326,000.00         ZZ
                                         360        325,021.07          1
                                       8.500          2,506.66         66
                                       8.250          2,506.66
    CARY             IL   60013          5            07/01/01         00
    0433142247                           05           09/01/01          0
    7283222                              O            08/01/31
    0


1


    5513516          225/G02             F          450,000.00         ZZ
                                         360        449,424.13          2
                                       8.250          3,380.70         75
                                       8.000          3,380.70
    SAN DIEGO        CA   92107          5            06/22/01         00
    0433141397                           05           08/01/01          0
    7242999                              N            07/01/31
    0


    5516941          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       8.250            909.03         95
                                       8.000            909.03
    NORTHPORT        AL   35475          2            08/31/01         01
    0412852840                           05           10/01/01         30
    0412852840                           O            09/01/31
    0


    5516951          E22/G02             F          422,800.00         ZZ
                                         360        422,800.00          1
                                       7.625          2,992.55         72
                                       7.375          2,992.55
    MARINA DEL REY   CA   90292          5            08/24/01         00
    0412893323                           05           10/01/01          0
    0412893323                           O            09/01/31
    0


    5516958          E22/G02             F          374,000.00         ZZ
                                         360        374,000.00          1
                                       7.500          2,615.06         60
                                       7.250          2,615.06
    SHELBY           AL   35143          5            08/31/01         00
    0412903908                           05           10/01/01          0
    0412903908                           O            09/01/31
    0


    5516963          E22/G02             F          195,500.00         ZZ
                                         360        195,500.00          1
                                       7.750          1,400.59         85
                                       7.500          1,400.59
    ELK GROVE        CA   95758          5            08/24/01         01
    0412916769                           05           10/01/01         12
    0412916769                           O            09/01/31
    0


    5516979          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       7.875            565.55         87
                                       7.625            565.55
1


    BAY CITY         MI   48706          5            08/30/01         04
    0412936882                           05           10/01/01         25
    0412936882                           O            09/01/31
    0


    5516980          E22/G02             F          504,000.00         ZZ
                                         360        504,000.00          1
                                       8.000          3,698.17         80
                                       7.750          3,698.17
    OKLAHOMA CITY    OK   73142          5            08/29/01         00
    0412938334                           03           10/01/01          0
    0412938334                           O            09/01/31
    0


    5516984          E22/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       7.375          1,968.42         56
                                       7.125          1,968.42
    DALY CITY        CA   94014          5            08/27/01         00
    0412939886                           05           10/01/01          0
    0412939886                           O            09/01/31
    0


    5517034          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.500          1,006.87         80
                                       7.250          1,006.87
    HOUSTON          TX   77090          5            08/30/01         00
    0412968836                           03           10/01/01          0
    0412968836                           O            09/01/31
    0


    5517041          E22/G02             F          349,250.00         ZZ
                                         360        349,250.00          1
                                       6.750          2,265.23         95
                                       6.500          2,265.23
    MCDONOUGH        GA   30253          1            09/06/01         10
    0412972002                           03           10/01/01         30
    0412972002                           O            09/01/31
    0


    5517044          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       8.625            528.90         80
                                       8.375            528.90
    CHARLOTTE        NC   28217          2            09/05/01         00
    0412973604                           05           10/01/01          0
    0412973604                           N            09/01/31
    0
1




    5517052          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.750            967.16         90
                                       7.500            967.16
    SOUTHINGTON      CT   06489          5            08/31/01         04
    0412979965                           05           10/01/01         25
    0412979965                           O            09/01/31
    0


    5517072          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          3
                                       7.875            877.33         84
                                       7.625            877.33
    BRISTOL          CT   06010          2            09/06/01         04
    0412992794                           05           10/01/01         25
    0412992794                           N            09/01/31
    0


    5517118          225/G02             F          450,000.00         ZZ
                                         360        449,713.05          1
                                       8.250          3,380.70         70
                                       8.000          3,380.70
    STEAMBOAT SRPIN  CO   80487          1            07/09/01         00
    0433142296                           05           09/01/01          0
    7269179                              N            08/01/31
    0


    5517132          225/G02             F          108,000.00         ZZ
                                         360        107,843.16          3
                                       7.625            764.42         80
                                       7.375            764.42
    COVENTRY         CT   06238          1            06/26/01         00
    0433142619                           05           08/01/01          0
    7264910                              O            07/01/31
    0


    5517153          225/G02             F          314,400.00         ZZ
                                         360        313,954.75          1
                                       7.750          2,252.41         80
                                       7.500          2,252.41
    CANTON           MI   48188          5            06/14/01         00
    0433141348                           03           08/01/01          0
    7269066                              O            07/01/31
    0


    5517219          225/G02             F          283,500.00         ZZ
                                         360        283,108.49          1
1


                                       7.875          2,055.58         90
                                       7.625          2,055.58
    SCOTTSDALE       AZ   85250          2            06/13/01         27
    0433142262                           03           08/01/01         25
    7275741                              O            07/01/31
    0


    5518067          225/G02             F          408,000.00         ZZ
                                         360        406,687.35          1
                                       8.500          3,137.17         80
                                       8.250          3,137.17
    FARMINGTON HILL  MI   48331          5            04/24/01         00
    0433141538                           05           06/01/01          0
    7268098                              O            05/01/31
    0


    5518252          225/G02             F          490,000.00         ZZ
                                         360        489,695.44          1
                                       8.375          3,724.35         70
                                       8.125          3,724.35
    CAPE CORAL       FL   33909          5            06/27/01         00
    0433142742                           05           09/01/01          0
    6542227                              O            08/01/31
    0


    5518403          225/G02             F          109,400.00         ZZ
                                         360        109,018.88          1
                                       8.500            841.19         88
                                       8.250            841.19
    SANTA FE         NM   87505          5            05/31/01         10
    0433142288                           05           07/01/01         25
    7269225                              O            06/01/31
    0


    5518431          994/994             F          650,000.00         ZZ
                                         360        649,585.52          1
                                       8.250          4,883.23         74
                                       8.000          4,883.23
    CARLSBAD         CA   92008          2            07/11/01         00
    218524712                            05           09/01/01          0
    218524712                            O            08/01/31
    0


    5519309          225/G02             F          111,500.00         ZZ
                                         360        111,318.27          1
                                       7.750            798.80         83
                                       7.500            798.80
    WORCESTER        MA   01607          2            06/26/01         10
    0433140720                           05           08/01/01         12
1


    7272357                              O            07/01/31
    0


    5519473          225/G02             F          165,000.00         ZZ
                                         360        164,900.04          4
                                       8.500          1,268.71         90
                                       8.250          1,268.71
    ATTLEBORO        MA   02703          1            07/05/01         14
    0433142585                           05           09/01/01         25
    7282129                              N            08/01/31
    0


    5523856          E22/G02             F          201,200.00         ZZ
                                         360        201,200.00          1
                                       8.000          1,476.33         86
                                       7.750          1,476.33
    ALVIN            TX   77511          1            08/29/01         01
    0412926180                           05           10/01/01         25
    0412926180                           O            09/01/31
    0


    5523861          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       8.250          1,217.05         69
                                       8.000          1,217.05
    ANGOLA           IN   46703          5            09/07/01         00
    0412932832                           05           10/01/01          0
    0412932832                           N            09/01/31
    0


    5523880          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       7.750          1,397.00         52
                                       7.500          1,397.00
    FOLLY BEACH      SC   29439          1            09/07/01         00
    0412953820                           05           10/01/01          0
    0412953820                           N            09/01/31
    0


    5523896          E22/G02             F           53,800.00         ZZ
                                         360         53,800.00          1
                                       8.625            418.45         80
                                       8.375            418.45
    HOUSTON          TX   77035          1            09/07/01         00
    0412968257                           05           10/01/01          0
    0412968257                           N            09/01/31
    0


1


    5523911          E22/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       7.625            810.42         66
                                       7.375            810.42
    CORAL SPRINGS    FL   33067          1            09/07/01         00
    0412985384                           03           10/01/01          0
    0412985384                           O            09/01/31
    0


    5524227          225/G02             F          410,000.00         ZZ
                                         360        409,404.61          1
                                       7.625          2,901.96         83
                                       7.375          2,901.96
    CARDONDALE       CO   81623          2            06/28/01         14
    0433141850                           03           08/01/01         12
    7277851                              O            07/01/31
    0


    5524444          225/G02             F          120,000.00         ZZ
                                         360        119,612.19          1
                                       7.250            818.62         53
                                       7.000            818.62
    LOVELAND         OH   45140          5            06/27/01         00
    0433141983                           05           08/01/01          0
    7270252                              O            07/01/31
    0


    5524568          225/G02             F           66,600.00         ZZ
                                         360         66,519.01          3
                                       8.500            512.10         90
                                       8.250            512.10
    SPRINGFIELD      MA   01180          1            06/28/01         14
    0433142601                           05           08/01/01         25
    7277863                              N            07/01/31
    0


    5524871          994/994             F          346,000.00         ZZ
                                         360        346,000.00          1
                                       8.250          2,599.38         73
                                       8.000          2,599.38
    FAIRFIELD        CA   94585          2            08/08/01         00
    218589475                            05           10/01/01          0
    218589475                            O            09/01/31
    0


    5524960          225/G02             F          492,000.00         ZZ
                                         360        491,386.25          1
                                       8.375          3,739.56         80
                                       8.125          3,739.56
1


    HOUSTON          TX   77019          1            06/22/01         00
    0433141322                           05           08/01/01          0
    7283062                              O            07/01/31
    0


    5525288          225/G02             F          357,000.00         ZZ
                                         360        356,519.32          1
                                       8.000          2,619.54         70
                                       7.750          2,619.54
    SAN JOSE         CA   95139          5            06/26/01         00
    0433141512                           05           08/01/01          0
    7277644                              N            07/01/31
    0


    5528481          225/G02             F           54,900.00         ZZ
                                         360         54,866.73          2
                                       8.500            422.14         90
                                       8.250            422.14
    BISMARCK         ND   58501          1            07/06/01         11
    0433142668                           05           09/01/01         25
    7279879                              N            08/01/31
    0


    5528846          225/G02             F          360,000.00         ZZ
                                         360        359,739.44          1
                                       7.625          2,548.06         80
                                       7.375          2,548.06
    KINNELON         NJ   07504          1            07/10/01         00
    0433141751                           05           09/01/01          0
    6536200                              O            08/01/31
    0


    5534173          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
                                       7.500          1,107.56         80
                                       7.250          1,107.56
    OKLAHOMA CITY    OK   73162          2            08/31/01         00
    0412864977                           03           10/01/01          0
    0412864977                           O            09/01/31
    0


    5534227          E22/G02             F           65,700.00         ZZ
                                         240         65,700.00          1
                                       7.750            539.36         90
                                       7.500            539.36
    MIAMI            FL   33126          5            09/05/01         04
    0412952244                           08           10/01/01         25
    0412952244                           O            09/01/21
    0
1




    5534259          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       8.500            738.16         83
                                       8.250            738.16
    HENDERSONVILLE   NC   28792          2            09/10/01         01
    0412974461                           27           10/01/01         12
    0412974461                           O            09/01/31
    0


    5535062          E82/G02             F          622,500.00         ZZ
                                         360        622,500.00          1
                                       7.500          4,352.61         74
                                       7.250          4,352.61
    SAN MATEO        CA   94402          5            08/27/01         00
    0400468583                           05           10/01/01          0
    0400468583                           O            09/01/31
    0


    5543964          964/G02             F          199,500.00         ZZ
                                         360        199,500.00          4
                                       8.250          1,498.78         75
                                       8.000          1,498.78
    FOLSOM           CA   95630          1            08/23/01         00
    0433153533                           05           10/01/01          0
    135750                               N            09/01/31
    0


    5548199          964/G02             F          229,500.00         ZZ
                                         360        229,500.00          1
                                       7.250          1,565.60         80
                                       7.000          1,565.60
    SCOTTSDALE       AZ   85260          1            08/23/01         00
    0433150109                           03           10/01/01          0
    140038                               O            09/01/31
    0
1



   TOTAL NUMBER OF LOANS   :      2,130

   TOTAL ORIGINAL BALANCE  :   425,629,484.00

   TOTAL PRINCIPAL BALANCE :   425,105,790.24

   TOTAL ORIGINAL P+I      :     3,075,168.04

   TOTAL CURRENT P+I       :     3,075,168.04


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS

Loan Number Current Balance Net Mortgage Rate Discount Fraction    PO Balance
5371926 " $165,387.49 " 0.0631  0.098571429     " $16,302.48 "
5517041 " $349,250.00 " 0.0647  0.075714286     " $26,443.21 "
5178930 " $91,121.48 "  0.0647  0.075714286     " $6,899.20 "
5123043 " $323,454.04 " 0.06595 0.057857143     " $18,714.13 "
5343739 " $454,952.71 " 0.06595 0.057857143     " $26,322.26 "
5477037 " $407,657.23 " 0.06595 0.057857143     " $23,585.88 "
5068814 " $135,770.84 " 0.06595 0.057857143     " $7,855.31 "
5506487 " $192,000.00 " 0.06595 0.057857143     " $11,108.57 "
5208948 " $149,619.79 " 0.06595 0.057857143     " $8,656.57 "
5411764 " $420,206.91 " 0.06595 0.057857143     " $24,311.97 "
4948237 " $179,543.73 " 0.06595 0.057857143     " $10,387.89 "
5299325 " $163,059.51 " 0.06595 0.057857143     " $9,434.16 "
5462058 " $107,909.27 " 0.06595 0.057857143     " $6,243.32 "
5483387 " $118,500.00 " 0.0672  0.04    " $4,740.00 "
5415440 " $262,500.00 " 0.0672  0.04    " $10,500.00 "
5374257 " $461,387.49 " 0.0672  0.04    " $18,455.50 "
5010856 " $436,780.67 " 0.0672  0.04    " $17,471.23 "
5214582 " $112,000.00 " 0.0672  0.04    " $4,480.00 "
5343641 " $144,271.21 " 0.0672  0.04    " $5,770.85 "
5385026 " $129,000.00 " 0.0672  0.04    " $5,160.00 "
5450556 " $225,000.00 " 0.0672  0.04    " $9,000.00 "
5471312 " $153,000.00 " 0.0672  0.04    " $6,120.00 "
5494389 " $120,000.00 " 0.0672  0.04    " $4,800.00 "
5494421 " $115,600.00 " 0.0672  0.04    " $4,624.00 "
5341859 " $234,613.61 " 0.0672  0.04    " $9,384.54 "
5317675 " $344,000.00 " 0.0672  0.04    " $13,760.00 "
5343521 " $416,966.10 " 0.0672  0.04    " $16,678.64 "
5275881 " $260,000.00 " 0.0672  0.04    " $10,400.00 "
5298344 " $399,999.00 " 0.06845 0.022142857     " $8,857.12 "
5353495 " $225,000.00 " 0.06845 0.022142857     " $4,982.14 "
5412557 " $231,814.47 " 0.06845 0.022142857     " $5,133.03 "
5176192 " $71,143.06 "  0.06845 0.022142857     " $1,575.31 "
5385618 " $220,722.00 " 0.06845 0.022142857     " $4,887.42 "
5298573 " $135,781.83 " 0.06845 0.022142857     " $3,006.60 "
5203690 " $399,000.00 " 0.06845 0.022142857     " $8,835.00 "
5308855 " $68,000.00 "  0.06845 0.022142857     " $1,505.71 "
5287878 " $96,500.00 "  0.06845 0.022142857     " $2,136.79 "
4963515 " $179,565.62 " 0.06845 0.022142857     " $3,976.10 "
5311491 " $108,712.99 " 0.06845 0.022142857     " $2,407.22 "
5343681 " $323,951.09 " 0.06845 0.022142857     " $7,173.20 "
5210826 " $61,450.82 "  0.06845 0.022142857     " $1,360.70 "
5275749 " $72,000.00 "  0.06845 0.022142857     " $1,594.29 "
5211833 " $89,900.00 "  0.06845 0.022142857     " $1,990.64 "
5341753 " $144,767.40 " 0.06845 0.022142857     " $3,205.56 "
5374530 " $240,000.00 " 0.06845 0.022142857     " $5,314.29 "
5279152 " $114,000.00 " 0.06845 0.022142857     " $2,524.29 "
5265587 " $432,000.00 " 0.06845 0.022142857     " $9,565.71 "
5421129 " $359,726.07 " 0.06845 0.022142857     " $7,965.36 "
5343599 " $399,034.68 " 0.06845 0.022142857     " $8,835.77 "
5317570 " $303,200.00 " 0.06845 0.022142857     " $6,713.71 "
5494362 " $120,000.00 " 0.06845 0.022142857     " $2,657.14 "
5477061 " $249,598.97 " 0.06845 0.022142857     " $5,526.83 "
5512708 " $363,121.53 " 0.06845 0.022142857     " $8,040.55 "
4906112 " $75,777.51 "  0.06845 0.022142857     " $1,677.93 "
5473138 " $236,310.87 " 0.06845 0.022142857     " $5,232.60 "
5494420 " $484,000.00 " 0.06845 0.022142857     " $10,717.14 "
5473137 " $108,663.03 " 0.06845 0.022142857     " $2,406.11 "
5494378 " $615,000.00 " 0.06845 0.022142857     " $13,617.86 "
5097861 " $303,257.29 " 0.06845 0.022142857     " $6,714.98 "
5421164 " $424,676.61 " 0.06845 0.022142857     " $9,403.55 "
5483554 " $320,000.00 " 0.06845 0.022142857     " $7,085.71 "
5483523 " $207,700.00 " 0.06845 0.022142857     " $4,599.07 "
4914586 " $248,973.09 " 0.06845 0.022142857     " $5,512.98 "
5483422 " $506,250.00 " 0.06845 0.022142857     " $11,209.82 "
5483394 " $217,000.00 " 0.06845 0.022142857     " $4,805.00 "
5494403 " $300,000.00 " 0.06845 0.022142857     " $6,642.86 "
5085382 " $64,681.10 "  0.06845 0.022142857     " $1,432.22 "
5427986 " $345,600.00 " 0.06845 0.022142857     " $7,652.57 "
5168074 " $259,792.08 " 0.06845 0.022142857     " $5,752.54 "
5163700 " $116,400.00 " 0.06845 0.022142857     " $2,577.43 "
5162870 " $219,024.71 " 0.06845 0.022142857     " $4,849.83 "
5450543 " $80,000.00 "  0.06845 0.022142857     " $1,771.43 "
4889179 " $207,666.35 " 0.06845 0.022142857     " $4,598.33 "
5471403 " $442,400.00 " 0.06845 0.022142857     " $9,796.00 "
5094551 " $307,753.70 " 0.06845 0.022142857     " $6,814.55 "
5151013 " $87,929.62 "  0.06845 0.022142857     " $1,947.01 "
5076157 " $114,908.03 " 0.06845 0.022142857     " $2,544.39 "
4917378 " $294,287.25 " 0.06845 0.022142857     " $6,516.36 "
5450587 " $220,000.00 " 0.06845 0.022142857     " $4,871.43 "
5289756 " $367,207.57 " 0.0687  0.018571429     " $6,819.57 "
5281335 " $325,600.00 " 0.0697  0.004285714     " $1,395.43 "
5287847 " $243,000.00 " 0.0697  0.004285714     " $1,041.43 "
5103452 " $109,514.50 " 0.0697  0.004285714      $469.35
5279103 " $130,000.00 " 0.0697  0.004285714      $557.14
5122851 " $92,000.00 "  0.0697  0.004285714      $394.29
5126620 " $149,765.25 " 0.0697  0.004285714      $641.85
4866729 " $159,749.62 " 0.0697  0.004285714      $684.64
5243332 " $169,867.38 " 0.0697  0.004285714      $728.00
5174479 " $205,839.30 " 0.0697  0.004285714      $882.17
5153445 " $232,000.00 " 0.0697  0.004285714      $994.29
5205194 " $234,816.68 " 0.0697  0.004285714     " $1,006.36 "
5153007 " $122,904.05 " 0.0697  0.004285714      $526.73
5210133 " $383,200.83 " 0.0697  0.004285714     " $1,642.29 "
5150682 " $151,202.42 " 0.0697  0.004285714      $648.01
5219875 " $149,882.99 " 0.0697  0.004285714      $642.36
5219934 " $171,785.88 " 0.0697  0.004285714      $736.23
5228881 " $87,931.35 "  0.0697  0.004285714      $376.85
5256068 " $144,573.40 " 0.0697  0.004285714      $619.60
5235452 " $473,687.82 " 0.0697  0.004285714     " $2,030.09 "
5267360 " $196,000.00 " 0.0697  0.004285714      $840.00
5148689 " $64,949.30 "  0.0697  0.004285714      $278.35
5248774 " $100,100.00 " 0.0697  0.004285714      $429.00
5141538 " $53,208.46 "  0.0697  0.004285714      $228.04
5248779 " $158,376.35 " 0.0697  0.004285714      $678.76
5250797 " $69,890.45 "  0.0697  0.004285714      $299.53
5250799 " $259,543.20 " 0.0697  0.004285714     " $1,112.33 "
5185062 " $215,831.50 " 0.0697  0.004285714      $924.99
5265547 " $109,914.19 " 0.0697  0.004285714      $471.06
5265680 " $172,065.67 " 0.0697  0.004285714      $737.42
5228882 " $55,956.31 "  0.0697  0.004285714      $239.81
5471284 " $444,000.00 " 0.0697  0.004285714     " $1,902.86 "
5397100 " $68,500.00 "  0.0697  0.004285714      $293.57
5412322 " $201,442.73 " 0.0697  0.004285714      $863.33
5421111 " $479,643.77 " 0.0697  0.004285714     " $2,055.62 "
5421120 " $305,772.90 " 0.0697  0.004285714     " $1,310.46 "
5421126 " $502,401.86 " 0.0697  0.004285714     " $2,153.15 "
5428015 " $104,800.00 " 0.0697  0.004285714      $449.14
5439089 " $138,880.00 " 0.0697  0.004285714      $595.20
5439134 " $157,500.00 " 0.0697  0.004285714      $675.00
5444112 " $342,500.00 " 0.0697  0.004285714     " $1,467.86 "
5458702 " $150,000.00 " 0.0697  0.004285714      $642.86
5459440 " $607,500.00 " 0.0697  0.004285714     " $2,603.57 "
5353460 " $99,990.00 "  0.0697  0.004285714      $428.53
5462352 " $379,500.00 " 0.0697  0.004285714     " $1,626.43 "
5385022 " $250,000.00 " 0.0697  0.004285714     " $1,071.43 "
5477054 " $272,572.79 " 0.0697  0.004285714     " $1,168.17 "
5477056 " $142,283.92 " 0.0697  0.004285714      $609.79
5477066 " $366,713.70 " 0.0697  0.004285714     " $1,571.63 "
5483368 " $122,400.00 " 0.0697  0.004285714      $524.57
5483424 " $100,800.00 " 0.0697  0.004285714      $432.00
5483560 " $116,000.00 " 0.0697  0.004285714      $497.14
5506512 " $96,000.00 "  0.0697  0.004285714      $411.43
5524444 " $119,612.19 " 0.0697  0.004285714      $512.62
4622718 " $433,630.27 " 0.0697  0.004285714     " $1,858.42 "
5076830 " $463,905.18 " 0.0697  0.004285714     " $1,988.17 "
5085465 " $95,749.92 "  0.0697  0.004285714      $410.36
5094537 " $67,946.95 "  0.0697  0.004285714      $291.20
5461939 " $207,337.74 " 0.0697  0.004285714      $888.59
5373792 " $95,000.00 "  0.0697  0.004285714      $407.14
5305567 " $109,000.00 " 0.0697  0.004285714      $467.14
5308864 " $116,000.00 " 0.0697  0.004285714      $497.14
5310570 " $348,000.00 " 0.0697  0.004285714     " $1,491.43 "
5319186 " $275,000.00 " 0.0697  0.004285714     " $1,178.57 "
5339906 " $230,819.80 " 0.0697  0.004285714      $989.23
5343487 " $284,554.01 " 0.0697  0.004285714     " $1,219.52 "
5343535 " $68,638.01 "  0.0697  0.004285714      $294.16
5343613 " $189,319.66 " 0.0697  0.004285714      $811.37
5343634 " $114,139.47 " 0.0697  0.004285714      $489.17
5343758 " $516,453.03 " 0.0697  0.004285714     " $2,213.37 "
4745676 " $193,942.26 " 0.0697  0.004285714      $831.18
5354321 " $289,546.17 " 0.0697  0.004285714     " $1,240.91 "
5393198 " $119,000.00 " 0.0697  0.004285714      $510.00
5355704 " $374,707.46 " 0.0697  0.004285714     " $1,605.89 "
5385077 " $120,800.00 " 0.0697  0.004285714      $517.71
5373838 " $265,000.00 " 0.0697  0.004285714     " $1,135.71 "
5373896 " $222,000.00 " 0.0697  0.004285714      $951.43
5374287 " $277,383.45 " 0.0697  0.004285714     " $1,188.79 "
5377799 " $418,673.14 " 0.0697  0.004285714     " $1,794.31 "
4996712 " $89,160.24 "  0.0697  0.004285714      $382.12
5008950 " $351,725.40 " 0.0697  0.004285714     " $1,507.39 "
5013654 " $151,762.13 " 0.0697  0.004285714      $650.41
5032759 " $136,393.52 " 0.0697  0.004285714      $584.54
5053925 " $139,780.90 " 0.0697  0.004285714      $599.06
5379251 " $479,248.84 " 0.0697  0.004285714     " $2,053.92 "
5381185 " $206,000.00 " 0.0697  0.004285714      $882.86
4950513 " $154,879.09 " 0.0697  0.004285714      $663.77
5548199 " $229,500.00 " 0.0697  0.004285714      $983.57



        " $37,854,767.82 "                      " $694,650.77 "

                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv)  the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv)    the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii)  the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website will initially be located at http://www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                 EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF JULY 1, 2001

                                 EXECUTION COPY


================================================================================






                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of July 1, 2001



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================


                                TABLE OF CONTENTS

                                                                                            PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................30

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........31

        Section 2.01. Conveyance of Mortgage Loans.........................................31

        Section 2.02. Acceptance by Trustee................................................36

        Section 2.03. Representations, Warranties and Covenants of the Master
               Servicer
               and the Company.............................................................38

        Section 2.04. Representations and Warranties of Sellers............................40

        Section 2.05. Execution and Authentication of Certificates/Issuance of
               Certificates Evidencing Interests in REMIC I Certificates...................41

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
               Interests; Acceptance by the Trustee........................................42

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............42

        Section 2.08. Purposes and Powers of the Trust.....................................42

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................43

        Section 3.01. Master Servicer to Act as Servicer...................................43

        Section 3.02. Subservicing Agreements Between Master Servicer and
               Subservicers; Enforcement of Subservicers' and Sellers' Obligations.........44

        Section 3.03. Successor Subservicers...............................................45

        Section 3.04. Liability of the Master Servicer.....................................46

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................46

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee........
               46

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to
               Custodial Account...........................................................47

        Section 3.08. Subservicing Accounts; Servicing Accounts............................49

        Section 3.09. Access to Certain Documentation and  Information Regarding the
               Mortgage Loans..............................................................50

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................51


                                    i

        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections
               Thereunder..................................................................53

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
               Coverage....................................................................53

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements; Certain Assignments................................55

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................57

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................60

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............62

        Section 3.17. Reports to the Trustee and the Company...............................63

        Section 3.18. Annual Statement as to Compliance....................................63

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............63

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............64

        Section 3.21. Administration of Buydown Funds......................................64

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................66

        Section 4.01. Certificate Account..................................................66

        Section 4.02. Distributions........................................................66

        Section 4.03. Statements to Certificateholders.....................................66

        Section 4.04. Distribution of Reports to the Trustee and  the Company;
               Advances by the Master Servicer.............................................67

        Section 4.05. Allocation of Realized Losses........................................69

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........69

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................69

        Section 4.08. Surety Bond..........................................................69

Article V         THE CERTIFICATES.........................................................71

        Section 5.01. The Certificates.....................................................71

        Section 5.02. Registration of Transfer and Exchange of Certificates................73

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................78

        Section 5.04. Persons Deemed Owners................................................79

        Section 5.05. Appointment of Paying Agent..........................................79


                                       ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................80

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........80

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer;
               Assignment of Rights and Delegation of Duties by Master Servicer............80

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer
               and Others....................................................................
               81

        Section 6.04. Company and Master Servicer Not to Resign............................82

Article VII       DEFAULT..................................................................83

        Section 7.01. Events of Default....................................................83

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................85

        Section 7.03. Notification to Certificateholders...................................86

        Section 7.04. Waiver of Events of Default..........................................86

Article VIII      CONCERNING THE TRUSTEE...................................................87

        Section 8.01. Duties of Trustee....................................................87

        Section 8.02. Certain Matters Affecting the Trustee................................88

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................90

        Section 8.04. Trustee May Own Certificates.........................................90

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses;
               Indemnification.............................................................90

        Section 8.06. Eligibility Requirements for Trustee.................................91

        Section 8.07. Resignation and Removal of the Trustee...............................91

        Section 8.08. Successor Trustee....................................................92

        Section 8.09. Merger or Consolidation of Trustee...................................93

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................93

        Section 8.11. Appointment of Custodians............................................94

        Section 8.12. Appointment of Office or Agency......................................94

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................96

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
               Termination Upon Purchase by the Master Servicer or Liquidation of All
               Mortgage Loans..............................................................96


                                     iii


        Section 9.02. Additional Termination Requirements..................................99

        Section 9.03. Termination of Multiple REMICs......................................100

Article X         REMIC PROVISIONS........................................................101

        Section 10.01.REMIC Administration................................................101

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....104

        Section 10.03.Designation of REMIC(s).............................................105

Article XI        MISCELLANEOUS PROVISIONS................................................106

        Section 11.01.Amendment...........................................................106

        Section 11.02.Recordation of Agreement; Counterparts..............................108

        Section 11.03.Limitation on Rights of Certificateholders..........................109

        Section 11.04.Governing Law.......................................................109

        Section 11.05.Notices.............................................................110

        Section 11.06.Required Notices to Rating Agency and Subservicer...................110

        Section 11.07.Severability of Provisions..........................................110

        Section 11.08.Supplemental Provisions for Resecuritization........................111

        Section 11.09.Allocation of Voting Rights.........................................111

        Section 11.10.No Petition.........................................................111


                                        iv


                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to
                      Section 11.01(e) for a Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of July 1, 2001 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and
(y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

          (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.
        ---------

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and

"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate

Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch, Inc. or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged

Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

        (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the

Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the

Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received

(and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that, if such recovery is of an amount previously allocated to one or more Classes of Certificates as a Realized Loss, such recovery shall be allocated among such Classes in the same proportions as the allocation of such Realized Losses and, if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The

Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.

     As provided in Section 4.05 of the Series Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The

Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.
(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of

Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S.

          Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified

     Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

(B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where Certificates may be surrendered for registration of transfer or exchange. The

Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in
Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate

Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an

Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)     the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. ________          [________%][Variable] Pass-Through Rate
                                  [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing     [Percentage Interest:________%]
Agreement and Cut-off Date:
___________ 1, ____               Aggregate Initial [Certificate Principal
                                  Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:          Amount] [Subclass Notional Amount] of the
_________ 25, ____                Class A- ___ Certificates:

Master Servicer:                  [Initial] [Certificate Principal
Residential Funding               Balance] [Interest Only/Class A-V] [Subclass]
Corporation                       Notional Amount] of this Certificate:
                                  $ _______________________]
Assumed Final
Distribution Date:                CUSIP 76110F-
___________ 25, ____
                        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the

Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          ________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction

Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No. _______                           [_______]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $__________________
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $_____________________

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. ______                            [______]% Pass-Through Rate

Class B- ___ Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-___
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $____________________
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $__________________
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-___ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                                as Trustee



                                            By:
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [_______________________________],
                                                 as Certificate Registrar


                                            By:
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ____________________________________
                                                 Signature Guaranteed



                           DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.________                           [______]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $__________________

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                    _________________ %

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By: __________________________
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [______________________________],
                                                 as Certificate Registrar



                                            By: _____________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


                                          ___________________________________
Dated: ___________                        Signature by or on behalf of assignor




                                          ___________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________ for the account of
_______________________________  account  number  ____________________,  or,  if mailed by check, to ________________________________________________. Applicable
statements should be mailed to ______________________________________.

     This information is provided by _____________________, the assignee named above, or _____________________________, as its agent.

                                 EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _____________ day of __________, 20__, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:________________________________________
      Telefacsimile Number:  (_____)___________ - _______________

9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= =======================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

________________________________
Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ] Primary Insurance Policy
                             [ ] Mortgage or Deed of Trust
                             [ ]  Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _______________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

9.      The Owner's Taxpayer Identification Number is ______________________ .

10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to

                                        G-1-2
and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                        G-1-3

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _____ day of _____, 200__.




                                            [NAME OF OWNER]



                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ________ day of _____, 200_.





                                                 NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------
                My Commission  expires the ____ day of ____, 20___.



                                        G-1-4

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                      _______________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Seller") to _________________ (the "Purchaser") of
$______________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the

Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                               Very truly yours,


                                   (Seller)



                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------



                                        G-2-2

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                                                , 20
                                    ----------------------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     ____________________   (the   "Purchaser")   intends   to   purchase   from
____________________   (the  "Seller")   $_______________   Initial  Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ______________, 20 ___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                            Very truly yours,




                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                       __________, 20___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to _____________ (the "Purchaser") of $___________ Initial Certificate Principal Balance of
Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the
"Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,

                                    (Seller)



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                                            Print Name of Buyer


                                            By:________________________
                                                 Name:
                                                 Title:


                                            Date: _______________________

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

--   The  Buyer  owned  $_________  in  securities   (other  than  the  excluded
     securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                            Print Name of Buyer


                                            By: _____________________________
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:


                                            ______________________
                                            Print Name of Buyer

                                    EXHIBIT K


                         [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                      LIMITED GUARANTY]

                                   ARTICLE XII

                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b)....Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c)....Demands  for payments  pursuant to this  Section  shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d)....The Trustee will promptly notify General Motors Acceptance
Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f)....The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                  ___________, 200___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b)....The  agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


__________________________,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                              _______________, 20_____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to _________________ (the "Lender") of (the
"Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                            Very truly yours,



                                    (Lender)


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                              [DATE]

==================
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               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $_________ and _____%, respectively.

2. [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By: ______________________________
                                      Name:
                                     Title: